                                                          424b5
                                                          File Number 333-13617

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 1997)

                                  $30,018,528

                     Bear Stearns Mortgage Securities Inc.

                           PASS-THROUGH CERTIFICATES,

                                 SERIES 1997-5

       The Pass-Through Certificates, Series 1997-5 (the "Certificates"), consist of the Class identified in the chart below. It is a condition to their issuance that the Certificates receive a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's") and a rating of "AAA" from Fitch Investors Service, L.P. ("Fitch"). See "Summary of Terms -- Certificate Rating".

       Prospective investors should consider the factors set forth on page S-3 and under "Yield and Prepayment Considerations."

       The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of a portion of
(i) five classes of Guaranteed REMIC Pass-Through Certificates issued by the Federal National Mortgage Association ("FNMA") representing beneficial ownership interests in five separate trusts established by FNMA (each, an "Underlying FNMA Trust") (the "Pooled FNMA Certificates") and (ii) three classes of Multiclass Mortgage Participation Certificates issued by the Federal Home Loan Mortgage Corporation ("FHLMC") as part of three separate series of such certificates (the "Pooled FHLMC Certificates" and together with the Pooled FNMA Certificates, the "Pooled Certificates"). The designations used herein for each Pooled Certificate is set forth under "Description of the Pooled Certificates -- General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

                                                  (COVER CONTINUED ON NEXT PAGE)

THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES ARE NOT
   INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI OR ANY OF THEIR
     AFFILIATES, OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES
       WILL BE PAYABLE SOLELY FROM ASSETS TRANSFERRED OR PLEDGED TO THE
              TRUST FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                         INITIAL PRINCIPAL AMOUNT    PASS-THROUGH RATE
Class A-1 Certificates................................................         $30,018,528                  (1)

(1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the Certificateholders for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 7.0644%.

       The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Bear Stearns Mortgage Securities, Inc. ("BSMSI") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI from the sale of the Certificates are expected to be approximately 98.7% of the aggregate principal balance of the Certificates, plus accrued interest thereon from August 1, 1997 to but not including the Closing Date, but before deducting expenses payable by BSMSI, estimated to be $200,000.

       The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about August 29, 1997.

                            Bear, Stearns & Co. Inc.

           The date of this Prospectus Supplement is August 26, 1997

(COVER CONTINUED FROM PREVIOUS PAGE)

       The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and interest by FNMA. The Pooled FHLMC Certificates are guaranteed as to the timely payment of interest at the rates described herein and the payment of the principal amount of the Pooled FHLMC Certificates as described in the Underlying FHLMC Offering Circular Term Sheets.

       The Pooled FNMA Certificates are each one class of five separate series of FNMA Guaranteed REMIC Pass-Through Certificates (each, an "Underlying FNMA Series") which represent beneficial ownership interests in separate Underlying FNMA Trusts. The assets of the Underlying FNMA Trusts relating to the Pooled FNMA Certificates consist of direct or indirect beneficial ownership interests in certain Guaranteed Mortgage Pass-Through Certificates issued by FNMA ("FNMA MBS") or Guaranteed REMIC Pass-Through Certificates issued by FNMA ("FNMA REMIC Certificates"). Each (i) FNMA MBS represents a beneficial ownership interest, and (ii) each FNMA REMIC Certificate evidences either a direct or indirect beneficial ownership interest, in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein (the "FNMA Mortgages").

       The Pooled FHLMC Certificates are each one class of three separate series of FHLMC Multiclass Mortgage Participation Certificates, (each, an "Underlying FHLMC Series" and together with the Underlying FNMA Series, each an "Underlying Series") which receive payments from the cash flows provided by separate groups of FHLMC Gold Mortgage Participation Certificates ("Gold PCs") and/or FHLMC Gold Giant Mortgage Participation Certificates ("Gold Giant PCs") and /or FHLMC Stripped Giant PCs ("Stripped Giant PCs"). Underlying the Gold PCs, Gold Giant PCs and Stripped Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations ("FHLMC Mortgages").

       Four classes of the Pooled Certificates are entitled to receive distributions of or accrue interest on the principal balance thereof at fixed rates of interest ("Pooled Fixed Rate Certificates"). One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), subject to minimum and maximum rates ("Pooled Floating Rate Certificates"). Three classes of the Pooled Certificates are entitled to receive distributions of interest on the principal balance thereof based on separate formulae that vary inversely with LIBOR, subject to minimum and maximum rates ("Pooled Inverse Floating Rate Certificates"). Two of the classes of the Pooled Certificates are accrual classes ("Z Classes").

       Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. On each Distribution Date, holders of Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates and principal from funds received as principal on the Pooled Certificates, as more fully described herein under "Description of the Certificates".

       THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

       The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

       The yield to maturity on the Certificates will depend on the purchase price and the rate and timing of principal payments on the Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the FNMA Mortgages and the FHLMC Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates will also be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time as is the level of LIBOR. Investors should consider the associated risks, including:

       (Bullet) Low levels of LIBOR can reduce the interest due on the Pooled
                Floating Rate Certificates. High levels of LIBOR can significantly reduce the interest due to on the Pooled Inverse Floating Rate Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

       (Bullet) In the case of the Pooled Inverse Floating Rate Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero, interest payments on the Certificates will be significantly reduced.

       (Bullet) Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of the Certificates.

       (Bullet) The Pooled Certificates were issued as parts of different
                Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing rates of the Underlying Mortgage Loans, the Pooled FNMA Certificates or the Pooled FHLMC Certificates could mature at times other than expected by investors and the Certificates could take on a cash flow profile different from that expected by investors. For example, if the Pooled Fixed Rate Certificates and the Pooled Floating Rate Certificates were to mature prior to the maturity of one or more of the Pooled Inverse Floating Rate Certificates, the Certificates would at that point have the yield characteristics of an inverse floating rate security.

       (Bullet) If, on any Distribution Date, the amount by which the Z classes have accreted exceeds the aggregate distributions of principal on the other Pooled Certificates, the Class Balance of the Certificates will be increased by the amount of such excess.

       (Bullet) The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

       (Bullet) The effective yield to maturity of the Certificates will be reduced below the yield that would otherwise be produced because principal and interest payable on a Distribution Date will not be distributed until the 25th day of the month following the end of the related Interest Accrual Period and will not bear interest during such delay.

       To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

       There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

       No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for Federal income tax purposes.

       Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated June 24, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates -- Additional Information."

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated October 10, 1996 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates -- General" and in Annex 1 and Annex 2 hereto. Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance as reported by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to the Underlying Series (the "Pooled Certificate Principal Balance") of such Pooled Certificates as of August 25, 1997 in the case of the Pooled FNMA Certificates, except for the Pooled FNMA 96-63/Z Certificates, which is as of August 18, 1997, and August 15, 1997 in the case of the Pooled FHLMC Certificates, in each case, after giving effect to distributions made on the Pooled Certificates on or prior to such dates.


Title of Series............................     Pass-Through Certificates, Series 1997-5, Class A-1 (the
                                                   "Certificates").

Trust......................................     The Certificates will represent the entire beneficial ownership interest in a trust (the "Trust") formed pursuant to a Pooling
                                                   Agreement (the "Agreement") between Bear Stearns Mortgage
                                                   Securities Inc., as depositor ("BSMSI" or the "Depositor"), and First Trust National Association, as trustee (the
                                                   "Trustee").  BSMSI is an affiliate of Bear, Stearns & Co. Inc.
                                                   (the "Underwriter").  See "The Seller" in the Prospectus.
Book-Entry;
Denominations..............................     The Certificates will be registered as a single Certificate held by a nominee of The Depository Trust Company ("DTC"), and
                                                   beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of
                                                   $25,000 and increments of $1 in excess thereof.
                                                   Notwithstanding the foregoing, one Certificate may be held by investors in a different denomination to accommodate the
                                                   remainder of the initial principal amount of the
                                                   Certificates.  See "Description of the Certificates -- Book
                                                   Entry; Physical Certificates" herein.

Pooled Certificates.......................      The Trust will include primarily the Pooled Certificates, which will consist of a portion of (i)  five classes of Guaranteed
                                                   REMIC Pass-Through Certificates issued by FNMA representing beneficial ownership interests in five separate FNMA REMIC
                                                   Trusts (the "Pooled FNMA Certificates") and (ii) three classes of Multiclass Mortgage Participation Certificates issued by
                                                   FHLMC as part of three separate series of such certificates
                                                   (the "Pooled FHLMC Certificates" and together with the Pooled
                                                   FNMA Certificates, the "Pooled Certificates").  The
                                                   designations used herein for each Pooled Certificate is set forth under "Description of the Pooled Certificates --
                                                   General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled
                                                   Certificates" and in Annex 1 and Annex 2 attached hereto.

                                      S-2



                                                 The Pooled FNMA Certificates
                                                   are guaranteed as to timely
                                                   distribution of principal and
                                                   interest by FNMA. FHLMC
                                                   guarantees to the record
                                                   holder of the Pooled FHLMC
                                                   Certificates the timely
                                                   payment of interest at the
                                                   rates described herein and
                                                   the payment of the principal
                                                   amount of the Pooled FHLMC
                                                   Certificates as described in
                                                   the Underlying FHLMC Offering
                                                   Circular Term Sheets. See
                                                   "Description of the Pooled
                                                   Certificates -- Pooled FHLMC
                                                   Certificates - General."

                                                The Pooled FNMA Certificates are
                                                   each one class of five
                                                   separate series of FNMA REMIC
                                                   Certificates (each, an
                                                   "Underlying FNMA Series")
                                                   which represent beneficial
                                                   ownership interests in
                                                   separate trusts established
                                                   by FNMA (the "Underlying FNMA
                                                   Trusts"). The assets of the
                                                   Underlying FNMA Trusts are
                                                   direct or indirect beneficial
                                                   ownership interests in
                                                   certain FNMA MBS and in the
                                                   case of Pooled FNMA 96-39/G
                                                   Certificates certain
                                                   Guaranteed REMIC Pass-Through
                                                   Certificates issued by FNMA
                                                   ("FNMA REMIC Certificates").
                                                   Each (i) FNMA MBS represents
                                                   a beneficial ownership
                                                   interest, and (ii) FNMA REMIC
                                                   Certificate represents either
                                                   a direct or indirect
                                                   beneficial ownership
                                                   interest, in a pool of first
                                                   lien, single-family, fixed
                                                   rate residential mortgage
                                                   loans having the
                                                   characteristics described
                                                   herein. See "Description of
                                                   the Pooled Certificates"
                                                   herein for additional
                                                   information concerning the
                                                   FNMA Pooled Certificates.

                                                The Pooled FHLMC Certificates
                                                   are each one class of three
                                                   separate series of FHLMC
                                                   Multiclass Mortgage
                                                   Participation Certificates,
                                                   (each, an "Underlying FHLMC
                                                   Series" and, with the
                                                   Underlying FNMA Series, each
                                                   an "Underlying Series") which
                                                   will receive payments from
                                                   the cash flows provided by
                                                   separate groups of FHLMC Gold
                                                   Mortgage Participation
                                                   Certificates ("Gold PCs")
                                                   and/or FHLMC Gold Giant
                                                   Mortgage Participation
                                                   Certificates ("Gold Giant
                                                   PCs") and/or FHLMC Stripped
                                                   Giant PCs ("Stripped Giant
                                                   PCs"). Underlying the Gold
                                                   PCs, Gold Giant PCs and
                                                   Stripped Giant PCs are pools
                                                   of fixed-rate, first lien,
                                                   residential mortgages and
                                                   mortgage participations (the
                                                   "FHLMC Mortgages").

                                                Each Underlying Series was
                                                   issued pursuant to a separate
                                                   agreement (each, an
                                                   "Underlying Agreement").

                                                In the case of the Pooled FNMA
                                                   Certificates, the
                                                   distribution date is the 25th
                                                   day of each month except, in
                                                   the case of the Pooled FNMA
                                                   96-63/Z Certificates, for
                                                   which the distribution date
                                                   is the 18th day of each month
                                                   (in each case, the "FNMA
                                                   Pooled Certificate
                                                   Distribution Date") and, in
                                                   the case of the Pooled FHLMC
                                                   Certificates, the
                                                   distribution date is the 15th
                                                   day of each month (the "FHLMC
                                                   Pooled Certificate
                                                   Distribution Date" and, with
                                                   the FNMA Pooled Certificate
                                                   Distribution Date, a "Pooled
                                                   Certificate Distribution
                                                   Date") or if, in each case,
                                                   such day is not a business
                                                   day as defined in the
                                                   applicable Underlying
                                                   Agreement then the next
                                                   succeeding business day, as
                                                   so defined in each case.

                                                Four classes of the Pooled
                                                   Certificates are entitled to
                                                   receive distributions of or
                                                   accrue interest on the
                                                   principal balance thereof at
                                                   fixed rates of interest
                                                   ("Pooled Fixed Rate
                                                   Certificates"). One class of
                                                   the Pooled Certificates is
                                                   entitled to receive
                                                   distributions of interest on
                                                   the principal balance thereof
                                                   based on a formula that

                                      S-3


                                                   varies directly with the
                                                   London interbank offered
                                                   quotations for one-month
                                                   Eurodollar deposits
                                                   ("LIBOR"), subject to minimum
                                                   and maximum rates ("Pooled
                                                   Floating Rate Certificates").
                                                   Three classes of the Pooled
                                                   Certificates are entitled to
                                                   receive distributions of
                                                   interest on the principal
                                                   balance thereof based on
                                                   separate formulae that vary
                                                   inversely with LIBOR, subject
                                                   to minimum and maximum rates
                                                   ("Pooled Inverse Floating
                                                   Rate Certificates"). Two of
                                                   the classes of Pooled
                                                   Certificates are Z Classes
                                                   (as defined herein).

                                                Annex 2 hereto contains the
                                                   Prospectus Supplements for
                                                   each of the Pooled FNMA
                                                   Certificates, except for the
                                                   Pooled FNMA 96-39/G
                                                   Certificates and the Pooled
                                                   FNMA 96-63/Z Certificates,
                                                   for which it contains the
                                                   cover page and the reference
                                                   sheet (the "Underlying FNMA
                                                   Prospectus Information"), and
                                                   the cover page and terms
                                                   sheet from the Offering
                                                   Circular Supplements for each
                                                   of the Pooled FHLMC
                                                   Certificates (the "Underlying
                                                   FHLMC Offering Circular Term
                                                   Sheets" and together with the
                                                   Underlying FNMA Prospectus
                                                   Information, the "Underlying
                                                   Prospectus Information"). The
                                                   Prospectuses underlying the
                                                   Prospectus Supplements for
                                                   each of the Pooled FNMA
                                                   Certificates are incorporated
                                                   herein by reference, and the
                                                   Offering Circular Supplements
                                                   and the related Offering
                                                   Circulars for each of the
                                                   Pooled FHLMC Certificates are
                                                   incorporated herein by
                                                   reference. The related
                                                   Prospectuses and Offering
                                                   Circulars are hereinafter
                                                   referred to as the
                                                   "Underlying Prospectuses."
                                                   Investors should purchase
                                                   Certificates only if they
                                                   have read and understood this
                                                   Supplement, the Prospectus,
                                                   the Underlying Prospectus
                                                   Information and the other
                                                   documents described under
                                                   "Description of the Pooled
                                                   Certificates--Additional
                                                   Information."

                                                 It should be noted that there
                                                   have been material changes in
                                                   facts and circumstances since
                                                   the dates of the Underlying
                                                   Prospectus Information,
                                                   including changes in
                                                   prepayment rates, prevailing
                                                   interest rates and other
                                                   economic factors, which may
                                                   limit the usefulness of, and
                                                   be directly contrary to the
                                                   assumptions used in preparing
                                                   the information set forth in,
                                                   such documents.

                                                 Annex 1 hereto sets forth
                                                   approximate information for
                                                   each of the Pooled
                                                   Certificates. The tables and
                                                   the descriptions of the
                                                   Pooled Certificates herein
                                                   are subject to and qualified
                                                   by reference to the
                                                   provisions of the Underlying
                                                   Prospectus Information and
                                                   the other documents related
                                                   to the Pooled Certificates or
                                                   the other mortgage-backed
                                                   securities issued as part of
                                                   the Underlying Series. The
                                                   information set forth in the
                                                   tables and elsewhere herein
                                                   has been derived from FNMA
                                                   and FHLMC, but such
                                                   information has not been
                                                   independently verified. This
                                                   information comprises all
                                                   material information on the
                                                   subject that the Depositor
                                                   and the Underwriter possess
                                                   or can acquire without
                                                   unreasonable effort and
                                                   expense.

Closing Date...............................     On or about August 29, 1997 (the "Closing Date").

Distribution Dates.........................     Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month
                                                   (each, a "Distribution Date") or, if such day is not a
                                                   Business Day (as defined herein),  then on the next succeeding


                                      S-4

                                                   Business Day.  A "Business Day" means a day other than a
                                                   Saturday, a Sunday  or a day on which banking institutions in
                                                   New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.  The first
                                                   Distribution Date is expected to be September 25, 1997.   In
                                                   addition, if the Trustee has not received a distribution on, or  distribution  information with respect to, any of the
                                                   Pooled Certificates by noon on the Distribution Date (the
                                                   "Determination Time"), the distribution allocable to such
                                                   Pooled Certificates will not be made on the Distribution Date, but, (i) if such distribution and such distribution
                                                   information are received by noon on the third Business Day after the Determination Time, it will be made on the third
                                                   Business Day after the Determination Time (a "Supplemental
                                                   Distribution Date") or (ii) if received after noon on the
                                                   third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon.

Record Date................................     Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such
                                                   Distribution Date occurs; provided that for this purpose the
                                                   Distribution Date is deemed to occur on the 25th of each
                                                   month, without regard to whether such day is a Business Day
                                                   (the "Record Date").  See "Description of the Certificates --
                                                   Distributions of Interest and Principal."

Original Principal Amount..................     The initial aggregate principal amount of the Certificates (the
                                                   "Original Principal Balance") will be equal to the Pooled
                                                   Certificate Principal Balance of the Pooled Certificates
                                                   following the August 1997 Pooled Certificate Distribution Date.

Distributions of Interest
and Principal..............................     The effective per annum interest rate borne by the Certificates during the one month period beginning on the first day and ending on the last day of the month preceding the month of the
                                                   Distribution Date (each, an "Interest Accrual Period") will equal a  fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the
                                                   Certificateholders for the related Interest Accrual Period multiplied by 12, and the denominator of which is the
                                                   principal amount of the Certificates immediately prior to such
                                                   Distribution Date.  The effective per annum interest rate
                                                   borne by the Certificates during the first Interest Accrual
                                                   Period is projected to be approximately 7.0644%.

                                                On each Distribution Date,
                                                   holders of the Certificates
                                                   will be entitled to receive
                                                   interest from funds received
                                                   as interest on the Pooled
                                                   Certificates and principal
                                                   from funds received as
                                                   principal on the Pooled
                                                   Certificates, as more fully
                                                   described herein under
                                                   "Description of the
                                                   Certificates."

Optional Termination by
  the Depositor............................     The Trust may be terminated, at the option of the Depositor  on any Distribution Date on or after the date on which the
                                                   aggregate Pooled Certificate Principal Balance has declined to
                                                   10% or less of the aggregate Pooled Certificate Principal
                                                   Balance on the Closing Date.  In such event, the

                                      S-5


                                                   Certificateholders will receive the unpaid principal balance of the Certificates plus accrued interest thereon.  See
                                                   "Description of the Certificates -- Optional Termination."

Mandatory Termination.....................      On the Distribution Date following the first Distribution Date on which the principal balance of all but one of the Pooled
                                                   Certificates has been reduced to zero, the Trust will be
                                                   terminated and the remaining Pooled Certificate will be
                                                   distributed in kind pro rata among Certificateholders.  See
                                                   "Description of the Certificates -- Mandatory Termination."

Exchange of Certificates..................      Beginning on the Distribution Date in September 1998, holders of a minimum of 10% of the outstanding principal amount of the
                                                   Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates.
                                                   Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such
                                                   Certificates.

Yield and Prepayment
Considerations.............................     General Considerations.  The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal and interest payments, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the occurrence of an optional or mandatory termination with respect to the
                                                   Pooled Certificates and the purchase price paid for the
                                                   Certificates.  In addition to the discussion below,
                                                   prospective investors should review the discussion under
                                                   "Yield and Prepayment Considerations" herein.

                                                Mortgage Loan Prepayments. If
                                                   prevailing mortgage rates
                                                   fall significantly below the
                                                   mortgage rates on the FNMA
                                                   Mortgages or the FHLMC
                                                   Mortgages (collectively, the
                                                   "Mortgage Loans" and with
                                                   respect to any Pooled
                                                   Certificates, the "Underlying
                                                   Mortgage Loans" or a
                                                   "Mortgage Pool"), the
                                                   Mortgage Loans are likely to
                                                   be subject to higher
                                                   prepayment rates than if
                                                   prevailing rates remain at or
                                                   above the mortgage rates on
                                                   the Mortgage Loans. Other
                                                   factors affecting prepayments
                                                   of Mortgage Loans include
                                                   changes in mortgagors'
                                                   housing needs, job transfers,
                                                   unemployment, net equity in
                                                   the mortgaged properties and
                                                   servicing decisions. The
                                                   Mortgage Loans may be prepaid
                                                   at any time without penalty
                                                   and usually have due-on-sale
                                                   clauses. Since FNMA and FHLMC
                                                   guarantee the payment of
                                                   installments of principal of
                                                   and interest on the
                                                   respective Underlying
                                                   Mortgage Loans, losses in
                                                   respect of the respective
                                                   Underlying Mortgage Loans
                                                   will have the effect of a
                                                   prepayment.

                                                Timing of Payments. The timing
                                                   and amount of payments on the
                                                   Mortgage Loans may
                                                   significantly affect an
                                                   investor's yield. In general,
                                                   the earlier a prepayment of
                                                   principal on a Mortgage Loan,
                                                   the greater will be the
                                                   effect on an investor's yield
                                                   to maturity. As a result, the
                                                   effect on an investor's yield
                                                   of principal prepayments
                                                   occurring at a rate higher
                                                   (or lower) than the rate
                                                   anticipated during the period
                                                   immediately following the
                                                   issuance of the Certificates
                                                   will not be offset by a
                                                   subsequent like reduction (or
                                                   increase) in the rate of
                                                   principal prepayments.
                                                   Furthermore, the effective
                                                   yield to Certificateholders
                                                   will be slightly lower than
                                                   the yield that would


                                      S-6


                                                   otherwise be produced
                                                   because, while interest
                                                   generally will accrue on the
                                                   Certificates from the first
                                                   day of a month, the
                                                   distribution of such interest
                                                   will not be made earlier than
                                                   the 25th day of the month
                                                   following the month of
                                                   accrual.

                                                Underlying Securities. The Trust
                                                   contains Pooled Certificates
                                                   which were issued at
                                                   different times, are backed
                                                   by different Mortgage Pools,
                                                   have different allocations of
                                                   principal and interest among
                                                   various classes and will
                                                   perform differently in
                                                   various interest and
                                                   prepayment rate environments.
                                                   The performance
                                                   characteristics of the
                                                   Certificates will reflect a
                                                   combination of the
                                                   performance characteristics
                                                   of the Pooled Certificates.
                                                   As a result, it may be more
                                                   difficult to analyze the
                                                   likely yield and payment
                                                   experience of the
                                                   Certificates.

                                                 Discounts and Premiums. In the
                                                   case of any Certificates
                                                   purchased at a discount, a
                                                   slower than anticipated rate
                                                   of principal payments to the
                                                   Certificates, other things
                                                   being equal, could result in
                                                   an actual yield that is lower
                                                   than the anticipated yield.
                                                   In the case of any
                                                   Certificates purchased at a
                                                   premium, a faster than
                                                   anticipated rate of principal
                                                   payments to the Certificates,
                                                   other things being equal,
                                                   could result in an actual
                                                   yield that is lower than the
                                                   anticipated yield.

                                                Reinvestment Risk. Since
                                                   prevailing interest rates are
                                                   subject to fluctuation, there
                                                   can be no assurance that
                                                   investors in the Certificates
                                                   will be able to reinvest the
                                                   distributions thereon at
                                                   yields equaling or exceeding
                                                   the yield on the
                                                   Certificates. Yields on any
                                                   such reinvestments may be
                                                   lower, and may even be
                                                   significantly lower, than the
                                                   yield on the Certificates.
                                                   Generally, when prevailing
                                                   interest rates increase,
                                                   prepayment rates on mortgage
                                                   loans tend to decrease,
                                                   resulting in a reduced return
                                                   of principal to investors at
                                                   a time when reinvestment at
                                                   such higher prevailing rates
                                                   would be desirable.
                                                   Conversely, when prevailing
                                                   interest rates decline,
                                                   prepayment rates on mortgage
                                                   loans tend to increase,
                                                   resulting in a greater return
                                                   of principal to investors at
                                                   a time when reinvestment at
                                                   comparable yields may not be
                                                   possible. Prospective
                                                   investors in the Certificates
                                                   should consider the related
                                                   reinvestment risks in light
                                                   of other investments that may
                                                   be available to such
                                                   investors.

                                                LIBOR. The amount of interest
                                                   payable on the Pooled
                                                   Floating Rate Certificates
                                                   will be sensitive, and the
                                                   amount of interest payable on
                                                   the Pooled Inverse Floating
                                                   Rate Certificates will be
                                                   highly sensitive, to the
                                                   level of LIBOR. In general, a
                                                   high level of LIBOR will
                                                   reduce the yield to investors
                                                   in the Certificates.

                                                Unrelated Underlying Securities.
                                                   The assets of the Trust
                                                   consist of only the Pooled
                                                   FNMA Certificates and the
                                                   Pooled FHLMC Certificates.
                                                   Because each of the Pooled
                                                   Certificates were issued as
                                                   parts of different Underlying
                                                   Series, the rates of
                                                   prepayment of each of the
                                                   Pooled Certificates will be
                                                   different from the rates of
                                                   prepayment on each of the
                                                   other Pooled Certificates.
                                                   Under various circumstances,
                                                   the principal balance of one
                                                   or more of the Pooled
                                                   Certificates could be reduced
                                                   to zero prior to the other
                                                   Pooled Certificates. In
                                                   addition, one or more of the
                                                   Pooled Certificates could be
                                                   repurchased as described
                                                   under "The Pooling Agreement

                                      S-7


                                                   -- Assignment of Pooled
                                                   Certificates" or any of the
                                                   Underlying Agreements could
                                                   be terminated. In such event,
                                                   the Trust might consist
                                                   solely of one or more of the
                                                   Pooled FNMA Certificates or
                                                   one or more of the Pooled
                                                   FHLMC Certificates, or a
                                                   combination thereof, and
                                                   investors would be exposed to
                                                   the risk that the
                                                   Certificates could take on a
                                                   cash flow profile different
                                                   from that expected by
                                                   investors. For example, if
                                                   the Pooled Fixed Rate
                                                   Certificates and the Pooled
                                                   Floating Rate Certificates
                                                   were to mature prior to the
                                                   maturity of one or more of
                                                   the Pooled Inverse Floating
                                                   Rate Certificates, the
                                                   Certificates would at that
                                                   point have the yield
                                                   characteristics of an inverse
                                                   floating rate security.

Liquidity..................................     There is currently no secondary market for the Certificates, and there can be no assurance that one will develop.  The
                                                   Underwriter intends to establish a market in the Certificates, but it is not obligated to do so.  There is no assurance that any such market, if established, will continue.  Each
                                                   Certificateholder will receive monthly reports pertaining to the Certificates as described under "The Pooling Agreement --
                                                   Reports to Certificateholders" herein.  There are a limited number of sources which provide certain information about
                                                   mortgage pass-through certificates in the secondary market;
                                                   however, there can be no assurance that any of these sources will provide information about the Certificates.  Investors should consider the effect of limited information on the
                                                   liquidity of the Certificates.

Certain Federal Income Tax
Consequences...............................     No election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes.  For federal income tax purposes, the Trust will be classified as a grantor trust under Subpart E, part I of
                                                   Subchapter J of the Code and not as a partnership or as an association taxable as a corporation.  See "Federal Income Tax
                                                   Considerations" herein and "Certain Federal Income Tax
                                                   Consequences -- Non-REMIC Certificates" in the Prospectus.

ERISA Considerations.......................     Fiduciaries of employee benefit plans subject to Title I of the
                                                   Employee Retirement Income Security Act of 1974, as amended
                                                   ("ERISA"), should consider the ERISA fiduciary investment
                                                   standards before authorizing an investment by a plan in the
                                                   Certificates.  In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively,
                                                   "Plan(s)"), should consult with their legal counsel to
                                                   determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29
                                                   C.F.R. ' 2510.3-101, thereby subjecting the Plan to the
                                                   prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investment standards of
                                                   ERISA, or cause the excise tax provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Certificates.

                                      S-8


                                                Subject to the considerations
                                                   set forth under "ERISA
                                                   Considerations" herein and in
                                                   the Prospectus, the purchase
                                                   or holding of the
                                                   Certificates by, on behalf
                                                   of, or with plan assets of, a
                                                   Plan may qualify for
                                                   exemptive relief under
                                                   Prohibited Transaction
                                                   Exemption 90-30.

Legal Investment...........................     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain
                                                   regulatory authorities may be subject to restrictions on
                                                   investment in the Certificates.  Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates.  The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                                   Market Enhancement Act of 1984 ("SMMEA").  See "Legal
                                                   Investment" herein and in the Prospectus.

Rating.....................................     As a condition of their issuance, the Certificates will be rated
                                                   "Aaa" by Moody's and "AAA" by Fitch.  Moody's and Fitch are
                                                   referred to herein as the "Rating Agencies."

                                                The ratings of the Certificates
                                                   should be evaluated
                                                   independently from similar
                                                   ratings on other types of
                                                   securities. A rating is not a
                                                   recommendation to buy, sell
                                                   or hold securities and may be
                                                   subject to revision or
                                                   withdrawal at any time by the
                                                   rating Agencies. See
                                                   "Ratings" herein.

                                                BSMSI has not requested a rating
                                                   of the Certificates by any
                                                   rating agency other than the
                                                   Rating Agencies. However,
                                                   there can be no assurance as
                                                   to whether any other rating
                                                   agency will rate the
                                                   Certificates or, if it does,
                                                   what rating would be assigned
                                                   by such other rating agency.
                                                   The rating assigned by such
                                                   other rating agency to the
                                                   Certificates could be lower
                                                   than the respective ratings
                                                   assigned by the Rating
                                                   Agencies.

                                      S-9

                        DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

Book Entry; Physical Certificates

         The Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate may be held by investors in a different denomination. The Certificate registered in the name of Cede can be held in physical certificate form by investors only if (i) BSMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

         With respect to the Certificate registered in the name of Cede, all references herein to actions by holders of the Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to holders of the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of a Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

         Certificates in physical certificate form will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

Payments of Interest and Principal

         Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined below) then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or St. Paul, Minnesota, the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be September 25, 1997. In addition, if the Trustee has not received a distribution on, or distribution information with respect to, any of the Pooled Certificates by noon on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on such Distribution Date, but (i) if such distribution and such distribution information are received by noon on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after noon on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Notwithstanding the foregoing, for accounting purposes, each Distribution Date and, if applicable, Supplemental Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

         Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record Date").

         The effective per annum interest rate borne by the Certificates during the one month period beginning on the first day and ending on the last day of the month preceding the month of the Distribution Date (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to Certificateholders for the related Interest Accrual Period, multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 7.0644%.

         On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest and, to the extent described below, principal on the Pooled Certificates, and principal from funds received as principal on the Pooled Certificates.

         The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Certificate Account").

         On each Distribution Date, the Trustee will apply the Available Funds (as defined herein) on deposit in the Certificate Account as of such Distribution Date, in the following manner and order of priority:

         first, from amounts with respect to interest received on the Pooled Certificates, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account (as defined herein) and, after payment of the Trustee Fee, to deposit the Escrow Amount (as defined herein) in the Trustee Fee Escrow Account;

         second, from amounts with respect to principal received on the Pooled Certificates, to the Certificateholders, an amount with respect to principal, if any, such that the principal balance of the Certificates after such distribution is equal to the aggregate balance of the Pooled Certificates; and

         third, from the remaining Available Funds, to the Certificateholders as interest.

         "Available Funds" means, as of any Distribution Date, the aggregate amount on deposit in the Certificate Account.

         The "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.0175% and the Certificate Balance immediately prior to the Distribution Date, but not less than $210 with respect to any Distribution Date. In addition, an amount equal to 1/12th of the product of 0.0025% and the Certificate Balance immediately prior to each Distribution Date (the "Escrow Amount") will be deposited by the Trustee in a separate escrow account (the "Trustee Fee Escrow Account'). The Trustee Fee Escrow Account will not be part of the Trust. Any amount deposited in the Trustee Fee Escrow Account will be permitted to be invested as described in the Agreement. If on any Distribution Date, the Trustee Fee exceeds the amount of interest received on the Pooled Certificates for such Distribution Date, the Trustee shall withdraw the amount of the excess from the Trustee Fee Escrow Account. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held by and for the benefit of the successor trustee. Any funds remaining in the Trustee Fee Escrow Account upon the termination of the Trust will be remitted to the Depositor or any successor thereto.

         The full name of each abbreviated Underlying Series is set forth under "Description of the Pooled Certificates -- General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: Mortgage Department.

         Notwithstanding the foregoing, if, as described under the "The Pooling Agreement -- Assignment of Pooled Certificates," the Depositor breaches a representation or warranty with respect to the Pooled Certificates which materially and adversely affects the interests of the Certificateholders and the Depositor repurchases, or elects to substitute one or more mortgage related securities for, a Pooled Certificate, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate being repurchased or substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described under "The Pooling Agreement -- Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities

         The "Class Balance" of the Certificates means the principal amount of the Certificates outstanding as of any date of determination, which is equal to the Original Principal Balance of the Certificates minus all amounts received as principal on the Pooled Certificates plus all amounts of accreted interest added to the outstanding principal balance of the Z Classes.

         If, on any Distribution Date, the amount by which the Z Classes have accreted exceeds the aggregate distributions of principal on the other Pooled Certificates, the Class Balance of the Certificates will be increased by the amount of such excess.

         The sole source of payment on the Certificates will be distributions on the Pooled Certificates. The Certificates will not be guaranteed by the Depositor, Bear, Stearns & Co. Inc., the Trustee or any other person.

Optional Termination

         The Trust may be terminated at the option of the Depositor on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance has declined to 10% or less of the aggregate Pooled Certificate Principal Balance on the Closing Date. In such event, the Certificateholders will receive the unpaid principal balance of the Certificate plus accrued interest thereon. Following such purchase, the Available Funds then on deposit in the Certificate Account will be disbursed to the Trustee, Certificateholders and other persons entitled thereto, in accordance with the terms of the Agreement.

Mandatory Termination

         On the Distribution Date following the first Distribution Date on which the principal balance of all but one of the Pooled Certificates has been reduced to zero, the Trust will be terminated and the remaining Pooled Certificate will be distributed in kind pro rata among Certificateholders.

Exchange of Certificates

         Beginning on the Distribution Date in September 1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.


                     DESCRIPTION OF THE POOLED CERTIFICATES

General

         The Certificates will represent, in the aggregate, the entire beneficial ownership interest in the Trust containing primarily the Pooled Certificates. The following is a list of the Pooled Certificates with the designations used herein for such Pooled Certificates and other related information. Definitions of abbreviations used for principal types appear under " -- Pooled Certificates-Principal Types" herein.

Pooled FNMA Certificates

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust 1993-142, Class A

         Designation:               Pooled FNMA 93-142/A Certificates
         Class % in Trust:          12.02%

         Principal Type:            PAC Class
         Principal Amount:          $5,260,914.23
         Interest Type:             Fixed
         Interest Rate or Formula:  5.25%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust, 1993-164, Class F

         Designation:               Pooled FNMA 93-164/F Certificates
         Class % in Trust:          6.83%
         Principal Type:            TAC Class
         Principal Amount:          $3,206,625.76
         Interest Type:             Floating
         Interest Rate or Formula:  LIBOR + 40 basis points; Minimum Rate:
                                    0.40%; Maximum Rate: 8.50%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust, 1993-168, Class SD

         Designation:               Pooled FNMA 93-168/SD Certificates
         Class % in Trust:          52.57%
         Principal Type:            Support Class
         Principal Amount:          $3,156,099.59
         Interest Type:             Inverse Floating
         Interest Rate or Formula:  32.99663% - (4.71380471 x LIBOR); Minimum
                                    Rate: 0%;
                                    Maximum Rate: 32.99663%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust, 1996-39, Class G

         Designation:               Pooled FNMA 96-39/G Certificates
         Class % in Trust:          26.88%
         Principal Type:            SC/PT Class
         Principal Amount:          $2,500,000.00
         Interest Type:             Fixed
         Interest Rate or Formula:  6.50%

         Guaranteed REMIC Pass-Through Certificates,
         Fannie Mae REMIC Trust 1996-63, Class Z

         Designation:               Pooled FNMA 96-63/Z Certificates
         Class % in Trust:          72.22%
         Principal Type:            Support Class
         Principal Amount:          $4,832,191.13
         Interest Type:             Fixed; Accrual
         Interest Rate or Formula:  8.00%

Pooled FHLMC Certificates

         Multiclass Mortgage Participation Certificates, Series 1435, Class SB

         Designation:               Pooled FHLMC 1435/SB Certificates
         Class % in Trust:          28.78%
         Principal Type:            TAC Class
         Principal Amount:          $1,286,947.95
         Interest Type:             Inverse Floating
         Interest Rate or Formula:  26.7% - (LIBOR x 3); Minimum Rate: 0%;
                                    Maximum Rate: 26.7%

         Multiclass Mortgage Participation Certificates
         Series 1948, Class SB

         Designation:               Pooled FHLMC 1948/SB Certificates
         Class % in Trust:          12.46%
         Principal Type:            Support Class
         Principal Amount:          $2,000,000.00
         Interest Type:             Inverse Floating
         Interest Rate or Formula:  23.8% - (LIBOR x  2.8); Minimum Rate: 0%;
                                    Maximum Rate: 23.8 %


         Multiclass Mortgage Participation Certificates
         Series 1983, Class ZC

         Designation:               Pooled FHLMC 1983/ZC Certificates
         Class % in Trust:          74.28%
         Principal Type:            Support Class
         Principal Amount:          $7,775,750.00
         Interest Type:             Fixed; Accrual
         Interest Rate or Formula:  8.00%




         The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and interest by FNMA. FHLMC guarantees to each holder of the Pooled FHLMC Certificates the timely payment of interest at the rates described above and the payment of the principal amount of the Pooled FHLMC Certificates as described in the Underlying FHLMC Offering Circular Term Sheets.

         The Pooled FNMA Certificates are each one class of five separate Underlying FNMA Series which represent beneficial ownership interests in separate Underlying FNMA Trusts. The assets of the Underlying FNMA REMIC Trusts consist of direct or indirect beneficial ownership interests in certain FNMA MBS and in the case of Pooled FNMA 96-39/G Certificates certain FNMA REMIC Certificates. Each (i) FNMA MBS represents a beneficial ownership interest, and
(ii) each FNMA REMIC Certificate represents either a direct or indirect beneficial ownership interest, in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein.

         The Underlying FHLMC Series will receive payments from the cash flows provided by separate groups of Gold PCs and/or Gold Giant PCs and/or Stripped Giant PCs. Underlying the Gold PCs, Gold Giant PCs and Stripped Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations.

         The distribution date for the FNMA Pooled Certificates is the 25th day of each month (except for the Pooled FNMA 96-63/Z Certificates, for which the distribution date is the 18th day of each month) and the distribution date for the FHLMC Pooled Certificates is the 15th day of each month or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case.

         Additional characteristics of the Pooled Certificates are described below and in Annex 1 and Annex 2.

Pooled Certificates - Principal Types

         Certain of the Pooled Certificates were structured as planned amortization classes ("PAC Classes"), targeted amortization classes ("TAC Classes"), support or companion classes ("Support Classes") or structured collateral pass-through classes ("SC/PT Classes").

         A PAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Planned Balance") derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the PAC Classes. A TAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Targeted Balance") derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Support Class receives principal payments on a distribution date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes and receives all excess distributions of principal to the extent not required to make scheduled payments on the related PAC, TAC or Scheduled Classes. A "Scheduled Class" is designed to receive principal payments using a predetermined principal balance schedule (a "Scheduled Balance") but is not designated as a PAC or TAC Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Scheduled Class.

         In general, since PAC, TAC or Scheduled Classes will receive distributions of principal on a given distribution date in a pre-determined amount if prepayments on the underlying mortgage loans occur within a certain range or at a certain rate, distributions of principal should in such cases be relatively stable. If prepayments on the underlying mortgage loans occur at different rates, principal payments will be received at a greater or lesser rate. As a result of receiving principal payments at a different rate, the weighted average life of the PAC, TAC or Scheduled Classes will be shortened or extended. No assurance can be given that any of the PAC, TAC or Scheduled Classes have paid in accordance with their respective schedules or, to the extent that any such class has done so, that such class will continue to do so in the future. No assurance can be given that prepayments on the related underlying Mortgage Loans will occur at a constant rate within any particular range in the future.

         A SC/PT Class is not a stripped class but is designed to receive principal payments in direct relation to actual distributions on underlying classes constituting previously issued REMIC regular interests.

Pooled Certificates - Interest Types

         Four classes of the Pooled Certificates are entitled to receive distributions of or accrue interest on the principal balance thereof at fixed rates of interest. One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to minimum and maximum rates. Three classes of the Pooled Certificates are entitled to receive distributions of interest on the principal balance thereof based on separate formulae that vary inversely with LIBOR, subject to minimum and maximum rates.

         Two classes of the Pooled Certificates are Z Classes. Z Classes accrete all of their interest, which is added to the outstanding principal balance. This accretion may continue until the class begins receiving principal payments, until some other event has occurred or until the class is retired. In the case of both the Pooled FHLMC 1983/ZC Certificates and the Pooled FNMA 96-63/Z Certificates, the accretion continues so long as such respective class remains outstanding and the accreted interest is paid as principal.

The Underlying Mortgage Loans

         The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years, except in the case of Pooled FNMA 93-164/F Certificates, with original maturities of up to approximately 15 years.

Additional Information

         The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Documents relevant to the Pooled FNMA 93-142/A Certificates include the following:

            o FNMA Prospectus Supplement for Guaranteed REMIC Pass-Through
              Certificates, Fannie Mae REMIC Trust 1993-142, dated July 8, 1993.

            o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates
              dated December 29, 1992.

            o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates
              dated May 1, 1993.

            o FNMA Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 93-164/F Certificates include the following:

            o FNMA Prospectus Supplement for Guaranteed REMIC Pass-Through
              Certificates, Fannie Mae REMIC Trust 1993-164, dated July 23,
              1993.

            o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates
              dated December 29, 1992.

            o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates
              dated May 1, 1993.

            o FNMA Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 93-168/SD Certificates include the following:

            o FNMA Prospectus Supplement for Guaranteed REMIC Pass-Through
              Certificates, Fannie Mae REMIC Trust 1993-168, dated July 28,
              1993.

            o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates
              dated December 29, 1992.

            o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates
              dated May 1, 1993.

            o FNMA Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 96-39/G Certificates include the following:

            o FNMA Prospectus Supplement for Guaranteed REMIC Pass-Through
              Certificates, Fannie Mae REMIC Trust 1996-39, dated July 29, 1996.

            o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates
              dated June 14, 1996.

            o FNMA Prospectus for Stripped Mortgage-Backed Securities dated July
              1, 1996.

            o FNMA Prospectus for Guaranteed MBS Pass-Through Securities dated
              January 15, 1996.

            o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates
              dated January 15, 1996.

            o FNMA Information Statement dated February 22, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 96-63/Z Certificates include the following:

            o FNMA Prospectus Supplement for Guaranteed REMIC Pass-Through
              Certificates, Fannie Mae REMIC Trust 1996-63, dated November 19, 1996.

            o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates
              dated June 14, 1996.

            o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates
              dated October 1, 1996.

            o FNMA Information Statement dated February 22, 1996 and any supplements thereto.

Documents relevant to the Pooled FHLMC 1435/SB Certificates include the following:

            o FHLMC Offering Circular Supplement for Multiclass Mortgage
              Participation Certificates, Series 1435, dated November 2, 1992.

            o FHLMC Multiclass Mortgage Participation Certificates Offering
              Circular dated May 1, 1992.

            o FHLMC Mortgage Participation Certificates Offering Circular dated
              June 30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992 and November 2, 1992.

            o FHLMC Giant Mortgage Participation Certificates Offering Circular
              dated December 23, 1991.

            o FHLMC Information Statement dated March 19, 1992, its Information
              Statement Supplements dated April 28, 1992, July 30, 1992 and November 13, 1992 and any other Information Statement Supplements subsequently published by FHLMC.

Documents relevant to the Pooled FHLMC 1948/SB Certificate include the following:

            o FHLMC Offering Circular Supplement for Multiclass Mortgage
              Participation Certificates and Modifiable and Combinable REMIC Certificates, Series 1948, dated February 21, 1997.

            o FHLMC Multiclass Mortgage Participation Certificates Offering
              Circular dated January 1, 1997.

            o FHLMC Mortgage Offering Circular Supplements for its Series C038
              CPCs and Series 1491 Multiclass PCs.

            o FHLMC Multiclass Mortgage Participation Certificates Offering
              Circular dated September 1, 1995.

            o FHLMC Giant Mortgage Participation Certificates and Other
              Pass-Through Participation Certificates Offering Circular dated January 1, 1997.

            o FHLMC Gold MACS (Modifiable And Combinable Securities), Series
              182, Offering Circular Supplement dated February 21, 1997.

            o FHLMC Information Statement dated March 29, 1996, its Information
              Statement Supplements dated May 15, 1996, August 14, 1996, November 14, 1996 and January 30, 1997 and any other Information Statement Supplements subsequently published by FHLMC.


Documents relevant to the Pooled FHLMC 1983/ZC Certificates include the following:


            o FHLMC Offering Circular Supplement for Multiclass Mortgage
              Participation Certificates, Multiclass Mortgage Securities and Modifiable and Combinable REMIC Certificates, Series 1983, dated July 28, 1997.

            o FHLMC Multiclass Mortgage Participation Certificates Offering
              Circular dated January 1, 1997.

            o FHLMC Multiclass Mortgage Securities Offering Circular dated
              January 1, 1997.

            o FHLMC Mortgage Participation Certificates Offering Circular dated
              September 1, 1995.

            o FHLMC Giant Mortgage Participation Certificates and Other
              Pass-Through Participation Certificates Offering Circular dated January 1, 1997.

            o FHLMC Giant GNMA-Backed Securities and Other Pass-Through
              Securities Offering Circular dated January 1, 1997.

            o FHLMC Information Statement dated March 31, 1997, its Information
              Statement Supplements dated May 15, 1997 and August 14, 1997 and any other information Statement Supplements subsequently published by FHLMC.

Copies of the respective Prospectus Supplements, Prospectuses and the other documents set forth above relating to the Pooled Certificates may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.

                      YIELD AND PREPAYMENT CONSIDERATIONS

General Considerations

         The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the purchase price paid for the Certificates and the occurrence of an optional termination with respect to the Certificates or the Pooled Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Since FNMA and FHLMC guarantee the payment of installments of principal of and interest on the respective Underlying Mortgage Loans, liquidations resulting from default, casualty or condemnation in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

         The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         The Pooled Certificates were issued at different times, are backed directly or indirectly by different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements and will perform differently in various interest and prepayment rate environments. The performance characteristics of the Certificates will reflect a combination of the performance characteristics of the Pooled Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Certificates.

         Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

         In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments to the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments to the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

         Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

         The yield to investors in the Certificates will also be affected by changes in LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. The amount of interest payable on the Pooled Floating Rate Certificates will be sensitive, and the amount of interest payable on the Pooled Inverse Floating Rate Certificates will be highly sensitive, to the level of LIBOR.

         The assets of the Trust consist of only the Pooled FNMA Certificates and the Pooled FHLMC Certificates. Because each of the Pooled Certificates were issued as parts of different Underlying Series, the rates of prepayment of each of the Pooled Certificates will be different from the rates of prepayment on each of the other Pooled Certificates. Under various circumstances, the principal balance of one or more of the Pooled Certificates could be reduced to zero prior to the other Pooled Certificates. In addition, either one or more of the Pooled Certificates could be repurchased as described under "The Pooling Agreement - Assignment of Pooled Certificates" or any of the Underlying Agreements could be terminated. In such an event, the Trust might consist solely of one or more of the Pooled FNMA Certificates or one or more of the Pooled FHLMC Certificates, or a combination thereof, and investors would be exposed to the risk that the Certificates could take on a cash flow profile different from that expected by investors. For example, if the Pooled Fixed Rate Certificates and the Pooled Floating Rate Certificates were to mature prior to the maturity of one or more of the Pooled Inverse Floating Rate Certificates, the Certificates would at that point have the yield characteristics of an inverse floating rate security.

Assumed Final Distribution Date

         The "Assumed Final Distribution Date" for distributions on the Certificates is the Distribution Date on September 25, 2027. The Assumed Final Distribution Date is the Distribution Date one month after the latest final distribution date of any of the Pooled Certificates. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final distribution date, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Weighted Average Lives

         The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate on each Distribution Date by the number of years from the Closing Date to such Distribution Date;
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

SPA Model

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Memorandum ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 50% SPA assumes prepayment rates will be 0.1% per annum in month one, 0.2% per annum in month two, reaching 3.0% per annum in month 30 and remaining constant at 3.0% per annum thereafter. 0% SPA assumes no prepayments.

Pricing Assumption

         The Certificates were structured assuming, among other things, a prepayment assumption of 175% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

Decrement and Weighted Average Life Table

         The following table indicates the percentages of the Original Principal Balance of the Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA.

         For the following table it was assumed, among other things, that (i) the Trust consists of the Pooled Certificates in the principal amounts described in Annex 1 hereto; (ii) the Original Principal Balance of the Certificates will be $30,018,528; (iii) Distribution Dates on the Certificates occur on the 25th of each month commencing in September 1997; (iv) each Mortgage Loan underlying a mortgage-backed security issued by FNMA or a participation certificate issued by FHLMC has a mortgage rate, remaining term to maturity and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity and weighted average loan age, respectively, of all of the Mortgage Loans underlying such mortgage-backed security or participation certificate or in the case of Pooled FHLMC 1983/ZC Certificates, equal to the assumptions for such characteristics included in the Underlying FHLMC Offering Circular Term Sheet for such Pooled Certificates; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the Pooled Certificates are applied to the payment of the respective Pooled Certificates on the 25th day of each month; (vii) there are no optional terminations of the Certificates or the Pooled Certificates and the mandatory termination is assumed not to occur; (viii) the settlement date is the Closing Date, which is August 29, 1997; (ix) each month consists of 30 days;
(x) any reinvestment income on funds in the Certificate Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee and the Escrow Payment, the sum of which is assumed to equal 1/12 of the product of 0.02% and the Certificate Balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $210 for any Distribution Date; (xii) the effective interest rate borne by the Certificates during the first Interest Accrual Period is 7.0644% per annum; (xiii) there will be no substitution of Pooled Certificates; and (xiv) no Certificates will be exchanged for pro rata portions of each of the Pooled Certificates.

              Percentage of Original Principal Balance Outstanding
                              of the Certificates





                                              % of SPA
                   -----------------------------------------------------------
                      0%        50%     100%     175%     250%    300%   350%
                   -----------------------------------------------------------
Initial Balance       100       100     100       100      100    100    100
August 25, 1998       100        97      93        90       66     60     55
August 25, 1999       101        94      88        80       50     30     12
August 25, 2000       101        92      84        76       44      7      2
August 25, 2001       102        90      88        79       45      3      0
August 25, 2002       103        92      92        83       46      1      0
August 25, 2003       106        98      98        87       48      0      0
August 25, 2004       109       103     103        92       51      0      0
August 25, 2005       113       109     109        97       54      0      0
August 25, 2006       118       116     116        99       57      0      0
August 25, 2007       123       123     123        89       61      0      0
August 25, 2008       131       131     130        75       66      0      0
August 25, 2009       139       139     136        77       70      0      0
August 25, 2010       148       148     142        83       76      0      0
August 25, 2011       158       158     150        88       80      0      0
August 25, 2012       169       169     160        94       86      0      0
August 25, 2013       180       180     137        99       87      0      0
August 25, 2014       193       192     117       105       75      0      0
August 25, 2015       206       201     122       112       64      0      0
August 25, 2016       221       198     128       120       54      0      0
August 25, 2017       224       166     137       130       45      0      0
August 25, 2018       216       153     145       140       37      0      0
August 25, 2019       201       158     155       137       31      0      0
August 25, 2020       181       169     167       113       25      0      0
August 25, 2021       182       182     179        91       19      0      0
August 25, 2022       197       196     193        71       15      0      0
August 25, 2023       213       211     194        54       11      0      0
August 25, 2024       230       226     140        38        8      0      0
August 25, 2025       245       207      88        23        5      0      0
August 25, 2026       210        89      37         9        2      0      0
August 25, 2027         0         0       0         0        0      0      0
Weighted Average
  Life (in years)    28.0      26.2    24.2      20.2     13.2    1.5    1.1

Pre-Tax Yield Table

         The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following table entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "---Decrement and Weighted Average Life Tables" and assuming that (i) interest rates applicable to the Pooled Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR, (ii) the aggregate purchase price (expressed as a percentage of the Original Principal Balance) of the Certificates is 99% (plus accrued interest from August 1, 1997) and (iii) the Certificates are purchased on August 29, 1997.

         The yield to investors in the Certificates will be sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. Generally, a high level of LIBOR will have a material negative effect on the yield to investors in the Certificates.

         Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                        Sensitivity of the Certificates
                            to Prepayments and LIBOR
                          (Pre-Tax Yield to Maturity)



                              % of SPA
         ----------------------------------------------------
 LIBOR     0%    50%    100%   175%     250%   300%      350%
 -----   -----  -----  -----   -----   -----   -----    -----
  2.5%    9.7%   9.9%  10.0%   10.0%    9.5%   11.1%    10.9%
  3.5%    9.1    9.2    9.3     9.3     9.0    10.1      9.9
  4.5%    8.5    8.6    8.7     8.7     8.6     9.1      8.9
  5.5%    7.9    8.0    8.0     8.1     8.2     8.1      8.0
  6.5%    7.4    7.4    7.4     7.5     7.8     7.0      7.0


The yields set forth in the above table were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

Actual Experience Will Vary from Assumptions

         Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.

                             THE POOLING AGREEMENT

General

         The Certificates will be issued pursuant to a Pooling Agreement between BSMSI, as the depositor, and First Trust National Association as the Trustee (the "Agreement" ). BSMSI will provide to a prospective or actual
Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

Assignment of Pooled Certificates

         At the time of issuance of the Certificates, the Depositor will cause the Pooled Certificates to be assigned to the Trustee. The Depositor will represent, among other things, that as of the Closing Date (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim.

         Upon discovery or receipt of notice by either the Depositor or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Depositor or the Trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the Depositor of any such breach, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at a repurchase price equal to the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus accrued interest thereon.

         Notwithstanding the foregoing, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Certificates as described above, the Depositor may substitute therefor one or more mortgage related securities issued by GNMA, FNMA or FHLMC (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be (a) in the case of the Pooled FNMA 93-164/F Certificates, with at least one floating rate certificate which is entitled to receive interest based on LIBOR and which has a formula of LIBOR plus a minimum of 40 basis points, (b) in the case of the Pooled FHLMC 1983/ZC Certificates and the Pooled FNMA 96-63/Z Certificates, with one or more fixed rate or accrual certificates bearing a coupon no less than the coupon of the Pooled Certificate being substituted for, (c) in the case of Pooled Fixed Rate Certificates (other than the Pooled Certificates referred to in clause (b)), with one or more fixed rate certificates bearing a coupon no less than the coupon of the Pooled Certificates being substituted for, or (d) in the case of the Pooled Inverse Floating Rate Certificates, one or more inverse floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for and (iii) the Substitute Pooled Certificates as of the date of substitution ultimately are backed by mortgage loans (a) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the mortgages loans ultimately backing the Pooled Certificates being substituted for and (b) which are conventional, fixed rate, one- to four-family, fully amortizing, level payments, first mortgage loans with original maturities of up to 30 years (or if the substitution is for Pooled FNMA 93-164/F Certificates, up to 15 years), (iv) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (v) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

Accounts

         The Trustee shall establish and maintain the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account as defined in the Agreement. The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

Reports to Certificateholders

         On each Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Depositor stating:

            (i)   the Available Funds for such Distribution Date;

           (ii) the interest distribution amount and the principal distribution amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information;

          (iii) the Certificate Balance before and after applying payments on such Distribution Date;

           (iv) the effective interest rate on the Certificates for such Distribution Date;

            (v) the outstanding principal amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date; and

           (vi)   the amount of the Trustee Fee for such Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount.

         In addition, the Trustee promptly will furnish to the Depositor and, upon request, to the Certificateholders, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Certificate Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Certificates.

         On or before March 31st of each calendar year, commencing in 1998, the Trustee will prepare and deliver by first class mail to the Depositor and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and
(v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

Amendments

         The Agreement may be amended by the Depositor and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Class Balance of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

Certificateholder Action

         No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

         The respective obligations and responsibilities of the Depositor and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, on the Distribution Date following the first Distribution Date on which the principal balance of all but one of the Pooled Certificates has been reduced to zero, and if the Depositor exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates -- Optional Termination."

Indemnification of the Trustee

                  The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

Certain Matters Regarding the Trustee

                  The Trustee for the Certificates will be First Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Structured Finance Department, and its Bondholder Services telephone number is (612) 973-6700.

                  The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Depositor shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material Federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

         The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

Tax Characterization of the Trust

         Tax counsel is of the opinion that the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool taxable as a corporation. Accordingly, each holder of a Certificate will be treated for Federal income tax purposes as the owner of an undivided interest in the Pooled Certificates included in the Trust.

         As further described below, each holder of a Certificate must report on its Federal income tax return the gross income from the portion of the Pooled Certificates that is allocable to such Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and incurred directly its share of expenses incurred by the Trust.

         A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

         A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates based upon the relative fair market value of the Pooled Certificates as of the date such Certificateholder purchased its Certificates.

         The tax consequences to a Certificateholder of ownership of an undivided interest in each Pooled Certificate are described in the Underlying Prospectuses. The Underlying Prospectuses for each of the Pooled Certificates state that such Pooled Certificates are REMIC Regular Interests. A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in "Certain Federal Income Tax Consequences" in the Prospectus. It should be noted that recently enacted tax legislation made a number of changes to the Code. Included among the changes are (i) lower tax rates for certain capital gains of individuals resulting from the holding of property for more than 18 months and (ii) a provision that would subject the Trust to the provisions of section 1272(a)(6) of the Code for taxable years beginning after August 5, 1997. The consequences of the application of section 1272(a)(6) in the case of the Trust are not clear, but may require the use of a prepayment assumption that differs from the prepayment assumptions used for computing the inclusion of any original issue discount on the Pooled Certificates.

Taxable Mortgage Pools

         Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax.

         The legislative history of the taxable mortgage pool provisions and the final regulations relating to taxable mortgage pools in effect provide that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Tax Counsel is, consequently, of the opinion that the Trust is not a taxable mortgage pool taxable as a corporation.

                        CERTAIN STATE TAX CONSIDERATIONS

         Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.


                              ERISA CONSIDERATIONS

                  Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ' 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates and the operation and management of the Trust and its assets. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or federal legislation recently enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

         Prohibited Transaction Exemption 90-30 ("PTE 90-30") may be applicable to the purchase, sale or transfer of the Certificates and the operation and management of the Trust and its assets. The definition of an allowable "Trust" under PTE 90-30 requires that the corpus of the Trust contain only three categories of obligations: certain direct obligations (not here applicable), "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and fractional, undivided interests in either of the above types of obligations. Both the Prospectuses pursuant to which the Pooled FNMA Certificates were offered and the Offering Circulars relating to the Pooled FHLMC Certificates state that FNMA and FHLMC, respectively, had been advised by their respective counsel that each such respective class of Pooled Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, such Pooled Certificates should qualify as an allowable type of Trust obligation under PTE 90-30. However, any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 90-30, both with respect to whether the Pooled Certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 90-30 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the Certificates and the operation and management of the Trust and its assets.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

         Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Certificates are being purchased from BSMSI by the Underwriter, an affiliate of BSMSI, upon issuance. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of underwriting discounts. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof. BSMSI will acquire the Pooled Certificates from the Underwriter.

                                 LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                               CERTIFICATE RATING

         As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

         The rating assigned by Moody's to the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of FNMA and FHLMC on the Pooled Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificates.

         The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

         BSMSI has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                    GLOSSARY

The abbreviations used for each Pooled Certificate are set forth under "Description of the Pooled Certificates -- General"

Agreement...............................................................S-2
Assumed Final Distribution Date........................................S-19
Available Funds........................................................S-11
BSMSI.....................................................................i
Business Day ............................................................ii
Cede...................................................................S-10
Certificates..............................................................i
Certificate Account....................................................S-11
Certificate Register...................................................S-10
Class Balance..........................................................S-12
Closing Date............................................................S-4
Code....................................................................S-8
Depositor...............................................................S-2
Determination Time......................................................S-5
Distribution Date........................................................ii
DTC.....................................................................S-2
ERISA...................................................................S-8
Escrow Amount .........................................................S-11
FHLMC.....................................................................i
FHLMC Pooled Certificate Distribution Date..............................S-3
FHLMC Mortgages..........................................................ii
Fitch.....................................................................i
FNMA......................................................................i
FNMA Mortgages...........................................................ii
FNMA Pooled Certificate Distribution Date...............................S-3
FNMA REMIC Certificates..................................................ii
FNMA Trust................................................................i
GNMA....................................................................S-2
GNMA Certificates........................................................ii
Gold Giant PC's..........................................................ii
Gold PC's................................................................ii
Interest Accrual Period.................................................S-5
LIBOR....................................................................ii
IRS....................................................................S-25
Majority Certificateholders............................................S-24
MBS......................................................................ii
Moody's...................................................................i
Mortgage Loans...........................................................ii
Mortgage Pool............................................................ii
Original Principal Balance..............................................S-5
Permitted Investments..................................................S-23
Plan/s..................................................................S-8
Plan Asset Regulations.................................................S-27
Pooled Certificates.......................................................i
Pooled Certificate Distribution Date....................................S-3
Pooled Certificate Principal Balance....................................S-2
Pooled FHLMC Certificates.................................................i
Pooled FNMA Certificates..................................................i
Pooled Fixed Rate Certificates...........................................ii
Pooled Floating Rate Certificates........................................ii
Pooled Inverse Floating Rate Certificates................................ii
Prospectus..............................................................S-2
PTE 90-30..............................................................S-27

Rating Agencies......................................................S-9
Record Date..........................................................S-5
Related Certificate..................................................S-7
REMIC................................................................iii
Scheduled Classes...................................................S-15
SC/PT Classes.......................................................S-14
Similar Law.........................................................S-27
SMMEA................................................................S-9
SPA.................................................................S-19
Supplemental Distribution Date.......................................S-5
Support Classes.....................................................S-14
Tax Counsel.........................................................S-25
Trust..................................................................i
Trust Assets.........................................................S-8
Trustee..............................................................S-2
Trustee Fee.........................................................S-11
Trustee Fee Escrow Account..........................................S-11
Underlying Agreement.................................................S-3
Underlying FHLMC Offering Circular ..................................S-4
Underlying FHLMC Series...............................................ii
Underlying FNMA Prospectus Information ..............................S-4
Underlying FNMA Series................................................ii
Underlying FNMA Trusts.................................................i
Underlying Mortgage Loans.............................................ii
Underlying Prospectuses..............................................S-4
Underlying Series.....................................................ii
Underwriter............................................................i
VA...................................................................S-5
1933 Act.............................................................iii
1934 Act.............................................................iii
Z Classes.............................................................ii

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                                      S-31

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


                                                                        ANNEX 1

                     POOLED CERTIFICATE CURRENT INFORMATION

      The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from information provided by FNMA and FHLMC, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

      "Weighted average" numbers are calculated based on the loan balances as of August 1, 1997.

         The closing dates for the Pooled FNMA Certificates 1993-142/A, 1993-164/F, 1993-168/SD, 1996-39/G and 1996-63/Z were August 30, 1993, September
30, 1993, September 24, 1993, August 30, 1996 and December 27, 1996,
respectively. The closing dates for the Pooled FHLMC Certificates 1435/SB and 1948/SB were December 30, 1992 and March 27, 1997 and for 1983/ZC will be August 29, 1997, respectively.

      The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Annex 2.

         1. Issuer and Series/Class. These first two columns indicate, collectively, the "issuer" name, series designation of each Underling Series and the respective class designations. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates - General".

         2. Certificate Type. PAC indicates that the Pooled Certificates were designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. TAC indicates that the Pooled Certificates were designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. SUP indicates that the Pooled Certificates receive principal payments on a Distribution Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes and then they receive all excess distributions to the extent not required for the PAC, TAC and/or Scheduled Classes. SC/PT indicates that the Pooled Certificate is not a stripped class, but receives principal payments in direct relation to actual distributions on underlying classes constituting previously issued REMIC regular interests. INV indicates that the Pooled Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary inversely with changes in the index. FLT indicates that the Pooled Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary directly with changes in the index. FIX indicates that the Pooled Certificates bear interest at a fixed rate. Z indicates that the Pooled Certificates accrete the amount of accrual interest otherwise distributable on such Pooled Certificates, which amount will be added as principal to the principal balance of such Pooled Certificates on each applicable distribution date. Such accretion will continue in each case until such respective Pooled Certificates are retired.

         3. Current Coupon. This column indicates the interest rates applicable to the September 1997 distribution on the Pooled Certificates.

         4. Class Original Principal Balance. This column lists the original principal balance of the Pooled Certificates.

         5. Class % in Trust. This is the percentage which the respective Pooled Certificates constitute of its class.

         6. Class Current Principal Balance in Trust. This column shows the principal balance of the Pooled Certificates included in the Trust after the distribution made in August 1997.

         7. Original Mortgage Loan Balance. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate.

                                      1-1

         8. Current Mortgage Loan Balance. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate as of August 1, 1997.

         9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

         10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

         11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

         12. WALA/CAGE. Under this heading is the weighted average months since origination for the Mortgage Loans underlying each Pooled Certificate.

                                      1-2

                                                                                         Class Current      Original
                                                       Class Original                      Principal        Mortgage
                          Certificate      Current        Principal       Class % In      Balance In          Loan
 Issuer    Series/Class      Type           Coupon         Balance           Trust          Trust            Balance
 ------    ------------   ------------      ------     ---------------    -----------     -----------       --------
FHLMC      1435/SB           TAC/INV        9.63750%  $   5,385,000        28.78366%       $1,286,948    $ 500,000,000

FHLMC      1948/SB1          SUP/INV        7.87500      16,045,790        12.46433         2,000,000      500,000,000

FHLMC      1983/ZC1         SUP/FIX/Z       8.00000      10,468,750        74.27582         7,775,750    1,261,718,750

FNMA       1993-142/A        PAC/FIX        5.25000     100,700,000        12.01589         5,260,914      300,000,000

FNMA       1993-164/F        TAC/FLT        6.02500     117,083,945         6.83270         3,206,626      510,000,000

FNMA       1993-168/SD       SUP/INV        6.48147       8,854,461        52.57237         3,156,100    1,218,530,000

FNMA       1996-39/G1       SC/PT/FIX       6.50000       9,301,246        26.87812         2,500,000       27,500,000(3)

FNMA       1996-63/Z        SUP/FIX/Z       8.00000       9,000,000        72.22222         4,832,191      475,000,000



                  Current                                     WALA/
                 Mortgage                                     ----
Issuer        Loan Balance        WAC      CNWAC       WAM    CAGE
------        ------------        ---      -----       ---    ----
FHLMC         $  276,940,422     8.127%    7.500%     286       58

FHLMC            491,962,380     8.077     7.500      348        8

FHLMC          1,261,718,750     8.500(2)  8.000      357(2)    32

FNMA             227,165,133     7.533     7.000      300       49

FNMA             324,350,071     7.017     6.500      126       49

FNMA             917,054,266     7.528     7.000      294       50

FNMA              23,809,857(3)  7.490     7.000      309       43

FNMA             460,432,187     8.196     7.500      346       11




(1) In cases where the Pooled Certificates receive payment from a specified collateral group, only the characteristics of the group relating to the Pooled Certificates have been used in calculating the above information.

(2) Based on the assumptions for such Mortgage Loans included in the Underlying FHLMC Offering Circular Terms Sheet for such Pooled Certificates.

(3) Based on original and current principal balances of the underlying securities, rather than the balance of the Mortgage Loans underlying such securities.



                                      1-3

                      [This Page Intentionally Left Blank]

                                                              Annex 2(a)

Prospectus Supplement
(To Prospectus dated December 29, 1992)

                                 $300,000,000

                    Federal National Mortgage Association

                                [FANNIEMAE LOGO]

                  Guaranteed REMIC Pass-Through Certificates
                       Fannie Mae REMIC Trust 1993-142

                           ------------------------
     The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1993-142 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS"), each of which will represent a beneficial interest in a pool (the "Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae and offered by Fannie Mae pursuant to its Prospectus for Guaranteed Mortgage Pass-Through Certificates (the "MBS Prospectus"), available as described herein, and its Prospectus for Guaranteed REMIC Pass-Through Certificates (the "REMIC Prospectus"), accompanying this Prospectus Supplement.

     Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

                         (Cover continued on next page)

                           ------------------------

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
    CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT
       CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES
        ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE
           SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES"
        WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

                        Original Principal         Principal         Interest         Interest        Final Distribution
                             Balance                Type(1)            Rate           Type(1)                Date
                        ------------------         ----------        --------         --------        -------------------
A ..................       $100,700,000               PAC              5.25%            FIX             September 2016
IA .................          (2)                     NTL              7.00%           FIX/IO              June 2004
IB .................          (2)                     NTL              7.00%           FIX/IO              May 2013
IC .................          (2)                     NTL              7.00%           FIX/IO              July 2022
B ..................       $ 33,700,000               PAC              6.25%            FIX                June 2019
C ..................       $ 18,500,000               PAC              6.50%            FIX             September 2020
D ..................       $ 15,900,000               PAC              6.50%            FIX               August 2021
E ..................       $ 16,000,000               PAC              6.75%            FIX                July 2022
G ..................       $ 22,038,000               PAC              7.00%            FIX               August 2023
H ..................       $ 15,000,000               SCH              7.00%            FIX              October 2022
FA .................       $ 16,283,475               SCH              (3)              FLT              October 2022
SA..................       $  5,815,525               SCH              (3)              INV              October 2022
SB..................          (2)                     NTL              (3)             INV/IO            October 2022
J ..................       $ 13,560,000               SCH              7.00%            FIX                May 2023
K ..................       $  8,189,000               SCH              7.00%            FIX               August 2023
F ..................       $ 20,888,000               SUP              (3)              FLT                July 2023
S ..................       $  8,952,000               SUP              (3)              INV                July 2023
M ..................       $  4,474,000               SUP              7.00%            FIX               August 2023
R ..................       $          0               NPR                 0%            NPR               August 2023
RL .................       $          0               NPR                 0%            NPR               August 2023

---------------
(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(2) The IA, IB, IC and SB Classes will be Notional Classes, will have no principal balances and will bear interest on their notional principal balances (initially, $5,750,000, $11,800,000, $14,264,285 and $3,683,166,
    respectively). The notional principal balances of the IA, IB and IC Classes will be calculated based on the principal balances of certain PAC Classes. The notional principal balance of the SB Class will be calculated based on the principal balance of a Scheduled Class. See "Description of the Certificates--General--Notional Classes" herein.

(3) The FA, SA and SB Classes will bear interest based on "COFI" and the F and S Classes will bear interest based on "LIBOR", as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.

                           ------------------------
     The Certificates are being offered by Citibank, N.A. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

     The Certificates are offered by the Dealer, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Certificates, except for the R and RL Classes, will be available through the book-entry system of the Federal Reserve Banks on or about August 30, 1993 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer in New York, New York, on or about the Settlement Date.

                           ------------------------

                                CITIBANK, N.A.

Dated July 8, 1993

(Cover continued from previous page)

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES.

     The yield to investors in each Class will be sensitive in varying degrees to the rate of principal payments of the Mortgage Loans, the characteristics of the Mortgage Loans actually included in the Pool, the purchase price paid for the related Class and, in the case of any Floating Rate and Inverse Floating Rate Classes, the level of the applicable Index (as defined herein). Accordingly, investors should consider the following risks:

        - The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

        - Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of some or all of the Classes.

        - In the case of any Certificates purchased at a discount to their principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        - In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        - In the case of any Interest Only Class, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield and, in certain cases, an actual loss on the investment.

        - The yield on any Floating Rate or Inverse Floating Rate Class will be sensitive to the level of the applicable Index, particularly if the interest rate thereon fluctuates as a multiple of such Index.

See "Description of the Certificates--Yield Considerations" herein.

     In addition, investors should purchase Certificates only after considering the following:

        - The actual final payment of any Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

        - The rate of principal distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Description of the Certificates--Reinvestment Risk" in the REMIC Prospectus.

        - Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

     The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the MBS Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated May 1, 1993 and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus and the Information Statement are incorporated herein by reference and may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-2N, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents may also be obtained from Citibank, N.A. by writing or calling its Prospectus Department at 399 Park Avenue, 3rd Floor, New York, New York 10043 (telephone 212-559-0197).

                              TABLE OF CONTENTS

                                        Page

                                        ----
Description of the Certificates.......  S- 4
  General.............................  S- 4

     Structure........................  S- 4
     MBS Distributions................  S- 4
     Fannie Mae Guaranty..............  S- 4
     Characteristics of
       Certificates...................  S- 4
     Notional Classes.................  S- 5
     Authorized Denominations.........  S- 5
     Distribution Dates...............  S- 5
     Calculation of Distributions.....  S- 6
     Record Date......................  S- 6
     REMIC Trust Factors..............  S- 6
     Optional Termination.............  S- 6
  The MBS.............................  S- 6
  Distributions of Interest...........  S- 7

     Categories of Classes............  S- 7
     General..........................  S- 7
     Interest Accrual Periods.........  S- 7
     Floating Rate and Inverse
       Floating Rate Classes..........  S- 7
  Calculation of LIBOR................  S- 8
  COFI................................  S- 8
  Distributions of Principal..........  S- 9
     Categories of Classes............  S- 9
     Principal Distribution Amount....  S- 9

                                        Page

                                        ----
  Structuring Assumptions.............  S-10
     Pricing Assumptions..............  S-10
     PSA Assumptions..................  S-10

  Principal Balance Schedules.........  S-11
  Characteristics of the R and
     RL Classes.......................  S-25
  Yield Considerations................  S-25

     General..........................  S-25
     The Interest Only Classes........  S-26
     The Inverse Floating Rate
       Classes........................  S-27
  Weighted Average Lives of the
     Certificates.....................  S-28
  Decrement Tables....................  S-29

Certain Additional Federal Income Tax
  Consequences........................  S-32
  REMIC Elections and Special Tax
     Attributes.......................  S-32
  Taxation of Beneficial Owners of
     Regular Certificates.............  S-32
  Taxation of Beneficial Owners of
     Residual Certificates............  S-32
Plan of Distribution..................  S-33

     General..........................  S-33
     Increase in Certificates.........  S-33

Legal Matters.........................  S-33

                       DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus or the Trust Agreement (as the context may require).

General

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of August 1, 1993 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     The assets of the Trust will consist of the Lower Tier Regular Interests, and the Certificates, other than the RL Class, will evidence the entire beneficial ownership interest in the distributions of principal and interest on the Lower Tier Regular Interests.

     The assets of the Lower Tier REMIC will consist of the MBS, and the Lower Tier Regular Interests and the RL Class (collectively, the "Lower Tier Interests") will in the aggregate evidence the entire beneficial ownership interest in the distributions of principal and interest on the MBS.

     MBS Distributions. The MBS will provide that principal and interest on the underlying Mortgage Loans will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance of the MBS (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus and "Description of Certificates-- The Corporation's Guaranty" in the MBS Prospectus.

     Characteristics of Certificates. The Certificates, other than the R and RL Certificates, will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R and RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distribution to the Holder of the R or RL Certificate of the proceeds of any remaining assets of the Trust or the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Notional Classes. The IA, IB, IC and SB Classes will be Notional Classes. A Notional Class will have no principal balance and will bear interest at the per annum interest rate set forth on the cover or described herein during each Interest Accrual Period on the related notional principal balance. The notional principal balance of each Notional Class will be equal to the indicated percentages of the outstanding principal balances of the following Classes immediately prior to the related Distribution Date:

                                                                  Percentage of
                                                                Principal Balance
                           Class                                of Specified Class
    ----------------------------------------------------   ----------------------------
    Aggregate of IA and IB*.............................   25% of the amount by which
                                                           the principal balance of the
                                                           A Class exceeds $30,500,000

    IC .................................................   25% of the lesser of
                                                           (i) $30,500,000 and (ii) the
                                                           principal balance of the
                                                           A Class
                                                           10.7142857143% of B Class
                                                           7.1428571429% of C Class
                                                           7.1428571429% of D Class
                                                           3.5714285714% of E Class

    SB..................................................   22.6190416972% of FA Class

     -------------------------
     * Reductions of the principal balance of the A Class will be applied sequentially to the notional principal balances of the IA and IB Classes, in that order, until the respective notional principal balances thereof are reduced to zero.

     The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in the principal distributions of the MBS or the underlying Mortgage Loans. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to any such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balance of any Notional Class.

     Authorized Denominations. The Certificates, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Each of the R and RL Classes will be issued as a single certificate and will not have a principal balance.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

     Calculation of Distributions. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Classes, if any) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one month periods set forth herein under "Distributions of Interest--Interest Accrual Periods." Principal on the Certificates will be distributed on each Distribution Date in an amount equal to the sum of the aggregate distributions of principal concurrently made on the MBS and any interest accrued and added on such Distribution Date to the principal balances of the Accrual Classes, if any. See "Distributions of Principal" herein.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balances of any Accrual Classes on such Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates-- Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Trust or the Lower Tier REMIC through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

The MBS

     The MBS underlying the Certificates will have the aggregate unpaid principal balance and Pass-Through Rate set forth below and the general characteristics described in the MBS Prospectus. The Mortgage Loans will be conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family ("single-family") residential property and having an original maturity of up to 30 years, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the MBS and Mortgage Loans as of August 1, 1993 (the "Issue Date") are expected to be as follows:

    Aggregate Unpaid Principal Balance......................    $300,000,000
    MBS Pass-Through Rate...................................       7.00%
    Range of WACs (per annum percentages)...................   7.25% to 9.50%
    Range of WAMs........................................... 180 months to 360 months

    Approximate Weighted Average WAM........................     356 months
    Approximate Weighted Average CAGE.......................      1 month

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each MBS, along with the weighted average of all the current or original WACs and the weighted average of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying the MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

Distributions of Interest

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

   Interest Type*                               Classes

--------------------    -------------------------------------------------------
Fixed Rate              All Classes except the Floating Rate, Inverse Floating
                          Rate, R and RL Classes
Floating Rate           FA and F
Inverse Floating        SA, SB and S
  Rate
Interest Only           IA, IB, IC and SB
No Payment Residual     R and RL

     --------------------
     * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

     General. The interest-bearing Certificates will bear interest at the respective per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to any Accrual Classes) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     Interest Accrual Periods. Interest to be distributed or added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

                     Classes                             Interest Accrual Period
    -----------------------------------------   -----------------------------------------
    F and S (collectively, the "No Delay        One month period beginning on the 25th
      Classes")                                 day of the month preceding the month of
                                                the Distribution Date and ending on the
                                                24th day of the month of the Distribution
                                                Date

    All other interest-bearing Classes          Calendar month preceding the month in
      (collectively, the "Delay Classes")       which the Distribution Date occurs


See "Yield Considerations" herein.

     Floating Rate and Inverse Floating Rate Classes. Each of the following Classes will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                      Initial      Maximum     Minimum              Formula for
                     Interest     Interest     Interest            Calculation of
        Class          Rate         Rate        Rate               Interest Rate
    --------------   ---------    ---------    -------    --------------------------------
    FA............    4.80300%     9.50000%      0.7%          COFI + 70 basis points
    SA ...........   10.17682%    19.06666%      0.0%     19.06666% - (2.16666667 X COFI)
    SB............    4.69700%     8.80000%      0.0%               8.8% - COFI
    F ............    4.18750%    10.00000%      1.0%         LIBOR + 100 basis points
    S ............   13.56250%    21.00000%      0.0%        21% - (2.33333333 X LIBOR)

     The yields with respect to such Classes will be affected by changes in the applicable index as set forth in the table above (each, an "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of an Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of an Index.

     Each Index value (except COFI) will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. See "--COFI" below for a description of how COFI is established. The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate of interest for the applicable Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

Calculation of LIBOR

     On each LIBOR Determination Date, until the principal balances of the F and S Classes (the "LIBOR Classes") have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.1875%.

COFI

     Except as otherwise specified below, the amount of interest which will accrue in respect of the FA, SA and SB Classes (the "COFI Classes") during each Interest Accrual Period following their Initial Interest Accrual Period will be determined on the basis of the Eleventh District Cost of Funds Index for the second month next preceding the month in which such Interest Accrual Period commences if such Eleventh District Cost of Funds Index for such second preceding month is published on or before the tenth day of the month in which such Interest Accrual Period commences. For example, if the Eleventh District Cost of Funds Index for June is announced on or before August 10, interest accrued on the COFI Classes for the Interest Accrual Period commencing in August and distributable in September will be based on the Eleventh District Cost of Funds Index relating to June. If the Eleventh District Cost of Funds Index for the applicable month is not published on or before the tenth day of the second following month, interest will accrue on the COFI Classes at a rate determined as provided in the REMIC Prospectus under "Description of the Certificates-- Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI." Under certain circumstances, an alternative index may be applicable to the COFI Classes. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     For information regarding historical values of the Eleventh District Cost of Funds Index as reported by the Federal Home Loan Bank of San Francisco ("FHLBSF"), see "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI " in the REMIC Prospectus.

     The values of the Eleventh District Cost of Funds Index as reported by the FHLBSF for the following months were as follows:

                                 Months                              COFI

      ------------------------------------------------------------   -----
      December 1992...............................................   4.432%
      January 1993................................................   4.360%
      February 1993...............................................   4.333%
      March 1993..................................................   4.245%
      April 1993..................................................   4.171%
      May 1993....................................................   4.103%

Distributions of Principal

     Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

  Principal Type*             Classes

--------------------    --------------------
PAC                     A, B, C, D, E and G
Scheduled               H, J, K, FA and SA
Notional                IA, IB, IC and SB
Support                 F, S and M
No Payment Residual     R and RL

        -----------------------
        * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

     Principal Distribution Amount

     Principal will be distributed monthly on the Certificates in an amount (the "Principal Distribution Amount") equal to the aggregate distributions of principal concurrently made on the MBS.

     On each Distribution Date, the Principal Distribution Amount will be distributed as principal of the Classes in the following order of priority:

                                                                    PAC Classes
          (i) sequentially, to the PAC Classes, in alphabetical PAC order, until the principal balances thereof are reduced to their Classes respective Planned Balances for such Distribution Date;

                                                               Scheduled Classes
          (ii) to the Scheduled Classes, in the order and proportions Scheduled set forth in the following table, until the principal balances Classes thereof are reduced to their respective Scheduled Balances for such Distribution Date:

                                                Allocated to
                             ---------------------------------------------------
                             Class listed in
                                   the
                                preceding
                                 column           FA Class          SA Class
                             ---------------   ---------------   ---------------
        H.................   40.4323566673%    43.8919512655%    15.6756920672%
        J.................        100%               0%                0%
        K.................        100%               0%                0%

                                                                 Support Classes
          (iii) concurrently, to the F and S Classes, in proportion to their original principal balances (or 70% and 30%, Support respectively), until the principal balances thereof are reduced Classes to zero;

          (iv) to the M Class, until the principal balance thereof is reduced to zero;

                                                               Scheduled Classes
          (v) to the Scheduled Classes, in the order and proportions Scheduled set forth in clause (ii) above, without regard to the Scheduled Classes Balances and until the respective principal balances thereof are reduced to zero; and

                                                                     PAC Classes
          (vi) sequentially, to the PAC Classes, in alphabetical PAC order, without regard to the Planned Balances and until the Classes respective principal balances thereof are reduced to zero.

Structuring Assumptions

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumptions (the "Pricing Assumptions"):

        o each Mortgage Loan bears interest at a rate of 7.625% per annum and has an original term to maturity of 360 months, a CAGE of 1 month and a remaining term to maturity of 356 months;

        o the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

        o the closing date for the sale of the Certificates is the Settlement Date; and

        o the first Distribution Date for the Certificates occurs in the month following the Settlement Date.

     PSA Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA (for example, 200% PSA) is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Considerations and Risks" in the REMIC Prospectus. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

     The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the Mortgage Loans prepay at the approximate constant levels set forth in the following table.

 Principal Balance
Schedule References     Related Classes           PSA Levels

-------------------     ---------------     ----------------------
Planned Balances          PAC                Between 95% and 250%
Scheduled Balances        Scheduled         Between 150% and 210%

     There is no assurance that the principal balances of the Classes listed above will conform on any Distribution Date to the applicable balances specified for such Distribution Date in the Principal Balance Schedules below, or that distributions of principal on the related Classes will begin or end on the respective Distribution Dates specified therein. Because any excess of the principal available for distribution on any Distribution Date over the amount necessary to reduce the principal balances of the applicable Classes to their respective scheduled balances will be distributed, the ability to so reduce the principal balances of such Classes will not be enhanced by the averaging of high and low principal payments. In addition, even if prepayments remain within the ranges specified above, the principal available for distribution may be insufficient to reduce the applicable Classes to such respective balances, if prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans (which may include recently originated Mortgage Loans), the Classes specified above may not be reduced to their respective scheduled amounts, even if prepayments occur at a constant level within the ranges specified above.

                         Principal Balance Schedules

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
Initial Balance..... $ 100,700,000.00 $ 33,700,000.00 $ 18,500,000.00 $ 15,900,000.00 $ 16,000,000.00 $ 22,038,000.00
September 1993......   100,381,549.35   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1993........   100,014,230.81   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1993.......    99,598,121.55   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1993.......    99,133,322.69   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 1994........    98,619,959.28   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1994.......    98,058,180.29   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1994..........    97,448,158.57   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1994..........    96,790,090.79   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1994............    96,084,197.36   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1994...........    95,330,722.37   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1994...........    94,529,933.40   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1994.........    93,682,121.46   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1994......    92,787,600.79   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1994........    91,846,708.69   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1994.......    90,859,805.36   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1994.......    89,827,273.62   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 1995........    88,749,518.77   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1995.......    87,626,968.25   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1995..........    86,460,071.44   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1995..........    85,249,299.32   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1995............    83,995,144.19   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1995...........    82,698,119.36   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1995...........    81,358,758.78   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1995.........    79,977,616.69   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1995......    78,555,267.27   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1995........    77,092,304.20   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1995.......    75,589,340.30   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1995.......    74,047,007.07   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 1996........    72,465,954.26   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1996.......    70,892,257.72   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1996..........    69,325,881.02   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1996..........    67,766,787.95   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1996............    66,214,942.44   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1996...........    64,670,308.63   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1996...........    63,132,850.80   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1996.........    61,602,533.43   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1996......    60,079,321.16   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1996........    58,563,178.80   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1996.......    57,054,071.35   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1996.......    55,551,963.94   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 1997........    54,056,821.91   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1997.......    52,568,610.75   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1997..........    51,087,296.13   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1997..........    49,612,843.86   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1997............    48,145,219.94   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1997...........    46,684,390.53   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1997...........    45,230,321.95   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1997.........    43,782,980.70   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1997......    42,342,333.41   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1997........    40,908,346.89   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1997.......    39,480,988.13   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
December 1997....... $  38,060,224.25 $ 33,700,000.00 $ 18,500,000.00 $ 15,900,000.00 $ 16,000,000.00 $ 22,038,000.00
January 1998........    36,646,022.54   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1998.......    35,238,350.46   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1998..........    33,837,175.61   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1998..........    32,442,465.77   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1998............    31,054,188.84   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1998...........    29,672,312.92   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1998...........    28,296,806.23   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1998.........    26,927,637.16   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1998......    25,564,774.25   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1998........    24,208,186.20   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1998.......    22,857,841.85   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1998.......    21,513,710.20   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 1999........    20,175,760.40   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 1999.......    18,843,961.73   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 1999..........    17,518,283.66   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 1999..........    16,198,695.77   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 1999............    14,885,167.80   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 1999...........    13,577,669.65   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 1999...........    12,276,171.34   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 1999.........    10,980,643.06   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 1999......     9,691,055.14   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 1999........     8,407,378.04   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 1999.......     7,129,582.37   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 1999.......     5,857,638.89   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 2000........     4,591,518.50   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 2000.......     3,331,192.23   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 2000..........     2,076,631.26   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 2000..........       827,806.91   33,700,000.00   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 2000............             0.00   33,284,690.64   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 2000...........             0.00   32,047,254.05   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 2000...........             0.00   30,815,468.86   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 2000.........             0.00   29,589,306.94   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 2000......             0.00   28,368,740.31   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 2000........             0.00   27,153,741.11   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 2000.......             0.00   25,944,281.61   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 2000.......             0.00   24,740,334.23   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 2001........             0.00   23,541,871.52   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 2001.......             0.00   22,348,866.14   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 2001..........             0.00   21,161,290.92   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
April 2001..........             0.00   19,979,118.80   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
May 2001............             0.00   18,802,322.85   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 2001...........             0.00   17,630,876.28   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 2001...........             0.00   16,464,752.43   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 2001.........             0.00   15,303,924.75   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 2001......             0.00   14,148,366.84   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 2001........             0.00   12,998,052.42   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
November 2001.......             0.00   11,852,955.35   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
December 2001.......             0.00   10,713,049.59   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
January 2002........             0.00    9,578,309.25   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
February 2002.......             0.00    8,448,708.55   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
March 2002..........             0.00    7,324,221.85   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
April 2002.......... $           0.00 $  6,204,823.62 $ 18,500,000.00 $ 15,900,000.00 $ 16,000,000.00 $ 22,038,000.00
May 2002............             0.00    5,090,488.47   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
June 2002...........             0.00    3,981,191.11   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
July 2002...........             0.00    2,876,906.39   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
August 2002.........             0.00    1,777,609.28   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
September 2002......             0.00      683,274.87   18,500,000.00   15,900,000.00   16,000,000.00   22,038,000.00
October 2002........             0.00            0.00   18,093,878.36   15,900,000.00   16,000,000.00   22,038,000.00
November 2002.......             0.00            0.00   17,009,395.09   15,900,000.00   16,000,000.00   22,038,000.00
December 2002.......             0.00            0.00   15,935,450.54   15,900,000.00   16,000,000.00   22,038,000.00
January 2003........             0.00            0.00   14,876,811.41   15,900,000.00   16,000,000.00   22,038,000.00
February 2003.......             0.00            0.00   13,833,265.63   15,900,000.00   16,000,000.00   22,038,000.00
March 2003..........             0.00            0.00   12,804,604.06   15,900,000.00   16,000,000.00   22,038,000.00
April 2003..........             0.00            0.00   11,790,620.38   15,900,000.00   16,000,000.00   22,038,000.00
May 2003............             0.00            0.00   10,791,111.12   15,900,000.00   16,000,000.00   22,038,000.00
June 2003...........             0.00            0.00    9,805,875.57   15,900,000.00   16,000,000.00   22,038,000.00
July 2003...........             0.00            0.00    8,834,715.77   15,900,000.00   16,000,000.00   22,038,000.00
August 2003.........             0.00            0.00    7,877,436.48   15,900,000.00   16,000,000.00   22,038,000.00
September 2003......             0.00            0.00    6,933,845.09   15,900,000.00   16,000,000.00   22,038,000.00
October 2003........             0.00            0.00    6,003,751.67   15,900,000.00   16,000,000.00   22,038,000.00
November 2003.......             0.00            0.00    5,086,968.85   15,900,000.00   16,000,000.00   22,038,000.00
December 2003.......             0.00            0.00    4,183,311.84   15,900,000.00   16,000,000.00   22,038,000.00
January 2004........             0.00            0.00    3,292,598.38   15,900,000.00   16,000,000.00   22,038,000.00
February 2004.......             0.00            0.00    2,414,648.70   15,900,000.00   16,000,000.00   22,038,000.00
March 2004..........             0.00            0.00    1,549,285.47   15,900,000.00   16,000,000.00   22,038,000.00
April 2004..........             0.00            0.00      696,333.82   15,900,000.00   16,000,000.00   22,038,000.00
May 2004............             0.00            0.00            0.00   15,755,621.24   16,000,000.00   22,038,000.00
June 2004...........             0.00            0.00            0.00   14,926,977.59   16,000,000.00   22,038,000.00
July 2004...........             0.00            0.00            0.00   14,110,235.08   16,000,000.00   22,038,000.00
August 2004.........             0.00            0.00            0.00   13,305,228.18   16,000,000.00   22,038,000.00
September 2004......             0.00            0.00            0.00   12,511,793.66   16,000,000.00   22,038,000.00
October 2004........             0.00            0.00            0.00   11,729,770.49   16,000,000.00   22,038,000.00
November 2004.......             0.00            0.00            0.00   10,958,999.88   16,000,000.00   22,038,000.00
December 2004.......             0.00            0.00            0.00   10,199,325.20   16,000,000.00   22,038,000.00
January 2005........             0.00            0.00            0.00    9,450,591.94   16,000,000.00   22,038,000.00
February 2005.......             0.00            0.00            0.00    8,712,647.74   16,000,000.00   22,038,000.00
March 2005..........             0.00            0.00            0.00    7,985,342.32   16,000,000.00   22,038,000.00
April 2005..........             0.00            0.00            0.00    7,268,527.45   16,000,000.00   22,038,000.00
May 2005............             0.00            0.00            0.00    6,562,056.94   16,000,000.00   22,038,000.00
June 2005...........             0.00            0.00            0.00    5,865,786.58   16,000,000.00   22,038,000.00
July 2005...........             0.00            0.00            0.00    5,179,574.16   16,000,000.00   22,038,000.00
August 2005.........             0.00            0.00            0.00    4,503,279.42   16,000,000.00   22,038,000.00
September 2005......             0.00            0.00            0.00    3,836,764.01   16,000,000.00   22,038,000.00
October 2005........             0.00            0.00            0.00    3,179,891.48   16,000,000.00   22,038,000.00
November 2005.......             0.00            0.00            0.00    2,532,527.25   16,000,000.00   22,038,000.00
December 2005.......             0.00            0.00            0.00    1,894,538.59   16,000,000.00   22,038,000.00
January 2006........             0.00            0.00            0.00    1,265,794.59   16,000,000.00   22,038,000.00
February 2006.......             0.00            0.00            0.00      646,166.13   16,000,000.00   22,038,000.00
March 2006..........             0.00            0.00            0.00       35,525.86   16,000,000.00   22,038,000.00
April 2006..........             0.00            0.00            0.00            0.00   15,433,748.19   22,038,000.00
May 2006............             0.00            0.00            0.00            0.00   14,840,709.23   22,038,000.00
June 2006...........             0.00            0.00            0.00            0.00   14,256,286.81   22,038,000.00
July 2006...........             0.00            0.00            0.00            0.00   13,680,360.44   22,038,000.00

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
August 2006......... $           0.00 $          0.00 $          0.00 $          0.00 $ 13,112,811.27 $ 22,038,000.00
September 2006......             0.00            0.00            0.00            0.00   12,553,522.07   22,038,000.00
October 2006........             0.00            0.00            0.00            0.00   12,002,377.26   22,038,000.00
November 2006.......             0.00            0.00            0.00            0.00   11,459,262.80   22,038,000.00
December 2006.......             0.00            0.00            0.00            0.00   10,924,066.25   22,038,000.00
January 2007........             0.00            0.00            0.00            0.00   10,396,676.71   22,038,000.00
February 2007.......             0.00            0.00            0.00            0.00    9,876,984.78   22,038,000.00
March 2007..........             0.00            0.00            0.00            0.00    9,364,882.59   22,038,000.00
April 2007..........             0.00            0.00            0.00            0.00    8,860,263.74   22,038,000.00
May 2007............             0.00            0.00            0.00            0.00    8,363,023.29   22,038,000.00
June 2007...........             0.00            0.00            0.00            0.00    7,873,057.75   22,038,000.00
July 2007...........             0.00            0.00            0.00            0.00    7,390,265.04   22,038,000.00
August 2007.........             0.00            0.00            0.00            0.00    6,914,544.51   22,038,000.00
September 2007......             0.00            0.00            0.00            0.00    6,445,796.85   22,038,000.00
October 2007........             0.00            0.00            0.00            0.00    5,983,924.17   22,038,000.00
November 2007.......             0.00            0.00            0.00            0.00    5,528,829.87   22,038,000.00
December 2007.......             0.00            0.00            0.00            0.00    5,080,418.73   22,038,000.00
January 2008........             0.00            0.00            0.00            0.00    4,638,596.81   22,038,000.00
February 2008.......             0.00            0.00            0.00            0.00    4,203,271.46   22,038,000.00
March 2008..........             0.00            0.00            0.00            0.00    3,774,351.32   22,038,000.00
April 2008..........             0.00            0.00            0.00            0.00    3,351,746.29   22,038,000.00
May 2008............             0.00            0.00            0.00            0.00    2,935,367.49   22,038,000.00
June 2008...........             0.00            0.00            0.00            0.00    2,525,127.29   22,038,000.00
July 2008...........             0.00            0.00            0.00            0.00    2,120,939.24   22,038,000.00
August 2008.........             0.00            0.00            0.00            0.00    1,722,718.11   22,038,000.00
September 2008......             0.00            0.00            0.00            0.00    1,330,379.80   22,038,000.00
October 2008........             0.00            0.00            0.00            0.00      943,841.43   22,038,000.00
November 2008.......             0.00            0.00            0.00            0.00      563,021.20   22,038,000.00
December 2008.......             0.00            0.00            0.00            0.00      187,838.48   22,038,000.00
January 2009........             0.00            0.00            0.00            0.00            0.00   21,856,213.73
February 2009.......             0.00            0.00            0.00            0.00            0.00   21,492,068.53
March 2009..........             0.00            0.00            0.00            0.00            0.00   21,133,325.50
April 2009..........             0.00            0.00            0.00            0.00            0.00   20,779,908.37
May 2009............             0.00            0.00            0.00            0.00            0.00   20,431,741.90
June 2009...........             0.00            0.00            0.00            0.00            0.00   20,088,751.89
July 2009...........             0.00            0.00            0.00            0.00            0.00   19,750,865.16
August 2009.........             0.00            0.00            0.00            0.00            0.00   19,418,009.56
September 2009......             0.00            0.00            0.00            0.00            0.00   19,090,113.91
October 2009........             0.00            0.00            0.00            0.00            0.00   18,767,108.03
November 2009.......             0.00            0.00            0.00            0.00            0.00   18,448,922.69
December 2009.......             0.00            0.00            0.00            0.00            0.00   18,135,489.64
January 2010........             0.00            0.00            0.00            0.00            0.00   17,826,741.57
February 2010.......             0.00            0.00            0.00            0.00            0.00   17,522,612.07
March 2010..........             0.00            0.00            0.00            0.00            0.00   17,223,035.68
April 2010..........             0.00            0.00            0.00            0.00            0.00   16,927,947.84
May 2010............             0.00            0.00            0.00            0.00            0.00   16,637,284.86
June 2010...........             0.00            0.00            0.00            0.00            0.00   16,350,983.96
July 2010...........             0.00            0.00            0.00            0.00            0.00   16,068,983.20
August 2010.........             0.00            0.00            0.00            0.00            0.00   15,791,221.53
September 2010......             0.00            0.00            0.00            0.00            0.00   15,517,638.71
October 2010........             0.00            0.00            0.00            0.00            0.00   15,248,175.35
November 2010.......             0.00            0.00            0.00            0.00            0.00   14,982,772.89

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
December 2010....... $           0.00 $          0.00 $          0.00 $          0.00 $          0.00 $ 14,721,373.55
January 2011........             0.00            0.00            0.00            0.00            0.00   14,463,920.39
February 2011.......             0.00            0.00            0.00            0.00            0.00   14,210,357.24
March 2011..........             0.00            0.00            0.00            0.00            0.00   13,960,628.69
April 2011..........             0.00            0.00            0.00            0.00            0.00   13,714,680.12
May 2011............             0.00            0.00            0.00            0.00            0.00   13,472,457.66
June 2011...........             0.00            0.00            0.00            0.00            0.00   13,233,908.19
July 2011...........             0.00            0.00            0.00            0.00            0.00   12,998,979.33
August 2011.........             0.00            0.00            0.00            0.00            0.00   12,767,619.40
September 2011......             0.00            0.00            0.00            0.00            0.00   12,539,777.47
October 2011........             0.00            0.00            0.00            0.00            0.00   12,315,403.29
November 2011.......             0.00            0.00            0.00            0.00            0.00   12,094,447.33
December 2011.......             0.00            0.00            0.00            0.00            0.00   11,876,860.74
January 2012........             0.00            0.00            0.00            0.00            0.00   11,662,595.32
February 2012.......             0.00            0.00            0.00            0.00            0.00   11,451,603.58
March 2012..........             0.00            0.00            0.00            0.00            0.00   11,243,838.67
April 2012..........             0.00            0.00            0.00            0.00            0.00   11,039,254.38
May 2012............             0.00            0.00            0.00            0.00            0.00   10,837,805.17
June 2012...........             0.00            0.00            0.00            0.00            0.00   10,639,446.11
July 2012...........             0.00            0.00            0.00            0.00            0.00   10,444,132.89
August 2012.........             0.00            0.00            0.00            0.00            0.00   10,251,821.83
September 2012......             0.00            0.00            0.00            0.00            0.00   10,062,469.86
October 2012........             0.00            0.00            0.00            0.00            0.00    9,876,034.50
November 2012.......             0.00            0.00            0.00            0.00            0.00    9,692,473.86
December 2012.......             0.00            0.00            0.00            0.00            0.00    9,511,746.63
January 2013........             0.00            0.00            0.00            0.00            0.00    9,333,812.08
February 2013.......             0.00            0.00            0.00            0.00            0.00    9,158,630.05
March 2013..........             0.00            0.00            0.00            0.00            0.00    8,986,160.94
April 2013..........             0.00            0.00            0.00            0.00            0.00    8,816,365.69
May 2013............             0.00            0.00            0.00            0.00            0.00    8,649,205.78
June 2013...........             0.00            0.00            0.00            0.00            0.00    8,484,643.25
July 2013...........             0.00            0.00            0.00            0.00            0.00    8,322,640.65
August 2013.........             0.00            0.00            0.00            0.00            0.00    8,163,161.06
September 2013......             0.00            0.00            0.00            0.00            0.00    8,006,168.07
October 2013........             0.00            0.00            0.00            0.00            0.00    7,851,625.78
November 2013.......             0.00            0.00            0.00            0.00            0.00    7,699,498.78
December 2013.......             0.00            0.00            0.00            0.00            0.00    7,549,752.17
January 2014........             0.00            0.00            0.00            0.00            0.00    7,402,351.54
February 2014.......             0.00            0.00            0.00            0.00            0.00    7,257,262.93
March 2014..........             0.00            0.00            0.00            0.00            0.00    7,114,452.89
April 2014..........             0.00            0.00            0.00            0.00            0.00    6,973,888.41
May 2014............             0.00            0.00            0.00            0.00            0.00    6,835,536.96
June 2014...........             0.00            0.00            0.00            0.00            0.00    6,699,366.46
July 2014...........             0.00            0.00            0.00            0.00            0.00    6,565,345.26
August 2014.........             0.00            0.00            0.00            0.00            0.00    6,433,442.18
September 2014......             0.00            0.00            0.00            0.00            0.00    6,303,626.45
October 2014........             0.00            0.00            0.00            0.00            0.00    6,175,867.76
November 2014.......             0.00            0.00            0.00            0.00            0.00    6,050,136.19
December 2014.......             0.00            0.00            0.00            0.00            0.00    5,926,402.27
January 2015........             0.00            0.00            0.00            0.00            0.00    5,804,636.91
February 2015.......             0.00            0.00            0.00            0.00            0.00    5,684,811.45
March 2015..........             0.00            0.00            0.00            0.00            0.00    5,566,897.64

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
April 2015.......... $           0.00 $          0.00 $          0.00 $          0.00 $          0.00 $  5,450,867.60
May 2015............             0.00            0.00            0.00            0.00            0.00    5,336,693.84
June 2015...........             0.00            0.00            0.00            0.00            0.00    5,224,349.29
July 2015...........             0.00            0.00            0.00            0.00            0.00    5,113,807.23
August 2015.........             0.00            0.00            0.00            0.00            0.00    5,005,041.31
September 2015......             0.00            0.00            0.00            0.00            0.00    4,898,025.57
October 2015........             0.00            0.00            0.00            0.00            0.00    4,792,734.40
November 2015.......             0.00            0.00            0.00            0.00            0.00    4,689,142.56
December 2015.......             0.00            0.00            0.00            0.00            0.00    4,587,225.15
January 2016........             0.00            0.00            0.00            0.00            0.00    4,486,957.64
February 2016.......             0.00            0.00            0.00            0.00            0.00    4,388,315.82
March 2016..........             0.00            0.00            0.00            0.00            0.00    4,291,275.83
April 2016..........             0.00            0.00            0.00            0.00            0.00    4,195,814.16
May 2016............             0.00            0.00            0.00            0.00            0.00    4,101,907.61
June 2016...........             0.00            0.00            0.00            0.00            0.00    4,009,533.32
July 2016...........             0.00            0.00            0.00            0.00            0.00    3,918,668.74
August 2016.........             0.00            0.00            0.00            0.00            0.00    3,829,291.64
September 2016......             0.00            0.00            0.00            0.00            0.00    3,741,380.12
October 2016........             0.00            0.00            0.00            0.00            0.00    3,654,912.55
November 2016.......             0.00            0.00            0.00            0.00            0.00    3,569,867.65
December 2016.......             0.00            0.00            0.00            0.00            0.00    3,486,224.41
January 2017........             0.00            0.00            0.00            0.00            0.00    3,403,962.13
February 2017.......             0.00            0.00            0.00            0.00            0.00    3,323,060.39
March 2017..........             0.00            0.00            0.00            0.00            0.00    3,243,499.06
April 2017..........             0.00            0.00            0.00            0.00            0.00    3,165,258.31
May 2017............             0.00            0.00            0.00            0.00            0.00    3,088,318.56
June 2017...........             0.00            0.00            0.00            0.00            0.00    3,012,660.54
July 2017...........             0.00            0.00            0.00            0.00            0.00    2,938,265.23
August 2017.........             0.00            0.00            0.00            0.00            0.00    2,865,113.88
September 2017......             0.00            0.00            0.00            0.00            0.00    2,793,188.02
October 2017........             0.00            0.00            0.00            0.00            0.00    2,722,469.42
November 2017.......             0.00            0.00            0.00            0.00            0.00    2,652,940.12
December 2017.......             0.00            0.00            0.00            0.00            0.00    2,584,582.42
January 2018........             0.00            0.00            0.00            0.00            0.00    2,517,378.85
February 2018.......             0.00            0.00            0.00            0.00            0.00    2,451,312.21
March 2018..........             0.00            0.00            0.00            0.00            0.00    2,386,365.53
April 2018..........             0.00            0.00            0.00            0.00            0.00    2,322,522.08
May 2018............             0.00            0.00            0.00            0.00            0.00    2,259,765.38
June 2018...........             0.00            0.00            0.00            0.00            0.00    2,198,079.16
July 2018...........             0.00            0.00            0.00            0.00            0.00    2,137,447.40
August 2018.........             0.00            0.00            0.00            0.00            0.00    2,077,854.30
September 2018......             0.00            0.00            0.00            0.00            0.00    2,019,284.29
October 2018........             0.00            0.00            0.00            0.00            0.00    1,961,722.02
November 2018.......             0.00            0.00            0.00            0.00            0.00    1,905,152.35
December 2018.......             0.00            0.00            0.00            0.00            0.00    1,849,560.36
January 2019........             0.00            0.00            0.00            0.00            0.00    1,794,931.34
February 2019.......             0.00            0.00            0.00            0.00            0.00    1,741,250.79
March 2019..........             0.00            0.00            0.00            0.00            0.00    1,688,504.42
April 2019..........             0.00            0.00            0.00            0.00            0.00    1,636,678.13
May 2019............             0.00            0.00            0.00            0.00            0.00    1,585,758.05
June 2019...........             0.00            0.00            0.00            0.00            0.00    1,535,730.48
July 2019...........             0.00            0.00            0.00            0.00            0.00    1,486,581.91

                        A Class          B Class         C Class         D Class         E Class         G Class
    Distribution        Planned          Planned         Planned         Planned         Planned         Planned
        Date            Balance          Balance         Balance         Balance         Balance         Balance
------------------------------------ --------------- --------------- --------------- --------------- ---------------
August 2019......... $           0.00 $          0.00 $          0.00 $          0.00 $          0.00 $  1,438,299.06
September 2019......             0.00            0.00            0.00            0.00            0.00    1,390,868.79
October 2019........             0.00            0.00            0.00            0.00            0.00    1,344,278.19
November 2019.......             0.00            0.00            0.00            0.00            0.00    1,298,514.51
December 2019.......             0.00            0.00            0.00            0.00            0.00    1,253,565.19
January 2020........             0.00            0.00            0.00            0.00            0.00    1,209,417.84
February 2020.......             0.00            0.00            0.00            0.00            0.00    1,166,060.27
March 2020..........             0.00            0.00            0.00            0.00            0.00    1,123,480.43
April 2020..........             0.00            0.00            0.00            0.00            0.00    1,081,666.48
May 2020............             0.00            0.00            0.00            0.00            0.00    1,040,606.71
June 2020...........             0.00            0.00            0.00            0.00            0.00    1,000,289.61
July 2020...........             0.00            0.00            0.00            0.00            0.00      960,703.83
August 2020.........             0.00            0.00            0.00            0.00            0.00      921,838.16
September 2020......             0.00            0.00            0.00            0.00            0.00      883,681.57
October 2020........             0.00            0.00            0.00            0.00            0.00      846,223.18
November 2020.......             0.00            0.00            0.00            0.00            0.00      809,452.28
December 2020.......             0.00            0.00            0.00            0.00            0.00      773,358.30
January 2021........             0.00            0.00            0.00            0.00            0.00      737,930.82
February 2021.......             0.00            0.00            0.00            0.00            0.00      703,159.57
March 2021..........             0.00            0.00            0.00            0.00            0.00      669,034.45
April 2021..........             0.00            0.00            0.00            0.00            0.00      635,545.47
May 2021............             0.00            0.00            0.00            0.00            0.00      602,682.80
June 2021...........             0.00            0.00            0.00            0.00            0.00      570,436.76
July 2021...........             0.00            0.00            0.00            0.00            0.00      538,797.80
August 2021.........             0.00            0.00            0.00            0.00            0.00      507,756.51
September 2021......             0.00            0.00            0.00            0.00            0.00      477,303.61
October 2021........             0.00            0.00            0.00            0.00            0.00      447,429.96
November 2021.......             0.00            0.00            0.00            0.00            0.00      418,126.55
December 2021.......             0.00            0.00            0.00            0.00            0.00      389,384.50
January 2022........             0.00            0.00            0.00            0.00            0.00      361,195.05
February 2022.......             0.00            0.00            0.00            0.00            0.00      333,549.59
March 2022..........             0.00            0.00            0.00            0.00            0.00      306,439.60
April 2022..........             0.00            0.00            0.00            0.00            0.00      279,856.72
May 2022............             0.00            0.00            0.00            0.00            0.00      253,792.68
June 2022...........             0.00            0.00            0.00            0.00            0.00      228,239.35
July 2022...........             0.00            0.00            0.00            0.00            0.00      203,188.70
August 2022.........             0.00            0.00            0.00            0.00            0.00      178,632.83
September 2022......             0.00            0.00            0.00            0.00            0.00      154,563.96
October 2022........             0.00            0.00            0.00            0.00            0.00      130,974.41
November 2022.......             0.00            0.00            0.00            0.00            0.00      107,856.61
December 2022.......             0.00            0.00            0.00            0.00            0.00       85,203.10
January 2023........             0.00            0.00            0.00            0.00            0.00       63,006.54
February 2023.......             0.00            0.00            0.00            0.00            0.00       41,259.69
March 2023..........             0.00            0.00            0.00            0.00            0.00       19,955.42
April 2023 and
  thereafter........             0.00            0.00            0.00            0.00            0.00            0.00

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
Initial Balance..... $ 15,000,000.00 $ 16,283,475.00 $ 5,815,525.00 $ 13,560,000.00 $ 8,189,000.00
September 1993......   14,977,678.47   16,259,243.53   5,806,870.91   13,560,000.00   8,189,000.00
October 1993........   14,944,189.75   16,222,889.35   5,793,887.28   13,560,000.00   8,189,000.00
November 1993.......   14,899,545.39   16,174,424.99   5,776,578.59   13,560,000.00   8,189,000.00
December 1993.......   14,843,770.93   16,113,878.19   5,754,954.74   13,560,000.00   8,189,000.00
January 1994........   14,776,905.97   16,041,291.93   5,729,031.08   13,560,000.00   8,189,000.00
February 1994.......   14,699,004.15   15,956,724.44   5,698,828.42   13,560,000.00   8,189,000.00
March 1994..........   14,610,133.16   15,860,249.21   5,664,372.99   13,560,000.00   8,189,000.00
April 1994..........   14,510,374.72   15,751,954.94   5,625,696.48   13,560,000.00   8,189,000.00
May 1994............   14,399,824.52   15,631,945.51   5,582,835.98   13,560,000.00   8,189,000.00
June 1994...........   14,278,592.13   15,500,339.87   5,535,833.98   13,560,000.00   8,189,000.00
July 1994...........   14,146,800.93   15,357,271.96   5,484,738.31   13,560,000.00   8,189,000.00
August 1994.........   14,004,587.99   15,202,890.57   5,429,602.12   13,560,000.00   8,189,000.00
September 1994......   13,852,103.89   15,037,359.17   5,370,483.78   13,560,000.00   8,189,000.00
October 1994........   13,689,512.64   14,860,855.79   5,307,446.88   13,560,000.00   8,189,000.00
November 1994.......   13,516,991.37   14,673,572.74   5,240,560.10   13,560,000.00   8,189,000.00
December 1994.......   13,334,730.26   14,475,716.45   5,169,897.16   13,560,000.00   8,189,000.00
January 1995........   13,142,932.19   14,267,507.18   5,095,536.73   13,560,000.00   8,189,000.00
February 1995.......   12,941,812.57   14,049,178.76   5,017,562.32   13,560,000.00   8,189,000.00
March 1995..........   12,731,599.04   13,820,978.31   4,936,062.18   13,560,000.00   8,189,000.00
April 1995..........   12,512,531.17   13,583,165.89   4,851,129.20   13,560,000.00   8,189,000.00
May 1995............   12,284,860.15   13,336,014.20   4,762,860.77   13,560,000.00   8,189,000.00
June 1995...........   12,048,848.47   13,079,808.18   4,671,358.65   13,560,000.00   8,189,000.00
July 1995...........   11,804,769.55   12,814,844.65   4,576,728.85   13,560,000.00   8,189,000.00
August 1995.........   11,552,907.38   12,541,431.89   4,479,081.47   13,560,000.00   8,189,000.00
September 1995......   11,293,556.14   12,259,889.26   4,378,530.56   13,560,000.00   8,189,000.00
October 1995........   11,027,019.76   11,970,546.70   4,275,193.96   13,560,000.00   8,189,000.00
November 1995.......   10,753,611.53   11,673,744.30   4,169,193.13   13,560,000.00   8,189,000.00
December 1995.......   10,473,653.64   11,369,831.82   4,060,652.99   13,560,000.00   8,189,000.00
January 1996........   10,187,476.75   11,059,168.20   3,949,701.73   13,560,000.00   8,189,000.00
February 1996.......    9,905,716.02   10,753,298.62   3,840,462.63   13,560,000.00   8,189,000.00
March 1996..........    9,628,328.11   10,452,176.01   3,732,918.87   13,560,000.00   8,189,000.00
April 1996..........    9,355,270.04   10,155,753.73   3,627,053.80   13,560,000.00   8,189,000.00
May 1996............    9,086,499.21    9,863,985.53   3,522,850.90   13,560,000.00   8,189,000.00
June 1996...........    8,821,973.41    9,576,825.58   3,420,293.81   13,560,000.00   8,189,000.00
July 1996...........    8,561,650.79    9,294,228.45   3,319,366.30   13,560,000.00   8,189,000.00
August 1996.........    8,305,489.88    9,016,149.14   3,220,052.29   13,560,000.00   8,189,000.00
September 1996......    8,053,449.58    8,742,543.01   3,122,335.84   13,560,000.00   8,189,000.00
October 1996........    7,805,489.14    8,473,365.84   3,026,201.17   13,560,000.00   8,189,000.00
November 1996.......    7,561,568.19    8,208,573.79   2,931,632.61   13,560,000.00   8,189,000.00
December 1996.......    7,321,646.71    7,948,123.43   2,838,614.65   13,560,000.00   8,189,000.00
January 1997........    7,085,685.03    7,691,971.69   2,747,131.91   13,560,000.00   8,189,000.00
February 1997.......    6,853,643.84    7,440,075.90   2,657,169.15   13,560,000.00   8,189,000.00
March 1997..........    6,625,484.17    7,192,393.75   2,568,711.27   13,560,000.00   8,189,000.00
April 1997..........    6,401,167.41    6,948,883.33   2,481,743.29   13,560,000.00   8,189,000.00
May 1997............    6,180,655.29    6,709,503.09   2,396,250.37   13,560,000.00   8,189,000.00
June 1997...........    5,963,909.89    6,474,211.87   2,312,217.82   13,560,000.00   8,189,000.00
July 1997...........    5,750,893.59    6,242,968.83   2,229,631.04   13,560,000.00   8,189,000.00
August 1997.........    5,541,569.14    6,015,733.54   2,148,475.60   13,560,000.00   8,189,000.00
September 1997......    5,335,899.62    5,792,465.91   2,068,737.18   13,560,000.00   8,189,000.00
October 1997........    5,133,848.44    5,573,126.21   1,990,401.60   13,560,000.00   8,189,000.00
November 1997.......    4,935,379.32    5,357,675.07   1,913,454.79   13,560,000.00   8,189,000.00

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
December 1997....... $  4,740,456.31 $  5,146,073.47 $ 1,837,882.81 $ 13,560,000.00 $ 8,189,000.00
January 1998........    4,549,043.79    4,938,282.74   1,763,671.86   13,560,000.00   8,189,000.00
February 1998.......    4,361,106.45    4,734,264.54   1,690,808.24   13,560,000.00   8,189,000.00
March 1998..........    4,176,609.30    4,533,980.89   1,619,278.39   13,560,000.00   8,189,000.00
April 1998..........    3,995,517.66    4,337,394.15   1,549,068.86   13,560,000.00   8,189,000.00
May 1998............    3,817,797.18    4,144,467.02   1,480,166.33   13,560,000.00   8,189,000.00
June 1998...........    3,643,413.78    3,955,162.51   1,412,557.60   13,560,000.00   8,189,000.00
July 1998...........    3,472,333.72    3,769,443.98   1,346,229.58   13,560,000.00   8,189,000.00
August 1998.........    3,304,523.55    3,587,275.13   1,281,169.30   13,560,000.00   8,189,000.00
September 1998......    3,139,950.11    3,408,619.96   1,217,363.90   13,560,000.00   8,189,000.00
October 1998........    2,978,580.56    3,233,442.82   1,154,800.66   13,560,000.00   8,189,000.00
November 1998.......    2,820,382.33    3,061,708.35   1,093,466.94   13,560,000.00   8,189,000.00
December 1998.......    2,665,323.16    2,893,381.54   1,033,350.24   13,560,000.00   8,189,000.00
January 1999........    2,513,371.07    2,728,427.66     974,438.16   13,560,000.00   8,189,000.00
February 1999.......    2,364,494.38    2,566,812.34     916,718.42   13,560,000.00   8,189,000.00
March 1999..........    2,218,661.68    2,408,501.46     860,178.84   13,560,000.00   8,189,000.00
April 1999..........    2,075,841.86    2,253,461.26     804,807.36   13,560,000.00   8,189,000.00
May 1999............    1,936,004.08    2,101,658.26     750,592.02   13,560,000.00   8,189,000.00
June 1999...........    1,799,117.77    1,953,059.27     697,520.97   13,560,000.00   8,189,000.00
July 1999...........    1,665,152.66    1,807,631.44     645,582.47   13,560,000.00   8,189,000.00
August 1999.........    1,534,078.73    1,665,342.17     594,764.89   13,560,000.00   8,189,000.00
September 1999......    1,405,866.24    1,526,159.18     545,056.69   13,560,000.00   8,189,000.00
October 1999........    1,280,485.72    1,390,050.48     496,446.45   13,560,000.00   8,189,000.00
November 1999.......    1,157,907.97    1,256,984.37     448,922.85   13,560,000.00   8,189,000.00
December 1999.......    1,038,104.05    1,126,929.42     402,474.67   13,560,000.00   8,189,000.00
January 2000........      921,045.27      999,854.51     357,090.79   13,560,000.00   8,189,000.00
February 2000.......      806,703.22      875,728.79     312,760.19   13,560,000.00   8,189,000.00
March 2000..........      695,049.75      754,521.69     269,471.95   13,560,000.00   8,189,000.00
April 2000..........      586,056.94      636,202.91     227,215.26   13,560,000.00   8,189,000.00
May 2000............      479,697.14      520,742.43     185,979.39   13,560,000.00   8,189,000.00
June 2000...........      375,942.96      408,110.52     145,753.72   13,560,000.00   8,189,000.00
July 2000...........      274,767.23      298,277.69     106,527.72   13,560,000.00   8,189,000.00
August 2000.........      176,143.06      191,214.74      68,290.96   13,560,000.00   8,189,000.00
September 2000......       80,043.79       86,892.74      31,033.11   13,560,000.00   8,189,000.00
October 2000........            0.00            0.00           0.00   13,526,469.91   8,189,000.00
November 2000.......            0.00            0.00           0.00   13,301,084.85   8,189,000.00
December 2000.......            0.00            0.00           0.00   13,081,750.29   8,189,000.00
January 2001........            0.00            0.00           0.00   12,868,402.68   8,189,000.00
February 2001.......            0.00            0.00           0.00   12,660,979.03   8,189,000.00
March 2001..........            0.00            0.00           0.00   12,459,416.93   8,189,000.00
April 2001..........            0.00            0.00           0.00   12,263,654.53   8,189,000.00
May 2001............            0.00            0.00           0.00   12,073,630.57   8,189,000.00
June 2001...........            0.00            0.00           0.00   11,889,284.32   8,189,000.00
July 2001...........            0.00            0.00           0.00   11,710,555.62   8,189,000.00
August 2001.........            0.00            0.00           0.00   11,537,384.89   8,189,000.00
September 2001......            0.00            0.00           0.00   11,369,713.04   8,189,000.00
October 2001........            0.00            0.00           0.00   11,207,481.57   8,189,000.00
November 2001.......            0.00            0.00           0.00   11,050,632.49   8,189,000.00
December 2001.......            0.00            0.00           0.00   10,899,108.35   8,189,000.00
January 2002........            0.00            0.00           0.00   10,752,852.23   8,189,000.00
February 2002.......            0.00            0.00           0.00   10,611,807.73   8,189,000.00
March 2002..........            0.00            0.00           0.00   10,475,918.98   8,189,000.00

                                     S-19

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
April 2002.......... $          0.00 $          0.00 $         0.00 $ 10,345,130.61 $ 8,189,000.00
May 2002............            0.00            0.00           0.00   10,219,736.40   8,189,000.00
June 2002...........            0.00            0.00           0.00   10,103,896.89   8,189,000.00
July 2002...........            0.00            0.00           0.00    9,997,470.70   8,189,000.00
August 2002.........            0.00            0.00           0.00    9,900,318.18   8,189,000.00
September 2002......            0.00            0.00           0.00    9,812,301.43   8,189,000.00
October 2002........            0.00            0.00           0.00    9,733,284.28   8,189,000.00
November 2002.......            0.00            0.00           0.00    9,663,132.21   8,189,000.00
December 2002.......            0.00            0.00           0.00    9,596,062.37   8,189,000.00
January 2003........            0.00            0.00           0.00    9,527,152.48   8,189,000.00
February 2003.......            0.00            0.00           0.00    9,456,460.75   8,189,000.00
March 2003..........            0.00            0.00           0.00    9,384,044.22   8,189,000.00
April 2003..........            0.00            0.00           0.00    9,309,958.81   8,189,000.00
May 2003............            0.00            0.00           0.00    9,234,259.30   8,189,000.00
June 2003...........            0.00            0.00           0.00    9,156,999.37   8,189,000.00
July 2003...........            0.00            0.00           0.00    9,078,231.62   8,189,000.00
August 2003.........            0.00            0.00           0.00    8,998,007.57   8,189,000.00
September 2003......            0.00            0.00           0.00    8,916,377.72   8,189,000.00
October 2003........            0.00            0.00           0.00    8,833,391.51   8,189,000.00
November 2003.......            0.00            0.00           0.00    8,749,097.38   8,189,000.00
December 2003.......            0.00            0.00           0.00    8,663,542.78   8,189,000.00
January 2004........            0.00            0.00           0.00    8,576,774.17   8,189,000.00
February 2004.......            0.00            0.00           0.00    8,488,837.05   8,189,000.00
March 2004..........            0.00            0.00           0.00    8,399,775.99   8,189,000.00
April 2004..........            0.00            0.00           0.00    8,309,634.62   8,189,000.00
May 2004............            0.00            0.00           0.00    8,218,455.67   8,189,000.00
June 2004...........            0.00            0.00           0.00    8,126,280.97   8,189,000.00
July 2004...........            0.00            0.00           0.00    8,033,151.44   8,189,000.00
August 2004.........            0.00            0.00           0.00    7,939,107.20   8,189,000.00
September 2004......            0.00            0.00           0.00    7,844,187.45   8,189,000.00
October 2004........            0.00            0.00           0.00    7,748,430.61   8,189,000.00
November 2004.......            0.00            0.00           0.00    7,651,874.24   8,189,000.00
December 2004.......            0.00            0.00           0.00    7,554,555.12   8,189,000.00
January 2005........            0.00            0.00           0.00    7,456,509.24   8,189,000.00
February 2005.......            0.00            0.00           0.00    7,357,771.79   8,189,000.00
March 2005..........            0.00            0.00           0.00    7,258,377.21   8,189,000.00
April 2005..........            0.00            0.00           0.00    7,158,359.18   8,189,000.00
May 2005............            0.00            0.00           0.00    7,057,750.66   8,189,000.00
June 2005...........            0.00            0.00           0.00    6,956,583.89   8,189,000.00
July 2005...........            0.00            0.00           0.00    6,854,890.38   8,189,000.00
August 2005.........            0.00            0.00           0.00    6,752,700.93   8,189,000.00
September 2005......            0.00            0.00           0.00    6,650,045.69   8,189,000.00
October 2005........            0.00            0.00           0.00    6,546,954.11   8,189,000.00
November 2005.......            0.00            0.00           0.00    6,443,454.99   8,189,000.00
December 2005.......            0.00            0.00           0.00    6,339,576.47   8,189,000.00
January 2006........            0.00            0.00           0.00    6,235,346.06   8,189,000.00
February 2006.......            0.00            0.00           0.00    6,130,790.65   8,189,000.00
March 2006..........            0.00            0.00           0.00    6,025,936.49   8,189,000.00
April 2006..........            0.00            0.00           0.00    5,920,809.24   8,189,000.00
May 2006............            0.00            0.00           0.00    5,815,433.99   8,189,000.00
June 2006...........            0.00            0.00           0.00    5,709,835.22   8,189,000.00
July 2006...........            0.00            0.00           0.00    5,604,036.82   8,189,000.00

                                     S-20

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
August 2006......... $          0.00 $          0.00 $         0.00 $  5,498,062.15 $ 8,189,000.00
September 2006......            0.00            0.00           0.00    5,391,934.03   8,189,000.00
October 2006........            0.00            0.00           0.00    5,285,674.69   8,189,000.00
November 2006.......            0.00            0.00           0.00    5,179,305.88   8,189,000.00
December 2006.......            0.00            0.00           0.00    5,072,848.79   8,189,000.00
January 2007........            0.00            0.00           0.00    4,966,324.11   8,189,000.00
February 2007.......            0.00            0.00           0.00    4,859,752.04   8,189,000.00
March 2007..........            0.00            0.00           0.00    4,753,152.27   8,189,000.00
April 2007..........            0.00            0.00           0.00    4,646,544.01   8,189,000.00
May 2007............            0.00            0.00           0.00    4,539,946.00   8,189,000.00
June 2007...........            0.00            0.00           0.00    4,433,376.50   8,189,000.00
July 2007...........            0.00            0.00           0.00    4,326,853.34   8,189,000.00
August 2007.........            0.00            0.00           0.00    4,220,393.86   8,189,000.00
September 2007......            0.00            0.00           0.00    4,114,015.00   8,189,000.00
October 2007........            0.00            0.00           0.00    4,007,733.23   8,189,000.00
November 2007.......            0.00            0.00           0.00    3,901,564.63   8,189,000.00
December 2007.......            0.00            0.00           0.00    3,795,524.82   8,189,000.00
January 2008........            0.00            0.00           0.00    3,689,629.06   8,189,000.00
February 2008.......            0.00            0.00           0.00    3,583,892.19   8,189,000.00
March 2008..........            0.00            0.00           0.00    3,478,328.64   8,189,000.00
April 2008..........            0.00            0.00           0.00    3,372,952.45   8,189,000.00
May 2008............            0.00            0.00           0.00    3,267,777.33   8,189,000.00
June 2008...........            0.00            0.00           0.00    3,162,816.57   8,189,000.00
July 2008...........            0.00            0.00           0.00    3,058,083.11   8,189,000.00
August 2008.........            0.00            0.00           0.00    2,953,589.52   8,189,000.00
September 2008......            0.00            0.00           0.00    2,849,348.06   8,189,000.00
October 2008........            0.00            0.00           0.00    2,745,370.59   8,189,000.00
November 2008.......            0.00            0.00           0.00    2,641,668.69   8,189,000.00
December 2008.......            0.00            0.00           0.00    2,538,253.57   8,189,000.00
January 2009........            0.00            0.00           0.00    2,435,136.12   8,189,000.00
February 2009.......            0.00            0.00           0.00    2,332,326.90   8,189,000.00
March 2009..........            0.00            0.00           0.00    2,229,836.22   8,189,000.00
April 2009..........            0.00            0.00           0.00    2,127,674.01   8,189,000.00
May 2009............            0.00            0.00           0.00    2,025,849.93   8,189,000.00
June 2009...........            0.00            0.00           0.00    1,924,373.35   8,189,000.00
July 2009...........            0.00            0.00           0.00    1,823,253.36   8,189,000.00
August 2009.........            0.00            0.00           0.00    1,722,498.73   8,189,000.00
September 2009......            0.00            0.00           0.00    1,622,118.00   8,189,000.00
October 2009........            0.00            0.00           0.00    1,522,119.41   8,189,000.00
November 2009.......            0.00            0.00           0.00    1,422,510.95   8,189,000.00
December 2009.......            0.00            0.00           0.00    1,323,300.33   8,189,000.00
January 2010........            0.00            0.00           0.00    1,224,495.01   8,189,000.00
February 2010.......            0.00            0.00           0.00    1,126,102.21   8,189,000.00
March 2010..........            0.00            0.00           0.00    1,028,128.91   8,189,000.00
April 2010..........            0.00            0.00           0.00      930,581.82   8,189,000.00
May 2010............            0.00            0.00           0.00      833,467.45   8,189,000.00
June 2010...........            0.00            0.00           0.00      736,792.05   8,189,000.00
July 2010...........            0.00            0.00           0.00      640,561.67   8,189,000.00
August 2010.........            0.00            0.00           0.00      544,782.11   8,189,000.00
September 2010......            0.00            0.00           0.00      449,458.98   8,189,000.00
October 2010........            0.00            0.00           0.00      354,597.66   8,189,000.00
November 2010.......            0.00            0.00           0.00      260,203.32   8,189,000.00

                                     S-21

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
December 2010....... $          0.00 $          0.00 $         0.00 $    166,280.96 $ 8,189,000.00
January 2011........            0.00            0.00           0.00       72,835.34   8,189,000.00
February 2011.......            0.00            0.00           0.00            0.00   8,168,871.03
March 2011..........            0.00            0.00           0.00            0.00   8,076,392.43
April 2011..........            0.00            0.00           0.00            0.00   7,984,403.74
May 2011............            0.00            0.00           0.00            0.00   7,892,908.99
June 2011...........            0.00            0.00           0.00            0.00   7,801,912.00
July 2011...........            0.00            0.00           0.00            0.00   7,711,416.44
August 2011.........            0.00            0.00           0.00            0.00   7,621,425.81
September 2011......            0.00            0.00           0.00            0.00   7,531,943.42
October 2011........            0.00            0.00           0.00            0.00   7,442,972.45
November 2011.......            0.00            0.00           0.00            0.00   7,354,515.88
December 2011.......            0.00            0.00           0.00            0.00   7,266,576.54
January 2012........            0.00            0.00           0.00            0.00   7,179,157.16
February 2012.......            0.00            0.00           0.00            0.00   7,092,260.24
March 2012..........            0.00            0.00           0.00            0.00   7,005,888.18
April 2012..........            0.00            0.00           0.00            0.00   6,920,043.23
May 2012............            0.00            0.00           0.00            0.00   6,834,727.48
June 2012...........            0.00            0.00           0.00            0.00   6,749,942.92
July 2012...........            0.00            0.00           0.00            0.00   6,665,691.36
August 2012.........            0.00            0.00           0.00            0.00   6,581,974.53
September 2012......            0.00            0.00           0.00            0.00   6,498,793.97
October 2012........            0.00            0.00           0.00            0.00   6,416,151.14
November 2012.......            0.00            0.00           0.00            0.00   6,334,047.36
December 2012.......            0.00            0.00           0.00            0.00   6,252,483.84
January 2013........            0.00            0.00           0.00            0.00   6,171,461.67
February 2013.......            0.00            0.00           0.00            0.00   6,090,981.81
March 2013..........            0.00            0.00           0.00            0.00   6,011,045.12
April 2013..........            0.00            0.00           0.00            0.00   5,931,652.36
May 2013............            0.00            0.00           0.00            0.00   5,852,804.17
June 2013...........            0.00            0.00           0.00            0.00   5,774,501.09
July 2013...........            0.00            0.00           0.00            0.00   5,696,743.56
August 2013.........            0.00            0.00           0.00            0.00   5,619,531.91
September 2013......            0.00            0.00           0.00            0.00   5,542,866.39
October 2013........            0.00            0.00           0.00            0.00   5,466,747.15
November 2013.......            0.00            0.00           0.00            0.00   5,391,174.24
December 2013.......            0.00            0.00           0.00            0.00   5,316,147.63
January 2014........            0.00            0.00           0.00            0.00   5,241,667.18
February 2014.......            0.00            0.00           0.00            0.00   5,167,732.71
March 2014..........            0.00            0.00           0.00            0.00   5,094,343.91
April 2014..........            0.00            0.00           0.00            0.00   5,021,500.42
May 2014............            0.00            0.00           0.00            0.00   4,949,201.77
June 2014...........            0.00            0.00           0.00            0.00   4,877,447.44
July 2014...........            0.00            0.00           0.00            0.00   4,806,236.83
August 2014.........            0.00            0.00           0.00            0.00   4,735,569.26
September 2014......            0.00            0.00           0.00            0.00   4,665,443.98
October 2014........            0.00            0.00           0.00            0.00   4,595,860.16
November 2014.......            0.00            0.00           0.00            0.00   4,526,816.92
December 2014.......            0.00            0.00           0.00            0.00   4,458,313.31
January 2015........            0.00            0.00           0.00            0.00   4,390,348.32
February 2015.......            0.00            0.00           0.00            0.00   4,322,920.87
March 2015..........            0.00            0.00           0.00            0.00   4,256,029.80

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
April 2015.......... $          0.00 $          0.00 $         0.00 $          0.00 $ 4,189,673.92
May 2015............            0.00            0.00           0.00            0.00   4,123,852.00
June 2015...........            0.00            0.00           0.00            0.00   4,058,562.68
July 2015...........            0.00            0.00           0.00            0.00   3,993,804.63
August 2015.........            0.00            0.00           0.00            0.00   3,929,576.42
September 2015......            0.00            0.00           0.00            0.00   3,865,876.57
October 2015........            0.00            0.00           0.00            0.00   3,802,703.57
November 2015.......            0.00            0.00           0.00            0.00   3,740,055.85
December 2015.......            0.00            0.00           0.00            0.00   3,677,931.80
January 2016........            0.00            0.00           0.00            0.00   3,616,329.75
February 2016.......            0.00            0.00           0.00            0.00   3,555,247.99
March 2016..........            0.00            0.00           0.00            0.00   3,494,684.80
April 2016..........            0.00            0.00           0.00            0.00   3,434,638.36
May 2016............            0.00            0.00           0.00            0.00   3,375,106.85
June 2016...........            0.00            0.00           0.00            0.00   3,316,088.40
July 2016...........            0.00            0.00           0.00            0.00   3,257,581.12
August 2016.........            0.00            0.00           0.00            0.00   3,199,583.06
September 2016......            0.00            0.00           0.00            0.00   3,142,092.23
October 2016........            0.00            0.00           0.00            0.00   3,085,106.64
November 2016.......            0.00            0.00           0.00            0.00   3,028,624.24
December 2016.......            0.00            0.00           0.00            0.00   2,972,642.94
January 2017........            0.00            0.00           0.00            0.00   2,917,160.64
February 2017.......            0.00            0.00           0.00            0.00   2,862,175.21
March 2017..........            0.00            0.00           0.00            0.00   2,807,684.49
April 2017..........            0.00            0.00           0.00            0.00   2,753,686.28
May 2017............            0.00            0.00           0.00            0.00   2,700,178.37
June 2017...........            0.00            0.00           0.00            0.00   2,647,158.51
July 2017...........            0.00            0.00           0.00            0.00   2,594,624.42
August 2017.........            0.00            0.00           0.00            0.00   2,542,573.84
September 2017......            0.00            0.00           0.00            0.00   2,491,004.42
October 2017........            0.00            0.00           0.00            0.00   2,439,913.85
November 2017.......            0.00            0.00           0.00            0.00   2,389,299.77
December 2017.......            0.00            0.00           0.00            0.00   2,339,159.78
January 2018........            0.00            0.00           0.00            0.00   2,289,491.52
February 2018.......            0.00            0.00           0.00            0.00   2,240,292.55
March 2018..........            0.00            0.00           0.00            0.00   2,191,560.45
April 2018..........            0.00            0.00           0.00            0.00   2,143,292.76
May 2018............            0.00            0.00           0.00            0.00   2,095,487.03
June 2018...........            0.00            0.00           0.00            0.00   2,048,140.78
July 2018...........            0.00            0.00           0.00            0.00   2,001,251.51
August 2018.........            0.00            0.00           0.00            0.00   1,954,816.73
September 2018......            0.00            0.00           0.00            0.00   1,908,833.90
October 2018........            0.00            0.00           0.00            0.00   1,863,300.49
November 2018.......            0.00            0.00           0.00            0.00   1,818,213.97
December 2018.......            0.00            0.00           0.00            0.00   1,773,571.77
January 2019........            0.00            0.00           0.00            0.00   1,729,371.35
February 2019.......            0.00            0.00           0.00            0.00   1,685,610.12
March 2019..........            0.00            0.00           0.00            0.00   1,642,285.50
April 2019..........            0.00            0.00           0.00            0.00   1,599,394.91
May 2019............            0.00            0.00           0.00            0.00   1,556,935.73
June 2019...........            0.00            0.00           0.00            0.00   1,514,905.37
July 2019...........            0.00            0.00           0.00            0.00   1,473,301.23

                        H Class        FA Class        SA Class        J Class        K Class
    Distribution       Scheduled       Scheduled      Scheduled       Scheduled      Scheduled
        Date            Balance         Balance        Balance         Balance        Balance
----------------------------------- --------------- -------------- --------------- --------------
August 2019......... $          0.00 $          0.00 $         0.00 $          0.00 $ 1,432,120.67
September 2019......            0.00            0.00           0.00            0.00   1,391,361.09
October 2019........            0.00            0.00           0.00            0.00   1,351,019.84
November 2019.......            0.00            0.00           0.00            0.00   1,311,094.31
December 2019.......            0.00            0.00           0.00            0.00   1,271,581.85
January 2020........            0.00            0.00           0.00            0.00   1,232,479.83
February 2020.......            0.00            0.00           0.00            0.00   1,193,785.59
March 2020..........            0.00            0.00           0.00            0.00   1,155,496.52
April 2020..........            0.00            0.00           0.00            0.00   1,117,609.95
May 2020............            0.00            0.00           0.00            0.00   1,080,123.25
June 2020...........            0.00            0.00           0.00            0.00   1,043,033.77
July 2020...........            0.00            0.00           0.00            0.00   1,006,338.83
August 2020.........            0.00            0.00           0.00            0.00     970,035.83
September 2020......            0.00            0.00           0.00            0.00     934,122.09
October 2020........            0.00            0.00           0.00            0.00     898,594.99
November 2020.......            0.00            0.00           0.00            0.00     863,451.86
December 2020.......            0.00            0.00           0.00            0.00     828,690.05
January 2021........            0.00            0.00           0.00            0.00     794,306.95
February 2021.......            0.00            0.00           0.00            0.00     760,299.90
March 2021..........            0.00            0.00           0.00            0.00     726,666.26
April 2021..........            0.00            0.00           0.00            0.00     693,403.41
May 2021............            0.00            0.00           0.00            0.00     660,508.71
June 2021...........            0.00            0.00           0.00            0.00     627,979.53
July 2021...........            0.00            0.00           0.00            0.00     595,813.26
August 2021.........            0.00            0.00           0.00            0.00     564,007.26
September 2021......            0.00            0.00           0.00            0.00     532,558.93
October 2021........            0.00            0.00           0.00            0.00     501,465.67
November 2021.......            0.00            0.00           0.00            0.00     470,724.85
December 2021.......            0.00            0.00           0.00            0.00     440,333.89
January 2022........            0.00            0.00           0.00            0.00     410,290.21
February 2022.......            0.00            0.00           0.00            0.00     380,591.18
March 2022..........            0.00            0.00           0.00            0.00     351,234.26
April 2022..........            0.00            0.00           0.00            0.00     322,216.86
May 2022............            0.00            0.00           0.00            0.00     293,536.41
June 2022...........            0.00            0.00           0.00            0.00     265,190.35
July 2022...........            0.00            0.00           0.00            0.00     237,176.14
August 2022.........            0.00            0.00           0.00            0.00     209,491.22
September 2022......            0.00            0.00           0.00            0.00     182,133.05
October 2022........            0.00            0.00           0.00            0.00     155,099.11
November 2022.......            0.00            0.00           0.00            0.00     128,386.86
December 2022.......            0.00            0.00           0.00            0.00     101,993.82
January 2023........            0.00            0.00           0.00            0.00      75,917.45
February 2023.......            0.00            0.00           0.00            0.00      50,155.27
March 2023..........            0.00            0.00           0.00            0.00      24,704.78
April 2023 and
  thereafter........            0.00            0.00           0.00            0.00           0.00

Characteristics of the R and RL Classes

     The R and RL Certificates will not have principal balances and will not bear interest. The Holder of the R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Certificate will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R Class and the RL Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Certificates will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Certificate will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Certificate will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

Yield Considerations

     General. There can be no assurance that the Mortgage Loans will have the characteristics assumed herein or will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Certificates will be as assumed. In addition, there can be no assurance that the applicable Index will correspond to the levels shown herein. Because the rate of principal distributions on the Certificates will be related to the amortization of the Mortgage Loans in each Pool, which are likely to include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. In addition, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant.

     The timing of changes in the rate of prepayments or the level of the applicable Index may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of such Index is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of an Index, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of an Index occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the

Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of such Index.

     The effective yield on the Delay Classes will be reduced below the yield otherwise produced because principal and interest payable on a Distribution Date will not be distributed until the 25th day following the end of the related Interest Accrual Period and will not bear interest during such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero. As a result of the foregoing, the market value of the Delay Classes will be lower than would have been the case if there were no such delay. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes to various constant percentages of PSA and, where specified, to changes in an Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

     The Interest Only Classes. As indicated in the table below, the yields to investors in the IA, IB and IC Classes will be sensitive in varying degrees to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the IA, IB and IC Classes would be 0% if prepayments were to occur at constant rates of approximately 980% PSA, 484% PSA and 411% PSA, respectively. If the actual prepayment rate of the Mortgage Loans were to exceed any of the foregoing levels for as little as one month while equaling such level for the remaining months, the investors in the IA, IB and IC Classes, as applicable, would not fully recoup their initial investments.

     The information set forth in the following table was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the IA, IB and IC Classes (expressed as percentages of original principal balance) are as follows:

                                     Class                           Price*
        ---------------------------------------------------------   ---------
        IA.......................................................    8.31602%
        IB.......................................................   20.02175%
        IC.......................................................   35.73683%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the table below.

           Sensitivity of the IA, IB and IC Classes to Prepayments
                         (Pre-Tax Yields to Maturity)

                                              PSA Prepayment Assumption
                                -----------------------------------------------
               Class             50%       95%       200%      250%      500%
-----------------------------   ------    ------    ------    ------    -------
IA ..........................    33.6%      7.0%      7.0%      7.0%       7.0%
IB ..........................    23.3%      9.5%      9.5%      9.5%     (1.1)%
IC ..........................    15.7%     10.0%     10.0%     10.0%     (6.5)%

     The Inverse Floating Rate Classes. The yields to investors in the Inverse Floating Rate Classes will be sensitive in varying degrees to the level of the applicable Index and to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. As indicated in the tables below, a high level of the applicable Index will have a negative effect on the yields to investors in the Inverse Floating Rate Classes. It is possible that, under certain Index or prepayment scenarios, investors in the SB Class would not fully recoup their initial investments.

     Changes in an Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes for each Interest Accrual Period subsequent to their initial Interest Accrual Period will be based on the indicated level of the applicable Index and (ii) the aggregate purchase prices of the Inverse Floating Rate Classes (expressed as percentages of original principal balance) are as follows:

                                    Class                           Price*
        -------------------------------------------------------   -----------
        SA ....................................................     99.03793%
        SB ....................................................     10.02568%
        S  ....................................................     99.88006%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

             Sensitivity of the SA Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                   PSA Prepayment Assumption
              ------------------------------------------------------------------
        COFI   50%       95%       150%      200%      210%      250%      500%
------------- ------    ------    ------    ------    ------    ------    ------
2.103%.......  15.0%     15.0%     14.9%     14.9%     14.9%     14.9%     14.9%
4.103%.......  10.4%     10.4%     10.5%     10.5%     10.5%     10.5%     10.6%
6.103%.......   6.0%      6.0%      6.1%      6.1%      6.1%      6.1%      6.3%
8.103%.......   1.6%      1.6%      1.8%      1.8%      1.8%      1.8%      2.0%
8.800%.......   0.0%      0.1%      0.3%      0.3%      0.3%      0.3%      0.6%

             Sensitivity of the SB Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                      PSA Prepayment Assumption
                  -----------------------------------------------------------
        COFI       50%    95%     150%     200%     210%     250%     500%
----------------- ------ ------ -------- -------- -------- -------- ---------
2.103%...........  73.1%  73.1%    51.5%    51.5%    51.5%    48.7%     14.7%
4.103%...........  49.9%  49.8%    25.0%    25.0%    25.0%    20.4%   (19.3)%
6.103%...........  27.8%  27.2%   (3.5)%   (3.5)%   (3.5)%  (11.2)%   (57.9)%
8.103%...........   4.1%   0.6%  (43.3)%  (43.3)%  (43.3)%  (57.8)%     *
8.800%...........   *      *       *        *           *        *      *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

             Sensitivity of the S Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                            PSA Prepayment Assumption
                             ----------------------------------------------
               LIBOR          50%       95%       200%      250%      500%
--------------------------   ------    ------    ------    ------    ------
1.1875%...................    18.9%     18.9%     18.8%     18.8%     18.7%
3.1875%...................    14.0%     14.0%     14.0%     14.0%     14.1%
5.1875%...................     9.1%      9.1%      9.2%      9.3%      9.6%
7.1875%...................     4.3%      4.3%      4.5%      4.7%      5.1%
9.0000%...................     0.0%      0.0%      0.3%      0.6%      1.1%

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates-- Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the Classes and the distribution of principal of certain Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount distributable as principal of the Certificates on any Distribution Date exceeds the amount required to reduce the principal balances of certain Classes with higher principal payment priorities to their respective scheduled amounts as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes on such Distribution Date. Conversely, if the principal distributable on any Distribution Date is less than the amount so required to reduce certain Classes to their respective scheduled amounts, no principal will be distributed on the remaining Classes on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average lives of the Support Classes and, under certain prepayment scenarios, the Scheduled Classes, than on the weighted average lives of the PAC Classes. See "Distributions of Principal" herein.

     The interaction of the foregoing factors may have different effects on various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA levels and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that each underlying Mortgage Loan bears an interest rate of 9.50% per annum and has an original and remaining term to maturity of 360 months. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which will include recently originated Mortgage Loans) could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA levels, even if the weighted average remaining term to maturity and the weighted average CAGE of the Mortgage Loans are identical to the remaining term to maturity and CAGE specified in the Pricing Assumptions.

              Percent of Original Principal Balances Outstanding

                                 A Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
August 1994.........     98     93     93     93     93
August 1995.........     96     79     79     79     79
August 1996.........     94     61     61     61     47
August 1997.........     91     43     43     43      0
August 1998.........     89     27     27     27      0
August 1999.........     86     11     11     11      0
August 2000.........     83      0      0      0      0
August 2001.........     79      0      0      0      0
August 2002.........     75      0      0      0      0
August 2003.........     71      0      0      0      0
August 2004.........     66      0      0      0      0
August 2005.........     61      0      0      0      0
August 2006.........     55      0      0      0      0
August 2007.........     49      0      0      0      0
August 2008.........     42      0      0      0      0
August 2009.........     34      0      0      0      0
August 2010.........     26      0      0      0      0
August 2011.........     17      0      0      0      0
August 2012.........      7      0      0      0      0
August 2013.........      0      0      0      0      0
August 2014.........      0      0      0      0      0
August 2015.........      0      0      0      0      0
August 2016.........      0      0      0      0      0
August 2017.........      0      0      0      0      0
August 2018.........      0      0      0      0      0
August 2019.........      0      0      0      0      0
August 2020.........      0      0      0      0      0
August 2021.........      0      0      0      0      0
August 2022.........      0      0      0      0      0
August 2023.........      0      0      0      0      0
Weighted Average
 Life (years)**.....   12.7    3.7    3.7    3.7    2.8

                                IA+ Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........    92     69     69     69     69
August 1995.........    83     10     10     10     10
August 1996.........    73      0      0      0      0
August 1997.........    63      0      0      0      0
August 1998.........    51      0      0      0      0
August 1999.........    38      0      0      0      0
August 2000.........    24      0      0      0      0
August 2001.........     8      0      0      0      0
August 2002.........     0      0      0      0      0
August 2003.........     0      0      0      0      0
August 2004.........     0      0      0      0      0
August 2005.........     0      0      0      0      0
August 2006.........     0      0      0      0      0
August 2007.........     0      0      0      0      0
August 2008.........     0      0      0      0      0
August 2009.........     0      0      0      0      0
August 2010.........     0      0      0      0      0
August 2011.........     0      0      0      0      0
August 2012.........     0      0      0      0      0
August 2013.........     0      0      0      0      0
August 2014.........     0      0      0      0      0
August 2015.........     0      0      0      0      0
August 2016.........     0      0      0      0      0
August 2017.........     0      0      0      0      0
August 2018.........     0      0      0      0      0
August 2019.........     0      0      0      0      0
August 2020.........     0      0      0      0      0
August 2021.........     0      0      0      0      0
August 2022.........     0      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....   4.8    1.3    1.3    1.3    1.3

                                IB+ Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100    100
August 1996.........   100     66     66     66     35
August 1997.........   100     28     28     28      0
August 1998.........   100      0      0      0      0
August 1999.........   100      0      0      0      0
August 2000.........   100      0      0      0      0
August 2001.........   100      0      0      0      0
August 2002.........    96      0      0      0      0
August 2003.........    86      0      0      0      0
August 2004.........    76      0      0      0      0
August 2005.........    65      0      0      0      0
August 2006.........    53      0      0      0      0
August 2007.........    40      0      0      0      0
August 2008.........    25      0      0      0      0
August 2009.........     9      0      0      0      0
August 2010.........     0      0      0      0      0
August 2011.........     0      0      0      0      0
August 2012.........     0      0      0      0      0
August 2013.........     0      0      0      0      0
August 2014.........     0      0      0      0      0
August 2015.........     0      0      0      0      0
August 2016.........     0      0      0      0      0
August 2017.........     0      0      0      0      0
August 2018.........     0      0      0      0      0
August 2019.........     0      0      0      0      0
August 2020.........     0      0      0      0      0
August 2021.........     0      0      0      0      0
August 2022.........     0      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  13.0    3.5    3.5    3.5    2.9

---------------
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                IC+ Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
August 1994.........    100    100    100    100    100
August 1995.........    100    100    100    100    100
August 1996.........    100    100    100    100    100
August 1997.........    100    100    100    100     46
August 1998.........    100     94     94     94     22
August 1999.........    100     66     66     66     10
August 2000.........    100     43     43     43      3
August 2001.........    100     33     33     33      *
August 2002.........    100     23     23     23      0
August 2003.........    100     16     16     16      0
August 2004.........    100     11     11     11      0
August 2005.........    100      6      6      6      0
August 2006.........    100      3      3      3      0
August 2007.........    100      2      2      2      0
August 2008.........    100      *      *      *      0
August 2009.........    100      0      0      0      0
August 2010.........     92      0      0      0      0
August 2011.........     76      0      0      0      0
August 2012.........     58      0      0      0      0
August 2013.........     43      0      0      0      0
August 2014.........     34      0      0      0      0
August 2015.........     24      0      0      0      0
August 2016.........     16      0      0      0      0
August 2017.........      7      0      0      0      0
August 2018.........      1      0      0      0      0
August 2019.........      0      0      0      0      0
August 2020.........      0      0      0      0      0
August 2021.........      0      0      0      0      0
August 2022.........      0      0      0      0      0
August 2023.........      0      0      0      0      0
Weighted Average
 Life (years)**.....   20.1    7.5    7.5    7.5    4.4

                                 B Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100    100
August 1996.........   100    100    100    100    100
August 1997.........   100    100    100    100     99
August 1998.........   100    100    100    100      2
August 1999.........   100    100    100    100      0
August 2000.........   100     88     88     88      0
August 2001.........   100     45     45     45      0
August 2002.........   100      5      5      5      0
August 2003.........   100      0      0      0      0
August 2004.........   100      0      0      0      0
August 2005.........   100      0      0      0      0
August 2006.........   100      0      0      0      0
August 2007.........   100      0      0      0      0
August 2008.........   100      0      0      0      0
August 2009.........   100      0      0      0      0
August 2010.........   100      0      0      0      0
August 2011.........   100      0      0      0      0
August 2012.........   100      0      0      0      0
August 2013.........    87      0      0      0      0
August 2014.........    51      0      0      0      0
August 2015.........    11      0      0      0      0
August 2016.........     0      0      0      0      0
August 2017.........     0      0      0      0      0
August 2018.........     0      0      0      0      0
August 2019.........     0      0      0      0      0
August 2020.........     0      0      0      0      0
August 2021.........     0      0      0      0      0
August 2022.........     0      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  21.0    7.9    7.9    7.9    4.5

                                 C Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100    100
August 1996.........   100    100    100    100    100
August 1997.........   100    100    100    100    100
August 1998.........   100    100    100    100    100
August 1999.........   100    100    100    100      0
August 2000.........   100    100    100    100      0
August 2001.........   100    100    100    100      0
August 2002.........   100    100    100    100      0
August 2003.........   100     43     43     43      0
August 2004.........   100      0      0      0      0
August 2005.........   100      0      0      0      0
August 2006.........   100      0      0      0      0
August 2007.........   100      0      0      0      0
August 2008.........   100      0      0      0      0
August 2009.........   100      0      0      0      0
August 2010.........   100      0      0      0      0
August 2011.........   100      0      0      0      0
August 2012.........   100      0      0      0      0
August 2013.........   100      0      0      0      0
August 2014.........   100      0      0      0      0
August 2015.........   100      0      0      0      0
August 2016.........    39      0      0      0      0
August 2017.........     0      0      0      0      0
August 2018.........     0      0      0      0      0
August 2019.........     0      0      0      0      0
August 2020.........     0      0      0      0      0
August 2021.........     0      0      0      0      0
August 2022.........     0      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  22.9    9.9    9.9    9.9    5.4

                                 D Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
August 1994.........    100    100    100    100    100
August 1995.........    100    100    100    100    100
August 1996.........    100    100    100    100    100
August 1997.........    100    100    100    100    100
August 1998.........    100    100    100    100    100
August 1999.........    100    100    100    100     78
August 2000.........    100    100    100    100      0
August 2001.........    100    100    100    100      0
August 2002.........    100    100    100    100      0
August 2003.........    100    100    100    100      0
August 2004.........    100     84     84     84      0
August 2005.........    100     28     28     28      0
August 2006.........    100      0      0      0      0
August 2007.........    100      0      0      0      0
August 2008.........    100      0      0      0      0
August 2009.........    100      0      0      0      0
August 2010.........    100      0      0      0      0
August 2011.........    100      0      0      0      0
August 2012.........    100      0      0      0      0
August 2013.........    100      0      0      0      0
August 2014.........    100      0      0      0      0
August 2015.........    100      0      0      0      0
August 2016.........    100      0      0      0      0
August 2017.........     43      0      0      0      0
August 2018.........      0      0      0      0      0
August 2019.........      0      0      0      0      0
August 2020.........      0      0      0      0      0
August 2021.........      0      0      0      0      0
August 2022.........      0      0      0      0      0
August 2023.........      0      0      0      0      0
Weighted Average
 Life (years)**.....   24.0   11.6   11.6   11.6    6.3

                                 E Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100    100
August 1996.........   100    100    100    100    100
August 1997.........   100    100    100    100    100
August 1998.........   100    100    100    100    100
August 1999.........   100    100    100    100    100
August 2000.........   100    100    100    100     80
August 2001.........   100    100    100    100     12
August 2002.........   100    100    100    100      0
August 2003.........   100    100    100    100      0
August 2004.........   100    100    100    100      0
August 2005.........   100    100    100    100      0
August 2006.........   100     82     82     82      0
August 2007.........   100     43     43     43      0
August 2008.........   100     11     11     11      0
August 2009.........   100      0      0      0      0
August 2010.........   100      0      0      0      0
August 2011.........   100      0      0      0      0
August 2012.........   100      0      0      0      0
August 2013.........   100      0      0      0      0
August 2014.........   100      0      0      0      0
August 2015.........   100      0      0      0      0
August 2016.........   100      0      0      0      0
August 2017.........   100      0      0      0      0
August 2018.........    31      0      0      0      0
August 2019.........     0      0      0      0      0
August 2020.........     0      0      0      0      0
August 2021.........     0      0      0      0      0
August 2022.........     0      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  24.9   13.9   13.9   13.9    7.5

                                 G Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100    100
August 1996.........   100    100    100    100    100
August 1997.........   100    100    100    100    100
August 1998.........   100    100    100    100    100
August 1999.........   100    100    100    100    100
August 2000.........   100    100    100    100    100
August 2001.........   100    100    100    100    100
August 2002.........   100    100    100    100     75
August 2003.........   100    100    100    100     51
August 2004.........   100    100    100    100     35
August 2005.........   100    100    100    100     24
August 2006.........   100    100    100    100     16
August 2007.........   100    100    100    100     11
August 2008.........   100    100    100    100      7
August 2009.........   100     88     88     88      5
August 2010.........   100     72     72     72      3
August 2011.........   100     58     58     58      2
August 2012.........   100     47     47     47      1
August 2013.........   100     37     37     37      1
August 2014.........   100     29     29     29      1
August 2015.........   100     23     23     23      *
August 2016.........   100     17     17     17      *
August 2017.........   100     13     13     13      *
August 2018.........   100      9      9      9      *
August 2019.........    33      7      7      7      *
August 2020.........     4      4      4      4      *
August 2021.........     2      2      2      2      *
August 2022.........     1      1      1      1      *
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  25.9   19.6   19.6   19.6   10.9

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                        H Class
                    ------------------------------------------------
                                     PSA Prepayment
                                       Assumption

                    ------------------------------------------------
        Date          0%    95%    150%   200%   210%   250%   500%
-------------------------- ------ ------ ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100    100    100
August 1994.........    100    100     93     93     93     93     93
August 1995.........    100    100     77     77     77     77     29
August 1996.........    100    100     55     55     55     55      0
August 1997.........    100    100     37     37     37     26      0
August 1998.........    100    100     22     22     22      0      0
August 1999.........    100    100     10     10     10      0      0
August 2000.........    100    100      1      1      1      0      0
August 2001.........    100    100      0      0      0      0      0
August 2002.........    100    100      0      0      0      0      0
August 2003.........    100     99      0      0      0      0      0
August 2004.........    100     94      0      0      0      0      0
August 2005.........    100     87      0      0      0      0      0
August 2006.........    100     78      0      0      0      0      0
August 2007.........    100     66      0      0      0      0      0
August 2008.........    100     54      0      0      0      0      0
August 2009.........    100     41      0      0      0      0      0
August 2010.........    100     26      0      0      0      0      0
August 2011.........    100     12      0      0      0      0      0
August 2012.........    100      0      0      0      0      0      0
August 2013.........    100      0      0      0      0      0      0
August 2014.........    100      0      0      0      0      0      0
August 2015.........    100      0      0      0      0      0      0
August 2016.........    100      0      0      0      0      0      0
August 2017.........    100      0      0      0      0      0      0
August 2018.........    100      0      0      0      0      0      0
August 2019.........    100      0      0      0      0      0      0
August 2020.........     59      0      0      0      0      0      0
August 2021.........      0      0      0      0      0      0      0
August 2022.........      0      0      0      0      0      0      0
August 2023.........      0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   27.2   15.1    3.5    3.5    3.5    3.0    1.8

                                 FA, SA and SB+ Classes

                    ------------------------------------------------

                                     PSA Prepayment
                                       Assumption

                    ------------------------------------------------
        Date          0%    95%    150%   200%   210%   250%   500%
-------------------------- ------ ------ ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100    100    100
August 1994.........   100    100     93     93     93     93     93
August 1995.........   100    100     77     77     77     77     29
August 1996.........   100    100     55     55     55     55      0
August 1997.........   100    100     37     37     37     26      0
August 1998.........   100    100     22     22     22      0      0
August 1999.........   100    100     10     10     10      0      0
August 2000.........   100    100      1      1      1      0      0
August 2001.........   100    100      0      0      0      0      0
August 2002.........   100    100      0      0      0      0      0
August 2003.........   100     99      0      0      0      0      0
August 2004.........   100     94      0      0      0      0      0
August 2005.........   100     87      0      0      0      0      0
August 2006.........   100     78      0      0      0      0      0
August 2007.........   100     66      0      0      0      0      0
August 2008.........   100     54      0      0      0      0      0
August 2009.........   100     41      0      0      0      0      0
August 2010.........   100     26      0      0      0      0      0
August 2011.........   100     12      0      0      0      0      0
August 2012.........   100      0      0      0      0      0      0
August 2013.........   100      0      0      0      0      0      0
August 2014.........   100      0      0      0      0      0      0
August 2015.........   100      0      0      0      0      0      0
August 2016.........   100      0      0      0      0      0      0
August 2017.........   100      0      0      0      0      0      0
August 2018.........   100      0      0      0      0      0      0
August 2019.........   100      0      0      0      0      0      0
August 2020.........    59      0      0      0      0      0      0
August 2021.........     0      0      0      0      0      0      0
August 2022.........     0      0      0      0      0      0      0
August 2023.........     0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....  27.2   15.1    3.5    3.5    3.5    3.0    1.8

                                        J Class

                    ------------------------------------------------

                                     PSA Prepayment
                                       Assumption

                    ------------------------------------------------
        Date          0%    95%    150%   200%   210%   250%   500%
-------------------------- ------ ------ ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100    100    100
August 1994.........   100    100    100    100    100    100    100
August 1995.........   100    100    100    100    100    100    100
August 1996.........   100    100    100    100    100    100      0
August 1997.........   100    100    100    100    100    100      0
August 1998.........   100    100    100    100    100     80      0
August 1999.........   100    100    100    100    100     15      0
August 2000.........   100    100    100    100    100      0      0
August 2001.........   100    100     85     85     85      0      0
August 2002.........   100    100     73     73     73      0      0
August 2003.........   100    100     66     66     66      0      0
August 2004.........   100    100     59     59     59      0      0
August 2005.........   100    100     50     50     50      0      0
August 2006.........   100    100     41     41     41      0      0
August 2007.........   100    100     31     31     31      0      0
August 2008.........   100    100     22     22     22      0      0
August 2009.........   100    100     13     13     13      0      0
August 2010.........   100    100      4      4      4      0      0
August 2011.........   100    100      0      0      0      0      0
August 2012.........   100     92      0      0      0      0      0
August 2013.........   100     52      0      0      0      0      0
August 2014.........   100     11      0      0      0      0      0
August 2015.........   100      0      0      0      0      0      0
August 2016.........   100      0      0      0      0      0      0
August 2017.........   100      0      0      0      0      0      0
August 2018.........   100      0      0      0      0      0      0
August 2019.........   100      0      0      0      0      0      0
August 2020.........   100      0      0      0      0      0      0
August 2021.........    88      0      0      0      0      0      0
August 2022.........     0      0      0      0      0      0      0
August 2023.........     0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....  28.2   20.1   12.0   12.0   12.0    5.5    2.4

                                        K Class

                    ------------------------------------------------
                                     PSA Prepayment
                                       Assumption

                    ------------------------------------------------
        Date          0%    95%    150%   200%   210%   250%   500%
-------------------------- ------ ------ ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100    100    100
August 1994.........    100    100    100    100    100    100    100
August 1995.........    100    100    100    100    100    100    100
August 1996.........    100    100    100    100    100    100      0
August 1997.........    100    100    100    100    100    100      0
August 1998.........    100    100    100    100    100    100      0
August 1999.........    100    100    100    100    100    100      0
August 2000.........    100    100    100    100    100     56      0
August 2001.........    100    100    100    100    100     16      0
August 2002.........    100    100    100    100    100      1      0
August 2003.........    100    100    100    100    100      *      0
August 2004.........    100    100    100    100    100      *      0
August 2005.........    100    100    100    100    100      *      0
August 2006.........    100    100    100    100    100      *      0
August 2007.........    100    100    100    100    100      *      0
August 2008.........    100    100    100    100    100      *      0
August 2009.........    100    100    100    100    100      *      0
August 2010.........    100    100    100    100    100      *      0
August 2011.........    100    100     93     93     93      *      0
August 2012.........    100    100     80     80     80      *      0
August 2013.........    100    100     69     69     69      *      0
August 2014.........    100    100     58     58     58      *      0
August 2015.........    100     51     48     48     48      *      0
August 2016.........    100     39     39     39     39      *      0
August 2017.........    100     31     31     31     31      *      0
August 2018.........    100     24     24     24     24      *      0
August 2019.........    100     17     17     17     17      *      0
August 2020.........    100     12     12     12     12      *      0
August 2021.........    100      7      7      7      7      *      0
August 2022.........      3      3      3      3      3      *      0
August 2023.........      0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   28.7   23.4   22.3   22.3   22.3    7.3    2.6

                             F and S Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100     92     85     47
August 1995.........   100    100     74     49      0
August 1996.........   100    100     51      4      0
August 1997.........   100    100     33      0      0
August 1998.........   100    100     20      0      0
August 1999.........   100    100     11      0      0
August 2000.........   100    100      6      0      0
August 2001.........   100    100      3      0      0
August 2002.........   100    100      2      0      0
August 2003.........   100    100      1      0      0
August 2004.........   100    100      1      0      0
August 2005.........   100    100      0      0      0
August 2006.........   100    100      0      0      0
August 2007.........   100    100      0      0      0
August 2008.........   100    100      0      0      0
August 2009.........   100    100      0      0      0
August 2010.........   100    100      0      0      0
August 2011.........   100    100      0      0      0
August 2012.........   100    100      0      0      0
August 2013.........   100    100      0      0      0
August 2014.........   100    100      0      0      0
August 2015.........   100    100      0      0      0
August 2016.........   100     85      0      0      0
August 2017.........   100     70      0      0      0
August 2018.........   100     54      0      0      0
August 2019.........   100     39      0      0      0
August 2020.........   100     24      0      0      0
August 2021.........   100      9      0      0      0
August 2022.........    80      0      0      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.4   25.3    3.5    1.9    0.9

                                 M Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    95%    200%   250%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
August 1994.........   100    100    100    100    100
August 1995.........   100    100    100    100      0
August 1996.........   100    100    100    100      0
August 1997.........   100    100    100      0      0
August 1998.........   100    100    100      0      0
August 1999.........   100    100    100      0      0
August 2000.........   100    100    100      0      0
August 2001.........   100    100    100      0      0
August 2002.........   100    100    100      0      0
August 2003.........   100    100    100      0      0
August 2004.........   100    100    100      0      0
August 2005.........   100    100     99      0      0
August 2006.........   100    100     92      0      0
August 2007.........   100    100     85      0      0
August 2008.........   100    100     77      0      0
August 2009.........   100    100     70      0      0
August 2010.........   100    100     63      0      0
August 2011.........   100    100     56      0      0
August 2012.........   100    100     49      0      0
August 2013.........   100    100     42      0      0
August 2014.........   100    100     36      0      0
August 2015.........   100    100     31      0      0
August 2016.........   100    100     25      0      0
August 2017.........   100    100     20      0      0
August 2018.........   100    100     16      0      0
August 2019.........   100    100     12      0      0
August 2020.........   100    100      8      0      0
August 2021.........   100    100      5      0      0
August 2022.........   100     63      2      0      0
August 2023.........     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.9   29.2   19.4    3.4    1.5

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                                   Annex 2(e)

Prospectus Supplement
(To Prospectus dated December 29, 1992)

                                 $510,000,000

                    Federal National Mortgage Association

                                (FANNIE MAE LOGO)

                  Guaranteed REMIC Pass-Through Certificates
                       Fannie Mae REMIC Trust 1993-164

     The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1993-164 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS"), each of which will represent a beneficial interest in a pool (the "Pool") of first lien, single-family, fixed-rate residential mortgage loans with original maturities of up to 15 years (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae and offered by Fannie Mae pursuant to its Prospectus for Guaranteed Mortgage Pass-Through Certificates (the "MBS Prospectus"), available as described herein, and its Prospectus for Guaranteed REMIC Pass-Through Certificates (the "REMIC Prospectus"), accompanying this Prospectus Supplement.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

                                                (Cover continued on next page)

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY
THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
   CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT
     CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR
       INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES
       ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE
         SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
            OF THE SECURITIES EXCHANGE ACT OF 1934.

           Original                                               Final
          Principal      Principal    Interest    Interest    Distribution
 Class     Balance        Type(1)       Rate      Type(1)         Date
-------  ------------    ---------    --------    -------    ---------------
A .....  $183,076,924       TAC         5.25%       FIX        March 2008
B .....    17,739,131       TAC         6.20        FIX      September 2008
F .....   117,083,945       TAC        (2)          FLT      September 2008
S .....      (3)            NTL        (2)        INV/IO     September 2008
C .....    99,533,334       TAC         6.50        FIX      September 2008
FE ....     8,666,666       TAC        (2)          FLT      September 2008
SE ....     4,000,000       TAC        (2)          INV      September 2008
FD ....    14,539,473       TAC        (2)          FLT      September 2008
SD ....     6,710,527       TAC        (2)          INV      September 2008

           Original                                               Final
          Principal      Principal    Interest    Interest    Distribution
 Class     Balance        Type(1)       Rate      Type(1)         Date

-------  ------------    ---------    --------    -------    ---------------
FA ....  $  6,760,000       SUP        (2)          FLT      September 2008
SA ....     3,120,000       SUP        (2)          INV      September 2008
FB ....    16,003,000       SUP        (2)          FLT      September 2008
SB ....     8,617,000       SUP        (2)          INV      September 2008
FC ....    16,523,684       SUP        (2)          FLT      September 2008
SC ....     7,626,316       SUP        (2)          INV      September 2008
R .....             0       NPR         0           NPR      September 2008
RL.....             0       NPR         0           NPR      September 2008

---------------
(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(2) The F, S, FD, SD, FB and SB Classes will bear interest based on "LIBOR," and the FE, SE, FA, SA, FC and SC Classes will bear interest based on "COFI," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.

(3) The S Class will be a Notional Class, will have no principal balance and will bear interest on its notional principal balance (initially, $117,083,945). The notional principal balance of the S Class will be calculated based on the principal balance of a certain TAC Class. See "Description of the Certificates-- General--Notional Class" herein.

     The Certificates will be offered by Nomura Securities International, Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

     The Certificates are offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Certificates, except for the R and RL Classes, will be available through the book-entry system of the Federal Reserve Banks on or about September 30, 1993 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, New York, New York, on or about the Settlement Date.

                    NOMURA SECURITIES INTERNATIONAL, INC.
July 23, 1993

(Cover continued from previous page)

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH

SUCH CERTIFICATES.

     The yield to investors in each Class will be sensitive in varying degrees to the rate of principal payments of the Mortgage Loans, the characteristics of the Mortgage Loans actually included in the Pool, the purchase price paid for the related Class and, in the case of any Floating Rate and Inverse Floating Rate Classes, the level of the applicable Index (as defined herein). Accordingly, investors should consider the following risks:

        o The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

        o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of some or all of the Classes.

        o In the case of any Certificates purchased at a discount to their principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        o In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        o In the case of any Interest Only Class, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield and, in certain cases, an actual loss on the investment.

        o The yield on any Floating Rate or Inverse Floating Rate Class will be sensitive to the level of the applicable Index, particularly if the interest rate thereon fluctuates as a multiple of such Index.

See "Description of the Certificates--Yield Considerations" herein.

     In addition, investors should purchase Certificates only after considering the following:

        o The actual final payment of any Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

        o The rate of principal distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Description of the Certificates--Reinvestment Risk" in the REMIC Prospectus.

        o Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

     The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the MBS Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated May 1, 1993 and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus and the Information Statement are incorporated herein by reference and may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-2N, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents may also be obtained from Nomura Securities International, Inc. by writing or calling its Prospectus Department at Two World Financial Center, Building B, 22nd Floor, New York, New York 10281-1198 (telephone 212-667-1803).

                              TABLE OF CONTENTS

                                        Page

                                        ----
Description of the Certificates.......  S- 4
  General.............................  S- 4

     Structure........................  S- 4
     MBS Distributions................  S- 4
     Fannie Mae Guaranty..............  S- 4
     Characteristics of
       Certificates...................  S- 4
     Notional Class...................  S- 5
     Authorized Denominations.........  S- 5
     Distribution Dates...............  S- 5
     Calculation of Distributions.....  S- 5
     Record Date......................  S- 5
     REMIC Trust Factors..............  S- 6
     Optional Termination.............  S- 6
  The MBS.............................  S- 6
  Distributions of Interest...........  S- 6

     Categories of Classes............  S- 6
     General..........................  S- 7
     Interest Accrual Periods.........  S- 7
     Floating Rate and Inverse
       Floating Rate Classes..........  S- 7
  Calculation of LIBOR................  S- 8
  COFI................................  S- 8
  Distributions of Principal..........  S- 9
     Categories of Classes............  S- 9
     Principal Distribution Amount....  S- 9

                                        Page

                                        ----
  Structuring Assumptions.............  S-10
     Pricing Assumptions..............  S-10
     PSA Assumptions..................  S-10

  Principal Balance Schedules.........  S-12
  Characteristics of the R and
     RL Classes.......................  S-15
  Yield Considerations................  S-15

     General..........................  S-15
     The Inverse Floating Rate
       Classes........................  S-16
  Weighted Average Lives of the
     Certificates.....................  S-18
  Decrement Tables....................  S-19
Certain Additional Federal Income Tax
  Consequences........................  S-20
  REMIC Elections and Special Tax
     Attributes.......................  S-20
  Taxation of Beneficial Owners of
     Regular Certificates.............  S-20
  Taxation of Beneficial Owners of
     Residual Certificates............  S-21
Plan of Distribution..................  S-21

     General..........................  S-21
     Increase in Certificates.........  S-21

Legal Matters.........................  S-21

                       DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus or the Trust Agreement (as the context may require).

General

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of September 1, 1993 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     The assets of the Trust will consist of the Lower Tier Regular Interests, and the Certificates, other than the RL Class, will evidence the entire beneficial ownership interest in the distributions of principal and interest on the Lower Tier Regular Interests.

     The assets of the Lower Tier REMIC will consist of the MBS, and the Lower Tier Regular Interests and the RL Class (collectively, the "Lower Tier Interests") will in the aggregate evidence the entire beneficial ownership interest in the distributions of principal and interest on the MBS.

     MBS Distributions. The MBS will provide that principal and interest on the underlying Mortgage Loans will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance of the MBS (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus and "Description of Certificates-- The Corporation's Guaranty" in the MBS Prospectus.

     Characteristics of Certificates. The Certificates, other than the R and RL Certificates, will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R and RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distribution to the Holder of the R or RL Certificate of the proceeds of any remaining assets of the Trust or the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Notional Class. The S Class will be a Notional Class. The Notional Class will have no principal balance and will bear interest at the per annum interest rate set forth on the cover or described herein during each Interest Accrual Period on the related notional principal balance. The notional principal balance of the Notional Class will be equal to the indicated percentage of the outstanding principal balance of the following Class immediately prior to the related Distribution Date:

                                                            Percentage of
                                                          Principal Balance
                    Class                                 of Specified Class
    ---------------------------------------------------   ------------------
    S..................................................   100% of F Class

     The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in the principal distributions of the MBS or the underlying Mortgage Loans. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to any such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balance of any Notional Class.

     Authorized Denominations. The Certificates, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Each of the R and RL Classes will be issued as a single certificate and will not have a principal balance.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

     Calculation of Distributions. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Classes, if any) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one month periods set forth herein under "Distributions of Interest--Interest Accrual Periods." Principal on the Certificates will be distributed on each Distribution Date in an amount equal to the sum of the aggregate distributions of principal concurrently made on the MBS and any interest accrued and added on such Distribution Date to the principal balances of the Accrual Classes, if any. See "Distributions of Principal" herein.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balances of any Accrual Classes on such Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates-- Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Trust or the Lower Tier REMIC through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

The MBS

     The MBS underlying the Certificates will have the aggregate unpaid principal balance and Pass-Through Rate set forth below and the general characteristics described in the MBS Prospectus. The Mortgage Loans will be conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family ("single-family") residential property and having an original maturity of up to 15 years, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the MBS and Mortgage Loans as of September 1, 1993 (the "Issue Date") are expected to be as follows:

  Aggregate Unpaid Principal Balance......................        $510,000,000
  MBS Pass-Through Rate...................................           6.50%
  Range of WACs (per annum percentages)...................       6.75% to 9.00%
  Range of WAMs...........................................     100 months to 180
                                                                      months
  Approximate Weighted Average WAM........................         175 months
  Approximate Weighted Average CAGE.......................          5 months

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each MBS, along with the weighted average of all the current or original WACs and the weighted average of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying the MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

Distributions of Interest

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

   Interest Type*                           Classes

--------------------               --------------------------
Fixed Rate                         A, B and C
Floating Rate                      F, FE, FD, FA, FB and FC
Inverse Floating                   S, SE, SD, SA, SB and SC
  Rate
Interest Only                      S
No Payment Residual                R and RL

--------------------
* See "Description of the Certificates--Class Definitions and
  Abbreviations" in the REMIC Prospectus.

     General. The interest-bearing Certificates will bear interest at the respective per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to any Accrual Class) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     Interest Accrual Periods. Interest to be distributed or added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

              Classes                              Interest Accrual Period
------------------------------------   -----------------------------------------------
F,S, FD, SD, FB and SB                  One month period beginning on the 25th day of
  (collectively, the "No Delay          the month preceding the month of the
  Classes")                             Distribution Date and ending on the 24th day of
                                        the month of the Distribution Date

All other interest-bearing Classes     Calendar month preceding the month in which the
  (collectively, the "Delay            Distribution Date occurs
  Classes")

See "Yield Considerations" herein.

     Floating Rate and Inverse Floating Rate Classes. Each of the following Classes will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                   Initial      Maximum     Minimum               Formula for
                  Interest     Interest     Interest             Calculation of
       Class        Rate         Rate        Rate                Interest Rate
    -----------   ---------    ---------    -------    ----------------------------------
    F* ........    3.90000%     8.50000%     0.40%          LIBOR + 40 basis points
    S* ........    4.60000%     8.10000%     0.00%                8.1% - LIBOR
    FE ........    4.85000%     9.50000%     0.80%           COFI + 80 basis points
    SE ........   10.07500%    18.84999%     0.00%      18.84999% - (2.16666665 X COFI)
    FD.........    3.98750%     9.50000%     0.80%          LIBOR + 80 basis points
    SD.........   11.94375%    18.84999%     0.00%      18.84999% - (2.16666634 X LIBOR)
    FA ........    5.05300%     9.50000%     0.95%           COFI + 95 basis points
    SA ........    9.63517%    18.52500%     0.00%       18.525% - (2.16666667 X COFI)
    FB ........    3.98750%    10.00000%     0.80%          LIBOR + 80 basis points
    SB ........   11.16607%    17.08571%     0.00%      17.08571% - (1.85714286 X LIBOR)
    FC ........    5.00000%     9.50000%     0.95%           COFI + 95 basis points
    SC ........    9.75000%    18.52499%     0.00%      18.52499% - (2.16666658 X COFI)

     -------------------------
     * The F and S Classes will each bear interest during their initial six Interest Accrual Periods ending March 24, 1994 at the Initial Interest Rates set forth in the table.

     The yield with respect to any such Class will be affected by changes in the applicable Index, as set forth in the table above (each, an "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of an Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of an Index.

     Each Index value (except COFI) will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. See "--COFI" below for a description of how COFI is established. The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate of interest for each applicable Class for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

Calculation of LIBOR

     On each LIBOR Determination Date, until the principal balances of the F, S, FD, SD, FB and SB Classes (the "LIBOR Classes") have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.1875%.

COFI

     Except as otherwise specified below, the amount of interest which will accrue in respect of the FE, SE, FA, SA, FC and SC Classes (the "COFI Classes") during each Interest Accrual Period following their initial Interest Accrual Period will be determined on the basis of the Eleventh District Cost of Funds Index for the second month next preceding the month in which such Interest Accrual Period commences if such Eleventh District Cost of Funds Index for such second preceding month is published on or before the tenth day of the month in which such Interest Accrual Period commences. For example, if the Eleventh District Cost of Funds Index for July is announced on or before September 10, interest accrued on the COFI Classes for the Interest Accrual Period commencing in September and distributable in October will be based on the Eleventh District Cost of Funds Index relating to July. If the Eleventh District Cost of Funds Index for the applicable month is not published on or before the tenth day of the second following month, interest will accrue on the COFI Classes at a rate determined as provided in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI." Under certain circumstances, an alternative index may be applicable to the COFI Classes. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     For information regarding historical values of the Eleventh District Cost of Funds Index as reported by the Federal Home Loan Bank of San Francisco ("FHLBSF"), see "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI " in the REMIC Prospectus.

     The values of the Eleventh District Cost of Funds Index as reported by the FHLBSF for the following months were as follows:

                                       Month                           COFI
        -----------------------------------------------------------   -------
        December 1992..............................................    4.432%
        January 1993...............................................    4.360%
        February 1993..............................................    4.333%
        March 1993.................................................    4.245%
        April 1993.................................................    4.171%
        May 1993...................................................    4.103%
        June 1993..................................................    4.050%

Distributions of Principal

     Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

  Principal Type*                                  Classes

--------------------                    ------------------------------
TAC                                     A, B, F, C, FE, SE, FD and SD
Notional                                S
Support                                 FA, SA, FB, SB, FC and SC
No Payment Residual                     R and RL
-----------------------
* See "Description of the Certificates--Class Definitions and
  Abbreviations" in the REMIC Prospectus.

     Principal Distribution Amount

     Principal will be distributed monthly on the Certificates in an amount (the "Principal Distribution Amount") equal to the aggregate distributions of principal concurrently made on the MBS.

     On each Distribution Date, the Principal Distribution Amount will be distributed as principal of the Classes in the following order of priority:



          (i) concurrently, to the A and F Classes in the      |
     proportions of 61.5384619584% and 38.4615380416%,         |
     respectively, until the principal balances thereof are    |
     reduced to their respective Targeted Balances for such    |
     Distribution Date;                                        |
                                                               |
          (ii) concurrently, to the B and F Classes in the     |
     proportions of 86.9565222505% and 13.0434777495%,         |
     respectively, until the principal balances thereof are    |
     reduced to their respective Targeted Balances for such    |
     Distribution Date;                                        |
                                                               |
                                                               |
                                                               |
          (iii) concurrently, to the C, FE and SE Classes, in  | TAC Classes
     proportion to their original principal balances (or       |
     88.7106363636%, 7.7243012478% and 3.5650623886%,          |
     respectively), until the principal balances thereof are   |
     reduced to their respective Targeted Balances for such    |
     Distribution Date;                                        |
                                                               |
          (iv) concurrently, to the FD and SD Classes, in      |
     proportion to their original principal balances (or       |
     68.4210494118% and 31.5789505882%, respectively), until   |
     the principal balances thereof are reduced to their       |
     respective Targeted Balances for such Distribution Date;  |
                                                               |
                                                               |
                                                               |
          (v) concurrently, to the FA, SA, FB, SB, FC and SC   |
     Classes in proportion to their original principal balances|Support Classes (or Support 11.5260017050%, 5.3196930946%, 27.2855924979%,|
     14.6922421142%, Classes 28.1733742541% and 13.0030963342%,|
     respectively), until the principal balances thereof are   |
     reduced to zero;                                          |
                                                               |

          (vi) concurrently, to the FD and SD Classes in the   |
     proportions set forth in clause (iv) above, without regard|
     to the Targeted Balances and until the principal balances |
     thereof are reduced to zero;                              |
                                                               |
          (vii) concurrently, to the C, FE and SE Classes, in  |
     the proportions set forth in clause (iii) above, without  |
     regard to the Targeted Balances and until the principal   |
     balances thereof are reduced to zero;                     |
                                                               |
          (viii) concurrently, to the A and F Classes, in the | TAC Classes proportions set forth in clause (i) above, without regard |
     to the Targeted Balances and until the principal balance  |
     of the A Class is reduced to zero;                        |
                                                               |
          (ix) concurrently, to the B and F Classes, in the    |
     proportions set forth in clause (ii) above, without regard|
     to the Targeted Balances and until the principal balances |
     thereof are reduced to zero;                              |

Structuring Assumptions

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumptions (the "Pricing Assumptions"):

        o each Mortgage Loan bears interest at a rate of 7.125% per annum and has an original term to maturity of 180 months, and the following principal amounts of the Mortgage Loans have the remaining terms to maturity and CAGEs, respectively, as specified:

                  $229,500,000     177 months     3 month
                  $204,000,000     174 months     6 months
                  $ 76,500,000     170 months     10 months

        o the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

        o the closing date for the sale of the Certificates is the Settlement Date; and

        o the first Distribution Date for the Certificates occurs in the month following the Settlement Date.

     PSA Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA (for example, 200% PSA) is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Considerations and Risks" in the REMIC Prospectus. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

     The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the Mortgage Loans prepay at the approximate constant level set forth in the following table.

  Principal Balance
 Schedule References      Related Classes      PSA Level

---------------------    -----------------    -----------
Targeted Balances               TAC              200%

     There is no assurance that the principal balances of the Classes listed above will conform on any Distribution Date to the applicable balances specified for such Distribution Date in the Principal Balance Schedules below, or that distributions of principal on the related Classes will begin or end on the respective Distribution Dates specified therein. Because any excess of the principal available for distribution on any Distribution Date over the amount necessary to reduce the principal balances of the applicable Classes to their respective scheduled balances will be distributed, the ability to so reduce the principal balances of such Classes will not be enhanced by the averaging of high and low principal payments. In addition, because of the diverse remaining terms to maturity of the Mortgage Loans (which may include recently originated Mortgage Loans), the Classes specified above may not be reduced to their respective scheduled amounts, even if prepayments occur at the rate specified above.

                         Principal Balance Schedules

                        A Class          B Class         F Class          C Class        FE Class       SE Class
    Distribution        Targeted        Targeted         Targeted        Targeted        Targeted       Targeted
        Date            Balance          Balance         Balance          Balance        Balance        Balance
------------------------------------ --------------- ---------------- --------------- -------------- --------------
Initial Balance..... $ 183,076,924.00 $ 17,739,131.00 $ 117,083,945.00 $ 99,533,334.00 $ 8,666,666.00 $ 4,000,000.00
October 1993........   181,388,691.04   17,739,131.00   116,028,799.42   99,533,334.00   8,666,666.00   4,000,000.00
November 1993.......   179,594,012.91   17,739,131.00   114,907,125.61   99,533,334.00   8,666,666.00   4,000,000.00
December 1993.......   177,694,282.23   17,739,131.00   113,719,793.95   99,533,334.00   8,666,666.00   4,000,000.00
January 1994........   175,691,005.08   17,739,131.00   112,467,745.76   99,533,334.00   8,666,666.00   4,000,000.00
February 1994.......   173,585,799.27   17,739,131.00   111,151,992.15   99,533,334.00   8,666,666.00   4,000,000.00
March 1994..........   171,380,392.32   17,739,131.00   109,773,612.83   99,533,334.00   8,666,666.00   4,000,000.00
April 1994..........   169,076,619.30   17,739,131.00   108,333,754.72   99,533,334.00   8,666,666.00   4,000,000.00
May 1994............   166,676,420.43   17,739,131.00   106,833,630.45   99,533,334.00   8,666,666.00   4,000,000.00
June 1994...........   164,181,838.51   17,739,131.00   105,274,516.78   99,533,334.00   8,666,666.00   4,000,000.00
July 1994...........   161,595,016.15   17,739,131.00   103,657,752.83   99,533,334.00   8,666,666.00   4,000,000.00
August 1994.........   158,918,192.80   17,739,131.00   101,984,738.27   99,533,334.00   8,666,666.00   4,000,000.00
September 1994......   156,153,701.63   17,739,131.00   100,256,931.32   99,533,334.00   8,666,666.00   4,000,000.00
October 1994........   153,303,966.18   17,739,131.00    98,475,846.69   99,533,334.00   8,666,666.00   4,000,000.00
November 1994.......   150,371,496.89   17,739,131.00    96,643,053.42   99,533,334.00   8,666,666.00   4,000,000.00
December 1994.......   147,358,887.44   17,739,131.00    94,760,172.55   99,533,334.00   8,666,666.00   4,000,000.00
January 1995........   144,268,810.96   17,739,131.00    92,828,874.78   99,533,334.00   8,666,666.00   4,000,000.00
February 1995.......   141,104,016.03   17,739,131.00    90,850,877.98   99,533,334.00   8,666,666.00   4,000,000.00
March 1995..........   137,867,322.62   17,739,131.00    88,827,944.64   99,533,334.00   8,666,666.00   4,000,000.00
April 1995..........   134,561,617.84   17,739,131.00    86,761,879.19   99,533,334.00   8,666,666.00   4,000,000.00
May 1995............   131,189,851.57   17,739,131.00    84,654,525.31   99,533,334.00   8,666,666.00   4,000,000.00
June 1995...........   127,769,185.83   17,739,131.00    82,516,609.26   99,533,334.00   8,666,666.00   4,000,000.00
July 1995...........   124,302,104.34   17,739,131.00    80,349,683.36   99,533,334.00   8,666,666.00   4,000,000.00
August 1995.........   120,791,136.65   17,739,131.00    78,155,328.60   99,533,334.00   8,666,666.00   4,000,000.00
September 1995......   117,238,854.16   17,739,131.00    75,935,152.08   99,533,334.00   8,666,666.00   4,000,000.00
October 1995........   113,684,680.39   17,739,131.00    73,713,793.51   99,533,334.00   8,666,666.00   4,000,000.00
November 1995.......   110,129,754.24   17,739,131.00    71,491,964.71   99,533,334.00   8,666,666.00   4,000,000.00
December 1995.......   106,575,235.73   17,739,131.00    69,270,390.68   99,533,334.00   8,666,666.00   4,000,000.00
January 1996........   103,063,112.37   17,739,131.00    67,075,313.62   99,533,334.00   8,666,666.00   4,000,000.00
February 1996.......    99,592,912.57   17,739,131.00    64,906,438.78   99,533,334.00   8,666,666.00   4,000,000.00
March 1996..........    96,164,169.88   17,739,131.00    62,763,474.64   99,533,334.00   8,666,666.00   4,000,000.00
April 1996..........    92,776,422.89   17,739,131.00    60,646,132.81   99,533,334.00   8,666,666.00   4,000,000.00
May 1996............    89,429,215.17   17,739,131.00    58,554,128.02   99,533,334.00   8,666,666.00   4,000,000.00
June 1996...........    86,122,095.23   17,739,131.00    56,487,178.10   99,533,334.00   8,666,666.00   4,000,000.00
July 1996...........    82,854,616.50   17,739,131.00    54,445,003.92   99,533,334.00   8,666,666.00   4,000,000.00
August 1996.........    79,626,337.21   17,739,131.00    52,427,329.40   99,533,334.00   8,666,666.00   4,000,000.00
September 1996......    76,436,820.37   17,739,131.00    50,433,881.42   99,533,334.00   8,666,666.00   4,000,000.00
October 1996........    73,285,633.76   17,739,131.00    48,464,389.82   99,533,334.00   8,666,666.00   4,000,000.00
November 1996.......    70,172,349.81   17,739,131.00    46,518,587.38   99,533,334.00   8,666,666.00   4,000,000.00
December 1996.......    67,096,545.59   17,739,131.00    44,596,209.78   99,533,334.00   8,666,666.00   4,000,000.00
January 1997........    64,057,802.75   17,739,131.00    42,696,995.54   99,533,334.00   8,666,666.00   4,000,000.00
February 1997.......    61,055,707.48   17,739,131.00    40,820,686.03   99,533,334.00   8,666,666.00   4,000,000.00
March 1997..........    58,089,850.44   17,739,131.00    38,967,025.41   99,533,334.00   8,666,666.00   4,000,000.00
April 1997..........    55,159,826.75   17,739,131.00    37,135,760.64   99,533,334.00   8,666,666.00   4,000,000.00
May 1997............    52,265,235.91   17,739,131.00    35,326,641.39   99,533,334.00   8,666,666.00   4,000,000.00
June 1997...........    49,405,681.74   17,739,131.00    33,539,420.07   99,533,334.00   8,666,666.00   4,000,000.00
July 1997...........    46,580,772.38   17,739,131.00    31,773,851.75   99,533,334.00   8,666,666.00   4,000,000.00
August 1997.........    43,790,120.22   17,739,131.00    30,029,694.18   99,533,334.00   8,666,666.00   4,000,000.00
September 1997......    41,033,341.84   17,739,131.00    28,306,707.72   99,533,334.00   8,666,666.00   4,000,000.00
October 1997........    38,310,057.98   17,739,131.00    26,604,655.34   99,533,334.00   8,666,666.00   4,000,000.00
November 1997.......    35,619,893.52   17,739,131.00    24,923,302.58   99,533,334.00   8,666,666.00   4,000,000.00
December 1997.......    32,962,477.37   17,739,131.00    23,262,417.52   99,533,334.00   8,666,666.00   4,000,000.00


                       FD Class        SD Class
    Distribution       Targeted        Targeted
        Date            Balance        Balance
----------------------------------- --------------
Initial Balance..... $ 14,539,473.00 $ 6,710,527.00
October 1993........   14,539,473.00   6,710,527.00
November 1993.......   14,539,473.00   6,710,527.00
December 1993.......   14,539,473.00   6,710,527.00
January 1994........   14,539,473.00   6,710,527.00
February 1994.......   14,539,473.00   6,710,527.00
March 1994..........   14,539,473.00   6,710,527.00
April 1994..........   14,539,473.00   6,710,527.00
May 1994............   14,539,473.00   6,710,527.00
June 1994...........   14,539,473.00   6,710,527.00
July 1994...........   14,539,473.00   6,710,527.00
August 1994.........   14,539,473.00   6,710,527.00
September 1994......   14,539,473.00   6,710,527.00
October 1994........   14,539,473.00   6,710,527.00
November 1994.......   14,539,473.00   6,710,527.00
December 1994.......   14,539,473.00   6,710,527.00
January 1995........   14,539,473.00   6,710,527.00
February 1995.......   14,539,473.00   6,710,527.00
March 1995..........   14,539,473.00   6,710,527.00
April 1995..........   14,539,473.00   6,710,527.00
May 1995............   14,539,473.00   6,710,527.00
June 1995...........   14,539,473.00   6,710,527.00
July 1995...........   14,539,473.00   6,710,527.00
August 1995.........   14,539,473.00   6,710,527.00
September 1995......   14,539,473.00   6,710,527.00
October 1995........   14,539,473.00   6,710,527.00
November 1995.......   14,539,473.00   6,710,527.00
December 1995.......   14,539,473.00   6,710,527.00
January 1996........   14,539,473.00   6,710,527.00
February 1996.......   14,539,473.00   6,710,527.00
March 1996..........   14,539,473.00   6,710,527.00
April 1996..........   14,539,473.00   6,710,527.00
May 1996............   14,539,473.00   6,710,527.00
June 1996...........   14,539,473.00   6,710,527.00
July 1996...........   14,539,473.00   6,710,527.00
August 1996.........   14,539,473.00   6,710,527.00
September 1996......   14,539,473.00   6,710,527.00
October 1996........   14,539,473.00   6,710,527.00
November 1996.......   14,539,473.00   6,710,527.00
December 1996.......   14,539,473.00   6,710,527.00
January 1997........   14,539,473.00   6,710,527.00
February 1997.......   14,539,473.00   6,710,527.00
March 1997..........   14,539,473.00   6,710,527.00
April 1997..........   14,539,473.00   6,710,527.00
May 1997............   14,539,473.00   6,710,527.00
June 1997...........   14,539,473.00   6,710,527.00
July 1997...........   14,539,473.00   6,710,527.00
August 1997.........   14,539,473.00   6,710,527.00
September 1997......   14,539,473.00   6,710,527.00
October 1997........   14,539,473.00   6,710,527.00
November 1997.......   14,539,473.00   6,710,527.00
December 1997.......   14,539,473.00   6,710,527.00


                        A Class          B Class         F Class          C Class        FE Class       SE Class
    Distribution        Targeted        Targeted         Targeted        Targeted        Targeted       Targeted
        Date            Balance          Balance         Balance          Balance        Balance        Balance
------------------------------------ --------------- ---------------- --------------- -------------- --------------
January 1998........ $  30,337,442.51 $ 17,739,131.00 $  21,621,770.76 $ 99,533,334.00 $ 8,666,666.00 $ 4,000,000.00
February 1998.......    27,744,425.87   17,739,131.00    20,001,135.39   99,533,334.00   8,666,666.00   4,000,000.00
March 1998..........    25,183,068.33   17,739,131.00    18,400,286.95   99,533,334.00   8,666,666.00   4,000,000.00
April 1998..........    22,653,014.67   17,739,131.00    16,819,003.45   99,533,334.00   8,666,666.00   4,000,000.00
May 1998............    20,153,913.55   17,739,131.00    15,257,065.27   99,533,334.00   8,666,666.00   4,000,000.00
June 1998...........    17,685,417.40   17,739,131.00    13,714,255.21   99,533,334.00   8,666,666.00   4,000,000.00
July 1998...........    15,247,182.47   17,739,131.00    12,190,358.41   99,533,334.00   8,666,666.00   4,000,000.00
August 1998.........    12,838,868.72   17,739,131.00    10,685,162.34   99,533,334.00   8,666,666.00   4,000,000.00
September 1998......    10,460,139.80   17,739,131.00     9,198,456.79   99,533,334.00   8,666,666.00   4,000,000.00
October 1998........     8,110,663.04   17,739,131.00     7,730,033.84   99,533,334.00   8,666,666.00   4,000,000.00
November 1998.......     5,790,109.35   17,739,131.00     6,279,687.81   99,533,334.00   8,666,666.00   4,000,000.00
December 1998.......     3,498,153.26   17,739,131.00     4,847,215.28   99,533,334.00   8,666,666.00   4,000,000.00
January 1999........     1,234,472.81   17,739,131.00     3,432,415.02   99,533,334.00   8,666,666.00   4,000,000.00
February 1999.......             0.00   16,324,320.57     2,448,647.98   99,533,334.00   8,666,666.00   4,000,000.00
March 1999..........             0.00   13,204,206.01     1,980,630.81   99,533,334.00   8,666,666.00   4,000,000.00
April 1999..........             0.00   10,122,710.83     1,518,406.56   99,533,334.00   8,666,666.00   4,000,000.00
May 1999............             0.00    7,079,399.55     1,061,909.89   99,533,334.00   8,666,666.00   4,000,000.00
June 1999...........             0.00    4,073,841.46       611,076.19   99,533,334.00   8,666,666.00   4,000,000.00
July 1999...........             0.00    1,105,610.52       165,841.57   99,533,334.00   8,666,666.00   4,000,000.00
August 1999.........             0.00            0.00             0.00   97,670,790.44   8,504,488.74   3,925,148.95
September 1999......             0.00            0.00             0.00   94,717,558.63   8,247,341.99   3,806,465.83
October 1999........             0.00            0.00             0.00   91,801,131.24   7,993,399.91   3,689,261.78
November 1999.......             0.00            0.00             0.00   88,921,092.25   7,742,626.27   3,573,520.09
December 1999.......             0.00            0.00             0.00   86,077,030.18   7,494,985.26   3,459,224.23
January 2000........             0.00            0.00             0.00   83,268,538.04   7,250,441.42   3,346,357.84
February 2000.......             0.00            0.00             0.00   80,495,213.25   7,008,959.71   3,234,904.73
March 2000..........             0.00            0.00             0.00   77,756,657.65   6,770,505.46   3,124,848.91
April 2000..........             0.00            0.00             0.00   75,052,477.39   6,535,044.37   3,016,174.56
May 2000............             0.00            0.00             0.00   72,382,282.94   6,302,542.53   2,908,866.01
June 2000...........             0.00            0.00             0.00   69,745,689.00   6,072,966.38   2,802,907.78
July 2000...........             0.00            0.00             0.00   67,142,314.47   5,846,282.75   2,698,284.56
August 2000.........             0.00            0.00             0.00   64,571,782.42   5,622,458.82   2,594,981.19
September 2000......             0.00            0.00             0.00   62,033,720.02   5,401,462.11   2,492,982.70
October 2000........             0.00            0.00             0.00   59,527,758.51   5,183,260.52   2,392,274.27
November 2000.......             0.00            0.00             0.00   57,053,533.16   4,967,822.30   2,292,841.24
December 2000.......             0.00            0.00             0.00   54,610,683.21   4,755,116.02   2,194,669.10
January 2001........             0.00            0.00             0.00   52,198,851.86   4,545,110.63   2,097,743.53
February 2001.......             0.00            0.00             0.00   49,817,686.17   4,337,775.39   2,002,050.33
March 2001..........             0.00            0.00             0.00   47,466,837.08   4,133,079.91   1,907,575.49
April 2001..........             0.00            0.00             0.00   45,145,959.35   3,930,994.12   1,814,305.12
May 2001............             0.00            0.00             0.00   42,854,711.48   3,731,488.30   1,722,225.50
June 2001...........             0.00            0.00             0.00   40,592,755.74   3,534,533.02   1,631,323.06
July 2001...........             0.00            0.00             0.00   38,359,758.06   3,340,099.22   1,541,584.37
August 2001.........             0.00            0.00             0.00   36,155,388.04   3,148,158.11   1,452,996.16
September 2001......             0.00            0.00             0.00   33,979,318.87   2,958,681.24   1,365,545.29
October 2001........             0.00            0.00             0.00   31,831,227.35   2,771,640.46   1,279,218.77
November 2001.......             0.00            0.00             0.00   29,710,793.78   2,587,007.95   1,194,003.76
December 2001.......             0.00            0.00             0.00   27,617,701.98   2,404,756.17   1,109,887.55
January 2002........             0.00            0.00             0.00   25,551,639.21   2,224,857.88   1,026,857.56
February 2002.......             0.00            0.00             0.00   23,512,296.17   2,047,286.17     944,901.38
March 2002..........             0.00            0.00             0.00   21,499,366.94   1,872,014.38     864,006.70
April 2002..........             0.00            0.00             0.00   19,512,548.95   1,699,016.18     784,161.37



                       FD Class        SD Class
    Distribution       Targeted        Targeted
        Date            Balance        Balance
----------------------------------- --------------
January 1998........ $ 14,539,473.00 $ 6,710,527.00
February 1998.......   14,539,473.00   6,710,527.00
March 1998..........   14,539,473.00   6,710,527.00
April 1998..........   14,539,473.00   6,710,527.00
May 1998............   14,539,473.00   6,710,527.00
June 1998...........   14,539,473.00   6,710,527.00
July 1998...........   14,539,473.00   6,710,527.00
August 1998.........   14,539,473.00   6,710,527.00
September 1998......   14,539,473.00   6,710,527.00
October 1998........   14,539,473.00   6,710,527.00
November 1998.......   14,539,473.00   6,710,527.00
December 1998.......   14,539,473.00   6,710,527.00
January 1999........   14,539,473.00   6,710,527.00
February 1999.......   14,539,473.00   6,710,527.00
March 1999..........   14,539,473.00   6,710,527.00
April 1999..........   14,539,473.00   6,710,527.00
May 1999............   14,539,473.00   6,710,527.00
June 1999...........   14,539,473.00   6,710,527.00
July 1999...........   14,539,473.00   6,710,527.00
August 1999.........   14,539,473.00   6,710,527.00
September 1999......   14,539,473.00   6,710,527.00
October 1999........   14,539,473.00   6,710,527.00
November 1999.......   14,539,473.00   6,710,527.00
December 1999.......   14,539,473.00   6,710,527.00
January 2000........   14,539,473.00   6,710,527.00
February 2000.......   14,539,473.00   6,710,527.00
March 2000..........   14,539,473.00   6,710,527.00
April 2000..........   14,539,473.00   6,710,527.00
May 2000............   14,539,473.00   6,710,527.00
June 2000...........   14,539,473.00   6,710,527.00
July 2000...........   14,539,473.00   6,710,527.00
August 2000.........   14,539,473.00   6,710,527.00
September 2000......   14,539,473.00   6,710,527.00
October 2000........   14,539,473.00   6,710,527.00
November 2000.......   14,539,473.00   6,710,527.00
December 2000.......   14,539,473.00   6,710,527.00
January 2001........   14,539,473.00   6,710,527.00
February 2001.......   14,539,473.00   6,710,527.00
March 2001..........   14,539,473.00   6,710,527.00
April 2001..........   14,539,473.00   6,710,527.00
May 2001............   14,539,473.00   6,710,527.00
June 2001...........   14,539,473.00   6,710,527.00
July 2001...........   14,539,473.00   6,710,527.00
August 2001.........   14,539,473.00   6,710,527.00
September 2001......   14,539,473.00   6,710,527.00
October 2001........   14,539,473.00   6,710,527.00
November 2001.......   14,539,473.00   6,710,527.00
December 2001.......   14,539,473.00   6,710,527.00
January 2002........   14,539,473.00   6,710,527.00
February 2002.......   14,539,473.00   6,710,527.00
March 2002..........   14,539,473.00   6,710,527.00
April 2002..........   14,539,473.00   6,710,527.00


                        A Class          B Class         F Class          C Class        FE Class       SE Class
    Distribution        Targeted        Targeted         Targeted        Targeted        Targeted       Targeted
        Date            Balance          Balance         Balance          Balance        Balance        Balance
------------------------------------ --------------- ---------------- --------------- -------------- --------------
May 2002............ $           0.00 $          0.00 $           0.00 $ 17,551,542.93 $ 1,528,265.50 $   705,353.36
June 2002...........             0.00            0.00             0.00   15,616,052.91   1,359,736.58     627,570.78
July 2002...........             0.00            0.00             0.00   13,705,786.14   1,193,403.92     550,801.85
August 2002.........             0.00            0.00             0.00   11,820,453.11   1,029,242.31     475,034.95
September 2002......             0.00            0.00             0.00    9,959,767.44     867,226.83     400,258.57
October 2002........             0.00            0.00             0.00    8,123,445.92     707,332.81     326,461.32
November 2002.......             0.00            0.00             0.00    6,311,208.43     549,535.85     253,631.95
December 2002.......             0.00            0.00             0.00    4,522,777.94     393,811.84     181,759.33
January 2003........             0.00            0.00             0.00    2,757,880.43     240,136.92     110,832.43
February 2003.......             0.00            0.00             0.00    1,016,244.92      88,487.49      40,840.39
March 2003..........             0.00            0.00             0.00            0.00           0.00           0.00
April 2003..........             0.00            0.00             0.00            0.00           0.00           0.00
May 2003............             0.00            0.00             0.00            0.00           0.00           0.00
June 2003...........             0.00            0.00             0.00            0.00           0.00           0.00
July 2003...........             0.00            0.00             0.00            0.00           0.00           0.00
August 2003.........             0.00            0.00             0.00            0.00           0.00           0.00
September 2003......             0.00            0.00             0.00            0.00           0.00           0.00
October 2003........             0.00            0.00             0.00            0.00           0.00           0.00
November 2003.......             0.00            0.00             0.00            0.00           0.00           0.00
December 2003.......             0.00            0.00             0.00            0.00           0.00           0.00
January 2004........             0.00            0.00             0.00            0.00           0.00           0.00
February 2004.......             0.00            0.00             0.00            0.00           0.00           0.00
March 2004 and
 thereafter.........             0.00            0.00             0.00            0.00           0.00           0.00


                        FD Class        SD Class
    Distribution        Targeted        Targeted
        Date             Balance        Balance
------------------------------------ --------------
May 2002............  $ 14,539,473.00 $ 6,710,527.00
June 2002...........    14,539,473.00   6,710,527.00
July 2002...........    14,539,473.00   6,710,527.00
August 2002.........    14,539,473.00   6,710,527.00
September 2002......    14,539,473.00   6,710,527.00
October 2002........    14,539,473.00   6,710,527.00
November 2002.......    14,539,473.00   6,710,527.00
December 2002.......    14,539,473.00   6,710,527.00
January 2003........    14,539,473.00   6,710,527.00
February 2003.......    14,539,473.00   6,710,527.00
March 2003..........    13,997,726.08   6,460,489.92
April 2003..........    12,689,696.64   5,856,783.94
May 2003............    11,398,995.41   5,261,075.59
June 2003...........    10,125,422.39   4,673,272.57
July 2003...........     8,868,779.80   4,093,283.59
August 2003.........     7,628,872.01   3,521,018.38
September 2003......     6,405,505.56   2,956,387.62
October 2003........     5,198,489.10   2,399,303.02
November 2003.......     4,007,633.39   1,849,677.23
December 2003.......     2,832,751.28   1,307,423.86
January 2004........     1,673,657.65     772,457.49
February 2004.......       530,169.45     244,693.63
March 2004 and
 thereafter.........             0.00           0.00


Characteristics of the R and RL Classes

     The R and RL Certificates will not have principal balances and will not bear interest. The Holder of the R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Certificate will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R Class and the RL Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Certificates will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Certificate will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Certificate will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

Yield Considerations

     General. There can be no assurance that the Mortgage Loans will have the characteristics assumed herein or will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Certificates will be as assumed. In addition, there can be no assurance that the applicable Index will correspond to the levels shown herein. Because the rate of principal distributions on the Certificates will be related to the amortization of the Mortgage Loans in each Pool, which are likely to include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. In addition, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant.

     The timing of changes in the rate of prepayments or the level of the applicable Index may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of such Index is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of an Index, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of an Index occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the

Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of such Index.

     The effective yield on the Delay Classes will be reduced below the yield otherwise produced because principal and interest payable on a Distribution Date will not be distributed until the 25th day following the end of the related Interest Accrual Period and will not bear interest during such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero. As a result of the foregoing, the market value of the Delay Classes will be lower than would have been the case if there were no such delay. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes to various constant percentages of PSA and, where specified, to changes in an Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

     The Inverse Floating Rate Classes. The yields to investors in the Inverse Floating Rate Classes will be highly sensitive to the level of the applicable Index and to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. As indicated in the tables below, a high level of the applicable Index will have a negative effect on the yields to investors in the Inverse Floating Rate Classes. It is possible that, under certain high Index and/or high prepayment scenarios, investors in the S and SE Classes would not fully recoup their initial investments.

     Changes in the applicable Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes for each Interest Accrual Period subsequent to their initial Interest Accrual Periods (or, in the case of the S Class, subsequent to its initial six Interest Accrual Periods) will be based on the indicated level of the applicable Index and (ii) the aggregate purchase prices of the Inverse Floating Rate Classes (expressed as a percentage of original principal balance) are as follows:

                                Class                                  Price*
  -----------------------------------------------------------------   ---------
  S ...............................................................      8.860%
  SE ..............................................................    101.824%
  SD...............................................................     99.695%
  SA ..............................................................     93.768%
  SB ..............................................................     99.550%
  SC ..............................................................     99.009%

  -------------------------------
  * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

             Sensitivity of the S Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                               PSA Prepayment Assumption
                                -------------------------------------------------------
            LIBOR                 50%        100%        200%        300%        500%
------------------------------  -------     -------     -------     -------     -------
1.5%..........................    62.7%       57.4%       46.1%       46.1%       46.2%
3.5%..........................    41.2%       35.5%       23.2%       23.2%       23.4%
5.5%..........................    15.8%        9.3%      (4.8)%      (4.8)%      (4.5)%
7.5%..........................  (23.3)%     (32.2)%     (50.6)%     (50.6)%     (49.8)%
8.1%..........................     *           *           *           *           *

--------------------
* The pre-tax yield to maturity would be less than (99.9)%.

             Sensitivity of the SE Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                              PSA Prepayment Assumption
                                 ---------------------------------------------------
             COFI                  50%       100%       200%       300%       500%
------------------------------   -------    -------    -------    -------    -------
2.05%.........................     14.3%      14.3%      14.2%      14.2%      14.0%
4.05%.........................      9.9%       9.9%       9.8%       9.8%       9.6%
6.05%.........................      5.5%       5.5%       5.4%       5.5%       5.3%
8.05%.........................      1.2%       1.2%       1.1%       1.2%       1.0%
8.70%.........................    (0.2)%     (0.2)%     (0.2)%     (0.2)%     (0.3)%

             Sensitivity of the SD Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                                 ----------------------------------------------
            LIBOR                 50%       100%      200%      300%      500%
------------------------------   ------    ------    ------    ------    ------
1.1875%.......................    16.8%     16.8%     16.8%     16.8%     16.8%
3.1875%.......................    12.3%     12.3%     12.3%     12.3%     12.5%
5.1875%.......................     7.8%      7.8%      7.8%      7.8%      8.1%
7.1875%.......................     3.4%      3.4%      3.4%      3.4%      3.9%
8.7000%.......................     0.1%      0.1%      0.1%      0.1%      0.7%

             Sensitivity of the SA Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
             COFI                 50%       100%      200%      300%      500%
------------------------------   ------    ------    ------    ------    ------
2.103%........................    15.3%     15.4%     15.4%     17.7%     21.7%
4.103%........................    10.6%     10.6%     10.7%     13.1%     17.3%
6.103%........................     6.0%      6.0%      6.1%      8.5%     12.9%
8.103%........................     1.5%      1.5%      1.5%      4.0%      8.6%
8.550%........................     0.5%      0.5%      0.5%      3.0%      7.6%

             Sensitivity of the SB Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
            LIBOR                 50%       100%      200%      300%      500%
------------------------------   ------    ------    ------    ------    ------
1.1875%.......................    15.4%     15.4%     15.4%     15.5%     15.6%
3.1875%.......................    11.5%     11.5%     11.5%     11.7%     12.0%
5.1875%.......................     7.7%      7.7%      7.7%      7.9%      8.4%
7.1875%.......................     3.9%      3.9%      3.9%      4.2%      4.9%
9.2000%.......................     0.1%      0.1%      0.1%      0.6%      1.4%

             Sensitivity of the SC Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
             COFI                 50%       100%      200%      300%      500%
------------------------------   ------    ------    ------    ------    ------
2.05%.........................    14.5%     14.5%     14.5%     14.5%     14.6%
4.05%.........................    10.0%     10.0%     10.0%     10.1%     10.4%
6.05%.........................     5.5%      5.5%      5.6%      5.8%      6.3%
8.05%.........................     1.2%      1.2%      1.2%      1.5%      2.2%
8.55%.........................     0.1%      0.1%      0.1%      0.5%      1.2%

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates-- Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the Classes and the distribution of principal of certain Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount distributable as principal of the Certificates on any Distribution Date exceeds the amount required to reduce the principal balances of certain Classes with higher principal payment priorities to their respective scheduled amounts as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes on such Distribution Date. Conversely, if the principal distributable on any Distribution Date is less than the amount so required to reduce certain Classes to their respective scheduled amounts, no principal will be distributed on the remaining Classes on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average lives of the Support Classes than on the weighted average lives of the TAC Classes. See "Distributions of Principal" herein.

     The interaction of the foregoing factors may have different effects on various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA levels and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that each underlying Mortgage Loan bears an interest rate of 9% per annum and has an original and remaining term to maturity of 180 months. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which will include recently originated Mortgage Loans) could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA levels, even if the distributions of the weighted average remaining terms to maturity and the weighted average CAGEs of the Mortgage Loans are identical to the distributions of the remaining terms to maturity and CAGEs specified in the Pricing Assumptions.

              Percent of Original Principal Balances Outstanding

                                 A Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......     94     89     85     85     85
September 1995......     88     75     64     64     64
September 1996......     81     59     42     42     42
September 1997......     74     44     22     22     22
September 1998......     66     30      6      6      7
September 1999......     57     17      0      0      0
September 2000......     47      4      0      0      0
September 2001......     37      0      0      0      0
September 2002......     25      0      0      0      0
September 2003......     12      0      0      0      0
September 2004......      0      0      0      0      0
September 2005......      0      0      0      0      0
September 2006......      0      0      0      0      0
September 2007......      0      0      0      0      0
September 2008......      0      0      0      0      0
Weighted Average
 Life (years)**.....    6.3    3.7    2.7    2.7    2.7

                                 B Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date           0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......   100    100    100    100    100
September 1999......   100    100      0      0     40
September 2000......   100    100      0      0      0
September 2001......   100      0      0      0      0
September 2002......   100      0      0      0      0
September 2003......   100      0      0      0      0
September 2004......    77      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
Weighted Average
 Life (years)**.....  11.2    7.7    5.6    5.7    6.0

                             F and S+ Classes

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date           0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......    94     89     86     86     86
September 1995......    88     75     65     65     65
September 1996......    82     60     43     43     43
September 1997......    75     45     24     24     24
September 1998......    67     32      8      8      9
September 1999......    58     19      0      0      1
September 2000......    48      6      0      0      0
September 2001......    38      0      0      0      0
September 2002......    27      0      0      0      0
September 2003......    14      0      0      0      0
September 2004......     2      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
Weighted Average
 Life (years)**.....   6.5    3.8    2.8    2.8    2.8

                           C, FE and SE Classes

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......    100    100    100    100    100
September 1995......    100    100    100    100     92
September 1996......    100    100    100    100     58
September 1997......    100    100    100    100     45
September 1998......    100    100    100    100     45
September 1999......    100    100     95     96     45
September 2000......    100    100     62     67     33
September 2001......    100     97     34     44     21
September 2002......    100     68     10     26     13
September 2003......    100     40      0     12      8
September 2004......    100     13      0      1      4
September 2005......     74      0      0      0      2
September 2006......     30      0      0      0      1
September 2007......      0      0      0      0      *
September 2008......      0      0      0      0      0
Weighted Average
 Life (years)**.....   12.6    9.7    7.5    8.0    5.2

                            FD and SD Classes

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100      0
September 1996......   100    100    100    100      0
September 1997......   100    100    100    100      0
September 1998......   100    100    100    100      0
September 1999......   100    100    100    100      0
September 2000......   100    100    100    100      0
September 2001......   100    100    100    100      0
September 2002......   100    100    100    100      0
September 2003......   100    100     44    100      0
September 2004......   100    100      0    100      0
September 2005......   100     34      0     64      0
September 2006......   100      0      0     31      0
September 2007......     2      0      0      7      0
September 2008......     0      0      0      0      0
Weighted Average
 Life (years)**.....  13.8   11.9   10.0   12.5    1.7

                             FA, SA, FB, SB,
                            FC and SC Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   300%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100     80     41
September 1995......   100    100    100     48      0
September 1996......   100    100    100     21      0
September 1997......   100    100    100      6      0
September 1998......   100    100    100      1      0
September 1999......   100    100    100      1      0
September 2000......   100    100    100      1      0
September 2001......   100    100    100      1      0
September 2002......   100    100    100      1      0
September 2003......   100    100    100      1      0
September 2004......   100    100     82      1      0
September 2005......   100    100     54      1      0
September 2006......   100     67     30      1      0
September 2007......   100     23     10      1      0
September 2008......     0      0      0      0      0
Weighted Average
 Life (years)**.....  14.5   13.4   12.3    2.2    0.9

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

              CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC Elections and Special Tax Attributes

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     As a consequence of the qualification of the Trust and the Lower Tier REMIC as REMICs, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

Taxation of Beneficial Owners of Regular Certificates

     The Notional Class will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 200% PSA. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at that or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain Classes of Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

     The F Class will bear interest during its first six Interest Accrual Periods at a fixed rate. During all subsequent Interest Accrual Periods, the F Class will bear interest at a variable rate that is determined by reference to LIBOR as described in "Description of the Certificates--Calculation of LIBOR" herein. Fannie Mae intends to treat all interest payments on the F Class as included in its stated redemption price at maturity. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. Investors should be aware, however, of two sets of proposed Internal Revenue Service regulations: proposed regulations governing contingent payments that were published in the Federal Register on April 8, 1986 (the "1986 Proposed Contingent Payment Regulations"), and proposed original issue discount regulations that contain rules applicable to variable rate debt instruments and that were published in the Federal Register on December 22, 1992 (the "1992 Proposed OID Regulations"). Although neither set of proposed regulations is directly applicable to the F Class and all proposed regulations are subject to change before their adoption in final form, the variable rate or contingent payment principles contained in those proposed regulations may be applied to such Class. Investors are urged to consult their own tax advisors with respect to the possible application of the variable rate or contingent payment principles in those proposed regulations to the F Class.

Taxation of Beneficial Owners of Residual Certificates

     Under the Regulations, neither the R nor the RL Certificate will have significant value. As a result, an organization to which section 593 of the Code applies and which is the beneficial owner of the R or RL Certificate may not use its allowable deductions to offset any "excess inclusions" with respect to such Certificate. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about August 20, 1993. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of the R or RL Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

     Under the proposed IRS regulations relating to original issue discount, the Lower Tier Regular Interests would be treated as a single debt instrument for original issue discount purposes because they were issued to the Trust in a single transaction. Although there can be no assurance that final regulations will apply this aggregation rule to the Lower Tier Regular Interests, Fannie Mae intends to calculate the taxable income (or net loss) of the Trust and of the Lower Tier REMIC (and to report to the R and RL Certificateholders) by treating the Lower Tier Regular Interests as a single debt instrument. A failure of the Lower Tier Regular Interests to qualify as a single debt instrument for original issue discount purposes could result in material adverse tax consequences to the beneficial owners of the RL Class.

                             PLAN OF DISTRIBUTION

     General. The Dealer will receive the Certificates in exchange for the MBS pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

     Increase in Certificates. Fannie Mae and the Dealer may agree to offer hereby Certificates in addition to those contemplated as of the date hereof. In such event, the MBS will be increased in principal balance, but it is expected that all additional MBS will have the same characteristics as described herein under "Description of the Certificates--The MBS." The proportion that the original principal balance of each Class bears to the aggregate original principal balance of all the Certificates will remain the same. The dollar amounts reflected in the Principal Balance Schedules will be increased in pro rata amounts that correspond to the increase of the principal balance of the Certificates.

                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Milbank, Tweed, Hadley & McCloy.

                                                                     Annex 2(c)

------------------------------------------------------------------------------
                            PROSPECTUS  SUPPLEMENT

                   (To Prospectus dated December 29, 1992)

------------------------------------------------------------------------------
                                $1,188,529,000

                    Federal National Mortgage Association

                               [FANNIEMAE LOGO]

                  Guaranteed REMIC Pass-Through Certificates
                       Fannie Mae REMIC Trust 1993-168

The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The BB Certificates (the "Retail Certificates"), having an original principal balance of $30,001,000, are being offered by means of a separate Prospectus Supplement dated July 28, 1993 (the "Retail Class Supplement"). The other Classes of Certificates are offered hereby.

The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1993-168 (the
"Trust"). The assets of the Trust will consist of (i) the "regular interests" in a separate trust fund (the "Lower Tier REMIC") and
(ii) a non-interest bearing cash deposit of $999.99 (the "Retail
Cash Deposit") to be applied as described herein. The assets of the Lower Tier REMIC will consist of Fannie Mae Guaranteed
Mortgage Pass-Through Certificates (the "MBS"), each of which will represent a beneficial interest in a pool (the "Pool") of first lien, single-family, fixed-rate residential mortgage loans
(the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae and offered by Fannie Mae pursuant to its Prospectus for Guaranteed Mortgage Pass-Through Certificates (the "MBS
Prospectus"), available as described herein, and its Prospectus for Guaranteed REMIC Pass-Through
Certificates(the "REMIC Prospectus"), accompanying this
Prospectus Supplement.

Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual
Certificates" and "Certain Federal Income Tax Consequences" in the
REMIC Prospectus.

                                                (Cover continued on next page)

                           ------------------------

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
 CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION
  REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES"
          WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

                           ------------------------

==============================================================================

              Original                                   Final
             Principal    Principal Interest Interest  Distribution
Class         Balance     Type(1)   Rate   Type(1)        Date

-------------------------------------------------------------------
J           $230,819,200    PAC    8.75%     FIX     September 2023
-------------------------------------------------------------------
PA           50,295,000     PAC    5.20%     FIX        May 2005
-------------------------------------------------------------------
PB           34,328,000     PAC    5.20%     FIX        May 2009
-------------------------------------------------------------------
PC           40,543,000     PAC    5.20%     FIX      August 2012
-------------------------------------------------------------------
PD           34,023,000     PAC    5.60%     FIX       July 2014
-------------------------------------------------------------------
PE           79,059,000     PAC    6.00%     FIX      August 2017
-------------------------------------------------------------------
PG          127,325,000     PAC    6.25%     FIX      January 2020
-------------------------------------------------------------------
PH          143,160,000     PAC    6.55%     FIX       March 2022
-------------------------------------------------------------------
PJ              (2)         NTL    7.00%    FIX/IO    August 2022
-------------------------------------------------------------------
PK           30,160,000     PAC    6.75%     FIX      August 2022
-------------------------------------------------------------------
BB(3)        30,001,000   CPT/RTL  6.00%     FIX     September 2023
-------------------------------------------------------------------
PZ           24,574,000     PAC    7.00%      Z      September 2023
-------------------------------------------------------------------
A             9,428,000   AD/LIQ   5.00%     FIX        May 1998
-------------------------------------------------------------------
B             5,599,000     AD     6.00%     FIX      August 2000
-------------------------------------------------------------------
C             6,617,000     AD     6.50%     FIX      October 2002
-------------------------------------------------------------------
D             5,511,000     AD     6.70%     FIX        May 2004
-------------------------------------------------------------------
E            15,878,000     AD     7.00%     FIX       March 2008
-------------------------------------------------------------------
H               (2)         NTL    7.00%    FIX/IO      May 2004
-------------------------------------------------------------------
DA              (2)         NTL    7.00%    FIX/IO   September 2023
-------------------------------------------------------------------
K            33,568,667     CPT    6.50%     FIX     September 2023
-------------------------------------------------------------------
KA           13,193,125     CPT    6.50%     FIX     September 2023
-------------------------------------------------------------------
              Original                                   Final
             Principal    Principal Interest Interest  Distribution
Class         Balance     Type(1)   Rate   Type(1)        Date

------------------------------------------------------------------
FG          $11,474,621     PAC     (4)      FLT     September 2023
------------------------------------------------------------------
SG            5,295,979     PAC     (4)      INV     September 2023
------------------------------------------------------------------
FC           29,395,463     PAC     (4)      FLT     September 2023
------------------------------------------------------------------
SC           13,567,137     PAC     (4)      INV     September 2023
------------------------------------------------------------------
M             3,623,333     SCH    7.25%     FIX       June 2023
------------------------------------------------------------------
MA            1,326,875     SCH    7.30%     FIX       June 2023
------------------------------------------------------------------
N            33,108,000     SCH    7.00%     FIX     September 2023
------------------------------------------------------------------
FD           41,738,200     SUP     (4)      FLT     November 2022
------------------------------------------------------------------
SD            8,854,461     SUP     (4)      INV     November 2022
------------------------------------------------------------------
SE            6,052,039     SUP     (4)      INV     November 2022
------------------------------------------------------------------
F            30,970,800     SUP     (4)      FLT     November 2022
------------------------------------------------------------------
S            13,273,200     SUP     (4)      INV     November 2022
------------------------------------------------------------------
P            14,000,000     SUP    7.00%     FIX      January 2023
------------------------------------------------------------------
Q            10,000,000     SUP    7.00%     FIX       March 2023
------------------------------------------------------------------
T            34,815,200     SUP    7.00%     FIX     September 2023
------------------------------------------------------------------
FA           32,187,820     SUP     (4)      FLT     September 2023
------------------------------------------------------------------
SA            5,747,825     SUP     (4)      INV     September 2023
------------------------------------------------------------------
SB            8,046,955     SUP     (4)      INV     September 2023
------------------------------------------------------------------
R               960,100     PAC    7.00%     FIX     September 2023
------------------------------------------------------------------
RL               10,000     PAC    7.00%     FIX     September 2023
==================================================================

------------------------------------------------------------------------------
(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates-- Distributions of Interest" and "--Distributions of Principal" herein.

(2) The PJ, H and DA Classes will be Notional Classes, will have no principal balances and will bear interest on their notional principal balances (initially, $23,922,250, $4,202,400 and $4,285,857, respectively). The notional principal balance of the PJ Class will be calculated based on the principal balances of certain PAC Classes, the notional principal balance of the H Class will be calculated based on the principal balances of certain Accretion Directed Classes and the notional principal balance of the DA Class will be calculated based on the principal balance of a Component Class. See "Description of the Certificates--General--Notional Classes" herein.

(3) The BB Certificates are being offered by means of the Retail Class Supplement and are not offered hereby.

(4) The FG and SG Classes will bear interest based on "COFI," the FC, SC, FD, SD, SE, F and S Classes will bear interest based on "LIBOR" and the FA, SA and SB Classes will bear interest based on the "Prime Rate," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.

                           ------------------------

    The Certificates (other than the J Class) will be offered by The First Boston Corporation and Utendahl Capital Partners, L.P. (the "Dealers") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The Certificates (other than the J Class) will be offered by the Dealers, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealers. It is expected that the Certificates, except for the BB, R and RL Classes, will be available through the book-entry system of the Federal Reserve Banks on or about September 30, 1993 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of The First Boston Corporation, New York, New York, on or about the Settlement Date. It is expected that the BB Class will be available for delivery through the book-entry facilities of the Depository Trust Company on or about September 24, 1993.

CS First Boston                                Utendahl Capital Partners, L.P.

------------------------------------------------------------------------------
           The date of this Prospectus Supplement is July 28, 1993.

(Cover continued from previous page)

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES.

     The yield to investors in each Class will be sensitive in varying degrees to the rate of principal payments of the Mortgage Loans, the characteristics of the Mortgage Loans actually included in the Pool, the purchase price paid for the related Class and, in the case of any Floating Rate and Inverse Floating Rate Classes, the level of the applicable Index (as defined herein). Accordingly, investors should consider the following risks:

        o The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

        o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of some or all of the Classes.

        o In the case of any Certificates purchased at a discount to their principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        o In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        o In the case of any Interest Only Class, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield and, in certain cases, an actual loss on the investment.

        o The yield on any Floating Rate or Inverse Floating Rate Class will be sensitive to the level of the applicable Index, particularly if the interest rate thereon fluctuates as a multiple of such Index.

See "Description of the Certificates--Yield Considerations" herein.

     In addition, investors should purchase Certificates only after considering the following:

        o The actual final payment of any Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

        o The rate of principal distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Description of the Certificates--Reinvestment Risk" in the REMIC Prospectus.

        o Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

     The Dealers intend to make a market for the Certificates but are not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the MBS Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated May 1, 1993 and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus and the Information Statement are incorporated herein by reference and may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-2N, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents may also be obtained from The First Boston Corporation by writing or calling its Prospectus Department at 55 East 52nd Street, New York, New York 10055 (telephone 212-909-2000) and from Utendahl Capital Partners, L.P. by writing or calling its Prospectus Department at 30 Broad Street, 31st Floor, New York, New York 10004 (telephone 212-797-2660).

                              TABLE OF CONTENTS

                                        Page

                                        ----
Description of the Certificates.......  S- 4
  General.............................  S- 4

     Structure........................  S- 4
     MBS Distributions................  S- 4
     Fannie Mae Guaranty..............  S- 4
     Characteristics of
       Certificates...................  S- 4
     Notional Classes.................  S- 5
     Components.......................  S- 6
     Authorized Denominations.........  S- 6
     Distribution Dates...............  S- 6
     Calculation of Distributions.....  S- 6
     Record Date......................  S- 6
     REMIC Trust Factors..............  S- 6
     Optional Termination.............  S- 6
     Liquid Assets....................  S- 6
  The MBS.............................  S- 7
  Distributions of Interest...........  S- 7

     Categories of Classes............  S- 7
     General..........................  S- 7
     Interest Accrual Periods.........  S- 8
     Accrual Class....................  S- 8
     Floating Rate and Inverse
       Floating Rate Classes..........  S- 8
  Calculation of LIBOR................  S- 9
  COFI................................  S- 9
  Calculation of Prime Rate...........  S-10
  Distributions of Principal..........  S-10
     Categories of Classes and
       Components.....................  S-10

                                        Page

                                        ----
     Principal Distribution Amount....  S-10
     Accrual Amount...................  S-10
     Cash Flow Distribution Amount....  S-11

  Structuring Assumptions.............  S-13
     Pricing Assumptions..............  S-13
     PSA Assumptions..................  S-13

  Principal Balance Schedules.........  S-14
  Characteristics of the R and

     RL Classes.......................  S-29
  Yield Considerations................  S-29

     General..........................  S-29
     The Interest Only Classes........  S-30
     The Inverse Floating Rate

       Classes........................  S-30
  Weighted Average Lives of the

     Certificates.....................  S-32
  Decrement Tables....................  S-33

Certain Additional Federal Income Tax
  Consequences........................  S-38
  REMIC Elections and Special Tax

     Attributes.......................  S-38
  Taxation of Beneficial Owners of

     Regular Certificates.............  S-38
  Taxation of Beneficial Owners of

     Residual Certificates............  S-39
Plan of Distribution..................  S-39

     General..........................  S-39
     Increase in Certificates.........  S-39

Legal Matters.........................  S-39

                       DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus or the Trust Agreement (as the context may require).

General

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of September 1, 1993 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     The assets of the Trust will consist of (i) the Lower Tier Regular Interests and (ii) a non-interest bearing cash deposit of $999.99 (the "Retail Cash Deposit"), and the Certificates, other than the RL Class, will evidence the entire beneficial ownership interest in the distributions of principal and interest on the Lower Tier Regular Interests. The Retail Cash Deposit will be used, if necessary, to round the amount of any principal distribution on the BB Class to an amount equal to an integral multiple of $1,000, as described in the Retail Class Supplement. The Retail Cash Deposit will not be available for application toward any distributions on the Classes of Certificates offered hereby.

     The assets of the Lower Tier REMIC will consist of the MBS, and the Lower Tier Regular Interests and the RL Class (collectively, the "Lower Tier Interests") will in the aggregate evidence the entire beneficial ownership interest in the distributions of principal and interest on the MBS.

     MBS Distributions. The MBS will provide that principal and interest on the underlying Mortgage Loans will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance of the MBS (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus and "Description of Certificates-- The Corporation's Guaranty" in the MBS Prospectus.

     Characteristics of Certificates. The Certificates offered hereby, other than the R and RL Certificates, will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to an R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R and RL Certificates will be transferable and exchangeable, if applicable, at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any exchange or registration of transfer of the R and RL Certificates and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     Distributions on the R and RL Classes will be made by check mailed by the Paying Agent to the address of each person entitled thereto as it appears on the Certificate Register maintained by the Certificate Registrar (initially State Street) not later than each Distribution Date; provided, however, that the final distribution to the Holders of the R and RL Classes of the proceeds of any remaining assets of the Trust and the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the respective Certificates at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Notional Classes. The PJ, H and DA Classes will be Notional Classes. A Notional Class will have no principal balance and will bear interest at the per annum interest rate set forth on the cover or described herein during each Interest Accrual Period on the related notional principal balance. The notional principal balance of each Notional Class will be equal to the indicated percentage of the outstanding principal balance of the following Classes immediately prior to the related Distribution Date:


                                                                    Percentage of
                                                                  Principal Balance
                            Class                                 of Specified Class
    ------------------------------------------------------   ----------------------------
    PJ ...................................................    10.7142857143% of PG Class
                                                               6.4285714286% of PH Class
                                                               3.5714285714% of PK Class

    H ....................................................    28.5714285714% of A Class
                                                              14.2857142857% of B Class
                                                               7.1428571429% of C Class
                                                               4.2857142857% of D Class

    DA....................................................    14.2857142857% of BB Class

     The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in the principal distributions of the MBS or the underlying Mortgage Loans. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to any such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balance of any Notional Class.

     Components. For purposes of calculating payments of principal, the BB, K and KA Classes are comprised of multiple payment components having the designations and original principal balances set forth below:

                                                          Original Principal
                               Designation                     Balance
    ---------------------------------------------------   ------------------
    BB1 Component......................................      $ 20,461,000
    BB2 Component......................................         9,540,000
    K1 Component.......................................        31,757,000
    K2 Component.......................................         1,811,667
    KA1 Component......................................        12,397,000
    KA2 Component......................................           796,125

Components are not separately transferable from the related Class of Certificates.

     Authorized Denominations. The Certificates offered hereby, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R and RL Certificates will be issued in minimum denominations of $1,000 and integral multiples of $100 in excess thereof.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

     Calculation of Distributions. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Classes, if any) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one month periods set forth herein under "Distributions of Interest--Interest Accrual Periods." Principal on the Certificates will be distributed on each Distribution Date in an amount equal to the sum of the aggregate distributions of principal concurrently made on the MBS and any interest accrued and added on such Distribution Date to the principal balances of the Accrual Classes, if any. See "Distributions of Principal" herein.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates offered hereby the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the amount of principal remaining to be distributed with respect to such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balances of any Accrual Classes on such Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates-- Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Trust or the Lower Tier REMIC through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

     Liquid Assets. The A Class is intended to qualify as a "liquid asset" for purposes of the liquidity requirements applicable to federal savings associations, federal savings banks and state chartered associations whose deposits are insured by Federal Deposit Insurance Corporation.

The MBS

     The MBS underlying the Certificates will have the aggregate unpaid principal balance and Pass-Through Rate set forth below and the general characteristics described in the MBS Prospectus. The Mortgage Loans will be conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family ("single-family") residential property and having an original maturity of up to 30 years, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the MBS and Mortgage Loans as of September 1, 1993 (the "Issue Date") are expected to be as follows:

    Aggregate Unpaid Principal Balance................       $1,218,530,000
    MBS Pass-Through Rate.............................           7.00%
    Range of WACs (per annum percentages).............       7.25% to 9.50%
    Range of WAMs..................................... 180 months to 360 months

    Approximate Weighted Average WAM..................         356 months
    Approximate Weighted Average CAGE.................          4 months

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each MBS, along with the weighted average of all the current or original WACs and the weighted average of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying the MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

Distributions of Interest

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

    Interest Type*                              Classes

---------------------  ---------------------------------------------------------
Fixed Rate             All Classes except the Floating Rate and Inverse Floating
                         Rate Classes

Floating Rate          FG, FC, FD, F and FA
Inverse Floating Rate  SG, SC, SD, SE, S, SA and SB
Interest Only          PJ, H and DA
Accrual                PZ

     --------------------
     * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

     General. The interest-bearing Certificates will bear interest at the respective per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to any Accrual Classes) in the month after the Settlement Date. Interest to be distributed or, in the case of any Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     Interest Accrual Periods. Interest to be distributed or added to principal on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

                     Classes                             Interest Accrual Period
    -----------------------------------------   -----------------------------------------
    FC, SC, FD, SD, SE, F, S, FA, SA and SB       One month period beginning on the
      25th (collectively, the "No Delay Classes")      day of the month preceding the
                                                       month of the Distribution Date and ending on the
                                                       24th day of the month of the
                                                       Distribution Date

    All other Classes (collectively, the          Calendar month preceding the month in
      "Delay Classes")                                 which the Distribution Date occurs


See "Yield Considerations" herein.

     Accrual Class. The PZ Class is an Accrual Class. Interest will accrue on the Accrual Class at the per annum rate set forth on the cover hereof; however, such interest will not be distributed until the Distribution Date following the Distribution Date on which such Class receives its first distribution of principal. Interest so accrued and unpaid on the Accrual Class will be added as principal to the principal balance thereof on each Distribution Date. Distributions of principal of the Accrual Class will be distributed as described herein.

     Floating Rate and Inverse Floating Rate Classes. Each of the following Classes will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                    Initial     Maximum    Minimum              Formula for
                   Interest    Interest    Interest           Calculation of
        Class        Rate        Rate       Rate               Interest Rate
    -------------- ---------   ---------   -------   ---------------------------------
    FG ...........  5.15000%    9.50000%    1.10%         COFI + 110 basis points
    SG ...........  9.42500%   18.20000%    0.00%       18.2% - (2.16666667 X COFI)
    FC ...........  3.78750%    9.50000%    0.60%         LIBOR + 60 basis points
    SC ........... 12.37708%   19.28333%    0.00%    19.28333% - (2.16666667 X LIBOR)
    FD ...........  4.23750%    9.50000%    1.05%        LIBOR + 105 basis points
    SD ........... 17.97138%   32.99663%    0.00%    32.99663% - (4.71380471 X LIBOR)
    SE ........... 10.00000%   10.00000%    0.00%    58.27586% - (6.89655172 X LIBOR)
    F  ...........  4.18750%   10.00000%    1.00%        LIBOR + 100 basis points
    S  ........... 13.56250%   21.00000%    0.00%       21% - (2.33333334 X LIBOR)
    FA ...........  4.75000%   10.00000%    0.00%      Prime Rate - 125 basis points
    SA ........... 15.40000%   42.00000%    0.00%        49% - (5.6 X Prime Rate)
    SB ........... 10.00000%   10.00000%    0.00%         45% - (4 X Prime Rate)

     The yields with respect to such Classes will be affected by changes in the applicable index as set forth in the table above (each, an "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of an Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of an Index.

     Each Index value (except COFI) will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. See "--COFI" below for a description of how COFI is established. The establishment of each Index value by Fannie Mae and Fannie Mae's determination of the rate of interest for the applicable Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

Calculation of LIBOR

     On each LIBOR Determination Date, until the principal balances of the FC, SC, FD, SD, SE, F and S Classes (the "LIBOR Classes") have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.1875%.

COFI

     Except as otherwise specified below, the amount of interest which will accrue in respect of the FG and SG Classes (the "COFI" Classes") during each Interest Accrual Period following their initial Interest Accrual Period will be determined on the basis of the Eleventh District Cost of Funds Index for the second month next preceding the month in which such Interest Accrual Period commences if such Eleventh District Cost of Funds Index for such second preceding month is published on or before the tenth day of the month in which such Interest Accrual Period commences. For example, if the Eleventh District Cost of Funds Index for May is announced on or before July 10, interest accrued on the COFI Classes for the Interest Accrual Period commencing in July and distributable in August will be based on the Eleventh District Cost of Funds Index relating to May. If the Eleventh District Cost of Funds Index for the applicable month is not published on or before the tenth day of the second following month, interest will accrue on the COFI Classes at a rate determined as provided in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI." Under certain circumstances, an alternative index may be applicable to the COFI Classes. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     For information regarding historical values of the Eleventh District Cost of Funds Index as reported by the Federal Home Loan Bank of San Francisco ("FHLBSF"), see "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--COFI " in the REMIC Prospectus.

     The values of the Eleventh District Cost of Funds Index as reported by the FHLBSF for the following months were as follows:

                                       Month                             COFI

               ------------------------------------------------------   ------
               December 1992.........................................   4.432%
               January 1993..........................................   4.360%
               February 1993.........................................   4.333%
               March 1993............................................   4.245%
               April 1993............................................   4.171%
               May 1993..............................................   4.103%
               June 1993.............................................   4.050%

Calculation of Prime Rate

     On each Prime Rate Determination Date, until the principal balances of the FA, SA and SB Classes (the "Prime Rate Classes") have been reduced to zero, Fannie Mae will ascertain the Prime Rate for the related Interest Accrual Period in the manner specified in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--Prime Rate."

Distributions of Principal

     Categories of Classes and Components

     For the purpose of payments of principal, the Classes and Components will be categorized as follows:

  Principal Type*                        Classes or Components

-------------------      -----------------------------------------------------
PAC I                    PA, PB, PC, PD, PE, PG, PH, PK, PZ, BB1, R and RL
PAC II                   K1, KA1, FG, SG, FC and SC
PAC**                    J
Scheduled                K2, KA2, M, MA and N
Notional                 PJ, H and DA
Accretion Directed       A, B, C, D and E
Support                  FD, SD, SE, F, S, P, Q, T, FA, SA and SB
Component                BB, K and KA
Liquid Asset             A
Retail                   BB
        -----------------------
         * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

        ** Although the Principal Balance Schedules do not include Planned
           Balances for the J Class, principal distributions will be allocated concurrently between the J Class and certain PAC I and PAC II Classes and Components on the basis of fixed percentages. As a result, distributions of principal of the J Class will, in effect, be limited by the Planned Balances applicable to the related PAC I and PAC II Classes and Components. See "--Cash Flow Distribution Amount" below.

     Principal Distribution Amount

     Principal will be distributed monthly on the Certificates in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal concurrently made on the MBS (the "Cash Flow Distribution Amount") and (ii) any interest accrued and added on such Distribution Date to the principal balance of the Accrual Class (the "Accrual Amount").


     Accrual Amount

     On each Distribution Date, the Accrual Amount will be             Accretion
distributed, sequentially, as principal of the A, B, C, D and E         Directed
Classes, in that order, until the principal balances thereof are          and
reduced to zero, and thereafter to the PZ Class without regard to its    Accrual
Planned Balance.                                                         Classes

     Cash Flow Distribution Amount

     (a) On each Distribution Date, commencing with the Distribution Date in October 1996, the BB2 Component will receive $30,000 of the Cash Flow Distribution Amount (the "BB2 Priority Amount") until the principal balance thereof is reduced to zero.

                                              PAC and PACI Classes and Component
     (b) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the BB2 Priority Amount will be distributed as principal of the following PAC I Classes and the J Class, in the order and proportions set forth in the following table, until the principal balances of such PAC I Classes are reduced to their respective Planned Balances for such Distribution Date:

                                               Allocated to
                           ----------------------------------------------------
                           Class listed in the
                            preceding column       RL Class         J Class
                           -------------------   -------------   --------------
R ........................   98.9691784352%      1.0308215648%         0%
PA .......................   49.2957746479%           0%         50.7042253521%
PB .......................   49.2957746479%           0%         50.7042253521%
PC .......................   49.2957746479%           0%         50.7042253521%
PD .......................   55.5555555556%           0%         44.4444444444%
PE .......................   63.6363636364%           0%         36.3636363636%
PG .......................        100%                0%               0%
PH........................        100%                0%               0%
PK .......................        100%                0%               0%

     (c) On each Distribution Date, 23.2420832718% of the excess of PAC the Cash Flow Distribution Amount over the amounts applied pursuant and to paragraphs (a) and (b) above will be distributed as principal of PAC I the BB1 Component, until the principal balance thereof is reduced to Classes its Planned Balance for such Distribution Date;



     (d) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (c) above will be distributed as principal of the PZ Class, until the principal balance thereof is reduced to its Planned Balance for such Distribution Date;

     (e) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (d) above will be distributed as principal of the Classes specified below in the following order of priority:

                                           PAC and PAC II Classes and Components

          (i) to the PAC II Classes, the J Class and the K1 and KA1 Components, to be applied in the following order of priority:

             (a) concurrently, to the K1 and KA1 Components and the J Class, in the proportions of 55.9403199912%, 21.8374577866% and 22.2222222222%,
        respectively, until the principal PAC balances of the K1 and KA1 Components are reduced to their and respective Planned Balances for such Distribution Date; and PAC II

             (b) concurrently, to the FG, SG, FC, SC and J Classes, in the proportions of 14.9409461107%, 6.8958213820%,
        38.2754278842%, 17.6655824009% and 22.2222222222%, respectively, until the principal balances of the FG, SG, FC and SC Classes are reduced to their respective Planned Balances for such Distribution Date;

                                                Scheduled Classes and Components

          (ii) concurrently, to the M and MA Classes and the K2 and KA2 Components, in the proportions of 47.9403678222%, Scheduled 17.5559010320%, 23.9701905266% and 10.5335406192%, respectively, Classes until the principal balances thereof are reduced to their and respective Scheduled Balances for such Distribution Date;

          (iii) to the N Class, until the principal balance thereof is reduced to its Scheduled Balance for such Distribution Date;

                                                                 Support Classes

          (iv) concurrently, to the FD, SD, SE, F and S Classes, in the proportions of 41.3705400109%, 8.7764645595%, 5.9987283016%, 30.6979869896%
     and 13.1562801384%, respectively, until the principal balances thereof are reduced to zero;
          (v) to the following Classes, in the order and proportions set forth in the following table, until the principal balances thereof are reduced to zero:

                                       Allocated to
           --------------------------------------------------------------------
           Class listed in the
            preceding column       FA Class        SA Class         SB Class
           -------------------  --------------- --------------   --------------
     P....  56.1225521910%      30.7142134663%  5.4846809761%    7.6785533666%
     Q....  56.1225521910%      30.7142134663%  5.4846809761%    7.6785533666%
     T....  56.1225521910%      30.7142134663%  5.4846809761%    7.6785533666%


                                             Scheduled Classes and Components

          (vi) concurrently, to the M and MA Classes and the K2 and KA2 Components, in the proportions set forth in clause (ii) above, without regard to the Scheduled Balances and until the respective principal balances thereof are reduced to zero;

          (vii) to the N Class, without regard to its Scheduled
     Balance and until the principal balance thereof is reduced to zero;

                                          PAC and PAC II Classes and Components

          (viii) concurrently, to the FG, SG, FC, SC and J Classes, in the proportions set forth in clause (i)(b) above, without regard to the Planned Balances and until the principal balances PAC of the FG, SG, FC and SC Classes are reduced to zero; and

          (ix) concurrently, to the K1 and KA1 Components and the J Classes Class, in the proportions set forth in clause (i)(a) above, and without regard to the Planned Balances and until the principal Components balances of the K1 and KA1 Components are reduced to zero;

                     PAC and PAC I and Accretion Directed Classes and Components

     (f) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (e) above will be distributed as principal of the PAC I Classes specified in paragraph (b) above and the J Class, in the order and proportions set forth in the table in paragraph (b) above, without regard to the Planned Balances and until the respective PAC principal balances thereof are reduced to zero; and



     (g) On each Distribution Date, 23.2420832718% of the excess of and the Cash Flow Distribution Amount over the amounts applied pursuant Accretion to paragraphs (a) through (f) above will be distributed as principal Directed of the BB1 Component, without regard to its Planned Balance and until Classes the principal balance thereof is reduced to zero; and

     (h) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (g) above will be distributed, sequentially, as principal of the A, B, C, D and E Classes, in that order, until the respective principal balances thereof are reduced to zero;

     (i) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (h) above will be distributed as principal of the PZ Class, without regard to its Planned Balance and until the principal balance thereof is reduced to zero; and

     (j) On each Distribution Date, the excess of the Cash Flow Distribution Amount over the amounts applied pursuant to paragraphs (a) through (i) above will be distributed as principal of the BB2 Component until the principal balance thereof is reduced to zero.

Structuring Assumptions

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumptions (the "Pricing Assumptions"):

        o each Mortgage Loan bears interest at a rate of 7.70% per annum and has an original term to maturity of 360 months, a CAGE of 4 months and a remaining term to maturity of 356 months;

        o the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

        o the closing date for the sale of the Certificates, other than the BB Class, is the Settlement Date, and the closing date for the BB Class is September 24, 1993; and

        o the first Distribution Date for the Certificates occurs in the month following the Settlement Date.

     PSA Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA (for example, 200% PSA) is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Considerations and Risks" in the REMIC Prospectus. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

     The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the Mortgage Loans prepay at the approximate constant levels set forth in the following table.

 Principal Balance      Related Classes and
Schedule References         Components*                PSA Levels
-------------------    ----------------------    ----------------------
Planned Balances       PAC I and BB1             Between 100% and 260%
Planned Balances...    K1 and KA1                Between 120% and 230%
Planned Balances       FG, SG, FC and SC         Between 150% and 230%
Scheduled Balances     Scheduled, K2 and KA2     Between 150% and 200%

     --------------------
     * Although the Principal Balance Schedules do not include Planned Balances for the J Class, principal distributions will be allocated concurrently between the J Class and certain PAC I and PAC II Classes and Components on the basis of fixed percentages. As a result, distributions of principal of the J Class will, in effect, be limited by the Planned Balances applicable to the related PAC I and PAC II Classes and Components. See "Distributions of Principal--Cash Flow Distribution Amount" above.

     There is no assurance that the principal balances of the Classes or Components listed above will conform on any Distribution Date to the applicable balances specified for such Distribution Date in the Principal Balance Schedules below, or that distributions of principal on the related Classes or Components will begin or end on the respective Distribution Dates specified therein. Because any excess of the principal available for distribution on any Distribution Date over the amount necessary to reduce the principal balances of the applicable Classes or Components to their respective scheduled balances will be distributed, the ability to so reduce the principal balances of such Classes or Components will not be enhanced by the averaging of high and low principal payments. In addition, even if prepayments remain within the ranges specified above, the principal available for distribution may be insufficient to reduce the applicable Classes and Components to such respective balances, if prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans (which may include recently originated Mortgage Loans), the Classes or Components specified above may not be reduced to their respective scheduled amounts, even if prepayments occur at a constant level within the ranges specified above.

                         Principal Balance Schedules

                       PA Class        PB Class        PC Class        PD Class        PE Class         PG Class
    Distribution        Planned         Planned         Planned         Planned         Planned         Planned
        Date            Balance         Balance         Balance         Balance         Balance         Balance
----------------------------------- --------------- --------------- --------------- --------------- ----------------
Initial Balance..... $ 50,295,000.00 $ 34,328,000.00 $ 40,543,000.00 $ 34,023,000.00 $ 79,059,000.00 $ 127,325,000.00
October 1993........   49,830,093.13   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
November 1993.......   48,784,402.67   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
December 1993.......   47,636,459.99   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
January 1994........   46,386,631.12   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
February 1994.......   45,035,335.00   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
March 1994..........   43,583,043.24   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
April 1994..........   42,030,279.98   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
May 1994............   40,377,621.60   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
June 1994...........   38,625,696.41   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
July 1994...........   36,775,184.32   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
August 1994.........   34,826,816.42   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
September 1994......   32,781,374.58   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
October 1994........   30,639,690.94   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
November 1994.......   28,402,647.38   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
December 1994.......   26,071,174.96   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
January 1995........   23,646,253.32   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
February 1995.......   21,128,909.98   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
March 1995..........   18,520,219.69   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
April 1995..........   15,821,303.65   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
May 1995............   13,033,328.73   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
June 1995...........   10,157,506.70   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
July 1995...........    7,195,093.28   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
August 1995.........    4,147,387.31   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
September 1995......    1,015,729.78   34,328,000.00   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
October 1995........            0.00   32,131,502.88   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
November 1995.......            0.00   28,836,128.94   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
December 1995.......            0.00   25,557,109.51   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
January 1996........            0.00   22,294,359.75   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
February 1996.......            0.00   19,047,795.26   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
March 1996..........            0.00   15,817,332.04   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
April 1996..........            0.00   12,602,886.55   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
May 1996............            0.00    9,404,375.67   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
June 1996...........            0.00    6,221,716.71   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
July 1996...........            0.00    3,054,827.40   40,543,000.00   34,023,000.00   79,059,000.00   127,325,000.00
August 1996.........            0.00            0.00   40,446,625.90   34,023,000.00   79,059,000.00   127,325,000.00
September 1996......            0.00            0.00   37,311,030.76   34,023,000.00   79,059,000.00   127,325,000.00
October 1996........            0.00            0.00   34,205,749.73   34,023,000.00   79,059,000.00   127,325,000.00
November 1996.......            0.00            0.00   31,115,913.48   34,023,000.00   79,059,000.00   127,325,000.00
December 1996.......            0.00            0.00   28,041,441.81   34,023,000.00   79,059,000.00   127,325,000.00
January 1997........            0.00            0.00   24,982,254.98   34,023,000.00   79,059,000.00   127,325,000.00
February 1997.......            0.00            0.00   21,938,273.62   34,023,000.00   79,059,000.00   127,325,000.00
March 1997..........            0.00            0.00   18,909,418.77   34,023,000.00   79,059,000.00   127,325,000.00
April 1997..........            0.00            0.00   15,895,611.90   34,023,000.00   79,059,000.00   127,325,000.00
May 1997............            0.00            0.00   12,896,774.85   34,023,000.00   79,059,000.00   127,325,000.00
June 1997...........            0.00            0.00    9,912,829.89   34,023,000.00   79,059,000.00   127,325,000.00
July 1997...........            0.00            0.00    6,943,699.67   34,023,000.00   79,059,000.00   127,325,000.00
August 1997.........            0.00            0.00    3,989,307.25   34,023,000.00   79,059,000.00   127,325,000.00
September 1997......            0.00            0.00    1,049,576.08   34,023,000.00   79,059,000.00   127,325,000.00
October 1997........            0.00            0.00            0.00   31,909,262.37   79,059,000.00   127,325,000.00
November 1997.......            0.00            0.00            0.00   28,629,020.93   79,059,000.00   127,325,000.00
December 1997.......            0.00            0.00            0.00   25,365,046.31   79,059,000.00   127,325,000.00

                                  PH Class        PK Class
    Distribution                  Planned          Planned
        Date                      Balance          Balance
--------------------          ---------------- ---------------
Initial Balance.....           $ 143,160,000.00 $ 30,160,000.00
October 1993........             143,160,000.00   30,160,000.00
November 1993.......             143,160,000.00   30,160,000.00
December 1993.......             143,160,000.00   30,160,000.00
January 1994........             143,160,000.00   30,160,000.00
February 1994.......             143,160,000.00   30,160,000.00
March 1994..........             143,160,000.00   30,160,000.00
April 1994..........             143,160,000.00   30,160,000.00
May 1994............             143,160,000.00   30,160,000.00
June 1994...........             143,160,000.00   30,160,000.00
July 1994...........             143,160,000.00   30,160,000.00
August 1994.........             143,160,000.00   30,160,000.00
September 1994......             143,160,000.00   30,160,000.00
October 1994........             143,160,000.00   30,160,000.00
November 1994.......             143,160,000.00   30,160,000.00
December 1994.......             143,160,000.00   30,160,000.00
January 1995........             143,160,000.00   30,160,000.00
February 1995.......             143,160,000.00   30,160,000.00
March 1995..........             143,160,000.00   30,160,000.00
April 1995..........             143,160,000.00   30,160,000.00
May 1995............             143,160,000.00   30,160,000.00
June 1995...........             143,160,000.00   30,160,000.00
July 1995...........             143,160,000.00   30,160,000.00
August 1995.........             143,160,000.00   30,160,000.00
September 1995......             143,160,000.00   30,160,000.00
October 1995........             143,160,000.00   30,160,000.00
November 1995.......             143,160,000.00   30,160,000.00
December 1995.......             143,160,000.00   30,160,000.00
January 1996........             143,160,000.00   30,160,000.00
February 1996.......             143,160,000.00   30,160,000.00
March 1996..........             143,160,000.00   30,160,000.00
April 1996..........             143,160,000.00   30,160,000.00
May 1996............             143,160,000.00   30,160,000.00
June 1996...........             143,160,000.00   30,160,000.00
July 1996...........             143,160,000.00   30,160,000.00
August 1996.........             143,160,000.00   30,160,000.00
September 1996......             143,160,000.00   30,160,000.00
October 1996........             143,160,000.00   30,160,000.00
November 1996.......             143,160,000.00   30,160,000.00
December 1996.......             143,160,000.00   30,160,000.00
January 1997........             143,160,000.00   30,160,000.00
February 1997.......             143,160,000.00   30,160,000.00
March 1997..........             143,160,000.00   30,160,000.00
April 1997..........             143,160,000.00   30,160,000.00
May 1997............             143,160,000.00   30,160,000.00
June 1997...........             143,160,000.00   30,160,000.00
July 1997...........             143,160,000.00   30,160,000.00
August 1997.........             143,160,000.00   30,160,000.00
September 1997......             143,160,000.00   30,160,000.00
October 1997........             143,160,000.00   30,160,000.00
November 1997.......             143,160,000.00   30,160,000.00
December 1997.......             143,160,000.00   30,160,000.00

                       PA Class        PB Class        PC Class        PD Class        PE Class         PG Class
    Distribution        Planned         Planned         Planned         Planned         Planned         Planned
        Date            Balance         Balance         Balance         Balance         Balance         Balance
----------------------------------- --------------- --------------- --------------- --------------- ----------------
January 1998........ $          0.00 $          0.00 $          0.00 $ 22,117,253.99 $ 79,059,000.00 $ 127,325,000.00
February 1998.......            0.00            0.00            0.00   18,885,559.90   79,059,000.00   127,325,000.00
March 1998..........            0.00            0.00            0.00   15,669,880.38   79,059,000.00   127,325,000.00
April 1998..........            0.00            0.00            0.00   12,470,132.20   79,059,000.00   127,325,000.00
May 1998............            0.00            0.00            0.00    9,286,232.59   79,059,000.00   127,325,000.00
June 1998...........            0.00            0.00            0.00    6,118,099.16   79,059,000.00   127,325,000.00
July 1998...........            0.00            0.00            0.00    2,965,649.96   79,059,000.00   127,325,000.00
August 1998.........            0.00            0.00            0.00            0.00   78,862,902.17   127,325,000.00
September 1998......            0.00            0.00            0.00            0.00   75,287,566.40   127,325,000.00
October 1998........            0.00            0.00            0.00            0.00   71,729,917.50   127,325,000.00
November 1998.......            0.00            0.00            0.00            0.00   68,189,863.49   127,325,000.00
December 1998.......            0.00            0.00            0.00            0.00   64,667,312.92   127,325,000.00
January 1999........            0.00            0.00            0.00            0.00   61,162,174.75   127,325,000.00
February 1999.......            0.00            0.00            0.00            0.00   57,674,358.44   127,325,000.00
March 1999..........            0.00            0.00            0.00            0.00   54,203,773.90   127,325,000.00
April 1999..........            0.00            0.00            0.00            0.00   50,750,331.53   127,325,000.00
May 1999............            0.00            0.00            0.00            0.00   47,313,942.15   127,325,000.00
June 1999...........            0.00            0.00            0.00            0.00   43,894,517.06   127,325,000.00
July 1999...........            0.00            0.00            0.00            0.00   40,491,968.01   127,325,000.00
August 1999.........            0.00            0.00            0.00            0.00   37,106,207.20   127,325,000.00
September 1999......            0.00            0.00            0.00            0.00   33,737,147.29   127,325,000.00
October 1999........            0.00            0.00            0.00            0.00   30,384,701.39   127,325,000.00
November 1999.......            0.00            0.00            0.00            0.00   27,048,783.03   127,325,000.00
December 1999.......            0.00            0.00            0.00            0.00   23,729,306.21   127,325,000.00
January 2000........            0.00            0.00            0.00            0.00   20,426,185.37   127,325,000.00
February 2000.......            0.00            0.00            0.00            0.00   17,139,335.36   127,325,000.00
March 2000..........            0.00            0.00            0.00            0.00   13,868,671.50   127,325,000.00
April 2000..........            0.00            0.00            0.00            0.00   10,614,109.53   127,325,000.00
May 2000............            0.00            0.00            0.00            0.00    7,375,565.63   127,325,000.00
June 2000...........            0.00            0.00            0.00            0.00    4,152,956.39   127,325,000.00
July 2000...........            0.00            0.00            0.00            0.00      946,198.86   127,325,000.00
August 2000.........            0.00            0.00            0.00            0.00            0.00   123,797,473.60
September 2000......            0.00            0.00            0.00            0.00            0.00   118,807,714.34
October 2000........            0.00            0.00            0.00            0.00            0.00   113,842,477.76
November 2000.......            0.00            0.00            0.00            0.00            0.00   108,901,636.12
December 2000.......            0.00            0.00            0.00            0.00            0.00   103,985,062.35
January 2001........            0.00            0.00            0.00            0.00            0.00    99,092,630.04
February 2001.......            0.00            0.00            0.00            0.00            0.00    94,224,213.41
March 2001..........            0.00            0.00            0.00            0.00            0.00    89,379,687.35
April 2001..........            0.00            0.00            0.00            0.00            0.00    84,558,927.35
May 2001............            0.00            0.00            0.00            0.00            0.00    79,761,809.58
June 2001...........            0.00            0.00            0.00            0.00            0.00    74,988,210.83
July 2001...........            0.00            0.00            0.00            0.00            0.00    70,238,008.50
August 2001.........            0.00            0.00            0.00            0.00            0.00    65,511,080.67
September 2001......            0.00            0.00            0.00            0.00            0.00    60,807,305.99
October 2001........            0.00            0.00            0.00            0.00            0.00    56,126,563.76
November 2001.......            0.00            0.00            0.00            0.00            0.00    51,468,733.90
December 2001.......            0.00            0.00            0.00            0.00            0.00    46,833,696.93
January 2002........            0.00            0.00            0.00            0.00            0.00    42,221,334.00
February 2002.......            0.00            0.00            0.00            0.00            0.00    37,631,526.87
March 2002..........            0.00            0.00            0.00            0.00            0.00    33,064,157.88
April 2002..........            0.00            0.00            0.00            0.00            0.00    28,519,110.00


                                PH Class        PK Class
    Distribution                Planned          Planned
        Date                    Balance          Balance
--------------------          -------------- ---------------
January 1998........           143,160,000.00 $ 30,160,000.00
February 1998.......           143,160,000.00   30,160,000.00
March 1998..........           143,160,000.00   30,160,000.00
April 1998..........           143,160,000.00   30,160,000.00
May 1998............           143,160,000.00   30,160,000.00
June 1998...........           143,160,000.00   30,160,000.00
July 1998...........           143,160,000.00   30,160,000.00
August 1998.........           143,160,000.00   30,160,000.00
September 1998......           143,160,000.00   30,160,000.00
October 1998........           143,160,000.00   30,160,000.00
November 1998.......           143,160,000.00   30,160,000.00
December 1998.......           143,160,000.00   30,160,000.00
January 1999........           143,160,000.00   30,160,000.00
February 1999.......           143,160,000.00   30,160,000.00
March 1999..........           143,160,000.00   30,160,000.00
April 1999..........           143,160,000.00   30,160,000.00
May 1999............           143,160,000.00   30,160,000.00
June 1999...........           143,160,000.00   30,160,000.00
July 1999...........           143,160,000.00   30,160,000.00
August 1999.........           143,160,000.00   30,160,000.00
September 1999......           143,160,000.00   30,160,000.00
October 1999........           143,160,000.00   30,160,000.00
November 1999.......           143,160,000.00   30,160,000.00
December 1999.......           143,160,000.00   30,160,000.00
January 2000........           143,160,000.00   30,160,000.00
February 2000.......           143,160,000.00   30,160,000.00
March 2000..........           143,160,000.00   30,160,000.00
April 2000..........           143,160,000.00   30,160,000.00
May 2000............           143,160,000.00   30,160,000.00
June 2000...........           143,160,000.00   30,160,000.00
July 2000...........           143,160,000.00   30,160,000.00
August 2000.........           143,160,000.00   30,160,000.00
September 2000......           143,160,000.00   30,160,000.00
October 2000........           143,160,000.00   30,160,000.00
November 2000.......           143,160,000.00   30,160,000.00
December 2000.......           143,160,000.00   30,160,000.00
January 2001........           143,160,000.00   30,160,000.00
February 2001.......           143,160,000.00   30,160,000.00
March 2001..........           143,160,000.00   30,160,000.00
April 2001..........           143,160,000.00   30,160,000.00
May 2001............           143,160,000.00   30,160,000.00
June 2001...........           143,160,000.00   30,160,000.00
July 2001...........           143,160,000.00   30,160,000.00
August 2001.........           143,160,000.00   30,160,000.00
September 2001......           143,160,000.00   30,160,000.00
October 2001........           143,160,000.00   30,160,000.00
November 2001.......           143,160,000.00   30,160,000.00
December 2001.......           143,160,000.00   30,160,000.00
January 2002........           143,160,000.00   30,160,000.00
February 2002.......           143,160,000.00   30,160,000.00
March 2002..........           143,160,000.00   30,160,000.00
April 2002..........           143,160,000.00   30,160,000.00

                                     S-15

                       PA Class        PB Class        PC Class        PD Class        PE Class         PG Class
    Distribution        Planned         Planned         Planned         Planned         Planned         Planned
        Date            Balance         Balance         Balance         Balance         Balance         Balance
----------------------------------- --------------- --------------- --------------- --------------- ---------------- -
May 2002............ $          0.00 $          0.00 $          0.00 $          0.00 $          0.00 $  23,996,266.79
June 2002...........            0.00            0.00            0.00            0.00            0.00    19,495,512.40
July 2002...........            0.00            0.00            0.00            0.00            0.00    15,020,189.16
August 2002.........            0.00            0.00            0.00            0.00            0.00    10,611,627.29
September 2002......            0.00            0.00            0.00            0.00            0.00     6,268,862.64
October 2002........            0.00            0.00            0.00            0.00            0.00     1,990,944.77
November 2002.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2002.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2003........            0.00            0.00            0.00            0.00            0.00             0.00
February 2003.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2003..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2003..........            0.00            0.00            0.00            0.00            0.00             0.00
May 2003............            0.00            0.00            0.00            0.00            0.00             0.00
June 2003...........            0.00            0.00            0.00            0.00            0.00             0.00
July 2003...........            0.00            0.00            0.00            0.00            0.00             0.00
August 2003.........            0.00            0.00            0.00            0.00            0.00             0.00
September 2003......            0.00            0.00            0.00            0.00            0.00             0.00
October 2003........            0.00            0.00            0.00            0.00            0.00             0.00
November 2003.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2003.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2004........            0.00            0.00            0.00            0.00            0.00             0.00
February 2004.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2004..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2004..........            0.00            0.00            0.00            0.00            0.00             0.00
May 2004............            0.00            0.00            0.00            0.00            0.00             0.00
June 2004...........            0.00            0.00            0.00            0.00            0.00             0.00
July 2004...........            0.00            0.00            0.00            0.00            0.00             0.00
August 2004.........            0.00            0.00            0.00            0.00            0.00             0.00
September 2004......            0.00            0.00            0.00            0.00            0.00             0.00
October 2004........            0.00            0.00            0.00            0.00            0.00             0.00
November 2004.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2004.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2005........            0.00            0.00            0.00            0.00            0.00             0.00
February 2005.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2005..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2005..........            0.00            0.00            0.00            0.00            0.00             0.00
May 2005............            0.00            0.00            0.00            0.00            0.00             0.00
June 2005...........            0.00            0.00            0.00            0.00            0.00             0.00
July 2005...........            0.00            0.00            0.00            0.00            0.00             0.00
August 2005.........            0.00            0.00            0.00            0.00            0.00             0.00
September 2005......            0.00            0.00            0.00            0.00            0.00             0.00
October 2005........            0.00            0.00            0.00            0.00            0.00             0.00
November 2005.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2005.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2006........            0.00            0.00            0.00            0.00            0.00             0.00
February 2006.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2006..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2006..........            0.00            0.00            0.00            0.00            0.00             0.00
May 2006............            0.00            0.00            0.00            0.00            0.00             0.00
June 2006...........            0.00            0.00            0.00            0.00            0.00             0.00
July 2006...........            0.00            0.00            0.00            0.00            0.00             0.00
August 2006.........            0.00            0.00            0.00            0.00            0.00             0.00



                                 PH Class        PK Class
    Distribution                 Planned          Planned
        Date                     Balance          Balance
--------------------          --------------- ---------------
May 2002............          $ 143,160,000.00 $ 30,160,000.00
June 2002...........            143,160,000.00   30,160,000.00
July 2002...........            143,160,000.00   30,160,000.00
August 2002.........            143,160,000.00   30,160,000.00
September 2002......            143,160,000.00   30,160,000.00
October 2002........            143,160,000.00   30,160,000.00
November 2002.......            140,937,936.81   30,160,000.00
December 2002.......            136,786,915.21   30,160,000.00
January 2003........            132,697,969.63   30,160,000.00
February 2003.......            128,670,202.68   30,160,000.00
March 2003..........            124,702,729.77   30,160,000.00
April 2003..........            120,794,678.94   30,160,000.00
May 2003............            116,945,190.65   30,160,000.00
June 2003...........            113,153,417.62   30,160,000.00
July 2003...........            109,418,524.67   30,160,000.00
August 2003.........            105,739,688.53   30,160,000.00
September 2003......            102,116,097.66   30,160,000.00
October 2003........             98,546,952.12   30,160,000.00
November 2003.......             95,031,463.39   30,160,000.00
December 2003.......             91,568,854.19   30,160,000.00
January 2004........             88,158,358.33   30,160,000.00
February 2004.......             84,799,220.58   30,160,000.00
March 2004..........             81,490,696.49   30,160,000.00
April 2004..........             78,232,052.22   30,160,000.00
May 2004............             75,022,564.42   30,160,000.00
June 2004...........             71,861,520.08   30,160,000.00
July 2004...........             68,748,216.36   30,160,000.00
August 2004.........             65,681,960.49   30,160,000.00
September 2004......             62,662,069.56   30,160,000.00
October 2004........             59,687,870.43   30,160,000.00
November 2004.......             56,758,699.61   30,160,000.00
December 2004.......             53,873,903.05   30,160,000.00
January 2005........             51,032,836.07   30,160,000.00
February 2005.......             48,234,863.21   30,160,000.00
March 2005..........             45,479,358.09   30,160,000.00
April 2005..........             42,765,703.28   30,160,000.00
May 2005............             40,093,290.20   30,160,000.00
June 2005...........             37,461,518.96   30,160,000.00
July 2005...........             34,869,798.24   30,160,000.00
August 2005.........             32,317,545.22   30,160,000.00
September 2005......             29,804,185.37   30,160,000.00
October 2005........             27,329,152.42   30,160,000.00
November 2005.......             24,891,888.19   30,160,000.00
December 2005.......             22,491,842.48   30,160,000.00
January 2006........             20,128,472.98   30,160,000.00
February 2006.......             17,801,245.15   30,160,000.00
March 2006..........             15,509,632.10   30,160,000.00
April 2006..........             13,253,114.47   30,160,000.00
May 2006............             11,031,180.35   30,160,000.00
June 2006...........              8,843,325.18   30,160,000.00
July 2006...........              6,689,051.61   30,160,000.00
August 2006.........              4,567,869.42   30,160,000.00

                                     S-16

                       PA Class        PB Class        PC Class        PD Class        PE Class         PG Class
    Distribution        Planned         Planned         Planned         Planned         Planned         Planned
        Date            Balance         Balance         Balance         Balance         Balance         Balance
----------------------------------- --------------- --------------- --------------- --------------- ----------------
September 2006...... $          0.00 $          0.00 $          0.00 $          0.00 $          0.00 $           0.00
October 2006........            0.00            0.00            0.00            0.00            0.00             0.00
November 2006.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2006.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2007........            0.00            0.00            0.00            0.00            0.00             0.00
February 2007.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2007..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2007..........            0.00            0.00            0.00            0.00            0.00             0.00
May 2007............            0.00            0.00            0.00            0.00            0.00             0.00
June 2007...........            0.00            0.00            0.00            0.00            0.00             0.00
July 2007...........            0.00            0.00            0.00            0.00            0.00             0.00
August 2007.........            0.00            0.00            0.00            0.00            0.00             0.00
September 2007......            0.00            0.00            0.00            0.00            0.00             0.00
October 2007........            0.00            0.00            0.00            0.00            0.00             0.00
November 2007.......            0.00            0.00            0.00            0.00            0.00             0.00
December 2007.......            0.00            0.00            0.00            0.00            0.00             0.00
January 2008........            0.00            0.00            0.00            0.00            0.00             0.00
February 2008.......            0.00            0.00            0.00            0.00            0.00             0.00
March 2008..........            0.00            0.00            0.00            0.00            0.00             0.00
April 2008 and
 thereafter.........            0.00            0.00            0.00            0.00            0.00             0.00


                                  PH Class        PK Class
    Distribution                  Planned          Planned
        Date                      Balance          Balance
--------------------          ---------------- ---------------
September 2006......           $   2,479,295.42 $ 30,160,000.00
October 2006........                 422,853.33   30,160,000.00
November 2006.......                       0.00   28,558,073.73
December 2006.......                       0.00   26,564,493.91
January 2007........                       0.00   24,601,657.78
February 2007.......                       0.00   22,669,115.83
March 2007..........                       0.00   20,766,424.96
April 2007..........                       0.00   18,893,148.45
May 2007............                       0.00   17,048,855.84
June 2007...........                       0.00   15,233,122.84
July 2007...........                       0.00   13,445,531.25
August 2007.........                       0.00   11,685,668.90
September 2007......                       0.00    9,953,129.50
October 2007........                       0.00    8,247,512.61
November 2007.......                       0.00    6,568,423.55
December 2007.......                       0.00    4,915,473.29
January 2008........                       0.00    3,288,278.40
February 2008.......                       0.00    1,686,460.97
March 2008..........                       0.00      109,648.49
April 2008 and
 thereafter.........                       0.00            0.00

                                     S-17

                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
Initial Balance..... $ 24,574,000.00 $ 20,461,000.00 $ 31,757,000.00 $ 12,397,000.00 $ 11,474,621.00 $ 5,295,979.00
October 1993........   24,717,348.33   20,461,000.00   31,648,057.27   12,354,471.96   11,433,185.92   5,276,855.12
November 1993.......   24,861,532.87   20,461,000.00   31,517,477.32   12,303,497.38   11,383,519.13   5,253,931.98
December 1993.......   25,006,558.47   20,461,000.00   31,365,357.41   12,244,114.24   11,325,661.33   5,227,228.38
January 1994........   25,152,430.06   20,461,000.00   31,191,819.28   12,176,370.05   11,259,664.46   5,196,768.29
February 1994.......   25,299,152.57   20,461,000.00   30,997,009.16   12,100,321.90   11,185,591.67   5,162,580.85
March 1994..........   25,446,730.96   20,461,000.00   30,781,097.62   12,016,036.38   11,103,517.33   5,124,700.38
April 1994..........   25,595,170.23   20,461,000.00   30,544,279.49   11,923,589.53   11,013,526.91   5,083,166.34
May 1994............   25,744,475.39   20,461,000.00   30,286,773.70   11,823,066.84   10,915,716.94   5,038,023.28
June 1994...........   25,894,651.49   20,461,000.00   30,008,823.05   11,714,563.07   10,810,194.91   4,989,320.80
July 1994...........   26,045,703.63   20,461,000.00   29,710,694.06   11,598,182.27   10,697,079.12   4,937,113.51
August 1994.........   26,197,636.90   20,461,000.00   29,392,676.64   11,474,037.61   10,576,498.61   4,881,460.97
September 1994......   26,350,456.45   20,461,000.00   29,055,083.84   11,342,251.30   10,448,592.93   4,822,427.58
October 1994........   26,504,167.44   20,461,000.00   28,698,251.50   11,202,954.43   10,313,512.03   4,760,082.54
November 1994.......   26,658,775.09   20,461,000.00   28,322,537.92   11,056,286.88   10,171,416.01   4,694,499.77
December 1994.......   26,814,284.61   20,461,000.00   27,928,323.42   10,902,397.12   10,022,474.98   4,625,757.75
January 1995........   26,970,701.27   20,461,000.00   27,516,009.96   10,741,442.06    9,866,868.76   4,553,939.49
February 1995.......   27,128,030.36   20,461,000.00   27,086,020.65   10,573,586.86    9,704,786.69   4,479,132.38
March 1995..........   27,286,277.20   20,461,000.00   26,638,799.28   10,399,004.78    9,536,427.32   4,401,428.06
April 1995..........   27,445,447.15   20,461,000.00   26,174,809.79   10,217,876.91    9,361,998.19   4,320,922.30
May 1995............   27,605,545.59   20,461,000.00   25,694,535.73   10,030,392.02    9,181,715.45   4,237,714.89
June 1995...........   27,766,577.94   20,461,000.00   25,198,479.65    9,836,746.30    8,995,803.64   4,151,909.43
July 1995...........   27,928,549.65   20,461,000.00   24,687,162.52    9,637,143.11    8,804,495.30   4,063,613.27
August 1995.........   28,091,466.19   20,461,000.00   24,161,123.09    9,431,792.77    8,608,030.62   3,972,937.27
September 1995......   28,255,333.07   20,461,000.00   23,620,917.21    9,220,912.26    8,406,657.16   3,879,995.67
October 1995........   28,420,155.85   20,461,000.00   23,067,117.18    9,004,724.99    8,200,629.37   3,784,905.92
November 1995.......   28,585,940.09   20,461,000.00   22,500,310.95    8,783,460.49    7,990,208.31   3,687,788.51
December 1995.......   28,752,691.41   20,461,000.00   21,941,328.20    8,565,250.04    7,783,269.47   3,592,278.27
January 1996........   28,920,415.44   20,461,000.00   21,390,102.80    8,350,067.84    7,579,775.86   3,498,358.14
February 1996.......   29,089,117.87   20,461,000.00   20,846,569.18    8,137,888.28    7,379,690.87   3,406,011.22
March 1996..........   29,258,804.39   20,461,000.00   20,310,662.23    7,928,685.95    7,182,978.21   3,315,220.76
April 1996..........   29,429,480.75   20,461,000.00   19,782,317.35    7,722,435.63    6,989,601.92   3,225,970.16
May 1996............   29,601,152.72   20,461,000.00   19,261,470.45    7,519,112.30    6,799,526.40   3,138,243.00
June 1996...........   29,773,826.11   20,461,000.00   18,748,057.91    7,318,691.12    6,612,716.36   3,052,022.98
July 1996...........   29,947,506.76   20,461,000.00   18,242,016.61    7,121,147.46    6,429,136.86   2,967,293.98
August 1996.........   30,122,200.55   20,461,000.00   17,743,283.91    6,926,456.86    6,248,753.28   2,884,040.02
September 1996......   30,297,913.39   20,461,000.00   17,251,797.64    6,734,595.06    6,071,531.31   2,802,245.26
October 1996........   30,474,651.21   20,461,000.00   16,767,496.13    6,545,537.98    5,897,436.99   2,721,894.03
November 1996.......   30,652,420.01   20,461,000.00   16,290,318.17    6,359,261.72    5,726,436.64   2,642,970.80
December 1996.......   30,831,225.80   20,461,000.00   15,820,203.01    6,175,742.57    5,558,496.94   2,565,460.16
January 1997........   31,011,074.61   20,461,000.00   15,357,090.39    5,994,957.00    5,393,584.85   2,489,346.89
February 1997.......   31,191,972.55   20,461,000.00   14,900,920.49    5,816,881.67    5,231,667.66   2,414,615.88
March 1997..........   31,373,925.72   20,461,000.00   14,451,633.97    5,641,493.41    5,072,712.94   2,341,252.16
April 1997..........   31,556,940.29   20,461,000.00   14,009,171.94    5,468,769.23    4,916,688.60   2,269,240.93
May 1997............   31,741,022.44   20,461,000.00   13,573,475.96    5,298,686.32    4,763,562.84   2,198,567.50
June 1997...........   31,926,178.41   20,461,000.00   13,144,488.03    5,131,222.03    4,613,304.14   2,129,217.33
July 1997...........   32,112,414.45   20,461,000.00   12,722,150.63    4,966,353.92    4,465,881.30   2,061,176.02
August 1997.........   32,299,736.86   20,461,000.00   12,306,406.65    4,804,059.68    4,321,263.41   1,994,429.30
September 1997......   32,488,152.00   20,461,000.00   11,897,199.44    4,644,317.20    4,179,419.85   1,928,963.03
October 1997........   32,677,666.22   20,461,000.00   11,494,472.77    4,487,104.54    4,040,320.28   1,864,763.23
November 1997.......   32,868,285.93   20,461,000.00   11,098,170.87    4,332,399.92    3,903,934.65   1,801,816.02
December 1997.......   33,060,017.60   20,461,000.00   10,708,238.38    4,180,181.73    3,770,233.21   1,740,107.66


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
Initial Balance.....           $ 29,395,463.00 $ 13,567,137.00
October 1993........             29,289,315.41   13,518,145.81
November 1993.......             29,162,080.00   13,459,421.77
December 1993.......             29,013,860.99   13,391,012.99
January 1994........             28,844,791.47   13,312,980.90
February 1994.......             28,655,033.23   13,225,400.18
March 1994..........             28,444,776.76   13,128,358.73
April 1994..........             28,214,241.04   13,021,957.62
May 1994............             27,963,673.35   12,906,311.00
June 1994...........             27,693,349.03   12,781,545.92
July 1994...........             27,403,571.20   12,647,802.31
August 1994.........             27,094,670.36   12,505,232.69
September 1994......             26,767,004.06   12,354,002.08
October 1994........             26,420,956.40   12,194,287.78
November 1994.......             26,056,937.57   12,026,279.08
December 1994.......             25,675,383.30   11,850,177.11
January 1995........             25,276,754.29   11,666,194.49
February 1995.......             24,861,535.56   11,474,555.07
March 1995..........             24,430,235.79   11,275,493.63
April 1995..........             23,983,386.58   11,069,255.53
May 1995............             23,521,541.75   10,856,096.38
June 1995...........             23,045,276.46   10,636,281.62
July 1995...........             22,555,186.42   10,410,086.22
August 1995.........             22,051,887.00   10,177,794.17
September 1995......             21,536,012.33    9,939,698.17
October 1995........             21,008,214.33    9,696,099.08
November 1995.......             20,469,161.71    9,447,305.57
December 1995.......             19,939,029.76    9,202,629.28
January 1996........             19,417,723.77    8,962,026.51
February 1996.......             18,905,149.90    8,725,453.95
March 1996..........             18,401,215.18    8,492,868.69
April 1996..........             17,905,827.53    8,264,228.23
May 1996............             17,418,895.72    8,039,490.47
June 1996...........             16,940,329.37    7,818,613.69
July 1996...........             16,470,038.95    7,601,556.57
August 1996.........             16,007,935.76    7,388,278.17
September 1996......             15,553,931.94    7,178,737.94
October 1996........             15,107,940.45    6,972,895.71
November 1996.......             14,669,875.06    6,770,711.68
December 1996.......             14,239,650.37    6,572,146.44
January 1997........             13,817,181.76    6,377,160.92
February 1997.......             13,402,385.40    6,185,716.45
March 1997..........             12,995,178.28    5,997,774.69
April 1997..........             12,595,478.14    5,813,297.70
May 1997............             12,203,203.50    5,632,247.87
June 1997...........             11,818,273.67    5,454,587.94
July 1997...........             11,440,608.68    5,280,281.02
August 1997.........             11,070,129.35    5,109,290.56
September 1997......             10,706,757.24    4,941,580.35
October 1997........             10,350,414.64    4,777,114.53
November 1997.......             10,001,024.57    4,615,857.57
December 1997.......              9,658,510.80    4,457,774.29

                                     S-18

                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
January 1998........ $ 33,252,867.71 $ 20,461,000.00 $ 10,324,620.38 $  4,030,428.53 $  3,639,186.48 $ 1,679,624.55
February 1998.......   33,446,842.77   20,461,000.00    9,947,262.37    3,883,119.05    3,510,765.25   1,620,353.21
March 1998..........   33,641,949.35   20,461,000.00    9,576,110.27    3,738,232.17    3,384,940.60   1,562,280.30
April 1998..........   33,838,194.05   20,461,000.00    9,211,110.42    3,595,746.95    3,261,683.87   1,505,392.58
May 1998............   34,035,583.52   20,461,000.00    8,852,209.58    3,455,642.60    3,140,966.71   1,449,676.96
June 1998...........   34,234,124.42   20,461,000.00    8,499,354.92    3,317,898.51    3,022,760.98   1,395,120.47
July 1998...........   34,433,823.48   20,461,000.00    8,152,494.02    3,182,494.20    2,907,038.85   1,341,710.26
August 1998.........   34,634,687.45   20,461,000.00    7,811,574.88    3,049,409.38    2,793,772.75   1,289,433.59
September 1998......   34,836,723.13   20,461,000.00    7,476,545.87    2,918,623.90    2,682,935.35   1,238,277.87
October 1998........   35,039,937.35   20,461,000.00    7,147,355.80    2,790,117.76    2,574,499.60   1,188,230.60
November 1998.......   35,244,336.98   20,461,000.00    6,823,953.86    2,663,871.14    2,468,438.71   1,139,279.42
December 1998.......   35,449,928.95   20,461,000.00    6,506,289.62    2,539,864.36    2,364,726.14   1,091,412.08
January 1999........   35,656,720.20   20,461,000.00    6,194,313.09    2,418,077.88    2,263,335.58   1,044,616.44
February 1999.......   35,864,717.73   20,461,000.00    5,887,974.61    2,298,492.34    2,164,241.02     998,880.48
March 1999..........   36,073,928.59   20,461,000.00    5,587,224.95    2,181,088.51    2,067,416.65     954,192.31
April 1999..........   36,284,359.84   20,461,000.00    5,292,015.26    2,065,847.31    1,972,836.93     910,540.14
May 1999............   36,496,018.60   20,461,000.00    5,002,297.04    1,952,749.83    1,880,476.57     867,912.28
June 1999...........   36,708,912.05   20,461,000.00    4,718,022.21    1,841,777.29    1,790,310.51     826,297.17
July 1999...........   36,923,047.37   20,461,000.00    4,439,143.04    1,732,911.05    1,702,313.94     785,683.37
August 1999.........   37,138,431.81   20,461,000.00    4,165,612.17    1,626,132.64    1,616,462.26     746,059.52
September 1999......   37,355,072.66   20,461,000.00    3,897,382.64    1,521,423.71    1,532,731.15     707,414.39
October 1999........   37,572,977.25   20,461,000.00    3,634,407.83    1,418,766.06    1,451,096.50     669,736.85
November 1999.......   37,792,152.95   20,461,000.00    3,376,641.48    1,318,141.65    1,371,534.42     633,015.89
December 1999.......   38,012,607.18   20,461,000.00    3,124,037.73    1,219,532.57    1,294,021.26     597,240.59
January 2000........   38,234,347.39   20,461,000.00    2,876,551.04    1,122,921.03    1,218,533.61     562,400.14
February 2000.......   38,457,381.08   20,461,000.00    2,634,136.24    1,028,289.42    1,145,048.28     528,483.83
March 2000..........   38,681,715.80   20,461,000.00    2,396,748.53      935,620.23    1,073,542.28     495,481.06
April 2000..........   38,907,359.15   20,461,000.00    2,164,343.45      844,896.11    1,003,992.88     463,381.34
May 2000............   39,134,318.74   20,461,000.00    1,936,876.88      756,099.84      936,377.54     432,174.25
June 2000...........   39,362,602.27   20,461,000.00    1,714,305.06      669,214.34      870,673.94     401,849.52
July 2000...........   39,592,217.45   20,461,000.00    1,496,584.57      584,222.66      806,860.00     372,396.93
August 2000.........   39,823,172.05   20,461,000.00    1,283,672.34      501,107.98      744,913.82     343,806.38
September 2000......   40,055,473.88   20,461,000.00    1,075,525.63      419,853.61      684,813.73     316,067.88
October 2000........   40,289,130.82   20,461,000.00      872,102.04      340,443.02      626,538.28     289,171.52
November 2000.......   40,524,150.75   20,461,000.00      673,359.50      262,859.77      570,066.20     263,107.48
December 2000.......   40,760,541.62   20,461,000.00      479,256.28      187,087.57      515,376.46     237,866.06
January 2001........   40,998,311.45   20,461,000.00      289,750.98      113,110.27      462,448.20     213,437.63
February 2001.......   41,237,468.27   20,461,000.00      104,802.52       40,911.83      411,260.79     189,812.68
March 2001..........   41,478,020.17   20,461,000.00            0.00            0.00      341,594.96     157,659.22
April 2001..........   41,719,975.28   20,461,000.00            0.00            0.00      246,834.53     113,923.63
May 2001............   41,963,341.81   20,461,000.00            0.00            0.00      154,938.85      71,510.24
June 2001...........   42,208,127.97   20,461,000.00            0.00            0.00       65,877.43      30,404.97
July 2001...........   42,454,342.05   20,461,000.00            0.00            0.00            0.00           0.00
August 2001.........   42,701,992.38   20,461,000.00            0.00            0.00            0.00           0.00
September 2001......   42,951,087.33   20,461,000.00            0.00            0.00            0.00           0.00
October 2001........   43,201,635.34   20,461,000.00            0.00            0.00            0.00           0.00
November 2001.......   43,453,644.88   20,461,000.00            0.00            0.00            0.00           0.00
December 2001.......   43,707,124.47   20,461,000.00            0.00            0.00            0.00           0.00
January 2002........   43,962,082.70   20,461,000.00            0.00            0.00            0.00           0.00
February 2002.......   44,218,528.18   20,461,000.00            0.00            0.00            0.00           0.00
March 2002..........   44,476,469.60   20,461,000.00            0.00            0.00            0.00           0.00
April 2002..........   44,735,915.67   20,461,000.00            0.00            0.00            0.00           0.00


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
January 1998........           $  9,322,797.80 $  4,302,829.83
February 1998.......              8,993,810.77    4,150,989.65
March 1998..........              8,671,475.60    4,002,219.58
April 1998..........              8,355,718.91    3,856,485.72
May 1998............              8,046,467.99    3,713,754.52
June 1998...........              7,743,650.83    3,573,992.75
July 1998...........              7,447,196.12    3,437,167.50
August 1998.........              7,157,033.19    3,303,246.15
September 1998......              6,873,092.09    3,172,196.40
October 1998........              6,595,303.48    3,043,986.27
November 1998.......              6,323,598.74    2,918,584.08
December 1998.......              6,057,909.86    2,795,958.44
January 1999........              5,798,169.49    2,676,078.27
February 1999.......              5,544,310.94    2,558,912.79
March 1999..........              5,296,268.14    2,444,431.49
April 1999..........              5,053,975.65    2,332,604.18
May 1999............              4,817,368.66    2,223,400.96
June 1999...........              4,586,382.98    2,116,792.18
July 1999...........              4,360,955.05    2,012,748.52
August 1999.........              4,141,021.89    1,911,240.90
September 1999......              3,926,521.14    1,812,240.56
October 1999........              3,717,391.05    1,715,718.97
November 1999.......              3,513,570.44    1,621,647.92
December 1999.......              3,314,998.73    1,529,999.44
January 2000........              3,121,615.93    1,440,745.84
February 2000.......              2,933,362.62    1,353,859.69
March 2000..........              2,750,179.94    1,269,313.84
April 2000..........              2,572,009.62    1,187,081.38
May 2000............              2,398,793.94    1,107,135.68
June 2000...........              2,230,475.73    1,029,450.35
July 2000...........              2,066,998.39      953,999.27
August 2000.........              1,908,305.86      880,756.57
September 2000......              1,754,342.62      809,696.61
October 2000........              1,605,053.69      740,794.02
November 2000.......              1,460,384.62      674,023.68
December 2000.......              1,320,281.48      609,360.69
January 2001........              1,184,690.89      546,780.42
February 2001.......              1,053,559.97      486,258.46
March 2001..........                875,091.40      403,888.34
April 2001..........                632,335.95      291,847.37
May 2001............                396,919.36      183,193.55
June 2001...........                168,763.54       77,890.86
July 2001...........                      0.00            0.00
August 2001.........                      0.00            0.00
September 2001......                      0.00            0.00
October 2001........                      0.00            0.00
November 2001.......                      0.00            0.00
December 2001.......                      0.00            0.00
January 2002........                      0.00            0.00
February 2002.......                      0.00            0.00
March 2002..........                      0.00            0.00
April 2002..........                      0.00            0.00


                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
May 2002............ $ 44,996,875.18 $ 20,461,000.00 $          0.00 $          0.00 $          0.00 $         0.00
June 2002...........   45,259,356.95   20,461,000.00            0.00            0.00            0.00           0.00
July 2002...........   45,523,369.87   20,461,000.00            0.00            0.00            0.00           0.00
August 2002.........   45,788,922.86   20,461,000.00            0.00            0.00            0.00           0.00
September 2002......   46,056,024.91   20,461,000.00            0.00            0.00            0.00           0.00
October 2002........   46,324,685.05   20,461,000.00            0.00            0.00            0.00           0.00
November 2002.......   46,594,912.38   20,461,000.00            0.00            0.00            0.00           0.00
December 2002.......   46,866,716.04   20,461,000.00            0.00            0.00            0.00           0.00
January 2003........   47,140,105.21   20,461,000.00            0.00            0.00            0.00           0.00
February 2003.......   47,415,089.16   20,461,000.00            0.00            0.00            0.00           0.00
March 2003..........   47,691,677.18   20,461,000.00            0.00            0.00            0.00           0.00
April 2003..........   47,969,878.63   20,461,000.00            0.00            0.00            0.00           0.00
May 2003............   48,249,702.92   20,461,000.00            0.00            0.00            0.00           0.00
June 2003...........   48,531,159.52   20,461,000.00            0.00            0.00            0.00           0.00
July 2003...........   48,814,257.95   20,461,000.00            0.00            0.00            0.00           0.00
August 2003.........   49,099,007.79   20,461,000.00            0.00            0.00            0.00           0.00
September 2003......   49,385,418.67   20,461,000.00            0.00            0.00            0.00           0.00
October 2003........   49,673,500.28   20,461,000.00            0.00            0.00            0.00           0.00
November 2003.......   49,963,262.36   20,461,000.00            0.00            0.00            0.00           0.00
December 2003.......   50,254,714.73   20,461,000.00            0.00            0.00            0.00           0.00
January 2004........   50,547,867.23   20,461,000.00            0.00            0.00            0.00           0.00
February 2004.......   50,842,729.79   20,461,000.00            0.00            0.00            0.00           0.00
March 2004..........   51,139,312.38   20,461,000.00            0.00            0.00            0.00           0.00
April 2004..........   51,437,625.04   20,461,000.00            0.00            0.00            0.00           0.00
May 2004............   51,737,677.85   20,461,000.00            0.00            0.00            0.00           0.00
June 2004...........   52,039,480.97   20,461,000.00            0.00            0.00            0.00           0.00
July 2004...........   52,343,044.61   20,461,000.00            0.00            0.00            0.00           0.00
August 2004.........   52,648,379.04   20,461,000.00            0.00            0.00            0.00           0.00
September 2004......   52,955,494.58   20,461,000.00            0.00            0.00            0.00           0.00
October 2004........   53,264,401.63   20,461,000.00            0.00            0.00            0.00           0.00
November 2004.......   53,575,110.64   20,461,000.00            0.00            0.00            0.00           0.00
December 2004.......   53,887,632.12   20,461,000.00            0.00            0.00            0.00           0.00
January 2005........   54,201,976.64   20,461,000.00            0.00            0.00            0.00           0.00
February 2005.......   54,518,154.84   20,461,000.00            0.00            0.00            0.00           0.00
March 2005..........   54,836,177.41   20,461,000.00            0.00            0.00            0.00           0.00
April 2005..........   55,156,055.11   20,461,000.00            0.00            0.00            0.00           0.00
May 2005............   55,477,798.76   20,461,000.00            0.00            0.00            0.00           0.00
June 2005...........   55,801,419.26   20,461,000.00            0.00            0.00            0.00           0.00
July 2005...........   56,126,927.54   20,461,000.00            0.00            0.00            0.00           0.00
August 2005.........   56,454,334.61   20,461,000.00            0.00            0.00            0.00           0.00
September 2005......   56,783,651.56   20,461,000.00            0.00            0.00            0.00           0.00
October 2005........   57,114,889.53   20,461,000.00            0.00            0.00            0.00           0.00
November 2005.......   57,448,059.72   20,461,000.00            0.00            0.00            0.00           0.00
December 2005.......   57,783,173.40   20,461,000.00            0.00            0.00            0.00           0.00
January 2006........   58,120,241.91   20,461,000.00            0.00            0.00            0.00           0.00
February 2006.......   58,459,276.66   20,461,000.00            0.00            0.00            0.00           0.00
March 2006..........   58,800,289.11   20,461,000.00            0.00            0.00            0.00           0.00
April 2006..........   59,143,290.79   20,461,000.00            0.00            0.00            0.00           0.00
May 2006............   59,488,293.32   20,461,000.00            0.00            0.00            0.00           0.00
June 2006...........   59,835,308.37   20,461,000.00            0.00            0.00            0.00           0.00
July 2006...........   60,184,347.67   20,461,000.00            0.00            0.00            0.00           0.00
August 2006.........   60,535,423.03   20,461,000.00            0.00            0.00            0.00           0.00


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
May 2002............           $          0.00 $          0.00
June 2002...........                      0.00            0.00
July 2002...........                      0.00            0.00
August 2002.........                      0.00            0.00
September 2002......                      0.00            0.00
October 2002........                      0.00            0.00
November 2002.......                      0.00            0.00
December 2002.......                      0.00            0.00
January 2003........                      0.00            0.00
February 2003.......                      0.00            0.00
March 2003..........                      0.00            0.00
April 2003..........                      0.00            0.00
May 2003............                      0.00            0.00
June 2003...........                      0.00            0.00
July 2003...........                      0.00            0.00
August 2003.........                      0.00            0.00
September 2003......                      0.00            0.00
October 2003........                      0.00            0.00
November 2003.......                      0.00            0.00
December 2003.......                      0.00            0.00
January 2004........                      0.00            0.00
February 2004.......                      0.00            0.00
March 2004..........                      0.00            0.00
April 2004..........                      0.00            0.00
May 2004............                      0.00            0.00
June 2004...........                      0.00            0.00
July 2004...........                      0.00            0.00
August 2004.........                      0.00            0.00
September 2004......                      0.00            0.00
October 2004........                      0.00            0.00
November 2004.......                      0.00            0.00
December 2004.......                      0.00            0.00
January 2005........                      0.00            0.00
February 2005.......                      0.00            0.00
March 2005..........                      0.00            0.00
April 2005..........                      0.00            0.00
May 2005............                      0.00            0.00
June 2005...........                      0.00            0.00
July 2005...........                      0.00            0.00
August 2005.........                      0.00            0.00
September 2005......                      0.00            0.00
October 2005........                      0.00            0.00
November 2005.......                      0.00            0.00
December 2005.......                      0.00            0.00
January 2006........                      0.00            0.00
February 2006.......                      0.00            0.00
March 2006..........                      0.00            0.00
April 2006..........                      0.00            0.00
May 2006............                      0.00            0.00
June 2006...........                      0.00            0.00
July 2006...........                      0.00            0.00
August 2006.........                      0.00            0.00

                                     S-20

                                         BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
September 2006...... $ 60,888,546.33 $ 20,461,000.00 $          0.00 $          0.00 $          0.00 $         0.00
October 2006........   61,243,729.51   20,461,000.00            0.00            0.00            0.00           0.00
November 2006.......   61,600,984.60   20,461,000.00            0.00            0.00            0.00           0.00
December 2006.......   61,960,323.68   20,461,000.00            0.00            0.00            0.00           0.00
January 2007........   62,321,758.90   20,461,000.00            0.00            0.00            0.00           0.00
February 2007.......   62,685,302.50   20,461,000.00            0.00            0.00            0.00           0.00
March 2007..........   63,050,966.76   20,461,000.00            0.00            0.00            0.00           0.00
April 2007..........   63,418,764.07   20,461,000.00            0.00            0.00            0.00           0.00
May 2007............   63,788,706.86   20,461,000.00            0.00            0.00            0.00           0.00
June 2007...........   64,160,807.65   20,461,000.00            0.00            0.00            0.00           0.00
July 2007...........   64,535,079.02   20,461,000.00            0.00            0.00            0.00           0.00
August 2007.........   64,911,533.65   20,461,000.00            0.00            0.00            0.00           0.00
September 2007......   65,290,184.26   20,461,000.00            0.00            0.00            0.00           0.00
October 2007........   65,671,043.67   20,461,000.00            0.00            0.00            0.00           0.00
November 2007.......   66,054,124.76   20,461,000.00            0.00            0.00            0.00           0.00
December 2007.......   66,439,440.49   20,461,000.00            0.00            0.00            0.00           0.00
January 2008........   66,827,003.89   20,461,000.00            0.00            0.00            0.00           0.00
February 2008.......   67,216,828.08   20,461,000.00            0.00            0.00            0.00           0.00
March 2008..........   67,607,000.00   20,461,000.00            0.00            0.00            0.00           0.00
April 2008..........   66,501,591.31   20,125,808.76            0.00            0.00            0.00           0.00
May 2008............   65,328,721.36   19,770,780.01            0.00            0.00            0.00           0.00
June 2008...........   64,174,212.72   19,421,309.25            0.00            0.00            0.00           0.00
July 2008...........   63,037,795.55   19,077,314.79            0.00            0.00            0.00           0.00
August 2008.........   61,919,203.87   18,738,716.12            0.00            0.00            0.00           0.00
September 2008......   60,818,175.56   18,405,433.90            0.00            0.00            0.00           0.00
October 2008........   59,734,452.24   18,077,389.92            0.00            0.00            0.00           0.00
November 2008.......   58,667,779.26   17,754,507.08            0.00            0.00            0.00           0.00
December 2008.......   57,617,905.63   17,436,709.43            0.00            0.00            0.00           0.00
January 2009........   56,584,583.97   17,123,922.07            0.00            0.00            0.00           0.00
February 2009.......   55,567,570.48   16,816,071.21            0.00            0.00            0.00           0.00
March 2009..........   54,566,624.85   16,513,084.10            0.00            0.00            0.00           0.00
April 2009..........   53,581,510.23   16,214,889.06            0.00            0.00            0.00           0.00
May 2009............   52,611,993.21   15,921,415.42            0.00            0.00            0.00           0.00
June 2009...........   51,657,843.70   15,632,593.54            0.00            0.00            0.00           0.00
July 2009...........   50,718,834.96   15,348,354.78            0.00            0.00            0.00           0.00
August 2009.........   49,794,743.50   15,068,631.49            0.00            0.00            0.00           0.00
September 2009......   48,885,349.05   14,793,357.01            0.00            0.00            0.00           0.00
October 2009........   47,990,434.53   14,522,465.61            0.00            0.00            0.00           0.00
November 2009.......   47,109,785.98   14,255,892.53            0.00            0.00            0.00           0.00
December 2009.......   46,243,192.52   13,993,573.95            0.00            0.00            0.00           0.00
January 2010........   45,390,446.32   13,735,446.93            0.00            0.00            0.00           0.00
February 2010.......   44,551,342.55   13,481,449.50            0.00            0.00            0.00           0.00
March 2010..........   43,725,679.33   13,231,520.53            0.00            0.00            0.00           0.00
April 2010..........   42,913,257.70   12,985,599.80            0.00            0.00            0.00           0.00
May 2010............   42,113,881.56   12,743,627.95            0.00            0.00            0.00           0.00
June 2010...........   41,327,357.65   12,505,546.48            0.00            0.00            0.00           0.00
July 2010...........   40,553,495.51   12,271,297.74            0.00            0.00            0.00           0.00
August 2010.........   39,792,107.40   12,040,824.91            0.00            0.00            0.00           0.00
September 2010......   39,043,008.33   11,814,071.97            0.00            0.00            0.00           0.00
October 2010........   38,306,015.96   11,590,983.74            0.00            0.00            0.00           0.00
November 2010.......   37,580,950.58   11,371,505.83            0.00            0.00            0.00           0.00
December 2010.......   36,867,635.10   11,155,584.62            0.00            0.00            0.00           0.00


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
September 2006......           $          0.00 $          0.00
October 2006........                      0.00            0.00
November 2006.......                      0.00            0.00
December 2006.......                      0.00            0.00
January 2007........                      0.00            0.00
February 2007.......                      0.00            0.00
March 2007..........                      0.00            0.00
April 2007..........                      0.00            0.00
May 2007............                      0.00            0.00
June 2007...........                      0.00            0.00
July 2007...........                      0.00            0.00
August 2007.........                      0.00            0.00
September 2007......                      0.00            0.00
October 2007........                      0.00            0.00
November 2007.......                      0.00            0.00
December 2007.......                      0.00            0.00
January 2008........                      0.00            0.00
February 2008.......                      0.00            0.00
March 2008..........                      0.00            0.00
April 2008..........                      0.00            0.00
May 2008............                      0.00            0.00
June 2008...........                      0.00            0.00
July 2008...........                      0.00            0.00
August 2008.........                      0.00            0.00
September 2008......                      0.00            0.00
October 2008........                      0.00            0.00
November 2008.......                      0.00            0.00
December 2008.......                      0.00            0.00
January 2009........                      0.00            0.00
February 2009.......                      0.00            0.00
March 2009..........                      0.00            0.00
April 2009..........                      0.00            0.00
May 2009............                      0.00            0.00
June 2009...........                      0.00            0.00
July 2009...........                      0.00            0.00
August 2009.........                      0.00            0.00
September 2009......                      0.00            0.00
October 2009........                      0.00            0.00
November 2009.......                      0.00            0.00
December 2009.......                      0.00            0.00
January 2010........                      0.00            0.00
February 2010.......                      0.00            0.00
March 2010..........                      0.00            0.00
April 2010..........                      0.00            0.00
May 2010............                      0.00            0.00
June 2010...........                      0.00            0.00
July 2010...........                      0.00            0.00
August 2010.........                      0.00            0.00
September 2010......                      0.00            0.00
October 2010........                      0.00            0.00
November 2010.......                      0.00            0.00
December 2010.......                      0.00            0.00

                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
January 2011........ $ 36,165,894.98 $ 10,943,167.28 $          0.00 $          0.00 $          0.00 $         0.00
February 2011.......   35,475,558.19   10,734,201.73            0.00            0.00            0.00           0.00
March 2011..........   34,796,455.21   10,528,636.67            0.00            0.00            0.00           0.00
April 2011..........   34,128,418.95   10,326,421.52            0.00            0.00            0.00           0.00
May 2011............   33,471,284.76   10,127,506.43            0.00            0.00            0.00           0.00
June 2011...........   32,824,890.36    9,931,842.29            0.00            0.00            0.00           0.00
July 2011...........   32,189,075.82    9,739,380.68            0.00            0.00            0.00           0.00
August 2011.........   31,563,683.52    9,550,073.89            0.00            0.00            0.00           0.00
September 2011......   30,948,558.14    9,363,874.91            0.00            0.00            0.00           0.00
October 2011........   30,343,546.60    9,180,737.39            0.00            0.00            0.00           0.00
November 2011.......   29,748,498.03    9,000,615.67            0.00            0.00            0.00           0.00
December 2011.......   29,163,263.75    8,823,464.75            0.00            0.00            0.00           0.00
January 2012........   28,587,697.24    8,649,240.27            0.00            0.00            0.00           0.00
February 2012.......   28,021,654.10    8,477,898.53            0.00            0.00            0.00           0.00
March 2012..........   27,464,992.03    8,309,396.44            0.00            0.00            0.00           0.00
April 2012..........   26,917,570.79    8,143,691.55            0.00            0.00            0.00           0.00
May 2012............   26,379,252.16    7,980,742.04            0.00            0.00            0.00           0.00
June 2012...........   25,849,899.96    7,820,506.67            0.00            0.00            0.00           0.00
July 2012...........   25,329,379.95    7,662,944.81            0.00            0.00            0.00           0.00
August 2012.........   24,817,559.85    7,508,016.43            0.00            0.00            0.00           0.00
September 2012......   24,314,309.32    7,355,682.06            0.00            0.00            0.00           0.00
October 2012........   23,819,499.88    7,205,902.81            0.00            0.00            0.00           0.00
November 2012.......   23,333,004.95    7,058,640.38            0.00            0.00            0.00           0.00
December 2012.......   22,854,699.75    6,913,856.98            0.00            0.00            0.00           0.00
January 2013........   22,384,461.36    6,771,515.42            0.00            0.00            0.00           0.00
February 2013.......   21,922,168.62    6,631,579.00            0.00            0.00            0.00           0.00
March 2013..........   21,467,702.11    6,494,011.60            0.00            0.00            0.00           0.00
April 2013..........   21,020,944.20    6,358,777.59            0.00            0.00            0.00           0.00
May 2013............   20,581,778.93    6,225,841.88            0.00            0.00            0.00           0.00
June 2013...........   20,150,092.03    6,095,169.89            0.00            0.00            0.00           0.00
July 2013...........   19,725,770.92    5,966,727.52            0.00            0.00            0.00           0.00
August 2013.........   19,308,704.63    5,840,481.20            0.00            0.00            0.00           0.00
September 2013......   18,898,783.83    5,716,397.81            0.00            0.00            0.00           0.00
October 2013........   18,495,900.75    5,594,444.76            0.00            0.00            0.00           0.00
November 2013.......   18,099,949.22    5,474,589.89            0.00            0.00            0.00           0.00
December 2013.......   17,710,824.61    5,356,801.53            0.00            0.00            0.00           0.00
January 2014........   17,328,423.81    5,241,048.48            0.00            0.00            0.00           0.00
February 2014.......   16,952,645.21    5,127,299.97            0.00            0.00            0.00           0.00
March 2014..........   16,583,388.69    5,015,525.71            0.00            0.00            0.00           0.00
April 2014..........   16,220,555.59    4,905,695.81            0.00            0.00            0.00           0.00
May 2014............   15,864,048.69    4,797,780.87            0.00            0.00            0.00           0.00
June 2014...........   15,513,772.18    4,691,751.86            0.00            0.00            0.00           0.00
July 2014...........   15,169,631.65    4,587,580.23            0.00            0.00            0.00           0.00
August 2014.........   14,831,534.08    4,485,237.80            0.00            0.00            0.00           0.00
September 2014......   14,499,387.80    4,384,696.84            0.00            0.00            0.00           0.00
October 2014........   14,173,102.49    4,285,929.99            0.00            0.00            0.00           0.00
November 2014.......   13,852,589.13    4,188,910.32            0.00            0.00            0.00           0.00
December 2014.......   13,537,760.02    4,093,611.28            0.00            0.00            0.00           0.00
January 2015........   13,228,528.73    4,000,006.70            0.00            0.00            0.00           0.00
February 2015.......   12,924,810.10    3,908,070.81            0.00            0.00            0.00           0.00
March 2015..........   12,626,520.22    3,817,778.20            0.00            0.00            0.00           0.00
April 2015..........   12,333,576.40    3,729,103.86            0.00            0.00            0.00           0.00


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
January 2011........           $          0.00 $          0.00
February 2011.......                      0.00            0.00
March 2011..........                      0.00            0.00
April 2011..........                      0.00            0.00
May 2011............                      0.00            0.00
June 2011...........                      0.00            0.00
July 2011...........                      0.00            0.00
August 2011.........                      0.00            0.00
September 2011......                      0.00            0.00
October 2011........                      0.00            0.00
November 2011.......                      0.00            0.00
December 2011.......                      0.00            0.00
January 2012........                      0.00            0.00
February 2012.......                      0.00            0.00
March 2012..........                      0.00            0.00
April 2012..........                      0.00            0.00
May 2012............                      0.00            0.00
June 2012...........                      0.00            0.00
July 2012...........                      0.00            0.00
August 2012.........                      0.00            0.00
September 2012......                      0.00            0.00
October 2012........                      0.00            0.00
November 2012.......                      0.00            0.00
December 2012.......                      0.00            0.00
January 2013........                      0.00            0.00
February 2013.......                      0.00            0.00
March 2013..........                      0.00            0.00
April 2013..........                      0.00            0.00
May 2013............                      0.00            0.00
June 2013...........                      0.00            0.00
July 2013...........                      0.00            0.00
August 2013.........                      0.00            0.00
September 2013......                      0.00            0.00
October 2013........                      0.00            0.00
November 2013.......                      0.00            0.00
December 2013.......                      0.00            0.00
January 2014........                      0.00            0.00
February 2014.......                      0.00            0.00
March 2014..........                      0.00            0.00
April 2014..........                      0.00            0.00
May 2014............                      0.00            0.00
June 2014...........                      0.00            0.00
July 2014...........                      0.00            0.00
August 2014.........                      0.00            0.00
September 2014......                      0.00            0.00
October 2014........                      0.00            0.00
November 2014.......                      0.00            0.00
December 2014.......                      0.00            0.00
January 2015........                      0.00            0.00
February 2015.......                      0.00            0.00
March 2015..........                      0.00            0.00
April 2015..........                      0.00            0.00

                                     S-22

                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
May 2015............ $ 12,045,897.17 $  3,642,023.10 $          0.00 $          0.00 $          0.00 $         0.00
June 2015...........   11,763,402.24    3,556,511.64            0.00            0.00            0.00           0.00
July 2015...........   11,486,012.51    3,472,545.53            0.00            0.00            0.00           0.00
August 2015.........   11,213,650.02    3,390,101.17            0.00            0.00            0.00           0.00
September 2015......   10,946,237.98    3,309,155.32            0.00            0.00            0.00           0.00
October 2015........   10,683,700.71    3,229,685.06            0.00            0.00            0.00           0.00
November 2015.......   10,425,963.63    3,151,667.82            0.00            0.00            0.00           0.00
December 2015.......   10,172,953.28    3,075,081.37            0.00            0.00            0.00           0.00
January 2016........    9,924,597.24    2,999,903.78            0.00            0.00            0.00           0.00
February 2016.......    9,680,824.20    2,926,113.47            0.00            0.00            0.00           0.00
March 2016..........    9,441,563.86    2,853,689.16            0.00            0.00            0.00           0.00
April 2016..........    9,206,746.98    2,782,609.89            0.00            0.00            0.00           0.00
May 2016............    8,976,305.30    2,712,854.99            0.00            0.00            0.00           0.00
June 2016...........    8,750,171.60    2,644,404.13            0.00            0.00            0.00           0.00
July 2016...........    8,528,279.64    2,577,237.24            0.00            0.00            0.00           0.00
August 2016.........    8,310,564.14    2,511,334.57            0.00            0.00            0.00           0.00
September 2016......    8,096,960.80    2,446,676.65            0.00            0.00            0.00           0.00
October 2016........    7,887,406.24    2,383,244.31            0.00            0.00            0.00           0.00
November 2016.......    7,681,838.04    2,321,018.64            0.00            0.00            0.00           0.00
December 2016.......    7,480,194.69    2,259,981.02            0.00            0.00            0.00           0.00
January 2017........    7,282,415.57    2,200,113.11            0.00            0.00            0.00           0.00
February 2017.......    7,088,440.99    2,141,396.83            0.00            0.00            0.00           0.00
March 2017..........    6,898,212.10    2,083,814.39            0.00            0.00            0.00           0.00
April 2017..........    6,711,670.93    2,027,348.21            0.00            0.00            0.00           0.00
May 2017............    6,528,760.39    1,971,981.04            0.00            0.00            0.00           0.00
June 2017...........    6,349,424.21    1,917,695.82            0.00            0.00            0.00           0.00
July 2017...........    6,173,606.94    1,864,475.78            0.00            0.00            0.00           0.00
August 2017.........    6,001,253.97    1,812,304.38            0.00            0.00            0.00           0.00
September 2017......    5,832,311.49    1,761,165.35            0.00            0.00            0.00           0.00
October 2017........    5,666,726.48    1,711,042.62            0.00            0.00            0.00           0.00
November 2017.......    5,504,446.71    1,661,920.40            0.00            0.00            0.00           0.00
December 2017.......    5,345,420.73    1,613,783.10            0.00            0.00            0.00           0.00
January 2018........    5,189,597.83    1,566,615.37            0.00            0.00            0.00           0.00
February 2018.......    5,036,928.07    1,520,402.10            0.00            0.00            0.00           0.00
March 2018..........    4,887,362.23    1,475,128.39            0.00            0.00            0.00           0.00
April 2018..........    4,740,851.84    1,430,779.57            0.00            0.00            0.00           0.00
May 2018............    4,597,349.14    1,387,341.18            0.00            0.00            0.00           0.00
June 2018...........    4,456,807.08    1,344,798.98            0.00            0.00            0.00           0.00
July 2018...........    4,319,179.29    1,303,138.93            0.00            0.00            0.00           0.00
August 2018.........    4,184,420.11    1,262,347.21            0.00            0.00            0.00           0.00
September 2018......    4,052,484.56    1,222,410.20            0.00            0.00            0.00           0.00
October 2018........    3,923,328.30    1,183,314.49            0.00            0.00            0.00           0.00
November 2018.......    3,796,907.67    1,145,046.86            0.00            0.00            0.00           0.00
December 2018.......    3,673,179.66    1,107,594.28            0.00            0.00            0.00           0.00
January 2019........    3,552,101.89    1,070,943.94            0.00            0.00            0.00           0.00
February 2019.......    3,433,632.62    1,035,083.18            0.00            0.00            0.00           0.00
March 2019..........    3,317,730.71      999,999.58            0.00            0.00            0.00           0.00
April 2019..........    3,204,355.67      965,680.85            0.00            0.00            0.00           0.00
May 2019............    3,093,467.57      932,114.93            0.00            0.00            0.00           0.00
June 2019...........    2,985,027.09      899,289.90            0.00            0.00            0.00           0.00
July 2019...........    2,878,995.52      867,194.06            0.00            0.00            0.00           0.00
August 2019.........    2,775,334.70      835,815.84            0.00            0.00            0.00           0.00


                                 FC Class        SC Class
    Distribution                  Planned         Planned
        Date                      Balance         Balance
--------------------          --------------- ---------------
May 2015............           $          0.00 $          0.00
June 2015...........                      0.00            0.00
July 2015...........                      0.00            0.00
August 2015.........                      0.00            0.00
September 2015......                      0.00            0.00
October 2015........                      0.00            0.00
November 2015.......                      0.00            0.00
December 2015.......                      0.00            0.00
January 2016........                      0.00            0.00
February 2016.......                      0.00            0.00
March 2016..........                      0.00            0.00
April 2016..........                      0.00            0.00
May 2016............                      0.00            0.00
June 2016...........                      0.00            0.00
July 2016...........                      0.00            0.00
August 2016.........                      0.00            0.00
September 2016......                      0.00            0.00
October 2016........                      0.00            0.00
November 2016.......                      0.00            0.00
December 2016.......                      0.00            0.00
January 2017........                      0.00            0.00
February 2017.......                      0.00            0.00
March 2017..........                      0.00            0.00
April 2017..........                      0.00            0.00
May 2017............                      0.00            0.00
June 2017...........                      0.00            0.00
July 2017...........                      0.00            0.00
August 2017.........                      0.00            0.00
September 2017......                      0.00            0.00
October 2017........                      0.00            0.00
November 2017.......                      0.00            0.00
December 2017.......                      0.00            0.00
January 2018........                      0.00            0.00
February 2018.......                      0.00            0.00
March 2018..........                      0.00            0.00
April 2018..........                      0.00            0.00
May 2018............                      0.00            0.00
June 2018...........                      0.00            0.00
July 2018...........                      0.00            0.00
August 2018.........                      0.00            0.00
September 2018......                      0.00            0.00
October 2018........                      0.00            0.00
November 2018.......                      0.00            0.00
December 2018.......                      0.00            0.00
January 2019........                      0.00            0.00
February 2019.......                      0.00            0.00
March 2019..........                      0.00            0.00
April 2019..........                      0.00            0.00
May 2019............                      0.00            0.00
June 2019...........                      0.00            0.00
July 2019...........                      0.00            0.00
August 2019.........                      0.00            0.00

                                     S-23

                                          BB1             K1              KA1
                       PZ Class        Component       Component       Component       FG Class        SG Class
    Distribution        Planned         Planned         Planned         Planned         Planned        Planned
        Date            Balance         Balance         Balance         Balance         Balance        Balance
----------------------------------- --------------- --------------- --------------- --------------- --------------
September 2019...... $  2,674,007.04 $    805,143.87 $          0.00 $          0.00 $          0.00 $         0.00
October 2019........    2,574,975.53      775,166.94            0.00            0.00            0.00           0.00
November 2019.......    2,478,203.68      745,874.02            0.00            0.00            0.00           0.00
December 2019.......    2,383,655.58      717,254.23            0.00            0.00            0.00           0.00
January 2020........    2,291,295.83      689,296.85            0.00            0.00            0.00           0.00
February 2020.......    2,201,089.58      661,991.34            0.00            0.00            0.00           0.00
March 2020..........    2,113,002.49      635,327.30            0.00            0.00            0.00           0.00
April 2020..........    2,027,000.72      609,294.49            0.00            0.00            0.00           0.00
May 2020............    1,943,050.97      583,882.83            0.00            0.00            0.00           0.00
June 2020...........    1,861,120.40      559,082.38            0.00            0.00            0.00           0.00
July 2020...........    1,781,176.70      534,883.35            0.00            0.00            0.00           0.00
August 2020.........    1,703,188.02      511,276.11            0.00            0.00            0.00           0.00
September 2020......    1,627,122.99      488,251.16            0.00            0.00            0.00           0.00
October 2020........    1,552,950.71      465,799.14            0.00            0.00            0.00           0.00
November 2020.......    1,480,640.75      443,910.86            0.00            0.00            0.00           0.00
December 2020.......    1,410,163.13      422,577.22            0.00            0.00            0.00           0.00
January 2021........    1,341,488.34      401,789.30            0.00            0.00            0.00           0.00
February 2021.......    1,274,587.28      381,538.30            0.00            0.00            0.00           0.00
March 2021..........    1,209,431.32      361,815.53            0.00            0.00            0.00           0.00
April 2021..........    1,145,992.24      342,612.47            0.00            0.00            0.00           0.00
May 2021............    1,084,242.25      323,920.69            0.00            0.00            0.00           0.00
June 2021...........    1,024,153.98      305,731.92            0.00            0.00            0.00           0.00
July 2021...........      965,700.47      288,037.99            0.00            0.00            0.00           0.00
August 2021.........      908,855.17      270,830.87            0.00            0.00            0.00           0.00
September 2021......      853,591.93      254,102.64            0.00            0.00            0.00           0.00
October 2021........      799,884.99      237,845.50            0.00            0.00            0.00           0.00
November 2021.......      747,708.98      222,051.78            0.00            0.00            0.00           0.00
December 2021.......      697,038.93      206,713.91            0.00            0.00            0.00           0.00
January 2022........      647,850.21      191,824.44            0.00            0.00            0.00           0.00
February 2022.......      600,118.61      177,376.05            0.00            0.00            0.00           0.00
March 2022..........      553,820.24      163,361.49            0.00            0.00            0.00           0.00
April 2022..........      508,931.61      149,773.66            0.00            0.00            0.00           0.00
May 2022............      465,429.56      136,605.55            0.00            0.00            0.00           0.00
June 2022...........      423,291.29      123,850.26            0.00            0.00            0.00           0.00
July 2022...........      382,494.35      111,500.99            0.00            0.00            0.00           0.00
August 2022.........      343,016.62       99,551.05            0.00            0.00            0.00           0.00
September 2022......      304,836.32       87,993.84            0.00            0.00            0.00           0.00
October 2022........      267,932.01       76,822.88            0.00            0.00            0.00           0.00
November 2022.......      232,282.58       66,031.76            0.00            0.00            0.00           0.00
December 2022.......      197,867.20       55,614.20            0.00            0.00            0.00           0.00
January 2023........      164,665.41       45,563.99            0.00            0.00            0.00           0.00
February 2023.......      132,657.04       35,875.02            0.00            0.00            0.00           0.00
March 2023..........      101,822.21       26,541.30            0.00            0.00            0.00           0.00
April 2023..........       49,112.29       10,585.96            0.00            0.00            0.00           0.00
May 2023 and
 thereafter.........            0.00            0.00            0.00            0.00            0.00           0.00



                                      FC Class        SC Class
    Distribution                       Planned         Planned
        Date                           Balance         Balance
---------------------              --------------- ---------------
September 2019......                $          0.00 $          0.00
October 2019........                           0.00            0.00
November 2019.......                           0.00            0.00
December 2019.......                           0.00            0.00
January 2020........                           0.00            0.00
February 2020.......                           0.00            0.00
March 2020..........                           0.00            0.00
April 2020..........                           0.00            0.00
May 2020............                           0.00            0.00
June 2020...........                           0.00            0.00
July 2020...........                           0.00            0.00
August 2020.........                           0.00            0.00
September 2020......                           0.00            0.00
October 2020........                           0.00            0.00
November 2020.......                           0.00            0.00
December 2020.......                           0.00            0.00
January 2021........                           0.00            0.00
February 2021.......                           0.00            0.00
March 2021..........                           0.00            0.00
April 2021..........                           0.00            0.00
May 2021............                           0.00            0.00
June 2021...........                           0.00            0.00
July 2021...........                           0.00            0.00
August 2021.........                           0.00            0.00
September 2021......                           0.00            0.00
October 2021........                           0.00            0.00
November 2021.......                           0.00            0.00
December 2021.......                           0.00            0.00
January 2022........                           0.00            0.00
February 2022.......                           0.00            0.00
March 2022..........                           0.00            0.00
April 2022..........                           0.00            0.00
May 2022............                           0.00            0.00
June 2022...........                           0.00            0.00
July 2022...........                           0.00            0.00
August 2022.........                           0.00            0.00
September 2022......                           0.00            0.00
October 2022........                           0.00            0.00
November 2022.......                           0.00            0.00
December 2022.......                           0.00            0.00
January 2023........                           0.00            0.00
February 2023.......                           0.00            0.00
March 2023..........                           0.00            0.00
April 2023..........                           0.00            0.00
May 2023 and
 thereafter.........                           0.00            0.00

                                     S-24

                                         K2           KA2
                       M Class       Component     Component      MA Class        N Class       R Class     RL Class
    Distribution      Scheduled      Scheduled     Scheduled     Scheduled       Scheduled      Planned      Planned
        Date           Balance        Balance       Balance       Balance         Balance       Balance      Balance
---------------------------------- -------------- ------------ -------------- --------------- ------------ -----------
Initial Balance..... $ 3,623,333.00 $ 1,811,667.00 $ 796,125.00 $ 1,326,875.00 $ 33,108,000.00 $ 960,100.00 $ 10,000.00
October 1993........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1993.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1993.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 1994........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 1994.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1994..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1994..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1994............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1994...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1994...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1994.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1994......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1994........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1994.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1994.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 1995........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 1995.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1995..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1995..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1995............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1995...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1995...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1995.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1995......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1995........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1995.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1995.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 1996........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 1996.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1996..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1996..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1996............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1996...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1996...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1996.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1996......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1996........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1996.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1996.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 1997........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 1997.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1997..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1997..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1997............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1997...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1997...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1997.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1997......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1997........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1997.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1997.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00

                                     S-25

                                         K2           KA2
                       M Class       Component     Component      MA Class        N Class       R Class     RL Class
    Distribution      Scheduled      Scheduled     Scheduled     Scheduled       Scheduled      Planned      Planned
        Date           Balance        Balance       Balance       Balance         Balance       Balance      Balance
---------------------------------- -------------- ------------ -------------- --------------- ------------ -----------
January 1998........ $ 3,623,333.00 $ 1,811,667.00 $ 796,125.00 $ 1,326,875.00 $ 33,108,000.00 $       0.00 $      0.00
February 1998.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1998..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1998..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1998............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1998...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1998...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1998.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1998......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1998........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1998.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1998.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 1999........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 1999.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 1999..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 1999..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 1999............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 1999...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 1999...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 1999.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 1999......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 1999........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 1999.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 1999.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 2000........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 2000.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 2000..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 2000..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 2000............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 2000...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 2000...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
August 2000.........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
September 2000......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
October 2000........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
November 2000.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
December 2000.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
January 2001........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
February 2001.......   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
March 2001..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
April 2001..........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
May 2001............   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
June 2001...........   3,623,333.00   1,811,667.00   796,125.00   1,326,875.00   33,108,000.00         0.00        0.00
July 2001...........   3,557,937.79   1,778,969.39   781,756.25   1,302,927.08   33,108,000.00         0.00        0.00
August 2001.........   3,290,056.31   1,645,028.61   722,896.87   1,204,828.11   33,108,000.00         0.00        0.00
September 2001......   3,030,981.40   1,515,491.12   665,972.48   1,109,954.13   33,108,000.00         0.00        0.00
October 2001........   2,780,618.79   1,390,309.78   610,962.37   1,018,270.62   33,108,000.00         0.00        0.00
November 2001.......   2,538,875.07   1,269,437.89   557,846.03     929,743.38   33,108,000.00         0.00        0.00
December 2001.......   2,305,657.70   1,152,829.17   506,603.10     844,338.50   33,108,000.00         0.00        0.00
January 2002........   2,080,874.97   1,040,437.77   457,213.45     762,022.42   33,108,000.00         0.00        0.00
February 2002.......   1,864,436.01     932,218.26   409,657.11     682,761.85   33,108,000.00         0.00        0.00
March 2002..........   1,656,250.79     828,125.62   363,914.29     606,523.82   33,108,000.00         0.00        0.00
April 2002..........   1,456,230.10     728,115.25   319,965.40     533,275.67   33,108,000.00         0.00        0.00

                                     S-26

                                         K2           KA2
                       M Class       Component     Component      MA Class        N Class       R Class     RL Class
    Distribution      Scheduled      Scheduled     Scheduled     Scheduled       Scheduled      Planned      Planned
        Date           Balance        Balance       Balance       Balance         Balance       Balance      Balance
---------------------------------- -------------- ------------ -------------- --------------- ------------ -----------
May 2002............ $ 1,264,285.57 $   632,142.96 $ 277,791.01 $   462,985.02 $ 33,108,000.00 $       0.00 $      0.00
June 2002...........   1,080,329.62     540,164.96   237,371.89     395,619.82   33,108,000.00         0.00        0.00
July 2002...........     906,811.61     453,405.93   199,246.22     332,077.03   33,108,000.00         0.00        0.00
August 2002.........     727,309.87     363,655.04   159,805.78     266,342.97   33,108,000.00         0.00        0.00
September 2002......     542,005.39     271,002.77   119,090.36     198,483.94   33,108,000.00         0.00        0.00
October 2002........     351,075.54     175,537.82    77,138.93     128,564.88   33,108,000.00         0.00        0.00
November 2002.......     154,694.23      77,347.14    33,989.68      56,649.47   33,108,000.00         0.00        0.00
December 2002.......           0.00           0.00         0.00           0.00   33,010,027.99         0.00        0.00
January 2003........           0.00           0.00         0.00           0.00   32,578,707.93         0.00        0.00
February 2003.......           0.00           0.00         0.00           0.00   32,137,061.75         0.00        0.00
March 2003..........           0.00           0.00         0.00           0.00   31,685,424.00         0.00        0.00
April 2003..........           0.00           0.00         0.00           0.00   31,224,122.46         0.00        0.00
May 2003............           0.00           0.00         0.00           0.00   30,753,478.32         0.00        0.00
June 2003...........           0.00           0.00         0.00           0.00   30,273,806.25         0.00        0.00
July 2003...........           0.00           0.00         0.00           0.00   29,785,414.53         0.00        0.00
August 2003.........           0.00           0.00         0.00           0.00   29,288,605.14         0.00        0.00
September 2003......           0.00           0.00         0.00           0.00   28,783,673.89         0.00        0.00
October 2003........           0.00           0.00         0.00           0.00   28,270,910.53         0.00        0.00
November 2003.......           0.00           0.00         0.00           0.00   27,750,598.85         0.00        0.00
December 2003.......           0.00           0.00         0.00           0.00   27,223,016.75         0.00        0.00
January 2004........           0.00           0.00         0.00           0.00   26,688,436.40         0.00        0.00
February 2004.......           0.00           0.00         0.00           0.00   26,147,124.30         0.00        0.00
March 2004..........           0.00           0.00         0.00           0.00   25,599,341.39         0.00        0.00
April 2004..........           0.00           0.00         0.00           0.00   25,045,343.16         0.00        0.00
May 2004............           0.00           0.00         0.00           0.00   24,485,379.73         0.00        0.00
June 2004...........           0.00           0.00         0.00           0.00   23,919,695.94         0.00        0.00
July 2004...........           0.00           0.00         0.00           0.00   23,348,531.45         0.00        0.00
August 2004.........           0.00           0.00         0.00           0.00   22,772,120.83         0.00        0.00
September 2004......           0.00           0.00         0.00           0.00   22,190,693.67         0.00        0.00
October 2004........           0.00           0.00         0.00           0.00   21,604,474.64         0.00        0.00
November 2004.......           0.00           0.00         0.00           0.00   21,013,683.57         0.00        0.00
December 2004.......           0.00           0.00         0.00           0.00   20,418,535.57         0.00        0.00
January 2005........           0.00           0.00         0.00           0.00   19,819,241.09         0.00        0.00
February 2005.......           0.00           0.00         0.00           0.00   19,216,006.01         0.00        0.00
March 2005..........           0.00           0.00         0.00           0.00   18,609,031.71         0.00        0.00
April 2005..........           0.00           0.00         0.00           0.00   17,998,515.18         0.00        0.00
May 2005............           0.00           0.00         0.00           0.00   17,384,649.04         0.00        0.00
June 2005...........           0.00           0.00         0.00           0.00   16,767,621.70         0.00        0.00
July 2005...........           0.00           0.00         0.00           0.00   16,147,617.36         0.00        0.00
August 2005.........           0.00           0.00         0.00           0.00   15,524,816.14         0.00        0.00
September 2005......           0.00           0.00         0.00           0.00   14,899,394.09         0.00        0.00
October 2005........           0.00           0.00         0.00           0.00   14,271,523.36         0.00        0.00
November 2005.......           0.00           0.00         0.00           0.00   13,641,372.15         0.00        0.00
December 2005.......           0.00           0.00         0.00           0.00   13,009,104.90         0.00        0.00
January 2006........           0.00           0.00         0.00           0.00   12,374,882.27         0.00        0.00
February 2006.......           0.00           0.00         0.00           0.00   11,738,861.24         0.00        0.00
March 2006..........           0.00           0.00         0.00           0.00   11,101,195.20         0.00        0.00
April 2006..........           0.00           0.00         0.00           0.00   10,462,033.96         0.00        0.00
May 2006............           0.00           0.00         0.00           0.00    9,821,523.87         0.00        0.00
June 2006...........           0.00           0.00         0.00           0.00    9,179,807.87         0.00        0.00
July 2006...........           0.00           0.00         0.00           0.00    8,537,025.51         0.00        0.00
August 2006.........           0.00           0.00         0.00           0.00    7,893,313.07         0.00        0.00

                                         K2           KA2
                       M Class       Component     Component      MA Class        N Class       R Class     RL Class
    Distribution      Scheduled      Scheduled     Scheduled     Scheduled       Scheduled      Planned      Planned
        Date           Balance        Balance       Balance       Balance         Balance       Balance      Balance
---------------------------------- -------------- ------------ -------------- --------------- ------------ -----------
September 2006...... $         0.00 $         0.00 $       0.00 $         0.00 $  7,248,803.58 $       0.00 $      0.00
October 2006........           0.00           0.00         0.00           0.00    6,603,626.91         0.00        0.00
November 2006.......           0.00           0.00         0.00           0.00    5,957,909.80         0.00        0.00
December 2006.......           0.00           0.00         0.00           0.00    5,311,775.94         0.00        0.00
January 2007........           0.00           0.00         0.00           0.00    4,665,345.99         0.00        0.00
February 2007.......           0.00           0.00         0.00           0.00    4,018,737.71         0.00        0.00
March 2007..........           0.00           0.00         0.00           0.00    3,372,065.92         0.00        0.00
April 2007..........           0.00           0.00         0.00           0.00    2,725,442.63         0.00        0.00
May 2007............           0.00           0.00         0.00           0.00    2,078,977.05         0.00        0.00
June 2007...........           0.00           0.00         0.00           0.00    1,432,775.65         0.00        0.00
July 2007...........           0.00           0.00         0.00           0.00      786,942.24         0.00        0.00
August 2007.........           0.00           0.00         0.00           0.00      141,577.96         0.00        0.00
September 2007 and
 thereafter.........           0.00           0.00         0.00           0.00            0.00         0.00        0.00

                                     S-28

Characteristics of the R and RL Classes

     In addition to distributions of principal and interest, the Holders of the R Class will be entitled to receive the proceeds of the remaining assets of the Trust, including the Retail Cash Deposit, after the principal balances of all Classes (other than the RL Class) have been reduced to zero, and the Holders of the RL Class will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R Class and the RL Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holders of the R Class will be considered to be the holders of the "residual interest" in the REMIC constituted by the Trust, and the Holders of the RL Class will be considered to be the holders of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

Yield Considerations

     General. There can be no assurance that the Mortgage Loans will have the characteristics assumed herein or will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Certificates will be as assumed. In addition, there can be no assurance that the applicable Index will correspond to the levels shown herein. Because the rate of principal distributions on the Certificates will be related to the amortization of the Mortgage Loans in each Pool, which are likely to include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all Mortgage Loans prepay at the indicated constant percentages of PSA. In addition, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant.

     The timing of changes in the rate of prepayments or the level of the applicable Index may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of such Index is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of an Index, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of an Index occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of such Index.

     The effective yield on the Delay Classes will be reduced below the yield otherwise produced because principal and interest payable on a Distribution Date will not be distributed until the 25th day following the end of the related Interest Accrual Period and will not bear interest during such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero. As a result of the foregoing, the market value of the Delay Classes will be lower than would have been the case if there were no such delay. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes to various constant percentages of PSA and, where specified, to changes in an Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

     The Interest Only Classes. As indicated in the table below, the yields to investors in the PJ, H and DA Classes will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. On the basis of the assumptions described below, the yields to maturity on the PJ, H and DA Classes would be 0% if prepayments were to occur at constant rates of approximately 442% PSA, 838% PSA and 668% PSA, respectively. If the actual prepayment rate of the Mortgage Loans were to exceed any of the foregoing levels for as little as one month while equaling such level for the remaining months, the investors in the PJ, H and DA Classes, as applicable, would not fully recoup their initial investments.

     The information set forth in the following table was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the PJ, H and DA Classes (expressed as percentages of original principal balance) are as follows:

                                    Class                            Price*
        --------------------------------------------------------   ----------
        PJ .....................................................   40.343750%
        H ......................................................   22.593750%
        DA......................................................   59.140625%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the table below.

            Sensitivity of the PJ, H and DA Classes to Prepayments
                         (Pre-Tax Yields to Maturity)

                                          PSA Prepayment Assumption
                               -----------------------------------------------
               Class            50%       100%      200%      260%      500%
   --------------------------  ------    ------    ------    ------    -------
   PJ .......................   15.2%     11.0%     11.0%     11.0%     (4.0)%
   H ........................    8.5%      8.5%      8.5%      8.5%       7.6%
   DA........................    9.7%      9.3%      9.3%      9.3%       4.8%

     The Inverse Floating Rate Classes. The yields to investors in the Inverse Floating Rate Classes will be highly sensitive to the level of the applicable Index and will be sensitive in varying degrees to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. As indicated in the tables below, a high level of the applicable Index will have a material negative effect on the yields to investors in the Inverse Floating Rate Classes. It is possible that, under certain high Index scenarios, investors in the SD Class would not fully recoup their initial investments.

     Changes in an Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of such Index.

     The information in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes for each Interest Accrual Period subsequent to their initial Interest Accrual Periods will be based on the indicated level of the applicable Index and (ii) the aggregate purchase prices of the Inverse Floating Rate Classes (expressed as percentages of original principal balance) are as follows:

                                    Class                         Price*
        ----------------------------------------------------   ------------
        SG..................................................     99.328125%
        SC .................................................     99.062500%
        SD..................................................    101.375000%
        SE .................................................     98.750000%
        S ..................................................     99.203125%
        SA..................................................     96.375000%
        SB..................................................     97.250000%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

             Sensitivity of the SG Class to Prepayments and COFI
                         (Pre-Tax Yields to Maturity)

                                     PSA Prepayment Assumption
                      ---------------------------------------------------
             COFI      50%     100%   150%   200%    230%    260%   500%
--------------------- ------  ------ ------ ------  ------  ------ ------
2.05%................  14.1%   14.1%  14.1%  14.1%   14.1%   14.1%  14.0%
4.05%................   9.6%    9.6%   9.6%   9.6%    9.6%    9.6%   9.6%
6.05%................   5.2%    5.2%   5.3%   5.3%    5.3%    5.3%   5.3%
8.40%................   0.0%    0.0%   0.2%   0.2%    0.2%    0.2%   0.4%

             Sensitivity of the SC Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                        PSA Prepayment Assumption
                       ---------------------------------------------------
            LIBOR       50%    100%   150%   200%   230%   260%   500%
---------------------  ------ ------ ------ ------ ------ ------ ------
1.1875%..............   17.4%  17.4%  17.6%  17.6%  17.6%  17.6%  17.7%
3.1875%..............   12.8%  12.8%  13.1%  13.1%  13.1%  13.1%  13.3%
5.1875%..............    8.3%   8.3%   8.6%   8.6%   8.6%   8.6%   8.9%
7.1875%..............    3.8%   3.9%   4.2%   4.2%   4.2%   4.2%   4.6%
8.9000%..............    0.1%   0.1%   0.5%   0.5%   0.5%   0.5%   1.0%

             Sensitivity of the SD Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                       PSA Prepayment Assumption
                         -------------------------------------------------
            LIBOR         50%       100%      200%       260%       500%
-----------------------  ------    ------    -------    -------    -------
1.1875%................   28.4%     28.4%      27.7%      27.0%      25.3%
3.1875%................   18.4%     18.4%      17.9%      17.4%      16.3%
5.1875%................    8.6%      8.6%       8.3%       8.1%       7.5%
7.0000% and above......    0.0%      0.0%     (0.1)%     (0.1)%     (0.2)%

             Sensitivity of the SE Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
            LIBOR                 50%       100%      200%      260%      500%
------------------------------   ------    ------    ------    ------    ------
7.00% and below...............    10.4%     10.4%     10.9%     11.2%     12.3%
7.50%.........................     6.8%      6.8%      7.4%      7.8%      9.0%
8.45%.........................     0.1%      0.1%      0.8%      1.4%      3.0%

             Sensitivity of the S Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
            LIBOR                 50%       100%      200%      260%      500%
------------------------------   ------    ------    ------    ------    ------
1.1875%.......................    19.0%     19.0%     19.2%     19.4%     19.8%
3.1875%.......................    14.1%     14.1%     14.4%     14.6%     15.3%
5.1875%.......................     9.2%      9.2%      9.6%     10.0%     10.9%
7.1875%.......................     4.4%      4.4%      4.9%      5.4%      6.6%
9.0000%.......................     0.1%      0.1%      0.7%      1.3%      2.7%

        Sensitivity of the SA Class to Prepayments and the Prime Rate

                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
          Prime Rate              50%       100%      200%      260%      500%
------------------------------   ------    ------    ------    ------    ------
4.00%.........................    29.0%     29.0%     29.1%     29.6%     30.9%
6.00%.........................    16.5%     16.5%     16.6%     17.5%     19.0%
8.00%.........................     4.5%      4.5%      4.7%      5.7%      7.5%
8.75% and above...............     0.2%      0.2%      0.3%      1.5%      3.4%

        Sensitivity of the SB Class to Prepayments and the Prime Rate

                         (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption

                                 ----------------------------------------------
          Prime Rate              50%       100%      200%      260%      500%
------------------------------   ------    ------    ------    ------    ------
 8.75% and below..............    10.5%     10.5%     10.6%     11.3%     12.4%
10.00%........................     5.3%      5.3%      5.4%      6.1%      7.4%
11.25%........................     0.1%      0.1%      0.2%      1.1%      2.4%

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates-- Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the Classes and the distribution of principal of certain Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount distributable as principal of the Certificates on any Distribution Date exceeds the amount required to reduce the principal balances of certain Classes with higher principal payment priorities to their respective scheduled amounts as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes on such Distribution Date. Conversely, if the principal distributable on any Distribution Date is less than the amount so required to reduce certain Classes to their respective scheduled amounts, no principal will be distributed on the remaining Classes on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average lives of the Support Classes and, under certain prepayment scenarios, the Scheduled, PAC II and PAC Classes, than on the weighted average lives of the PAC I Classes. See "Distributions of Principal" herein.

     The interaction of the foregoing factors may have different effects on various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

     As described under "General--Components" herein, for purposes of calculating payments of principal, certain Classes are comprised of multiple Components. Since such Components are not divisible, the payment characteristics of such Classes will reflect a combination of the payment characteristics of the related Components.

Decrement Tables

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA levels and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that each underlying Mortgage Loan bears an interest rate of 9.50% per annum and has an original and remaining term to maturity of 360 months. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which will include recently originated Mortgage Loans) could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA levels, even if the weighted average remaining term to maturity and the weighted average CAGE of the Mortgage Loans are identical to the remaining term to maturity and CAGE specified in the Pricing Assumptions.

              Percent of Original Principal Balances Outstanding

                                            J Class

                    -------------------------------------------------------
                                        PSA Prepayment
                                          Assumption

                    -------------------------------------------------------
        Date          0%    100%   120%   150%   200%   230%   260%   500%
-------------------------- ------ ------ ------ ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100    100    100    100
September 1994......     99     92     92     91     91     91     91     91
September 1995......     97     78     77     75     75     75     75     74
September 1996......     95     61     58     55     55     55     55     29
September 1997......     93     45     41     37     37     37     37      0
September 1998......     90     31     27     22     22     22     22      0
September 1999......     88     21     16     10     10     10     10      0
September 2000......     85     13      7      1      1      1      1      0
September 2001......     82     13      7      0      0      0      0      0
September 2002......     78     13      7      0      0      0      0      0
September 2003......     75     12      6      0      0      0      0      0
September 2004......     70     12      5      0      0      0      0      0
September 2005......     66     10      4      0      0      0      0      0
September 2006......     61      9      2      0      0      0      0      0
September 2007......     55      7      1      0      0      0      0      0
September 2008......     49      5      0      0      0      0      0      0
September 2009......     43      3      0      0      0      0      0      0
September 2010......     36      1      0      0      0      0      0      0
September 2011......     30      0      0      0      0      0      0      0
September 2012......     23      0      0      0      0      0      0      0
September 2013......     16      0      0      0      0      0      0      0
September 2014......     13      0      0      0      0      0      0      0
September 2015......     13      0      0      0      0      0      0      0
September 2016......     13      0      0      0      0      0      0      0
September 2017......     13      0      0      0      0      0      0      0
September 2018......     13      0      0      0      0      0      0      0
September 2019......     13      0      0      0      0      0      0      0
September 2020......      7      0      0      0      0      0      0      0
September 2021......      0      0      0      0      0      0      0      0
September 2022......      0      0      0      0      0      0      0      0
September 2023......      0      0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   14.6    4.8    4.0    3.4    3.4    3.4    3.4    2.5

                                 PA Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......    94     65     65     65     65
September 1995......    85      2      2      2      2
September 1996......    77      0      0      0      0
September 1997......    67      0      0      0      0
September 1998......    57      0      0      0      0
September 1999......    45      0      0      0      0
September 2000......    33      0      0      0      0
September 2001......    19      0      0      0      0
September 2002......     3      0      0      0      0
September 2003......     0      0      0      0      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   5.3    1.2    1.2    1.2    1.2

                                 PB Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100      0      0      0      0
September 1997......   100      0      0      0      0
September 1998......   100      0      0      0      0
September 1999......   100      0      0      0      0
September 2000......   100      0      0      0      0
September 2001......   100      0      0      0      0
September 2002......   100      0      0      0      0
September 2003......    80      0      0      0      0
September 2004......    53      0      0      0      0
September 2005......    23      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  11.1    2.5    2.5    2.5    2.4

                                 PC Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100     92     92     92      0
September 1997......   100      3      3      3      0
September 1998......   100      0      0      0      0
September 1999......   100      0      0      0      0
September 2000......   100      0      0      0      0
September 2001......   100      0      0      0      0
September 2002......   100      0      0      0      0
September 2003......   100      0      0      0      0
September 2004......   100      0      0      0      0
September 2005......   100      0      0      0      0
September 2006......    91      0      0      0      0
September 2007......    61      0      0      0      0
September 2008......    27      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  14.3    3.5    3.5    3.5    2.8

                                 PD Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......    100    100    100    100    100
September 1995......    100    100    100    100    100
September 1996......    100    100    100    100     84
September 1997......    100    100    100    100      0
September 1998......    100      0      0      0      0
September 1999......    100      0      0      0      0
September 2000......    100      0      0      0      0
September 2001......    100      0      0      0      0
September 2002......    100      0      0      0      0
September 2003......    100      0      0      0      0
September 2004......    100      0      0      0      0
September 2005......    100      0      0      0      0
September 2006......    100      0      0      0      0
September 2007......    100      0      0      0      0
September 2008......    100      0      0      0      0
September 2009......     86      0      0      0      0
September 2010......     30      0      0      0      0
September 2011......      0      0      0      0      0
September 2012......      0      0      0      0      0
September 2013......      0      0      0      0      0
September 2014......      0      0      0      0      0
September 2015......      0      0      0      0      0
September 2016......      0      0      0      0      0
September 2017......      0      0      0      0      0
September 2018......      0      0      0      0      0
September 2019......      0      0      0      0      0
September 2020......      0      0      0      0      0
September 2021......      0      0      0      0      0
September 2022......      0      0      0      0      0
September 2023......      0      0      0      0      0
Weighted Average
 Life (years)**.....   16.7    4.5    4.5    4.5    3.1

                                 PE Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100      0
September 1998......   100     95     95     95      0
September 1999......   100     43     43     43      0
September 2000......   100      0      0      0      0
September 2001......   100      0      0      0      0
September 2002......   100      0      0      0      0
September 2003......   100      0      0      0      0
September 2004......   100      0      0      0      0
September 2005......   100      0      0      0      0
September 2006......   100      0      0      0      0
September 2007......   100      0      0      0      0
September 2008......   100      0      0      0      0
September 2009......   100      0      0      0      0
September 2010......   100      0      0      0      0
September 2011......    85      0      0      0      0
September 2012......    52      0      0      0      0
September 2013......    16      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  19.1    5.9    5.9    5.9    3.6

                                 PG Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100     99
September 1998......   100    100    100    100      3
September 1999......   100    100    100    100      0
September 2000......   100     93     93     93      0
September 2001......   100     48     48     48      0
September 2002......   100      5      5      5      0
September 2003......   100      0      0      0      0
September 2004......   100      0      0      0      0
September 2005......   100      0      0      0      0
September 2006......   100      0      0      0      0
September 2007......   100      0      0      0      0
September 2008......   100      0      0      0      0
September 2009......   100      0      0      0      0
September 2010......   100      0      0      0      0
September 2011......   100      0      0      0      0
September 2012......   100      0      0      0      0
September 2013......   100      0      0      0      0
September 2014......    77      0      0      0      0
September 2015......    34      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  21.6    8.0    8.0    8.0    4.5

                                 PH Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......   100    100    100    100    100
September 1999......   100    100    100    100     44
September 2000......   100    100    100    100      3
September 2001......   100    100    100    100      0
September 2002......   100    100    100    100      0
September 2003......   100     71     71     71      0
September 2004......   100     44     44     44      0
September 2005......   100     21     21     21      0
September 2006......   100      2      2      2      0
September 2007......   100      0      0      0      0
September 2008......   100      0      0      0      0
September 2009......   100      0      0      0      0
September 2010......   100      0      0      0      0
September 2011......   100      0      0      0      0
September 2012......   100      0      0      0      0
September 2013......   100      0      0      0      0
September 2014......   100      0      0      0      0
September 2015......   100      0      0      0      0
September 2016......    88      0      0      0      0
September 2017......    42      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  23.8   10.9   10.9   10.9    6.0

---------------
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

                                PJ+ Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......    100    100    100    100    100
September 1995......    100    100    100    100    100
September 1996......    100    100    100    100    100
September 1997......    100    100    100    100    100
September 1998......    100    100    100    100     45
September 1999......    100    100    100    100     21
September 2000......    100     96     96     96      6
September 2001......    100     70     70     70      0
September 2002......    100     46     46     46      0
September 2003......    100     32     32     32      0
September 2004......    100     21     21     21      0
September 2005......    100     13     13     13      0
September 2006......    100      5      5      5      0
September 2007......    100      1      1      1      0
September 2008......    100      0      0      0      0
September 2009......    100      0      0      0      0
September 2010......    100      0      0      0      0
September 2011......    100      0      0      0      0
September 2012......    100      0      0      0      0
September 2013......    100      0      0      0      0
September 2014......     87      0      0      0      0
September 2015......     62      0      0      0      0
September 2016......     38      0      0      0      0
September 2017......     21      0      0      0      0
September 2018......      3      0      0      0      0
September 2019......      0      0      0      0      0
September 2020......      0      0      0      0      0
September 2021......      0      0      0      0      0
September 2022......      0      0      0      0      0
September 2023......      0      0      0      0      0
Weighted Average
 Life (years)**.....   22.6    9.4    9.4    9.4    5.2

                                 PK Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......   100    100    100    100    100
September 1999......   100    100    100    100    100
September 2000......   100    100    100    100    100
September 2001......   100    100    100    100      0
September 2002......   100    100    100    100      0
September 2003......   100    100    100    100      0
September 2004......   100    100    100    100      0
September 2005......   100    100    100    100      0
September 2006......   100    100    100    100      0
September 2007......   100     33     33     33      0
September 2008......   100      0      0      0      0
September 2009......   100      0      0      0      0
September 2010......   100      0      0      0      0
September 2011......   100      0      0      0      0
September 2012......   100      0      0      0      0
September 2013......   100      0      0      0      0
September 2014......   100      0      0      0      0
September 2015......   100      0      0      0      0
September 2016......   100      0      0      0      0
September 2017......   100      0      0      0      0
September 2018......    61      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  25.1   13.8   13.8   13.8    7.5

                          BB*** and DA+ Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......    99     99     99     99     99
September 1998......    98     98     98     98     98
September 1999......    96     96     96     96     96
September 2000......    95     95     95     95     95
September 2001......    94     94     94     94     89
September 2002......    93     93     93     93     67
September 2003......    92     92     92     92     51
September 2004......    90     90     90     90     39
September 2005......    89     89     89     89     31
September 2006......    88     88     88     88     26
September 2007......    87     87     87     87     21
September 2008......    86     79     79     79     18
September 2009......    84     66     66     66     14
September 2010......    83     54     54     54      9
September 2011......    82     45     45     45      6
September 2012......    81     37     37     37      4
September 2013......    80     30     30     30      3
September 2014......    78     25     25     25      2
September 2015......    77     20     20     20      1
September 2016......    76     16     16     16      1
September 2017......    75     12     12     12      *
September 2018......    74      9      9      9      *
September 2019......    25      7      7      7      *
September 2020......     5      5      5      5      *
September 2021......     3      3      3      3      *
September 2022......     1      1      1      1      *
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  22.8   17.8   17.8   17.8   11.2

                                 PZ Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   107    107    107    107    107
September 1995......   115    115    115    115    115
September 1996......   123    123    123    123    123
September 1997......   132    132    132    132    132
September 1998......   142    142    142    142    142
September 1999......   152    152    152    152    152
September 2000......   163    163    163    163    163
September 2001......   175    175    175    175    175
September 2002......   187    187    187    187    170
September 2003......   201    201    201    201    110
September 2004......   215    215    215    215     70
September 2005......   231    231    231    231     42
September 2006......   248    248    248    248     23
September 2007......   266    266    266    266     11
September 2008......   275    247    247    247      3
September 2009......   275    199    199    199      0
September 2010......   275    159    159    159      0
September 2011......   275    126    126    126      0
September 2012......   275     99     99     99      0
September 2013......   275     77     77     77      0
September 2014......   275     59     59     59      0
September 2015......   275     45     45     45      0
September 2016......   275     33     33     33      0
September 2017......   275     24     24     24      0
September 2018......   275     16     16     16      0
September 2019......    83     11     11     11      0
September 2020......     7      7      7      7      0
September 2021......     3      3      3      3      0
September 2022......     1      1      1      1      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  25.9   18.6   18.6   18.6   10.9

                                 A Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......     81     81     81     81     81
September 1995......     61     61     61     61     61
September 1996......     39     39     39     39     39
September 1997......     16     16     16     16     16
September 1998......      0      0      0      0      0
September 1999......      0      0      0      0      0
September 2000......      0      0      0      0      0
September 2001......      0      0      0      0      0
September 2002......      0      0      0      0      0
September 2003......      0      0      0      0      0
September 2004......      0      0      0      0      0
September 2005......      0      0      0      0      0
September 2006......      0      0      0      0      0
September 2007......      0      0      0      0      0
September 2008......      0      0      0      0      0
September 2009......      0      0      0      0      0
September 2010......      0      0      0      0      0
September 2011......      0      0      0      0      0
September 2012......      0      0      0      0      0
September 2013......      0      0      0      0      0
September 2014......      0      0      0      0      0
September 2015......      0      0      0      0      0
September 2016......      0      0      0      0      0
September 2017......      0      0      0      0      0
September 2018......      0      0      0      0      0
September 2019......      0      0      0      0      0
September 2020......      0      0      0      0      0
September 2021......      0      0      0      0      0
September 2022......      0      0      0      0      0
September 2023......      0      0      0      0      0
Weighted Average
 Life (years)**.....    2.5    2.5    2.5    2.5    2.5

                                 B Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......    85     85     85     85     85
September 1999......    40     40     40     40     40
September 2000......     0      0      0      0      0
September 2001......     0      0      0      0      0
September 2002......     0      0      0      0      0
September 2003......     0      0      0      0      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   5.8    5.8    5.8    5.8    5.8

                                 C Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......   100    100    100    100    100
September 1999......   100    100    100    100    100
September 2000......    93     93     93     93     93
September 2001......    49     49     49     49      0
September 2002......     2      2      2      2      0
September 2003......     0      0      0      0      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   8.0    8.0    8.0    8.0    7.7

                                 D Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100    100
September 1996......   100    100    100    100    100
September 1997......   100    100    100    100    100
September 1998......   100    100    100    100    100
September 1999......   100    100    100    100    100
September 2000......   100    100    100    100    100
September 2001......   100    100    100    100     75
September 2002......   100    100    100    100      0
September 2003......    43     43     43     43      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   9.9    9.9    9.9    9.9    8.1

---------------
  * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

 ** Determined as specified under "Weighted Average Lives of the Certificates" herein.

*** The weighted average lives shown in the table for the BB Class apply to such Class taken as a whole. As a result of the distribution priorities and allocations applicable to the BB Class, the weighted average lives of the BB Class beneficially owned by individual investors may vary significantly from the weighted average life of the Class taken as a whole.

  + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                 E Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......    100    100    100    100    100
September 1995......    100    100    100    100    100
September 1996......    100    100    100    100    100
September 1997......    100    100    100    100    100
September 1998......    100    100    100    100    100
September 1999......    100    100    100    100    100
September 2000......    100    100    100    100    100
September 2001......    100    100    100    100    100
September 2002......    100    100    100    100      0
September 2003......    100    100    100    100      0
September 2004......     92     92     92     92      0
September 2005......     68     68     68     68      0
September 2006......     42     42     42     42      0
September 2007......     15     15     15     15      0
September 2008......      0      0      0      0      0
September 2009......      0      0      0      0      0
September 2010......      0      0      0      0      0
September 2011......      0      0      0      0      0
September 2012......      0      0      0      0      0
September 2013......      0      0      0      0      0
September 2014......      0      0      0      0      0
September 2015......      0      0      0      0      0
September 2016......      0      0      0      0      0
September 2017......      0      0      0      0      0
September 2018......      0      0      0      0      0
September 2019......      0      0      0      0      0
September 2020......      0      0      0      0      0
September 2021......      0      0      0      0      0
September 2022......      0      0      0      0      0
September 2023......      0      0      0      0      0
Weighted Average
 Life (years)**.....   12.7   12.7   12.7   12.7    8.5

                                 H+ Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......    88     88     88     88     88
September 1995......    75     75     75     75     75
September 1996......    61     61     61     61     61
September 1997......    46     46     46     46     46
September 1998......    33     33     33     33     33
September 1999......    25     25     25     25     25
September 2000......    16     16     16     16     16
September 2001......    11     11     11     11      4
September 2002......     6      6      6      6      0
September 2003......     2      2      2      2      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   4.1    4.1    4.1    4.1    4.0

                                            K Class

                    -------------------------------------------------------

                                        PSA Prepayment
                                          Assumption

                    -------------------------------------------------------
        Date          0%    100%   120%   150%   200%   230%   260%   500%
-------------------------- ------ ------ ------ ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100    100    100    100
September 1994......   100    100     92     92     92     92     92     92
September 1995......   100    100     76     76     76     76     76     70
September 1996......   100    100     57     57     57     57     57      0
September 1997......   100    100     41     41     41     41     41      0
September 1998......   100    100     28     28     28     28     22      0
September 1999......   100    100     17     17     17     17     12      0
September 2000......   100    100      9      9      9      9      3      0
September 2001......   100    100      5      5      5      5      0      0
September 2002......   100    100      5      1      1      1      0      0
September 2003......   100     93      5      0      0      0      0      0
September 2004......   100     77      5      0      0      0      0      0
September 2005......   100     56      5      0      0      0      0      0
September 2006......   100     29      5      0      0      0      0      0
September 2007......   100      5      5      0      0      0      0      0
September 2008......   100      5      0      0      0      0      0      0
September 2009......   100      5      0      0      0      0      0      0
September 2010......   100      5      0      0      0      0      0      0
September 2011......   100      0      0      0      0      0      0      0
September 2012......   100      0      0      0      0      0      0      0
September 2013......   100      0      0      0      0      0      0      0
September 2014......   100      0      0      0      0      0      0      0
September 2015......   100      0      0      0      0      0      0      0
September 2016......   100      0      0      0      0      0      0      0
September 2017......   100      0      0      0      0      0      0      0
September 2018......   100      0      0      0      0      0      0      0
September 2019......   100      0      0      0      0      0      0      0
September 2020......     5      0      0      0      0      0      0      0
September 2021......     0      0      0      0      0      0      0      0
September 2022......     0      0      0      0      0      0      0      0
September 2023......     0      0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....  26.7   12.3    4.1    3.8    3.8    3.8    3.6    2.1

                                           KA Class

                    -------------------------------------------------------
                                        PSA Prepayment
                                          Assumption

                    -------------------------------------------------------
        Date          0%    100%   120%   150%   200%   230%   260%   500%
-------------------------- ------ ------ ------ ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100    100    100    100
September 1994......    100    100     92     92     92     92     92     92
September 1995......    100    100     76     76     76     76     76     70
September 1996......    100    100     57     57     57     57     57      0
September 1997......    100    100     41     41     41     41     41      0
September 1998......    100    100     28     28     28     28     22      0
September 1999......    100    100     18     18     18     18     12      0
September 2000......    100    100      9      9      9      9      3      0
September 2001......    100    100      6      5      5      5      0      0
September 2002......    100    100      6      1      1      2      0      0
September 2003......    100     93      6      0      0      0      0      0
September 2004......    100     78      6      0      0      0      0      0
September 2005......    100     56      6      0      0      0      0      0
September 2006......    100     29      6      0      0      0      0      0
September 2007......    100      6      6      0      0      0      0      0
September 2008......    100      6      0      0      0      0      0      0
September 2009......    100      6      0      0      0      0      0      0
September 2010......    100      6      0      0      0      0      0      0
September 2011......    100      0      0      0      0      0      0      0
September 2012......    100      0      0      0      0      0      0      0
September 2013......    100      0      0      0      0      0      0      0
September 2014......    100      0      0      0      0      0      0      0
September 2015......    100      0      0      0      0      0      0      0
September 2016......    100      0      0      0      0      0      0      0
September 2017......    100      0      0      0      0      0      0      0
September 2018......    100      0      0      0      0      0      0      0
September 2019......    100      0      0      0      0      0      0      0
September 2020......      6      0      0      0      0      0      0      0
September 2021......      0      0      0      0      0      0      0      0
September 2022......      0      0      0      0      0      0      0      0
September 2023......      0      0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   26.7   12.3    4.2    3.8    3.8    3.8    3.6    2.1

                               FG, SG, FC and SC Classes

                    ------------------------------------------------

                                     PSA Prepayment
                                       Assumption

                    ------------------------------------------------
        Date          0%    100%   150%   200%   230%   260%   500%
-------------------------- ------ ------ ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100    100    100
September 1994......   100    100     91     91     91     91     91
September 1995......   100    100     73     73     73     73     62
September 1996......   100    100     53     53     53     53      0
September 1997......   100    100     36     36     36     36      0
September 1998......   100    100     23     23     23     23      0
September 1999......   100    100     13     13     13     13      0
September 2000......   100    100      6      6      6      6      0
September 2001......   100    100      0      0      0      0      0
September 2002......   100    100      0      0      0      0      0
September 2003......   100    100      0      0      0      0      0
September 2004......   100    100      0      0      0      0      0
September 2005......   100    100      0      0      0      0      0
September 2006......   100    100      0      0      0      0      0
September 2007......   100     95      0      0      0      0      0
September 2008......   100     69      0      0      0      0      0
September 2009......   100     42      0      0      0      0      0
September 2010......   100     13      0      0      0      0      0
September 2011......   100      0      0      0      0      0      0
September 2012......   100      0      0      0      0      0      0
September 2013......   100      0      0      0      0      0      0
September 2014......   100      0      0      0      0      0      0
September 2015......   100      0      0      0      0      0      0
September 2016......   100      0      0      0      0      0      0
September 2017......   100      0      0      0      0      0      0
September 2018......   100      0      0      0      0      0      0
September 2019......   100      0      0      0      0      0      0
September 2020......    92      0      0      0      0      0      0
September 2021......     0      0      0      0      0      0      0
September 2022......     0      0      0      0      0      0      0
September 2023......     0      0      0      0      0      0      0
Weighted Average
 Life (years)**.....  27.4   15.7    3.5    3.5    3.5    3.5    1.9

                                M and MA Classes

                    -----------------------------------------

                                 PSA Prepayment
                                   Assumption

                    -----------------------------------------
        Date          0%    100%   150%   200%   260%   500%
-------------------------- ------ ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100    100
September 1994......   100    100    100    100    100    100
September 1995......   100    100    100    100    100      0
September 1996......   100    100    100    100    100      0
September 1997......   100    100    100    100    100      0
September 1998......   100    100    100    100      0      0
September 1999......   100    100    100    100      0      0
September 2000......   100    100    100    100      0      0
September 2001......   100    100     84     84      0      0
September 2002......   100    100     15     15      0      0
September 2003......   100    100      0      0      0      0
September 2004......   100    100      0      0      0      0
September 2005......   100    100      0      0      0      0
September 2006......   100    100      0      0      0      0
September 2007......   100    100      0      0      0      0
September 2008......   100    100      0      0      0      0
September 2009......   100    100      0      0      0      0
September 2010......   100    100      0      0      0      0
September 2011......   100      0      0      0      0      0
September 2012......   100      0      0      0      0      0
September 2013......   100      0      0      0      0      0
September 2014......   100      0      0      0      0      0
September 2015......   100      0      0      0      0      0
September 2016......   100      0      0      0      0      0
September 2017......   100      0      0      0      0      0
September 2018......   100      0      0      0      0      0
September 2019......   100      0      0      0      0      0
September 2020......   100      0      0      0      0      0
September 2021......     0      0      0      0      0      0
September 2022......     0      0      0      0      0      0
September 2023......     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  27.8   17.7    8.5    8.5    4.8    1.8

---------------
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                     N Class

                    -----------------------------------------
                                 PSA Prepayment
                                   Assumption

                    -----------------------------------------
        Date          0%    100%   150%   200%   260%   500%
-------------------------- ------ ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100    100
September 1994......    100    100    100    100    100    100
September 1995......    100    100    100    100    100      0
September 1996......    100    100    100    100    100      0
September 1997......    100    100    100    100    100      0
September 1998......    100    100    100    100     96      0
September 1999......    100    100    100    100     43      0
September 2000......    100    100    100    100     16      0
September 2001......    100    100    100    100      6      0
September 2002......    100    100    100    100      *      0
September 2003......    100    100     87     87      *      0
September 2004......    100    100     67     67      *      0
September 2005......    100    100     45     45      *      0
September 2006......    100    100     22     22      *      0
September 2007......    100    100      0      0      *      0
September 2008......    100    100      0      0      *      0
September 2009......    100    100      0      0      *      0
September 2010......    100    100      0      0      *      0
September 2011......    100     87      0      0      *      0
September 2012......    100     20      0      0      *      0
September 2013......    100      0      0      0      *      0
September 2014......    100      0      0      0      *      0
September 2015......    100      0      0      0      *      0
September 2016......    100      0      0      0      *      0
September 2017......    100      0      0      0      *      0
September 2018......    100      0      0      0      *      0
September 2019......    100      0      0      0      *      0
September 2020......    100      0      0      0      *      0
September 2021......     48      0      0      0      *      0
September 2022......      0      0      0      0      *      0
September 2023......      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   28.0   18.6   11.7   11.7    6.1    1.9

                       FD, SD, SE, F and S Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100     86     71     10
September 1995......   100    100     60     16      0
September 1996......   100    100     31      0      0
September 1997......   100    100      9      0      0
September 1998......   100    100      0      0      0
September 1999......   100    100      0      0      0
September 2000......   100    100      0      0      0
September 2001......   100    100      0      0      0
September 2002......   100    100      0      0      0
September 2003......   100    100      0      0      0
September 2004......   100    100      0      0      0
September 2005......   100    100      0      0      0
September 2006......   100    100      0      0      0
September 2007......   100    100      0      0      0
September 2008......   100    100      0      0      0
September 2009......   100    100      0      0      0
September 2010......   100    100      0      0      0
September 2011......   100    100      0      0      0
September 2012......   100    100      0      0      0
September 2013......   100     85      0      0      0
September 2014......   100     63      0      0      0
September 2015......   100     42      0      0      0
September 2016......   100     21      0      0      0
September 2017......   100      *      0      0      0
September 2018......   100      0      0      0      0
September 2019......   100      0      0      0      0
September 2020......   100      0      0      0      0
September 2021......   100      0      0      0      0
September 2022......    11      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  28.7   21.7    2.4    1.4    0.7

                                 P Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100      0
September 1996......   100    100    100      0      0
September 1997......   100    100    100      0      0
September 1998......   100    100     71      0      0
September 1999......   100    100     27      0      0
September 2000......   100    100      0      0      0
September 2001......   100    100      0      0      0
September 2002......   100    100      0      0      0
September 2003......   100    100      0      0      0
September 2004......   100    100      0      0      0
September 2005......   100    100      0      0      0
September 2006......   100    100      0      0      0
September 2007......   100    100      0      0      0
September 2008......   100    100      0      0      0
September 2009......   100    100      0      0      0
September 2010......   100    100      0      0      0
September 2011......   100    100      0      0      0
September 2012......   100    100      0      0      0
September 2013......   100    100      0      0      0
September 2014......   100    100      0      0      0
September 2015......   100    100      0      0      0
September 2016......   100    100      0      0      0
September 2017......   100    100      0      0      0
September 2018......   100     21      0      0      0
September 2019......   100      0      0      0      0
September 2020......   100      0      0      0      0
September 2021......   100      0      0      0      0
September 2022......   100      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.2   24.7    5.5    2.5    1.2

                                 Q Class

                    ----------------------------------
                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
September 1994......    100    100    100    100    100
September 1995......    100    100    100    100      0
September 1996......    100    100    100      0      0
September 1997......    100    100    100      0      0
September 1998......    100    100    100      0      0
September 1999......    100    100    100      0      0
September 2000......    100    100     99      0      0
September 2001......    100    100     80      0      0
September 2002......    100    100     76      0      0
September 2003......    100    100     76      0      0
September 2004......    100    100     76      0      0
September 2005......    100    100     76      0      0
September 2006......    100    100     76      0      0
September 2007......    100    100     73      0      0
September 2008......    100    100     30      0      0
September 2009......    100    100      0      0      0
September 2010......    100    100      0      0      0
September 2011......    100    100      0      0      0
September 2012......    100    100      0      0      0
September 2013......    100    100      0      0      0
September 2014......    100    100      0      0      0
September 2015......    100    100      0      0      0
September 2016......    100    100      0      0      0
September 2017......    100    100      0      0      0
September 2018......    100    100      0      0      0
September 2019......    100     21      0      0      0
September 2020......    100      0      0      0      0
September 2021......    100      0      0      0      0
September 2022......    100      0      0      0      0
September 2023......      0      0      0      0      0
Weighted Average
 Life (years)**.....   29.4   25.8   13.1    2.8    1.3

                                 T Class

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100      0
September 1996......   100    100    100     99      0
September 1997......   100    100    100     31      0
September 1998......   100    100    100      0      0
September 1999......   100    100    100      0      0
September 2000......   100    100    100      0      0
September 2001......   100    100    100      0      0
September 2002......   100    100    100      0      0
September 2003......   100    100    100      0      0
September 2004......   100    100    100      0      0
September 2005......   100    100    100      0      0
September 2006......   100    100    100      0      0
September 2007......   100    100    100      0      0
September 2008......   100    100    100      0      0
September 2009......   100    100     97      0      0
September 2010......   100    100     85      0      0
September 2011......   100    100     74      0      0
September 2012......   100    100     64      0      0
September 2013......   100    100     55      0      0
September 2014......   100    100     46      0      0
September 2015......   100    100     39      0      0
September 2016......   100    100     31      0      0
September 2017......   100    100     25      0      0
September 2018......   100    100     19      0      0
September 2019......   100    100     14      0      0
September 2020......   100     76     10      0      0
September 2021......   100     47      6      0      0
September 2022......   100     18      2      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.8   27.9   21.2    3.8    1.6

                          FA, SA and SB Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......   100    100    100    100    100
September 1995......   100    100    100    100      0
September 1996......   100    100    100     59      0
September 1997......   100    100    100     19      0
September 1998......   100    100     93      0      0
September 1999......   100    100     83      0      0
September 2000......   100    100     76      0      0
September 2001......   100    100     73      0      0
September 2002......   100    100     72      0      0
September 2003......   100    100     72      0      0
September 2004......   100    100     72      0      0
September 2005......   100    100     72      0      0
September 2006......   100    100     72      0      0
September 2007......   100    100     72      0      0
September 2008......   100    100     64      0      0
September 2009......   100    100     57      0      0
September 2010......   100    100     50      0      0
September 2011......   100    100     44      0      0
September 2012......   100    100     38      0      0
September 2013......   100    100     33      0      0
September 2014......   100    100     27      0      0
September 2015......   100    100     23      0      0
September 2016......   100    100     19      0      0
September 2017......   100    100     15      0      0
September 2018......   100     81     11      0      0
September 2019......   100     63      8      0      0
September 2020......   100     45      6      0      0
September 2021......   100     28      3      0      0
September 2022......   100     11      1      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.6   26.8   16.1    3.3    1.4

                             R and RL Classes

                    ----------------------------------

                              PSA Prepayment
                                Assumption

                    ----------------------------------
        Date          0%    100%   200%   260%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....   100    100    100    100    100
September 1994......     0      0      0      0      0
September 1995......     0      0      0      0      0
September 1996......     0      0      0      0      0
September 1997......     0      0      0      0      0
September 1998......     0      0      0      0      0
September 1999......     0      0      0      0      0
September 2000......     0      0      0      0      0
September 2001......     0      0      0      0      0
September 2002......     0      0      0      0      0
September 2003......     0      0      0      0      0
September 2004......     0      0      0      0      0
September 2005......     0      0      0      0      0
September 2006......     0      0      0      0      0
September 2007......     0      0      0      0      0
September 2008......     0      0      0      0      0
September 2009......     0      0      0      0      0
September 2010......     0      0      0      0      0
September 2011......     0      0      0      0      0
September 2012......     0      0      0      0      0
September 2013......     0      0      0      0      0
September 2014......     0      0      0      0      0
September 2015......     0      0      0      0      0
September 2016......     0      0      0      0      0
September 2017......     0      0      0      0      0
September 2018......     0      0      0      0      0
September 2019......     0      0      0      0      0
September 2020......     0      0      0      0      0
September 2021......     0      0      0      0      0
September 2022......     0      0      0      0      0
September 2023......     0      0      0      0      0
Weighted Average
 Life (years)**.....   0.1    0.1    0.1    0.1    0.1

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

              CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC Elections and Special Tax Attributes

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     As a consequence of the qualification of the Trust and the Lower Tier REMIC as REMICs, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

Taxation of Beneficial Owners of Regular Certificates

     The Notional Classes and the Accrual Class will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 200% PSA. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at that or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain Classes of Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences-- Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

     The initial interest rates on the SE and SB Classes are the respective maximum stated interest rates for those Classes. On December 22, 1992, the Internal Revenue Service issued new proposed original issue discount regulations (the "1992 Proposed OID Regulations"). Those regulations provide, in effect, that a debt instrument bearing interest at a variable rate with a restriction on its minimum or maximum stated interest rate will be treated as a contingent debt instrument if the restriction causes the interest rate to be significantly greater or less than the instrument's overall expected return. The 1992 Proposed OID Regulations are proposed to be effective for debt instruments issued on or after the date that is 60 days after the regulations are issued in final form. Although it is possible that the principles contained in the 1992 Proposed OID Regulations would be applied to debt instruments issued prior to that date, it is not clear whether those principles would apply to the SE and SB Classes. Fannie Mae, therefore intends to treat the SE and SB Classes as variable rate debt instruments and not as contingent debt instruments. Investors are urged to consult with their own tax advisors regarding the possible treatment of the SE and SB Classes as variable rate or contingent debt instruments and the consequences of either such treatment.

Taxation of Beneficial Owners of Residual Certificates

     Under the Regulations, neither the R nor the RL Certificates will have significant value. As a result, an organization to which section 593 of the Code applies and which is the beneficial owner of any R or RL Certificate may not use its allowable deductions to offset any "excess inclusions" with respect to such Certificate. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about August 20, 1993. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of any R or RL Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

     Under the proposed IRS regulations relating to original issue discount, the Lower Tier Regular Interests would be treated as a single debt instrument for original issue discount purposes because they were issued to the Trust in a single transaction. Although there can be no assurance that final regulations will apply this aggregation rule to the Lower Tier Regular Interests, Fannie Mae intends to calculate the taxable income (or net loss) of the Trust and of the Lower Tier REMIC (and to report to the R and RL Certificateholders) by treating the Lower Tier Regular Interests as a single debt instrument. A failure of the Lower Tier Regular Interests to qualify as a single debt instrument for original issue discount purposes could result in material adverse tax consequences to the beneficial owners of the RL Class.

                             PLAN OF DISTRIBUTION

     General. The First Boston Corporation will receive the Certificates in exchange for the MBS pursuant to a Fannie Mae commitment. The Dealers propose to offer the Certificates (other than the J Class) directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealers may effect such transactions to or through dealers.

     Increase in Certificates. Fannie Mae and the Dealers may agree to offer hereby Certificates in addition to those contemplated as of the date hereof. In such event, the MBS will be increased in principal balance, but it is expected that all additional MBS will have the same characteristics as described herein under "Description of the Certificates--The MBS." The proportion that the original principal balance of each Class (and any Components) bears to the aggregate original principal balance of all the Certificates will remain the same. The dollar amounts reflected in the Principal Balance Schedules and the BB2 Priority Amount will be increased in pro rata amounts that correspond to the increase of the principal balance of the Certificates.

                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealers by Cleary, Gottlieb, Steen & Hamilton.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus and the Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the aforementioned documents do not constitute an offer to sell or a solicitation of an offer to buy any of the Certificates offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus Supplement and the aforementioned documents at any time does not imply that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof.

                           ------------------------

                              TABLE OF CONTENTS

                                       Page

                                       -----
Prospectus Supplement

Table of Contents.....................  S- 3
Description of the Certificates.......  S- 4
Certain Additional Federal Income Tax
  Consequences........................  S-38
Plan of Distribution..................  S-39
Legal Matters.........................  S-39
REMIC Prospectus
Prospectus Supplement.................     2
Summary of Prospectus.................     3
Description of the Certificates.......     7
The Trust Agreement...................    20
Certain Federal Income Tax
  Consequences........................    22
Legal Investment Considerations.......    32
Legal Opinion.........................    33
ERISA Considerations..................    33
Glossary..............................    34

                                $1,188,529,000

                               Federal National
                             Mortgage Association

                                [FANNIEMAE LOGO]

                                  Guaranteed
                              REMIC Pass-Through

                                 Certificates

                            Fannie Mae REMIC Trust
                                   1993-168

                 --------------------------------------------
                            PROSPECTUS SUPPLEMENT

                 --------------------------------------------
                               CS First Boston
                       Utendahl Capital Partners, L.P.

                                July 28, 1993

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  Annex 2(d)
Prospectus Supplement
(To Prospectus dated June 14, 1996)

                                 $211,821,413
                                (FANNIE MAE LOGO)

                  Guaranteed REMIC Pass-Through Certificates
                        Fannie Mae REMIC Trust 1996-39

    The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1996-39 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of (i) certain Fannie Mae Stripped Mortgage-Backed Securities specified herein (the "Trust SMBS") and (ii) the REMIC Certificates specified herein (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in the related Fannie Mae REMIC Trusts (the "Underlying REMIC Trusts") as further described in Exhibit A hereto. The Trust SMBS evidence indirect beneficial ownership interests in certain principal and interest distributions made in respect of, and the assets of the Underlying REMIC Trusts evidence direct or indirect beneficial ownership interests in, certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS"). Each MBS represents a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

    Investors should not purchase the Certificates before reading this Prospectus Supplement and the additional Disclosure Documents listed at the bottom of page S-2.

     See "Additional Risk Factors" on page S-7 hereof and "Risk Factors" beginning on page 8 of the REMIC Prospectus attached hereto for a discussion of certain risks that should be considered in connection with an investment in the Certificates.
                                                 (Cover continued on next page)
                           ------------------------

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO
           INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR
             UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD,
                   LIQUIDITY AND OTHER RISKS ASSOCIATED WITH
                               SUCH CERTIFICATES.

                           ------------------------

  THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY
     THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF
        THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT
         CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR
               INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE
                 CERTIFICATES ARE EXEMPT FROM THE REGISTRATION
                   REQUIREMENTS OF THE SECURITIES ACT OF 1933
                    AND ARE "EXEMPTED SECURITIES" WITHIN THE
                     MEANING OF THE SECURITIES EXCHANGE ACT
                                    OF 1934.

==============================================================================
                  Original                                                       Final
                 Principal     Principal   Interest   Interest    CUSIP      Distribution
    Class         Balance       Type(1)      Rate     Type(1)    Number          Date
            -------------------------------------------------------------------------------
A ............  $ 45,000,000    SC/SEQ      6.0000%     FIX     31359K R S 8  November 2018
B ............    10,000,000    SC/SEQ      6.0000%     FIX     31359K R T 6  October 2020
C ............    30,000,000    SC/SEQ      6.0000%     FIX     31359K R U 3  December 2024
D ............    14,754,459    SC/SEQ      6.0000%     FIX     31359K R V 1    July 2026
E ............    21,337,260    SC/PT       6.5000%     FIX     31359KRW9      July 2023
G ............     9,301,246    SC/PT       6.5000%     FIX     31359K R X 7   March 2024
H ............    42,604,068    SC/PT       8.0000%     FIX     31359K R Y 5  November 2023
IO ...........           (2)     NTL        8.0000%    FIX/IO   31359K R Z 2  November 2023

                  Original                                                       Final
                 Principal     Principal   Interest   Interest    CUSIP      Distribution
    Class         Balance       Type(1)      Rate     Type(1)    Number          Date
           --------------------------------------------------------------------------------
J ............  $ 11,349,000    SC/PT           (3)      PO     31359K S A 6 September 2008
SJ ...........           (2)     NTL            (4)    INV/IO   31359K S B 4 September 2008
TA ...........    16,278,947    SC/PT      2.91787%     FIX     31359K S C 2  December 2021
TB ...........           (2)     NTL            (4)    INV/IO   31359K S D 0  December 2021
PF ...........    11,196,433    SC/PT           (3)      PO     31359K S E 8    May 2023
SF ...........           (2)     NTL            (4)    INV/IO   31359K S F 5    May 2023
R ............             0     NPR              0     NPR     31359K S G 3    July 2026
RL ...........             0     NPR              0     NPR     31359K S H 1    July 2026

==============================================================================

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(2) The IO, SJ, TB and SF Classes will be Notional Classes, will not have principal balances and will bear interest on their notional principal balances (initially, $335,001, $11,349,000, $8,971,247 and $11,196,433,
    respectively). The notional principal balance of the IO Class will be calculated based upon the principal balance of the H Class and the notional principal balance of the interest only Trust SMBS included in the Lower Tier REMIC from Fannie Mae Stripped Security Trust 000251-CL, the notional principal balance of the SJ Class will be calculated based upon the principal balance of the J Class, the notional principal balance of the TB Class will be calculated based upon the principal balance of the TA Class and the notional principal balance of the SF Class will be calculated based upon the principal balance of the PF Class. See "Description of the Certificates--Distributions of Interest--Notional Classes" herein.

(3) These Classes will be Principal Only Classes and will bear no interest.
(4) The SJ and TB Classes will bear interest based on the "10-Year Treasury Index" and the SF Class will bear interest based on "LIBOR" as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.

                           ---------------------------

    The Certificates will be offered by Deutsche Morgan Grenfell/C.J. Lawrence Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Certificates, except for the R and RL Classes, will be available through the book-entry system of the Federal Reserve Banks on or about August 30, 1996 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, New York, New York, on or about the Settlement Date.

                           ------------------------

                        Deutsche Morgan Grenfell (logo)

July 29, 1996

(Cover continued from previous page)

    The yields to investors in the Group 1 Classes (as described herein) will be sensitive in varying degrees to, among other things, the rate of principal distributions on the related Trust SMBS, which in turn will be determined by the rate of principal payments of the related Mortgage Loans and the characteristics of such Mortgage Loans. The yields to investors in the Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7 Classes (as described herein) will be sensitive in varying degrees to, among other things, the rate of distributions on the related Underlying REMIC Certificates, which in turn will be sensitive in varying degrees to the rate of principal payments of the related Mortgage Loans, the characteristics of the Mortgage Loans included in the related Pools and the priority sequences affecting principal distributions on the Underlying REMIC Certificates. The yield to investors in each Class will also be sensitive to the purchase price paid for such Class and, in the case of any Inverse Floating Rate Class, fluctuations in the level of the applicable Index (as defined herein). Accordingly, investors should consider the following risks:

       o The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

       o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of some or all of the Classes.

       o In the case of any Certificates purchased at a discount to their principal amounts (including any Principal Only Class), a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

       o In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

       o In the case of any Interest Only Class, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield and, in certain cases, an actual loss on the investment.

       o The yield on any Inverse Floating Rate Class will be sensitive to the level of the applicable Index. See "Description of the Certificates--Distributions of Interest--Inverse Floating Rate Classes" herein.

See "Risk Factors--Yield Considerations" in the REMIC Prospectus and "Additional Risk Factors--Additional Yield and Prepayment Considerations" and "Yield Tables" herein.

    In addition, investors should purchase Certificates only after considering the following:

       o Certain of the Underlying REMIC Certificates are subordinate in priority of principal distribution to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts and, accordingly, there is no assurance that principal distributions will be made on such Underlying REMIC Certificates on any particular Distribution Date. In particular, certain of the Underlying REMIC Certificates are Support classes that are entitled to receive principal distributions on any Distribution Date only if scheduled distributions have been made on other specified classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts. Accordingly, such Underlying REMIC Certificates may receive no principal distributions for extended periods of time or may receive principal distributions that vary widely from period to period. In addition, certain of the Underlying REMIC Certificates have Principal Balance Schedules and, as a result, may receive principal distributions at a rate faster or slower than would otherwise have been the case (and, in some cases, may receive no principal distributions for extended periods). Further, prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than that initially assumed. This Prospectus Supplement contains no information as to whether such Underlying REMIC Certificates have adhered to their Principal Balance Schedules, whether any related Support classes remain outstanding or whether such Underlying REMIC Certificates otherwise have performed as originally anticipated. Such information may be obtained by performing an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying Prospectus Supplements (as defined below), which may be obtained from Fannie Mae as described below.

       o The actual final payment of any Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

       o The rate of principal distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Risk Factors--Suitability and Reinvestment Considerations" in the REMIC Prospectus.

       o Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

       o The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus, the Prospectus Supplements for the Underlying REMIC Trusts (the "Underlying Prospectus Supplements"), the SMBS Prospectus, the Mega Prospectus or the MBS Prospectus (as defined below). Any representation to the contrary is a criminal offense.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

    Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents");

       o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996 (the "REMIC Prospectus"), which is attached to this Prospectus Supplement;

       o Fannie Mae's Prospectus for Stripped Mortgage-Backed Securities dated July 1, 1996 (the "SMBS Prospectus");

       o Fannie Mae's Prospectus for Guaranteed MBS Pass-Through Securities dated January 15, 1996 (the "Mega Prospectus");

       o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated January 15, 1996 (the "MBS Prospectus");

       o Fannie Mae's Information Statement dated February 22, 1996 and any supplements thereto (collectively, the "Information Statement"); and

       o The Underlying Prospectus Supplements.

    The SMBS Prospectus, the Mega Prospectus, the MBS Prospectus and the Information Statement are incorporated herein by reference and, together with the Underlying Prospectus Supplements, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents, other than the Underlying Prospectus Supplements, may also be obtained from the Dealer by writing or calling its Prospectus Department at 31 West 52nd Street, New York, New York 10019 (telephone 212-469-6949).

                               REFERENCE SHEET

     This reference sheet is not a summary of the REMIC transaction and it does not contain complete information about the Certificates. Investors should purchase the Certificates only after reading this Prospectus Supplement and each of the additional Disclosure Documents described herein in their entirety.

Characteristics of the Trust SMBS and Underlying REMIC Certificates

     The table contained in Exhibit A hereto sets forth information with respect to the Trust SMBS and Underlying REMIC Certificates, including certain information regarding the underlying Mortgage Loans. Certain additional information as to the Underlying REMIC Certificates may be obtained by performing an analysis of current Fannie Mae principal factors of the Underlying REMIC Certificates in the context of applicable information contained in the related Underlying Prospectus Supplements, which may be obtained from Fannie Mae as described herein.

See "Description of the Certificates--The Trust SMBS and Underlying REMIC Certificates" herein.

Interest Rates

     The Fixed Rate Classes will bear interest at the applicable per annum interest rates set forth on the cover.

     The Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at an initial interest rate determined as described below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at the rate determined as described below:

             Initial        Maximum    Minimum                       Formula for
             Interest      Interest    Interest                    Calculation of
     Class     Rate          Rate       Rate                        Interest Rate
    -------- --------      ---------   -------   ---------------------------------------------------
    SJ ..... 6.44230%      18.26923%    0.00%     19.61538% - (1.92307693 X 10-Year Treasury Index)
    TB...... 7.36666%      20.58333%    0.00%     22.20833% - (10-Year Treasury Index X 2.16666667)
    SF ..... 1.54117%(1)    9.71365%    0.00%              9.71365% - (1.49440905 X LIBOR)

     -------------------------
     (1) The initial interest rate listed above for the SF Class is an assumed rate. The actual initial interest rate for the SF Class will be calculated on the basis of the applicable formula for the calculation of such interest rate on the Index Determination Date occurring on August 22, 1996.

See "Description of the Certificates--Distributions of Interest--Inverse Floating Rate Classes" herein.

Notional Classes

     The notional principal balance of each Notional Class will be equal to the indicated percentage of the outstanding principal balance of the Class specified below (or, in the case of the IO Class, the indicated percentage of the amount described below) immediately prior to the related Distribution Date:

                                         Percentage of
                                      Principal Balance of
     Class                         Specified Amount or Class
   ----------   ----------------------------------------------------------------
   IO .......   100% of the excess of the outstanding notional principal balance of the interest only Trust SMBS included in the Lower Tier REMIC from Fannie Mae Stripped Mortgage-Backed Security Trust
                000251-CL over the outstanding principal balance of the H
                Class

   SJ .......                           100% of J Class
   TB........                      55.1095043187% of TA Class
   SF .......                           100% of PF Class

See "Description of the Certificates--Distributions of Interest--Notional Classes" and "--Yield Tables--The Interest Only Classes" herein.

Distributions of Principal

     The portion of the Principal Distribution Amount allocated to each Class of Certificates will be determined by distributions of principal of the related Trust SMBS or Underlying REMIC Certificate or Certificates, as applicable. For such purposes, the Principal Distribution Amount will be allocated among the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6 and Group 7 Principal Distribution Amounts as described herein under "Description of the Certificates--Distributions of Principal-- Principal Distribution Amount".

     Group 1 Principal Distribution Amount

     To the A, B, C and D Classes, in that order, to zero.

     Group 2 Principal Distribution Amount

     To the E Class, to zero.

     Group 3 Principal Distribution Amount

     To the G Class, to zero.

     Group 4 Principal Distribution Amount

     To the H Class, to zero.

     Group 5 Principal Distribution Amount

     To the J Class, to zero.

     Group 6 Principal Distribution Amount

     To the TA Class, to zero.

     Group 7 Principal Distribution Amount

     To the PF Class, to zero.

Weighted Average Lives (years)*

                                  PSA Prepayment Assumption
                              ----------------------------------
            Class               0%    95%    140%   350%   500%
------------------------------------ ------ ------ ------ ------
A.............................   14.8    4.5    3.5    1.8    1.5
B.............................   23.2   10.2    7.7    3.7    2.8
C.............................   26.4   16.1   12.6    5.9    4.3
D.............................   29.2   25.4   22.6   12.3    8.7
E.............................   22.8    9.4    1.9    1.9    1.3
G.............................   24.5   14.2    5.6    0.3    0.3
J and SJ......................    9.0    7.9    7.9    7.9    6.3
TA and TB.....................   19.7    8.1    7.9    6.2    4.2

                                  PSA Prepayment Assumption
                              ----------------------------------
            Class               0%    95%    180%   350%   500%
------------------------------------ ------ ------ ------ ------
H.............................   19.4   10.2    7.0    3.9    2.7
IO............................   22.3   10.7    7.2    7.0    7.0

                                  PSA Prepayment Assumption
                              ----------------------------------
            Class               0%    95%    160%   350%   500%
------------------------------------ ------ ------ ------ ------
PF and SF.....................   25.5   20.3   16.6    6.8    1.5

     -------------------------
     * Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" herein.

                                                                     Annex 2(e)
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 14, 1996
                                 $475,000,000

                                (FANNIE MAE LOGO)

                  Guaranteed REMIC Pass-Through Certificates
                        Fannie Mae REMIC Trust 1996-63

                              ------------------

      The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1996-63 (the "Trust"). The assets of the Trust will consist of the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will consist of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS"). Each MBS represents a beneficial interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

    Investors should not purchase the Certificates before reading this Prospectus Supplement and the additional Disclosure Documents listed at the bottom of page S-2.

     See "Additional Risk Factors" on page S-7 hereof and "Risk Factors" beginning on page 8 of the REMIC Prospectus attached hereto for a discussion of certain risks that should be considered in connection with an investment in the Certificates.

                                                (Cover continued on next page)

                              ------------------

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER
     RISKS ASSOCIATED WITH SUCH CERTIFICATES.

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

==============================================================================================
                   Original                                                       Final
                  Principal       Principal  Interest  Interest    CUSIP       Distribution
    Class          Balance         Type(1)     Rate    Type(1)    Number           Date
------------- ------------------  ---------  --------  --------  ---------  ------------------
PA ..........    $ 75,364,000        PAC       6.25%     FIX     31359N D N 8  February 2017
EA ..........      14,573,000        PAC       6.25      FIX     31359N D P 3   January 2012
EB ..........      12,341,000        PAC       6.25      FIX     31359N D Q 1  February 2017
PI ..........       (2)              NTL       7.50     FIX/IO   31359N D R 9    July 2022
PB ..........      85,352,000        PAC       6.50      FIX     31359N D S 7    July 2022
PC ..........      85,409,000        PAC       7.50      FIX     31359N D T 5  February 2026
PD ..........      30,206,000        PAC       7.50      FIX     31359N D U 2   January 2027
FA ..........      88,996,532      TAC/AD     (3)        FLT     31359N D V 0   January 2027
SA ..........       (2)              NTL      (3)       INV/IO   31359N D W 8   January 2027
SB ..........       2,416,355      TAC/AD     (3)        INV     31359N D X 6   January 2027
SC ..........       8,708,212      TAC/AD     (3)        INV     31359N D Y 4   January 2027
Z ...........       9,000,000        SUP       8.00     FIX/Z    31359N D Z 1   August 2021
ZA...........       9,000,000        SUP       8.00     FIX/Z    31359N E A 5   August 2024
==============================================================================================

==============================================================================================
                   Original                                                       Final
                  Principal       Principal  Interest  Interest    CUSIP       Distribution
    Class          Balance         Type(1)     Rate    Type(1)    Number           Date
------------- ------------------  ---------  --------  --------  ---------  ------------------
ZB ..........    $  9,000,151        SUP       8.00%    FIX/Z    31359N E B 3   January 2027
PO ..........       8,474,750        SUP        (4)       PO     31359N E C 1   January 2027
A ...........      12,000,000        SUP       7.50      FIX     31359N E D 9  December 2024
B ...........       2,128,200        SUP       7.50      FIX     31359N E E 7  December 2023
C ...........       2,128,200        SUP       7.50      FIX     31359N E F 4  December 2024
D ...........         478,000        SUP       7.50      FIX     31359N E G 2   January 2025
E ...........       6,580,600        SUP       7.50      FIX     31359N E H 0   October 2025
G ...........         874,000        SUP       7.50      FIX     31359N E J 6  November 2025
H ...........       6,970,000        SUP       7.50      FIX     31359N E K 3   January 2027
I ...........       1,000,000        SUP       7.50      FIX     31359N E L 1  February 2026
J ...........       4,000,000        SUP       7.50      FIX     31359N E M 9   January 2027
R ...........               0        NPR       0         NPR     31359N E N 7   January 2027
RL ..........               0        NPR       0         NPR     31359N E P 2   January 2027
==============================================================================================

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(2) The PI and SA Classes will be Notional Classes, will not have principal balances and will bear interest on their notional principal balances (initially, $28,426,600 and $88,996,532, respectively). The notional principal balances of the Notional Classes will be calculated based upon the principal balances of the Classes specified herein. See "Description of the Certificates--Distributions of Interest--Notional Classes" herein.

(3) The FA, SA, SB and SC Classes will bear interest based on the "LIBOR" as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.

(4) This Class will be a Principal Only Class and will bear no interest.

                              ------------------

    The Certificates will be offered by CS First Boston Corporation (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

    The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, subject to the right by the Dealer to reject any order in whole or in part and subject to approval of certain legal matters by counsel. It is expected that the Certificates, except for the R and RL Classes, will be available through the book-entry facilities of The Depository Trust Company on or about December 27, 1996 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, New York, New York, on or about the Settlement Date.

                               CS First Boston

         The date of this Prospectus Supplement is November 19, 1996.

(Cover continued from previous page)

    The yield to investors in the Classes will be sensitive in varying degrees to, among other things, the rate of principal distributions on the MBS, which in turn will be determined by the rate of principal payments of the Mortgage Loans and the characteristics of the Mortgage Loans. The yield to investors in each Class will also be sensitive to the purchase price paid for such Class and, in the case of any Floating Rate or Inverse Floating Rate Class, fluctuations in the level of the Index (as defined herein). Accordingly, investors should consider the following risks:

       o The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

       o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of some or all of the Classes.

       o In the case of any Certificates purchased at a discount to their principal amounts (including the Principal Only Class), a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

       o In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

       o In the case of any Interest Only Class, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield and, in certain cases, an actual loss on the investment.

       o The yield on any Floating Rate or Inverse Floating Rate Class will be sensitive to the level of the Index. See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

See "Risk Factors--Yield Considerations" in the REMIC Prospectus and "Additional Risk Factors--Additional Yield and Prepayment Considerations" and "--Yield Tables" herein.

    In addition, investors should purchase Certificates only after considering the following:

       o The actual final payment of any Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates-- Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

       o The rate of principal distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Risk Factors--Suitability and Reinvestment Considerations" in the REMIC Prospectus.

       o Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

       o The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the MBS Prospectus. Any representation to the contrary is a criminal offense.

    Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

    Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents"):

       o Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996 (the "REMIC Prospectus"), which is attached to this Prospectus Supplement;

       o Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated October 1, 1996 (the "MBS Prospectus"); and

       o Fannie Mae's Information Statement dated February 22, 1996 and any supplements thereto (collectively, the "Information Statement").

    The MBS Prospectus and the Information Statement are incorporated herein by reference and may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents may also be obtained from CS First Boston Corporation by writing or calling its Prospectus Department at 11 Madison Avenue, New York, New York 10010 (telephone 212-325-2000).

                               REFERENCE SHEET

     This reference sheet is not a summary of the REMIC transaction and it does not contain complete information about the Certificates. Investors should purchase the Certificates only after reading this Prospectus Supplement and each of the additional Disclosure Documents described herein in their entirety.

Assumed Characteristics of the Mortgage Loans (as of December 1, 1996)

                   Approximate
                 Weighted Average     Approximate
 Approximate      Remaining Term      Calculated       Approximate
  Principal        to Maturity         Loan Age          Weighted
   Balance         (in months)        (in months)     Average Coupon
-------------    ----------------     -----------     --------------
$475,000,000            358                2               8.20%

     The actual remaining terms to maturity, calculated loan ages and interest rates of most of the Mortgage Loans will differ from the weighted averages shown above, perhaps significantly. See "Description of the Certificates--Structuring Assumptions--Pricing Assumptions" herein.

Interest Rates

     The Fixed Rate Classes will bear interest at the applicable per annum interest rates set forth on the cover.

     The Floating Rate and Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at the initial interest rates specified below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:

                        Initial      Maximum     Minimum               Formula for
                       Interest     Interest     Interest            Calculation of
       Class             Rate         Rate        Rate                Interest Rate
--------------------   ---------    ---------    -------    ---------------------------------
FA..................    6.02500%     9.00000%     0.65%          LIBOR + 65 basis points
SA..................    1.62500%     7.00000%     0.00%                7% - LIBOR
SB..................   11.20000%    11.20000%     0.00%      69.27407% - (8.2962963 X LIBOR)
SC .................   10.68901%    10.68901%     0.00%     66.11351% - (7.91778519 X LIBOR)

See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

Notional Classes

     The notional principal balance of each Notional Class will be equal to the indicated percentage of the outstanding principal balance of the Class or Classes specified below immediately prior to the related Distribution Date.

                                                                         Percentage of
                                                                      Principal Balance of
                             Class                                      Class or Classes
---------------------------------------------------------------    -------------------------
PI ............................................................    16.6666666666% of PA Class
                                                                   13.3333333333% of PB Class
                                                                   16.6666666666% of EA Class
                                                                   16.6666666666% of EB Class
SA.............................................................              100% of FA Class

See "Description of the Certificates--Distributions of Interest--Notional Classes" and "--Yield Tables--The Inverse Floating Rate Classes and the PI Class" herein.

Distributions of Principal

  Principal Distribution Amount

     Accrual Amount

      1. To the FA, SB and SC Classes, in proportion to their original principal balances, to zero.

      2. To the Z and ZA Classes, in that order, to zero, and then to the ZB Class.

     Cash Flow Distribution Amount

      1. To the PA, EA, EB, PB, PC and PD Classes, as specified herein under "Description of the Certificates--Distributions of Principal," to their Planned Balances.

      2. To the Classes specified below as follows:

        a. 74.0131291665% in the following order:

          (i) to the FA, SB and SC Classes, in proportion to their original principal balances, to their Targeted Balances;

          (ii) to the Z, ZA and ZB Classes, in that order, to zero; and

         (iii) to the FA, SB and SC Classes, in proportion to their original principal balances, to zero;

        b. 21.0526622224% in the following order:

          (i) to the A and B Classes, in the proportions of 73.8170812726% and 26.1829187274%, respectively, until the B Class is reduced to zero;

          (ii) to the A and C Classes, in the proportions of 73.8170812726% and 26.1829187274%, respectively, to zero;

         (iii) to the D, E and G Classes, in that order, to zero;

          (iv) to the H and I Classes, in the proportions of 58.2289055973% and 41.7710944027%, respectively, until the I Class is reduced to zero; and

          (v) to the H and J Classes, in the proportions of 58.2289055973% and 41.7710944027%, respectively, to zero; and

        c. 4.9342086111% to the PO Class, to zero.

      3. To the PA, EA, EB, PB, PC and PD Classes, as specified herein under "Description of the Certificates--Distributions of Principal," to zero.

Weighted Average Lives (years)*

                                  PSA Prepayment Assumption

                              -----------------------------------
            Class                 0%    100%   185%   300%   500%
------------------------------------ ------ ------ ------ -------
PA ...........................   10.3    2.5    2.5    2.5    2.3
EA ...........................    7.0    1.6    1.6    1.6    1.6
EB............................   14.2    3.5    3.5    3.5    3.1
PI ...........................   13.8    3.9    3.9    3.9    3.1
PB ...........................   19.1    6.0    6.0    6.0    4.1

                                         PSA Prepayment Assumption

                              -------------------------------------------------
            Class                0%    90%    100%   185%   275%   300%   500%
------------------------------------ ------ ------ ------ ------ ------ -------
PC ...........................   23.2   11.0   11.0   11.0   11.0   10.2    6.4
PD............................   25.4   19.0   19.0   19.0   19.0   17.8   11.2

                                      PSA Prepayment Assumption

                              -----------------------------------------
            Class                0%    100%   185%   200%   300%   500%
------------------------------------ ------ ------ ------ ------ ------
FA, SA, SB and SC.............   12.1   10.0    4.1    3.7    3.4    2.0

                                  PSA Prepayment Assumption

                              -----------------------------------
            Class                0%    100%   185%   300%   500%
------------------------------------ ------ ------ ------ -------
Z  ...........................   22.2   16.5    9.6    0.9    0.4
ZA ...........................   26.5   19.6   13.2    1.8    0.9
ZB ...........................   28.8   25.5   21.0    2.6    1.2
PO ...........................   28.0   19.2    9.3    3.1    1.8
A ............................   26.9   13.5    3.0    1.6    1.1
B ............................   26.3   10.7    1.8    1.1    0.7
C ............................   27.4   16.2    4.2    2.2    1.4
D ............................   27.9   18.5    6.0    2.6    1.7
E ............................   28.3   20.3    8.0    3.1    1.9
G ............................   28.8   22.3   11.0    3.6    2.2
H ............................   29.4   26.1   18.8    5.1    2.6
I  ...........................   28.9   23.2   12.8    3.9    2.3
J  ...........................   29.5   26.8   20.3    5.4    2.6

-------------------------
* Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" herein.

                                                                     Annex 2(f)

                          OFFERING CIRCULAR SUPPLEMENT
                                  Freddie Mac
                    (To Offering Circular Dated May 1, 1992)
                                 -------------
                                 $500,000,000
                                 -------------

                               Federal Home Loan
                              Mortgage Corporation
          MULTICLASS MORTGAGE PARTICIPATION CERTIFICATES, Series 1435
                            ------------------------

    The Federal Home Loan Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage Participation Certificates, Series 1435 (the "Multiclass PCs"). The Multiclass PCs will consist of the various "Classes" listed below. The Classes will receive principal and interest payments, in differing proportions and at differing times, from the cash flows provided by Freddie Mac "Gold PCs" and "Gold Giant PCs" with interest rates of 7.5% per annum. This Supplement sometimes refers to the Gold PCs and Gold Giant PCs that will back the Multiclass PCs as the "PCs." Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). See "General Information - Structure of Transaction" in this Supplement.

    Freddie Mac guarantees to each "Holder" of a Multiclass PC (i) the timely payment of interest at the applicable "Class Coupon" and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in this Supplement.

    Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning January 15, 1993, on the Classes entitled to such payments. See "Payments" in this Supplement.

    This Series will involve the creation of an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool." Elections will be made to treat both REMIC Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual Classes" and, for federal income tax purposes, will be the residual interests in the Upper-Tier and Lower-Tier REMIC Pools, respectively. The other Classes will be "Regular Classes" and, for federal income tax purposes, will be the regular interests in the Upper-Tier REMIC Pool. The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.

    Investors should read this Supplement in conjunction with the documents listed at the bottom of page S-2.
                            ------------------------

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE MULTICLASS PCs  ARE
   OBLIGATIONS  OF  FREDDIE MAC  ONLY.  THE MULTICLASS  PCs,  INCLUDING ANY
      INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT
      CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY
        OR INSTRUMENTALITY  OF THE  UNITED STATES  OTHER THAN  FREDDIE
         MAC.  INCOME  ON THE  MULTICLASS PCs  HAS NO  EXEMPTION UNDER
         FEDERAL LAW  FROM  FEDERAL,  STATE OR  LOCAL  TAXATION.  THE
           MULTICLASS   PCs  ARE   EXEMPT  FROM   THE  REGISTRATION
             REQUIREMENTS OF  THE SECURITIES  ACT OF  1933 AND  ARE
             "EXEMPTED  SECURITIES"  WITHIN  THE  MEANING  OF THE
               SECURITIES EXCHANGE ACT OF 1934.
                   ------------------------

                                                                                                                      Weighted
                                              Original                                                                 Average
Class                                        Principal   Principal  Class   Interest   CUSIP        Final Payment    Life at 175%
1435-                                        Amount (1)  Type (2)   Coupon  Type (2)   Number         Date(3)           PSA(4)
------------------------------------------- -----------  ---------  ------  --------  ---------  ------------------  ------------
A ......................................... $30,487,000    PAC I     5.5%     FIX     312913 T X 4       June 15, 2003    1.1 Yrs
B .........................................  60,059,000    PAC I     6.5      FIX     312913 T Y 2    October 15, 2011    2.8
C .........................................  36,271,000    PAC I     6.5      FIX     312913 T Z 9  September 15, 2014    4.5
D .........................................  35,621,000    PAC I     7.0      FIX     312913 U A 2   December 15, 2016    5.8
E .........................................  63,464,000    PAC I     7.0      FIX     312913 U B 0    January 15, 2020    7.9
F .........................................  59,427,000   CPT/SCH    (5)      FLT     312913 U C 8   December 15, 2022    3.5
FA ........................................  83,514,000     SUP      (5)      FLT     312913 U D 6   December 15, 2022   16.6
G .........................................  51,718,000    PAC I     7.0      FIX     312913 U E 4   December 15, 2021   10.9
HA.........................................   7,461,000     AD       6.5      FIX     312913 U F 1        May 15, 1999    3.4
HB ........................................   3,801,000     AD       7.0      FIX     312913 U G 9    October 15, 2001    7.6
HC.........................................   8,353,000     AD       7.0      FIX     312913 U H 7   November 15, 2005   10.9
HZ ........................................  12,177,000    PAC I     7.5     FIX/Z    312913 U J 3   December 15, 2022   14.9
J  ........................................     (6)       CPT/NTL    7.5     FIX/IO   312913 U K 0   December 15, 2021     -
S .........................................  14,424,000   PAC II     (5)      INV     312913 U L 8   December 15, 2022    3.5
SA ........................................  27,838,000     SUP      (5)      INV     312913 U M 6   December 15, 2022   16.6
SB ........................................   5,385,000     TAC      (5)      INV     312913 U N 4   December 15, 2022    3.5
R .........................................      0          NPR       0       NPR     312913 U P 9   December 15, 2022     -
RS ........................................      0          NPR       0       NPR     312913 U Q 7   December 15, 2022     -

------------
(1) Subject to proportionate increase as described under "Increase in Size" in this Supplement.

(2) See "Description of Multiclass PCs - Standard Definitions and Abbreviations for Classes" on pages 7-9 of the Multiclass PC Offering Circular.

(3) Determined as described under "Final Payment Dates" in this Supplement.

(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the assumed rate of 175% PSA or any other constant rate, and the actual weighted average lives of many Classes are likely to differ from those shown, perhaps significantly.

(5) The F, FA, S, SA and SB Classes will bear interest based on "LIBOR," as described under "Payments - Interest" in this Supplement.

(6) The J Class will not receive principal payments, will have an original notional principal amount of approximately $32,832,466 and will bear interest on its notional principal amount at its Class Coupon of 7.5% per annum. The notional principal amount of the J Class will be reduced with reductions in the principal amounts of the Accretion Directed Classes and certain of the PAC Classes, as described under "Payments - Interest" in this Supplement.

                           ------------------------

    The Multiclass PCs are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") to the public from time to time for sale in negotiated transactions at varying prices to be determined, in each case, at the time of sale, plus accrued interest from December 1, 1992 on the Fixed Rate Classes and from December 15, 1992 on the Floating Rate and Inverse Floating Rate Classes. The Multiclass PCs are offered by the Underwriter when, as and if issued and subject to delivery by Freddie Mac and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Regular Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, on or about December 30, 1992 (the "Closing Date").

                            ------------------------

                              MORGAN STANLEY & CO.
                                  Incorporated

November 2, 1992

    MULTICLASS PCs ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE MULTICLASS PCs OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD AND LIQUIDITY RISKS ASSOCIATED WITH THAT CLASS.

                           ------------------------

    The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the Mortgages, the actual characteristics of the Mortgages and, in the case of each Floating Rate or Inverse Floating Rate Class, its sensitivity to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

       - Fast Mortgage prepayment rates can reduce the yields of Classes purchased at a premium, especially the J Class, which is an Interest Only Class. Under rapid prepayment scenarios, investors in the J Class could fail to fully recover their investments.

       - Slow Mortgage prepayment rates can increase the weighted average lives and, thus, reduce the yields of Classes purchased at a discount.

       - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the Classes.

       - Low levels of LIBOR can reduce the yields of the Floating Rate Classes. Conversely, high levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate Classes.

       - In general, principal payment rates on the Support Classes are likely to exhibit a higher sensitivity to Mortgage prepayments than are principal payment rates on the Accretion Directed, PAC, TAC and Scheduled Classes.

       - In general, principal payment rates on the TAC and Scheduled Classes are likely to exhibit a higher sensitivity to Mortgage prepayments than are principal payment rates on the Accretion Directed and PAC Classes.

See "Prepayment and Yield Analysis" in this Supplement.

                           ------------------------

    The Underwriter intends to make a market for the purchase and sale of the Multiclass PCs after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, investors may not be able to sell their Multiclass PCs readily or at prices that will enable them to realize their desired yield.

                           ------------------------

    Investors should purchase Multiclass PCs only if they have read and understand this Supplement and the following documents:

       - Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated May 1, 1992 (the "Multiclass PC Offering Circular"), which is attached to this Supplement;

       - Freddie Mac's Mortgage Participation Certificates Offering Circular dated June 30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992 and November 2, 1992 (collectively, the "PC Offering Circular");

       - Freddie Mac's Giant Mortgage Participation Certificates Offering Circular dated December 23, 1991 (the "Giant PC Offering Circular"); and

       - Freddie Mac's Information Statement dated March 19, 1992, its Information Statement Supplements dated April 28, 1992, July 30, 1992 and November 13, 1992 and any other Information Statement Supplements published by Freddie Mac through the time of purchase (collectively, the "Information Statement").

    This Supplement incorporates by reference the PC Offering Circular, the Giant PC Offering Circular and the Information Statement. Investors can order those documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/759-8160); or from the Underwriter, by writing or calling its Prospectus Department at 1251 Avenue of the Americas, New York, New York 10020 (phone 212/703-7630).

    Investors  can  obtain  additional  information  regarding  the  PCs   and
Mortgages from the sources described under "General Information - Additional Information" in this Supplement.

                           SERIES 1435 TERMS SHEET

    This terms sheet contains selected information for quick reference only. It is not a summary of the transaction. Investors should refer to the remainder of this Supplement for further information.

Class Coupons

    The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement.

    The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                     Class Coupon Subject to
                      Initial                       --------------------------
Class                  Rate     Class Coupon        Minimum Rate  Maximum Rate
--------------------  -------  -------------------  ------------  ------------
F ..................    4.35%  LIBOR + 1.1%            1.1%          10.0%
FA..................    4.55   LIBOR + 1.3%            1.3           10.0
S and SB............   16.95   26.7% - (LIBOR x 3)      0            26.7
SA..................   16.35   26.1% - (LIBOR x 3)      0            26.1

See "Payments - Interest" in this Supplement.

Allocation of Principal

    - Accrual Amount to HA, HB and HC, in that order

    - PC Principal Amount to:

       1. Type I PAC Classes to their Targeted Balances (structured at 95% 275% PSA), allocated to
          A, B, C, D, E, G and HZ, in that order

       2. Type II PAC Class and Component (S and F-1), pro rata, to their Targeted Balances (structured at 145% 175% PSA)

       3. TAC Class and Component (SB and F-2), pro rata, to their Targeted Balances (to be structured at 165% PSA)

       4. FA and SA, pro rata, until retired

       5. SB and F-2, pro rata, until retired

       6. S and F-1, pro rata, until retired

       7. A, B, C, D, E, G, HA, HB, HC and HZ, in that order, until retired

See "Payments - Principal" in this Supplement.

Weighted Average Lives (in years)*

                                            PSA Prepayment Assumption
                                   -------------------------------------------
                                      0%      95%      175%     275%     450%
                                   -------  -------  -------  -------  -------
A ...............................    4.3      1.1      1.1      1.1      1.1
B ...............................   11.7      2.8      2.8      2.8      2.8
C ...............................   16.3      4.5      4.5      4.5      3.9
D ...............................   18.7      5.8      5.8      5.8      4.5
E ...............................   21.2      7.9      7.9      7.9      5.6
F ...............................   26.6     15.2      3.5      3.5      2.5
FA and SA........................   28.9     24.0     16.6      5.9      1.6
G ...............................   23.6     10.9     10.9     10.9      7.8
HA...............................    3.4      3.4      3.4      3.4      3.4
HB...............................    7.6      7.6      7.6      7.6      7.6
HC...............................   10.9     10.9     10.9     10.9      9.7
HZ...............................   25.0     14.9     14.9     14.9     13.0
S ...............................   26.3     14.1      3.5      3.5      2.6
SB...............................   27.4     18.2      3.5      3.5      2.3
Underlying PCs...................   21.6     12.0      8.5      6.1      4.1

-------------------
    *Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of many Classes and of the PCs are likely to differ from those shown, perhaps significantly.

Assumed Mortgage Characteristics (as of December 1, 1992)

                    Approximate
                  Weighted Average         Approximate         Approximate
 Approximate      Remaining Term         Weighted Average    Weighted Average
  Principal         to Maturity             Loan Age            Per Annum
   Balance          (in months)            (in months)        Interest Rate
--------------  --------------------  ---------------------  ----------------
  $ 50,000,000          359                     1                  8.15%
   200,000,000          358                     1                  8.15
   150,000,000          357                     2                  8.15
   100,000,000          355                     4                  8.15
--------------
  $500,000,000          357*                    2*
--------------
--------------

-------------------
    * Weighted average by principal balance.

    The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages will differ from the weighted averages shown above, perhaps significantly. See "General Information - The Mortgages" in this Supplement.

                                                                     Annex 2(g)

Offering Circular Supplement
(To Offering Circular Dated January 1, 1997)

$1,083,062,249(1)

Federal Home Loan Mortgage Corporation
Multiclass Mortgage Participation Certificates and Modifiable and Combinable REMIC Certificates, Series 1948

Offered Securities:   Classes of Multiclass PCs listed below; MACR Classes
                      listed on Appendix 1 to this Supplement

Guarantee:            Principal and interest guaranteed by Freddie Mac, as
                      described in this Supplement

Tax Status:           REMIC (Double-Tier, consisting of one Upper-Tier REMIC
                      Pool and two Lower-Tier REMIC Pools)

Underlying Assets:    Three Asset Groups, consisting of one Group of Freddie Mac
                      Callable Pass-Through Certificates (CPCs), one Group of
                      Freddie Mac 7.0% Stripped Giant PCs (backed by Freddie Mac
                      7.5% PCs) and one Group of Freddie Mac Multiclass PCs

Payment Dates:        Monthly, beginning April 15, 1997 Redemption of

Callable Classes:     CPCs underlying Callable Classes are redeemable beginning
                      March 15, 1998; upon redemption the Callable Classes would be retired

Form of Securities:   Regular (non-Retail) and MACR Classes: Book-entry (Federal
                      Reserve Banks) Retail Class (UU): Book-entry (Depository
                      Trust Company); issued in $1,000 Retail Class Units
                      Residual Classes (R, RA and RB): Certificated

Offering Terms:       Classes offered in negotiated transactions at varying
                      prices through Bear, Stearns & Co. Inc. (the
                      "Underwriter")

Closing Date:         March 27, 1997

The risks associated with the Securities may make them unsuitable for some investors. See "Certain Risk Considerations" and "Prepayment and Yield Analysis" in this Supplement.

Investors should read this Supplement in conjunction with the documents listed under "Available Information" in this Supplement.

The obligations of Freddie Mac under its guarantees of the Securities are obligations of Freddie Mac only. The Securities, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than Freddie Mac. Income on the Securities has no exemption under federal law from federal, state or local taxation. The Securities are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.
==============================================================================

                                                                                           Weighted
Class of   Original                                                                         Average
Multiclass  Principal     Principal or    Class   Interest   CUSIP      Final Payment       Life at
  PCs     Amount(2)      Other Type(3)    Coupon  Type(3)    Number        Date(4)        175% PSA(5)
-------- ------------  ------------------ ------  -------- ---------- ------------------  -----------
A ...... $ 66,520,000         TAC          7.00%    FIX    3133T9 N G 6      July 15, 2025      3.0Yrs
BA .....   31,702,833     Callable/SEQ     7.50     FIX    3133T9 M Q 5    August 15, 2024      5.4
BB .....  205,761,834     Callable/SEQ     7.50     FIX    3133T9 M R 3  December 15, 2023      4.9
BC .....   16,158,000     Callable/SEQ     7.50     FIX    3133T9 M S 1    August 15, 2024     11.5
BD .....    1,000,000     Callable/SEQ     8.00     FIX    3133T9 M T 9     March 15, 2027     18.1
BE .....    2,000,000     Callable/SEQ     7.75     FIX    3133T9 M U 6     March 15, 2027     18.1
BG .....    2,000,000     Callable/SEQ     8.25     FIX    3133T9 M V 4     March 15, 2027     18.1
BH .....   14,492,000     Callable/SEQ     8.00     FIX    3133T9 M W 2      July 15, 2025     13.6
BJ .....   21,466,000     Callable/SEQ     8.00     FIX    3133T9 M X 0     March 15, 2027     20.3
BK .....    1,441,000     Callable/SEQ     7.50     FIX    3133T9 M Y 8      July 15, 2025     13.6
BL .....    2,500,000     Callable/SEQ     (6)      FIX    3133T9 M Z 5      July 15, 2025     13.6
BN .....    2,500,000     Callable/SEQ     7.75     FIX    3133T9 N 2 7      July 15, 2025     13.6
F ......   60,000,000          PT          (6)      FLT    3133T9 N K 7     March 15, 2027      8.4
FA .....   32,937,333         SUP          (6)      FLT    3133T9 N L 5 September 15, 2025      3.5
FB .....   44,928,210         SUP          (6)      FLT    3133T9 N M 3     March 15, 2027     18.5
FD .....  126,811,333     Callable/SEQ     (6)      FLT    3133T9 N 4 3    August 15, 2024      5.4
FE .....   20,000,000     Callable/SEQ     (6)      FLT    3133T9 N 5 0     March 15, 2027     18.1
FH .....   25,169,777     Callable/SEQ     (6)    FLT/DLY  3133T9 N 6 8     March 15, 2027     18.1
FJ .....   11,299,166     Callable/SEQ     (6)    FLT/DLY  3133T9 N 7 6     March 15, 2027     20.3
IA .....      561,391       NTL(PAC)       7.50    FIX/IO  3133T9 N N 1     March 15, 2027       --
PA .....   27,987,000         PAC          6.65     FIX    3133T9 N P 6  December 15, 2008      2.4
PB .....   30,037,000         PAC          6.65     FIX    3133T9 N Q 4   January 15, 2014      3.5
PC .....   21,680,000         PAC          6.65     FIX    3133T9 N R 2    August 15, 2016      4.5




                                                                                            Weighted
Class of   Original                                                                         Average
Multiclass  Principal     Principal or    Class   Interest   CUSIP      Final Payment       Life at
  PCs     Amount(2)      Other Type(3)    Coupon  Type(3)    Number        Date(4)        175% PSA(5)
-------- ------------  ------------------ ------  -------- ---------- ------------------  -----------
PD ..... $ 49,745,000         PAC          6.65%    FIX    3133T9 N S 0   October 15, 2020      6.0Yrs
PE .....    6,789,000         PAC          6.65     FIX    3133T9 N T 8     April 15, 2021      7.3
PG .....   47,000,000         PAC          6.15     FIX    3133T9 N U 5  November 15, 2025     10.0
PH .....   14,767,000         PAC          6.65     FIX    3133T9 N V 3      June 15, 2026     15.0
PJ .....   20,125,000         PAC          6.65     FIX    3133T9 N W 1     March 15, 2027     20.2
PK .....   43,333,000         PAC          7.15     FIX    3133T9 N X 9  November 15, 2025     10.0
PO .....    8,695,000         SUP          0.00      PO    3133T9 N Y 7     March 15, 2027      8.7
S ......   46,472,000       NTL(PT)        (6)     INV/IO  3133T9 P 3 3   October 15, 2024       --
SA .....    9,410,667         SUP          (6)      INV    3133T9 P 4 1 September 15, 2025      3.5
SB .....   16,045,790         SUP          (6)      INV    3133T9 P 5 8     March 15, 2027     18.5
SC .....   13,528,000       NTL(PT)        (6)     INV/IO  3133T9 P 6 6     March 15, 2027       --
SD .....  126,811,333  Callable/NTL(SEQ)   (6)     INV/IO  3133T9 N A 9    August 15, 2024       --
SE .....  126,811,333  Callable/NTL(SEQ)   (6)     INV/IO  3133T9 P 7 4    August 15, 2024       --
SF .....    1,250,000     Callable/SEQ     (6)      INV    3133T9 N B 7     March 15, 2027     18.1
SG .....   10,000,000  Callable/NTL(SEQ)   (6)     INV/IO  3133T9 N C 5     March 15, 2027       --
SH .....    3,146,223     Callable/SEQ     (6)    INV/DLY  3133T9 N D 3     March 15, 2027     18.1



SJ .....    2,259,834     Callable/SEQ     (6)    INV/DLY  3133T9 N E 1     March 15, 2027     20.3
SK .....   83,062,249        SC/NTL        (6)     INV/IO  3133T9 P 8 2  November 15, 2021       --
SL .....   83,062,249        SC/NTL        (6)     INV/IO  3133T9 P 9 0  November 15, 2021       --
UU......    9,042,000   Callable/SEQ/RTL   8.00     FIX    3133T9 N F 8     March 15, 2027     20.3
R ......            0         NPR          0.00     NPR    3133T9 N 8 4     March 15, 2027       --
RA .....            0         NPR          0.00(7)   NPR   3133T9 N 9 2     March 15, 2027       --
RB .....            0         NPR          0.00     NPR    3133T9 P 2 5     March 15, 2027       --

================================================================================

(1) The aggregate amount of the Assets consists of a principal amount of $1,000,000,000 and a notional principal amount of $83,062,249.

(2) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.

(3) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which a Notional Class (other than the SK or SL Class) will reduce is indicated in parentheses. The SK and SL Classes will reduce with their underlying Asset.

(4) See "Final Payment Dates" in this Supplement.

(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the rate assumed, and the actual weighted average lives of the Classes may differ significantly from those shown. Because Retail Class investors will receive principal payments subject to the priorities, limitations and allocations described in this Supplement, the weighted average lives of Retail Class Units will vary among different investors.

(6) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.

(7) The RA Class may receive certain payments as described under "General Information -- Structure of Transaction -- The Group 1 Asset" and "Payments -- Interest -- Fixed Rate Classes" in this Supplement.

                            ------------------------

                            Bear, Stearns & Co. Inc.
              Offering Circular Supplement Dated February 21, 1997
                                     (LOGO)

                         CERTAIN RISK CONSIDERATIONS

    THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, REDEMPTION, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
                           ------------------------

    The Securities are complex securities and it is important that each investor in any Class possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Supplement in the context of that investor's financial situation.
                           ------------------------

    The yield of each Class will depend upon its purchase price, the rate of payments on the related Asset or Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the actual characteristics of the related Mortgages and, in the case of the Callable Classes, whether a redemption of the Group 1 Asset occurs (as described under "General Information -- Structure of Transaction -- The Group 1 Asset" in this Supplement). The yields of the Floating Rate and Inverse Floating Rate Classes will also be sensitive to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. In addition, payments on the Mortgages underlying the Group 3 Asset will be allocated among the various classes of Series 1491, and such allocations will affect the sensitivity of each related Class of this Series to Mortgage prepayment rates generally. Investors should consider the associated risks, including:

       - Fast prepayment rates on the related Mortgages or, in the case of the Callable Classes, a redemption of the Group 1 Asset, can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment and redemption scenarios, investors in such Classes (especially Interest Only and Callable Classes) could fail to fully recover their investments.

       - Slow prepayment rates on the related Mortgages and, in the case of the Callable Classes, the absence of a redemption of the Group 1 Asset, can reduce the yields of the Principal Only Class and any other Classes purchased at a discount to their principal amounts.

       - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes.

       - Low levels of LIBOR can reduce the yields of the Floating Rate Classes. Conversely, high levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate Classes and (especially in combination with fast Mortgage prepayment rates or, if applicable, a redemption of the Group 1 Asset) may result in the failure of investors in the Inverse Floating Rate Classes that are also Interest Only Classes to fully recover their investments.

       - Because Retail Class investors will receive principal payments subject to the priorities, limitations and allocations described in this Supplement, the weighted average lives of the Retail Class Units will vary among different investors. In addition, the Retail Class is a Callable Sequential Pay Class. As a result, the weighted average life and yield to maturity of the Retail Class is subject to substantial volatility.

       - The Group 1 Asset consists of the Callable Class of Freddie Mac's CPCs, Series C038 ("Series C038"). As further described under "General Information -- Structure of Transaction -- The Group 1 Asset" in this Supplement, the Group 1 Asset may be redeemed on any Payment Date beginning in March 1998 at the direction of the holder of the Call Class of Series C038. The holder of the Call Class, which may include the Underwriter (or an affiliate), may also be a Holder of one or more Callable Classes of this Series, such as an Interest Only Class, which may affect such holder's decision whether to direct a redemption of the Group 1 Asset. The redemption of the Group 1 Asset would result in the concurrent retirement of all Callable Classes then outstanding and would reduce the weighted average lives of such Classes, perhaps significantly.

       - In general, principal payment rates on the Support, Pass-Through and Sequential Pay Classes are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC and TAC Classes.

       - In general, the principal payment rate on the TAC Class is likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC Classes.

       - The Group 3 Asset is a Notional Class that reduces with a Type I PAC Class. Such Type I PAC Class has received principal payments at a somewhat slower rate than reflected by its schedule and there can be no assurance that it will receive principal payments in accordance with its schedule in the future.

See "Prepayment and Yield Analysis" in this Supplement.
                           ------------------------

    The Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, investors may not be able to sell their Securities readily or at prices that will enable them to realize their desired yield. The market values of the Securities are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. In addition, the redemption feature of the Group 1 Asset may affect the market values of the Callable Classes.
                           ------------------------

    The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Securities that are especially sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

    Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1997 (the "Multiclass PC Offering Circular") accompanies this Supplement. Capitalized terms that are used in this Supplement without further definition have the meanings given them in the Multiclass PC Offering Circular. Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass PC Offering Circular and the documents listed under "Available Information" in this Supplement.

                                 TERMS SHEET

     This Terms Sheet contains selected information about this Series. Investors should refer to the remainder of this Supplement for further information.

MACR Certificates

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass PCs. Holders of such Multiclass PCs will be entitled to exchange all or a portion of their Multiclass PCs for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass PCs. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass PCs and MACR Certificates. As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass PCs and MACR Certificates and the term "Classes" includes Classes of Multiclass PCs and MACR Certificates.

     See "MACR Certificates" in the Multiclass PC Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange will equal 2/32 of 1% of the outstanding principal amount of the Securities submitted for exchange (but not less than $5,000).

Class Coupons

     The Fixed Rate Classes (other than the BL Class) will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     The BL Class will bear interest during the first 12 Accrual Periods at a Class Coupon of 9.00% per annum and will bear interest thereafter at a Class Coupon of 7.25% per annum.

     The PO Class is a Principal Only Class and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                                             Class Coupon Subject to
                                                                           ----------------------------
           Class              Initial Rate(1)         Class Coupon         Minimum Rate    Maximum Rate
---------------------------   ---------------    -----------------------   ------------    ------------
F..........................        6.4375%       LIBOR + 1.0%                  1.0%             9.5%
FA.........................        6.4375        LIBOR + 1.0%                  1.0              9.0
FB.........................        6.4375        LIBOR + 1.0%                  1.0              9.5
FD.........................        6.0375        LIBOR + 0.60%                 0.60             9.0
FE.........................        6.6375        LIBOR + 1.2%                  1.2              9.0
FH(2)......................        6.6875        LIBOR + 1.25%                 1.25             9.0
FJ(2)......................        6.6875        LIBOR + 1.25%                 1.25             9.0
S..........................        3.0625        8.5% - LIBOR                  0                8.5
SA.........................        8.96875       28% - (LIBOR X 3.5)           0               28.0
SB.........................        8.575         23.8% - (LIBOR X 2.8)         0               23.8
SC.........................        3.0625        8.5% - LIBOR                  0                8.5
SD.........................        2.8625        8.3% - LIBOR                  0                8.3
SE.........................        0.10          8.4% - LIBOR                  0                0.10
SF.........................       18.9           62.4% - (LIBOR X 8)           0               62.4
SG.........................        2.3625        7.8% - LIBOR                  0                7.8
SH(2)......................       18.5           62% - (LIBOR X 8)             0               62.0
SJ(2)......................       11.5625        38.75% - (LIBOR X 5)          0               38.75
SK.........................        2.5           8.0% - LIBOR                  0                8.0
SL.........................        0.85          8.85% - LIBOR                 0                0.85

---------------

(1) Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

(2) Delay Classes.

See "Payments -- Interest" in this Supplement and "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.



Notional Classes

                  Original
                  Notional
  Class       Principal Amount                 Reduces Proportionately With
----------    ----------------     -----------------------------------------------------
                $    165,137       PA, PB, PC, PD and PE, in the aggregate (PAC Classes)
                     353,961       PG (PAC Class)
                      42,293       PH and PJ, in the aggregate (PAC Classes)
              ----------------
                $    561,391
               =============

          I,2
S               $ 46,472,000       First $46,472,000 of F (Pass-Through Class)
SC                13,528,000       Last $13,528,000 of F (Pass-Through Class)
SD and SE        126,811,333       FD (Callable/Sequential Pay Class)
SG                10,000,000       FE (Callable/Sequential Pay Class)
SK and SL         83,062,249       Group 3 Asset

See "Payments -- Interest -- Notional Classes" in this Supplement.

Allocation of Principal
     Multiclass PCs

     On each Payment Date, Freddie Mac will pay:

        - The "Group 1 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

        1. Concurrently:

           (a) 41.6666664914% to BA and FD, pro rata, until retired

           (b) 58.3333335086% to BB and BC, in that order, until retired

        2. Concurrently:

Sequential
Pay        (a) 45.6367194687% to BD, BE, BG, FE, FH, SF and SH, pro rata, until retired

           (b) 54.3632805313% as follows:

                (i) To BH, BK, BL and BN, pro rata, until retired, and then

               (ii) To BJ, FJ, SJ and UU, pro rata, until retired


Pass-    - 12% of the "Group 2 Asset Principal Amount" for that Payment Date to
Through    F, until retired

        - 88% of the Group 2 Asset Principal Amount for that Payment Date to the Classes shown below in the following order of priority:

        1. Beginning March 15, 1999, to the PAC Classes, until reduced to their "Targeted Balances" for that Payment Date, allocated:

           (a) To PA, PB, PC, PD and PE, in that order, while outstanding, and then

PAC
           (b) To PG and PK, pro rata, while outstanding, and then

           (c) To PH and PJ, in that order

        2. Concurrently:

           (a) 4.8701389628% to PO, until retired
Support
           (b) 95.1298610372% as follows:

TAC             (i) To A, until reduced to its Targeted Balance for that
                    Payment Date, and then

Support        (ii) To FA and SA, pro rata, until retired, and then

TAC           (iii) To A, until retired, and then

Support        (iv) To FB and SB, pro rata, until retired

        3. To the PAC Classes as in Step 1, but without regard to their
PAC           Targeted Balances, until retired

     The Targeted Balances (shown under "Payments -- Principal -- Targeted Balances Schedules" in this Supplement) were structured as follows:

                                                                    Structuring Range or
                                                                            Rate
                                                                    --------------------
    PAC Classes..................................................   100% PSA - 275% PSA
    TAC Class....................................................   175% PSA


     MACR Classes

     On any Payment Date when payments of principal are to be allocated from Multiclass PCs to MACR Certificates, such payments will be allocated from the applicable Class or Classes of Multiclass PCs to the related MACR Class.

     See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

Retail Class

     The UU Class will be a Retail Class. Investors in the Retail Class will receive principal payments in $1,000 "Retail Class Units," subject to the priorities, limitations and allocations described under "Payments -- Retail Class Principal Payments" in this Supplement. Also see "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- Retail Class" in this Supplement.

Freddie Mac Guarantee

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement.

REMIC Status

     Freddie Mac will form an "Upper-Tier REMIC Pool" and two "Lower-Tier REMIC Pools" for this Series. Elections will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The R, RA and RB Classes will be "Residual Classes" and the other Classes of Multiclass PCs will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and the Multiclass PC Offering Circular.

Weighted Average Lives (in years)*

     Group 1

                                  PSA Prepayment Assumption
                                ----------------------------------
                                  0%    100%   175%   275%   400%
                                ------ ------ ------ ------ ------
Redemption on March 15, 1998
B, BD, BE, BG, FE, FH, SF and
  SH..........................    1.0    1.0    1.0    1.0    1.0
BA and FD.....................    1.0    1.0    0.9    0.9    0.9
BB............................    1.0    1.0    0.9    0.9    0.9
BC............................    1.0    1.0    1.0    1.0    1.0
BH, BK, BL and BN.............    1.0    1.0    1.0    1.0    1.0
BJ, C, FJ, SJ and UU**........    1.0    1.0    1.0    1.0    1.0
Group 1 Asset.................    1.0    1.0    1.0    0.9    0.9
Redemption on March 15, 2002
B, BD, BE, BG, FE, FH, SF and
  SH..........................    5.0    5.0    5.0    5.0    5.0
BA and FD.....................    4.8    4.2    3.8    3.3    2.8
BB............................    4.8    4.2    3.7    3.2    2.6
BC............................    5.0    5.0    5.0    5.0    5.0
BH, BK, BL and BN.............    5.0    5.0    5.0    5.0    5.0
BJ, C, FJ, SJ and UU**........    5.0    5.0    5.0    5.0    5.0
Group 1 Asset.................    4.9    4.4    4.1    3.7    3.3
No Redemption
B, BD, BE, BG, FE, FH, SF and
  SH..........................   28.3   23.3   18.1   13.1    9.4
BA and FD.....................   17.9    8.0    5.4    3.8    2.9
BB............................   17.2    7.3    4.9    3.5    2.6
BC............................   26.3   16.9   11.5    7.9    5.6
BH, BK, BL and BN.............   27.3   19.4   13.6    9.3    6.7
BJ, C, FJ, SJ and UU**........   28.8   25.1   20.3   14.9   10.7
Group 1 Asset.................   20.4   11.6    8.4    6.0    4.4

Group 2
A.............................   22.9    7.7    3.0    1.8    1.5
D, FA and SA..................   27.3   18.4    3.5    1.3    0.9
E, FB and SB..................   28.9   25.2   18.5    4.8    2.7
F and Group 2 Assets..........   20.4   11.6    8.4    6.0    4.4
PA............................    4.9    2.4    2.4    2.4    2.4
PB............................    9.5    3.5    3.5    3.5    3.4
PC............................   12.5    4.5    4.5    4.5    3.9
PD............................   15.7    6.0    6.0    6.0    4.6
PE............................   17.8    7.3    7.3    7.3    5.3
PG and PK.....................   20.7   10.0   10.0   10.0    7.2
PH............................   23.2   15.0   15.0   15.0   10.7
PJ............................   24.2   20.2   20.2   20.2   14.9
PO............................   26.2   16.7    8.7    2.8    1.8

     --------------------

      * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, a redemption of the Group 1 Asset may occur on a date other than a date shown and the actual weighted average lives of any or all of the Classes and of the Group 1 and Group 2 Assets are likely to differ from those shown, perhaps significantly.

     ** The weighted average lives shown in the table for the Retail Class apply to that Class as a whole and are not likely to reflect the experience of any Retail Class investor. Because Retail Class investors will receive principal payments subject to the priorities, limitations and allocations described under "Payments -- Retail Class Principal Payments" in this Supplement, the weighted average lives of Retail Class Units will vary among different investors.

The Assets

     The Group 2 Assets will consist of $500,000,000 of Freddie Mac Stripped Giant Mortgage Participation Certificates ("Stripped Giant PCs") with a weighted average interest rate of 7.0% per annum, issued as part of Freddie Mac's Gold MACS (Modifiable And Combinable Securities), Series 182 ("Series 182").




     The Group 1 and Group 3 Assets have the following characteristics:

                     Percentage of Class     Principal Amount
                         in Related         in Related Lower-
Asset                    Lower-Tier         Tier REMIC Pool as    March 1997     Class      Principal Type/
Group      Class         REMIC Pool          of Closing Date     Class Factor    Coupon    Interest Type(1)     Final Payment Date
------   --------   -------------------    ------------------   -------------   ------    -----------------    ------------------
  1      C038-A                  100%         $500,000,000       1.0000000       8.00%      Callable/FIX         March 15, 2027
  3      1491-K        58.8020304569%           83,062,249       0.7170429        (2)     NTL(PAC I)/INV/IO    November 15, 2021

---------------

(1) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The Type I PAC Class with which the Group 3 Asset reduces has received principal payments at a somewhat slower rate than reflected by its schedule.

(2) Calculated as shown in the Series 1491 Asset Offering Circular. See
    Exhibit II to this Supplement.

     The Group 1 Asset may be redeemed by Freddie Mac at the direction of the holder of the Call Class of Series C038 on any Payment Date beginning in March 1998 if, as of the date Freddie Mac receives notice of intention to redeem, the market value of the Stripped Giant PCs underlying the Group 1 Asset exceeds their aggregate principal amount.

     A redemption is most likely to occur if prevailing interest rates have declined. Upon a redemption of the Group 1 Asset, investors in each Callable Class will receive the outstanding principal amount of the investor's Security, plus interest, calculated as described under "General
Information -- Structure of Transaction -- The Group 1 Asset" in this
Supplement.

     See "Payments -- Redemption and Exchange" in the Series C038 Asset Offering Circular, "General Information -- Structure of Transaction" and "Prepayment and Yield Analysis" in this Supplement and Exhibit I to this Supplement.

Mortgage Characteristics (as of March 1, 1997)

     Group 1 and Group 2 Assets -- Assumed Mortgage Characteristics


                                      Remaining Term                                          Per Annum
                                       to Maturity        Loan Age         Per Annum        Interest Rate
Asset Group     Principal Balance      (in months)       (in months)     Interest Rate     of Related PCs*
-----------     -----------------     --------------     -----------     -------------     ---------------
     1            $ 500,000,000             357                3             8.175%              7.5%
     2              500,000,000             357                3             8.175               7.5


     --------------------

     * The Group 1 Asset has an interest rate of 8.0% per annum, and the Group 2 Assets have a weighted average interest rate of 7.0% per annum. The Group 1 Asset is backed by, and the Group 2 Assets consist of, Stripped Giant PCs from Series 182.

     Group 3 Asset -- Mortgage Characteristics

              Weighted
              Average          Weighted         Weighted
           Remaining Term       Average          Average           Per Annum
            to Maturity        Loan Age         Per Annum       Interest Rate of
Series      (in months)       (in months)     Interest Rate       Related PCs
-------    --------------     -----------     -------------     ----------------
 1491            295               49             8.067%               7.5%

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and
"-- The Mortgages" in this Supplement.

                                                                     Annex 2(h)


Offering Circular Supplement
(To Offering Circulars Dated January 1, 1997)

$2,060,654,436

Freddie Mac
Multiclass Mortgage Participation Certificates, Multiclass Mortgage Securities and Modifiable and Combinable REMIC Certificates, Series 1983

Offered Securities:   Classes of Multiclass PCs and Multiclass Securities listed below; MACR Classes listed on Appendix 1 to this Supplement

Guarantee:            Principal and interest guaranteed by Freddie Mac, as
                      described in this Supplement

Tax Status:           REMIC (Double-Tier, consisting of one Upper-Tier REMIC
                      Pool and four Lower-Tier REMIC Pools)

Underlying Assets:    Six Asset Groups, consisting of one Group of Freddie Mac
                      PCs (Gold PCs and Gold Giant PCs), three Groups of Freddie
                      Mac Callable Pass-Through Certificates (CPCs), one Group of GNMA-Related Securities (GNMA Certificates and Giant
                      Securities) and one Group of Freddie Mac Multiclass PCs

Payment Dates:        Monthly, beginning in September 1997, as described in this
                      Supplement

Redemption of
  Callable Classes:   CPCs underlying Callable Classes are redeemable beginning
                      in August 1998 as described in this Supplement; upon redemption the Callable Classes would be retired

Form of Securities:   Regular Classes of Multiclass PCs and related MACR
                      Classes: Book-entry (Federal Reserve Banks) Regular
                      Classes of Multiclass Securities and related MACR Class:
                      Book-entry (Participants Trust Company) Residual Classes
                      (R, RA, RB, RC and RD): Certificated

Offering Terms:       Classes offered in negotiated transactions at varying
                      prices through Bear, Stearns & Co. Inc. (the
                      "Underwriter")

Closing Date:         August 29, 1997

The risks associated with the Securities may make them unsuitable for some investors. See "Certain Risk Considerations" and "Prepayment and Yield Analysis" in this Supplement.

Investors should read this Supplement in conjunction with the documents listed under "Available Information" in this Supplement.

The obligations of Freddie Mac under its guarantees of the Securities are obligations of Freddie Mac only. The Securities, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than Freddie Mac. Income on the Securities has no exemption under federal law from federal, state or local taxation. The Securities are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.

==============================================================================


  Class of
 Multiclass
   PCs or       Original                                                                                 Weighted
 Multiclass    Principal        Principal or      Class     Interest      CUSIP       Final Payment      Average
Securities(1)  Amount(2)       Other Type(3)      Coupon    Type(3)       Number         Date(4)         Life(5)
------------- ------------   ------------------   ------   ----------   ----------  ------------------   --------
Group 1
CH........... $ 30,000,000          PAC            6.32%      FIX       3133TA W 7 3  December 15, 2017     3.4Yrs
CI ..........  478,443,750          PAC            5.0        FIX       3133TA W 8 1    August 15, 2027    10.0
CJ ..........  202,156,250          PAC            6.4        FIX       3133TA W 9 9  December 15, 2017     3.4
F ...........  458,355,540         TAC/AD          (6)        FLT       3133TA W C 2    August 15, 2027     3.1
IA ..........   46,731,250        NTL(PAC)         8.0       FIX/IO     3133TA W H 1  December 15, 2017      --
IB ..........  179,416,405        NTL(PAC)         8.0       FIX/IO     3133TA W J 7    August 15, 2027      --
S ...........   57,294,460         TAC/AD          (6)        INV       3133TA X B 3    August 15, 2027     3.1
SA ..........  171,883,250      NTL(TAC/AD)        (6)       INV/IO     3133TA X C 1    August 15, 2027      --
ZA ..........   12,500,000          SUP            8.0       FIX/Z      3133TA X P 2  December 15, 2025    10.7
ZB ..........   12,500,000          SUP            8.0       FIX/Z      3133TA X Q 0  November 15, 2026    13.8
ZC ..........   10,468,750          SUP            8.0       FIX/Z      3133TA X R 8    August 15, 2027    20.8

Group 2
A ...........  233,117,650      Callable/SEQ       7.3        FIX       3133TA W 4 0      June 15, 2026     5.5
B ...........    2,100,000      Callable/SEQ       7.5        FIX       3133TA W 5 7    August 15, 2027    19.8
C ...........    1,811,000      Callable/SEQ       7.5        FIX       3133TA W 6 5 September 15, 2026    15.8
D ...........      200,000      Callable/SEQ       7.5        FIX       3133TA W A 6    August 15, 2027    20.0
E ...........   20,000,000      Callable/SEQ       7.2        FIX       3133TA W B 4      June 15, 2026     5.5
FB ..........   69,713,734      Callable/SEQ       (6)        FLT       3133TA W D 0      June 15, 2026     5.5
FD ..........   39,831,666      Callable/SEQ       (6)      FLT/DLY     3133TA W E 8    August 15, 2027    20.0
H ...........   50,000,000      Callable/SEQ       8.0        FIX       3133TA W G 3      June 15, 2026     5.5
PO ..........   10,259,616      Callable/SEQ       0.0         PO       3133TA W X 6      June 15, 2026     5.5
SB ..........   69,713,734   Callable/NTL(SEQ)     (6)       INV/IO     3133TA X D 9      June 15, 2026      --
SD ..........    2,896,849      Callable/SEQ       (6)      INV/DLY     3133TA X E 7    August 15, 2027    20.0
SE ..........    5,069,485      Callable/SEQ       (6)      INV/DLY     3133TA X F 4    August 15, 2027    20.0

Group 3
J ...........   10,680,000      Callable/SEQ       7.0        FIX       3133TA W M 0  February 15, 2026    13.0
K ...........    7,565,000      Callable/SEQ       7.0        FIX       3133TA W N 8    August 15, 2027    20.6



  Class of
 Multiclass
   PCs or       Original                                                                                 Weighted
 Multiclass    Principal        Principal or      Class     Interest      CUSIP       Final Payment      Average
Securities(1)  Amount(2)       Other Type(3)      Coupon    Type(3)       Number         Date(4)         Life(5)
------------- ------------   ------------------   ------   ----------   ----------  ------------------   --------
KA........... $    760,000      Callable/SEQ        (6)        DRB      3133TA W P 3    August 15, 2027    20.6 Yrs
KB ..........      278,000      Callable/SEQ        (6)        DRB      3133TA W Q 1    August 15, 2027    20.6
KC...........      100,000      Callable/SEQ        (6)        DRB      3133TA W R 9    August 15, 2027    20.6
KD...........      200,000      Callable/SEQ        (6)        DRB      3133TA W S 7    August 15, 2027    20.6
KE ..........    1,000,000      Callable/SEQ        (6)        DRB      3133TA W T 5    August 15, 2027    20.6
L ...........   49,417,000      Callable/SEQ        7.0%       FIX      3133TA W U 2     March 15, 2024     4.5

Group 4
VA...........   36,792,000       SC/AD/SEQ          6.5      FIX        3133TA X K 3    August 15, 2007     5.5
VB ..........   26,759,000       SC/AD/SEQ          6.5      FIX        3133TA X L 1     March 15, 2012    12.4
Z ...........   40,384,686         SC/SEQ           6.5     FIX/Z       3133TA X N 7  December 15, 2023    19.4


Group 5
G ...........   64,234,600      Callable/SCH        (6)       ARB       3133TA W F 5 September 17, 2024     5.5
IO ..........    4,282,306   Callable/NTL(SCH)      7.5      FIX/IO     3133TA W L 2    August 17, 1998      --
N ...........    9,765,400      Callable/SEQ        7.5       FIX       3133TA W W 8    August 17, 2027     20.0
ZD...........    1,000,000      Callable/SCH        7.5      FIX/Z      3133TA X S 6  February 17, 2026     5.5

Group 6
Q ...........   30,075,000          SEQ             9.0       FIX       3133TA W Y 4 September 17, 2025     5.1
T ...........   47,180,000          SEQ             6.75      FIX       3133TA X G 2     April 17, 2022     3.5
U ...........   19,460,000          SEQ             7.0       FIX       3133TA X H 0 September 17, 2025    11.0
V ...........   18,285,000          SEQ             7.5       FIX       3133TA X J 6    August 17, 2027    19.7

Residual
R ...........            0          NPR             0.0       NPR       3133TA X 5 6    August 17, 2027      --
RA...........            0          NPR             0.0       NPR       3133TA X 6 4    August 17, 2027      --
RB ..........            0          NPR             0.0(7)    NPR       3133TA X 7 2    August 15, 2027      --
RC...........            0          NPR             0.0(8)    NPR       3133TA X 8 0    August 15, 2027      --
RD...........            0          NPR             0.0       NPR       3133TA X 9 8    August 17, 2027      --

==============================================================================

(1) The Group 5, Group 6 and R, RA, RD Classes are Multiclass Securities; the other Classes are Multiclass PCs.

(2) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.

(3) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular. The type of Class with which a Notional Class will reduce is indicated in parentheses. The abbreviation "DRB" denotes a Class that has a predetermined Class Coupon that decreases one or more times on dates determined before issuance.

(4) See "Final Payment Dates" in this Supplement.

(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at the "Prepayment Assumption" shown under "Certain Federal Income Tax Consequences -- Regular Classes" in this Supplement. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.

(6) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.

(7) The RB Class may receive certain payments as described under "General Information Structure of Transaction -- The Callable Assets" in this Supplement.

(8) Under certain circumstances, the RC Class may receive certain payments as described under "Payments -- Interest -- Ascending Rate and Descending Rate Classes" in this Supplement.

                            ------------------------
                            Bear, Stearns & Co. Inc.
                Offering Circular Supplement Dated July 28, 1997

                                     (LOGO)

                          CERTAIN RISK CONSIDERATIONS

    THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, REDEMPTION, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

                           ------------------------

    The Securities are complex securities and it is important that each investor in any Class possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Supplement in the context of that investor's financial situation.

                           ------------------------

    The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Asset or Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the actual characteristics of the related Mortgages and, in the case of the Callable Classes, whether a redemption of the Group 2, Group 3 or Group 5 Asset occurs (as described under "General Information -- Structure of Transaction -- The Callable Assets" in this Supplement). The yields of the Floating Rate and Inverse Floating Rate Classes will also be sensitive to the level of LIBOR or the Prime Rate (each, an "Index"). The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of each Index. In addition, principal payments on the Mortgages underlying the Group 4 Assets will be allocated among the various classes of Series 1637, and such allocations will affect the sensitivity of each related Class of this Series to Mortgage prepayment rates generally. Investors should consider the associated risks, including:

      - Fast prepayment rates on the related Mortgages or, in the case of the Callable Classes, a redemption of the related Callable Asset, can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment and redemption scenarios, investors in such Classes (especially Interest Only and Callable Classes) could fail to fully recover their investments.

      - Slow prepayment rates on the related Mortgages and, in the case of the Callable Classes, the absence of a redemption of the related Callable Asset, can reduce the yields of the Principal Only Class and any other Classes purchased at a discount to their principal amounts.

      - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes.

      - Low levels of the applicable Index can reduce the yields of the Floating Rate Classes. Conversely, high levels of the applicable Index can significantly reduce the yields of the Inverse Floating Rate Classes and (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the SA and SB Classes to fully recover their investments.

      - Each of the Group 2, Group 3 and Group 5 Assets consist of a Callable Class of Freddie Mac's CPCs, Series C056 ("Series C056"). As further described under "General Information -- Structure of Transaction -- The Callable Assets" in this Supplement, each such Asset may be redeemed on any Payment Date beginning in August 1998 at the direction of the holder of the related Call Class of Series C056. The holder of such Call Class, which may include the Underwriter (or an affiliate), may also be a Holder of one or more Callable Classes of this Series, such as a Principal Only or Interest Only Class, which may affect such holder's decision whether to direct a redemption of the Group 2, Group 3 or Group 5 Asset. The redemption of the Group 2, Group 3 or Group 5 Asset would result in the concurrent retirement of all related Callable Classes then outstanding and would reduce the weighted average lives of such Classes, perhaps significantly.

      - In general, principal payment rates on the Support Classes are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC and TAC/Accretion Directed Classes.

      - In general, principal payment rates on the TAC and Scheduled Classes are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC Classes.

      - The Group 4 Assets are Support Classes. In general, principal payment rates on the Group 4 Assets are likely to exhibit a high degree of sensitivity to Mortgage prepayments.

See "Prepayment and Yield Analysis" in this Supplement.

                           ------------------------

    The Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, investors may not be able to sell their Securities readily or at prices that will enable them to realize their desired yield. The market values of the Securities are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. In addition, the redemption feature of the Group 2, Group 3 and Group 5 Assets may affect the market values of the related Callable Classes.


                            ------------------------

    The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Securities that are especially sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

    Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1997 (the "Multiclass PC Offering Circular") and its Multiclass Mortgage Securities Offering Circular dated January 1, 1997 (the "Multiclass Securities Offering Circular" and, together with the Multiclass PC Offering Circular, the "Multiclass Offering Circulars") accompany this Supplement. Capitalized terms that are used in this Supplement without further definition have the meanings given them in the Multiclass Offering Circulars.

Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass Offering Circulars and the documents listed under "Available Information" in this Supplement.

                                 TERMS SHEET

     This Terms Sheet contains selected information about this Series. Investors should refer to the remainder of this Supplement for further information.

MACR Certificates

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass PCs or Multiclass Securities. Holders of such Multiclass PCs or Multiclass Securities will be entitled to exchange all or a portion of their Multiclass PCs or Multiclass Securities for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass PCs or Multiclass Securities. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass PCs or Multiclass Securities and MACR Certificates. As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass PCs, Multiclass Securities and MACR Certificates and the term "Classes" includes Classes of Multiclass PCs, Multiclass Securities and MACR Certificates.

     See "MACR Certificates" in the Multiclass Offering Circulars for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with an exchange involving Combination 1 will equal 2/32 of 1% of the outstanding notional principal amount of the Securities submitted for exchange (but not less than $5,000 or more than $60,000). The fee payable to Freddie Mac in connection with each exchange in the case of Combination 2 or 3 will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000).

Class Coupons

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     The PO Class will be a Principal Only Class and will not bear interest.

     The Ascending Rate and Descending Rate Classes will bear interest at the following Class Coupons:

Class     First 12 Accrual Periods     Thereafter
------    ------------------------     ----------
G                    7.0%                  7.5%
KA                   8.5                   7.0
KB                   7.5                   7.0
KC                  10.0                   7.0
KD                   8.0                   7.0
KE                   9.0                   7.0

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:


                                                                               Class Coupon Subject to
                                                                             ----------------------------
     Class         Initial Rate(1)               Class Coupon                Minimum Rate    Maximum Rate
----------------   ---------------    -----------------------------------    ------------    ------------
F...............        6.2875%       LIBOR + 0.6%                                0.6%            9.0%
FB..............        6.1875        LIBOR + 0.5%                                0.5             9.0
FD(2)...........        6.85          Prime Rate - 1.65%                          0               9.0
S...............       13.5625        42.0% - (LIBOR X 5.0)                       0              42.0
SA..............        2.7125        8.4% - LIBOR                                0               8.4
SB..............        2.8125        8.5% - LIBOR                                0               8.5
SD(2)...........       10.3125        127.1875% - (Prime Rate X 13.75)            0             104.5
SE(2)...........       11.0           83.67857% - (Prime Rate X 7.857143)         0              11.0

---------------
(1) Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

(2) Delay Class.

See "Payments -- Interest" in this Supplement and "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

Notional Classes

     Multiclass PCs and Multiclass Securities

            Original
            Notional
Class   Principal Amount           Reduces Proportionately With
----    ----------------     -----------------------------------------
IA        $ 46,731,250       CH and CJ, in the aggregate (PAC Classes)
IB         179,416,405       CI (PAC Class)
IO*          4,282,306       G (Scheduled Class)
SA         171,883,250       F (TAC/Accretion Directed Class)
SB          69,713,734       FB (Sequential Pay Class)
MACR Class
          $ 46,731,250       CH and CJ, in the aggregate (PAC Classes)
           179,416,405       CI (PAC Class)
IC      ----------------
           226,147,655
         =============


     --------------------

     * The IO Class will reduce with the G Class through the twelfth Payment Date, on which Payment Date the notional principal amount of the IO Class will be reduced to zero.

See "Payments -- Interest -- Notional Classes" in this Supplement.

Allocation of Principal

     On each Payment Date, Freddie Mac will pay:

     Multiclass PCs

        - The "Group 1 Accrual Amount" for that Payment Date to the Classes shown below in the following order of priority:


Accretion    1. To F and S, prorata, until retired
Directed     2. To ZA and ZB, in that order, until retired and then to ZC and Accrual

        - The "Group 1 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

          1. Beginning August 15, 1999, to CH and CJ, pro rata, until reduced to their "Targeted Balances" for that Payment Date
PAC
          2. Beginning August 15, 2002, to CI, until reduced to its Targeted Balance for that Payment Date

TAC       3. To F and S, pro rata, until reduced to their Targeted Balances for that Payment Date

Support   4. To ZA, ZB and ZC, in that order, until retired

TAC       5. To F and S, pro rata, until retired

          6. To CH and CJ, pro rata, until retired
PAC
          7. To CI, until retired

        - The "Group 2 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

           1. To A, E, FB, H and PO, pro rata, until retired
Sequential
Pay        2. 4.0455412356% to B, 15.2189408349% to C and 80.7355179295% to D,
              FD, SD and SE, pro rata, until C is retired

           3. To B, D, FD, SD and SE, pro rata (based on their then outstanding principal balances), until retired

        - The "Group 3 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

Sequential 1. To L and J, in that order, until retired
Pay
           2. To K, KA, KB, KC, KD and KE, pro rata, until retired

        - The "Group 4 Asset Principal Amount" and the "Group 4 Accrual Amount" for that Payment Date to VA, VB and Z, in that order, until retired

     Multiclass Securities

        - The "Group 5 Asset Principal Amount" and the "Group 5 Accrual Amount" for that Payment Date to the Classes shown below in the following order of priority:

            1. To G and ZD, in that order, until reduced to their Targeted
               Balances for that Payment Date
Scheduled   2. To G and ZD, pro rata (based on their then outstanding balances), until retired

Sequential  3. To N, until retired
Pay

        - The "Group 6 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

            1. 66.6676086987% to T and 33.3323913013% to Q, until T is retired

Sequential  2. To U and Q, pro rata (based on their then outstanding principal
Pay            balances), until retired

            3. To V, until retired

     The Targeted Balances (shown under "Payments -- Principal -- Targeted Balances Schedules" in this Supplement) were structured as follows:

                                                      Structuring
Class                                                Range or Rate
----                                                ----------------
      PAC......................................   100% PSA - 300% PSA
      TAC......................................              250% PSA
      Scheduled................................              170% PSA

     MACR Classes

     On any Payment Date when payments of principal are to be allocated from Multiclass PCs or Multiclass Securities to related MACR Certificates, such payments will be allocated from the applicable Class or Classes of Multiclass PCs or Multiclass Securities to the related MACR Class.

     See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

Freddie Mac Guarantee

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this

Supplement. The Government National Mortgage Association ("GNMA") guarantees the payment of interest and principal on GNMA Certificates.

REMIC Status

     Freddie Mac will form an "Upper-Tier REMIC Pool" and four "Lower-Tier REMIC Pools" for this Series. Elections will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The R, RA, RB, RC and RD Classes will be "Residual Classes" and the other Classes of Multiclass PCs and Multiclass Securities will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and the Multiclass Offering Circulars.

Weighted Average Lives (in years)*

     Group 1

                                  PSA Prepayment Assumption
                               ----------------------------------
                                 0%    100%   250%   300%   600%
                               ------ ------ ------ ------ ------
CH and CJ.....................    9.0    3.4    3.4    3.4    2.7
CI............................   19.7   10.0   10.0   10.0    5.4
F and S.......................   20.6   12.5    3.1    2.8    1.5
ZA............................   27.3   22.1   10.7    0.7    0.2
ZB............................   28.3   24.4   13.8    1.4    0.4
ZC............................   29.3   27.8   20.8    2.0    0.5
Group 1 Assets................   20.5   11.7    6.5    5.6    3.1

     Group 2

                                  PSA Prepayment Assumption
                               ----------------------------------
                                   0%   100%   195%   350%   500%
                               ------ ------ ------ ------ ------
Redemption on August 15, 1998
A, E, FB, H and PO............    1.0    0.9    0.9    0.9    0.9
B.............................    1.0    1.0    1.0    1.0    1.0
C.............................    1.0    1.0    1.0    1.0    1.0
D, FD, SD, SE and W...........    1.0    1.0    1.0    1.0    1.0
Group 2 Asset.................    1.0    0.9    0.9    0.9    0.9
Redemption on August 15, 2002
A, E, FB, H and PO............    4.8    4.2    3.6    2.9    2.3
B.............................    5.0    5.0    5.0    5.0    5.0
C.............................    5.0    5.0    5.0    5.0    5.0
D, FD, SD, SE and W...........    5.0    5.0    5.0    5.0    5.0
Group 2 Asset.................    4.8    4.3    3.8    3.1    2.6
No Redemption
A, E, FB, H and PO............   18.3    9.1    5.5    3.3    2.4
B.............................   28.0   25.2   19.8   12.7    8.9
C.............................   27.4   22.8   15.8    9.4    6.6
D, FD, SD, SE and W...........   28.0   25.3   20.0   12.8    9.0
Group 2 Asset.................   19.5   11.0    7.2    4.4    3.1

     --------------------

     * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, a redemption of the Group 2, Group 3 and Group 5 Assets may occur on a date other than a date shown and the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

          Group 3

                                  PSA Prepayment Assumption
                               ----------------------------------
                                   0%   100%   160%   300%   500%
                               ------ ------ ------ ------ ------
Redemption on August 15, 1998
J.............................    1.0    1.0    1.0    1.0    1.0
K, KA, KB, KC, KD and KE......    1.0    1.0    1.0    1.0    1.0
L.............................    1.0    0.9    0.9    0.9    0.8
Group 3 Asset.................    1.0    0.9    0.9    0.9    0.9
Redemption on August 15, 2002
J.............................    5.0    5.0    5.0    5.0    4.4
K, KA, KB, KC, KD and KE......    5.0    5.0    5.0    5.0    5.0
L.............................    4.8    3.9    3.4    2.5    1.6
Group 3 Asset.................    4.8    4.2    3.9    3.2    2.5
No Redemption
J.............................   25.3   17.5   13.0    7.5    4.5
K, KA, KB, KC, KD and KE......   27.3   24.1   20.6   13.5    8.2
L.............................   15.6    6.5    4.5    2.6    1.6
Group 3 Asset.................   18.7   10.6    8.1    4.9    3.0

     Group 4

                                  PSA Prepayment Assumption
                               ----------------------------------
                                   0%    70%   100%   250%   400%
                               ------ ------ ------ ------ ------
VA............................    5.5    5.5    5.5    4.6    1.6
VB............................   12.4   12.4   12.4    7.4    2.8
Z.............................   23.6   21.0   19.4   13.2    7.2
Group 4 Assets................   23.6   21.0   19.4   11.1    4.7

     Group 5

                                  PSA Prepayment Assumption
                               ----------------------------------
                                   0%   100%   175%   300%   500%
                               ------ ------ ------ ------ ------
Redemption on August 17, 1998
G and M.......................    1.0    0.9    0.9    0.9    0.8
N.............................    1.0    1.0    1.0    1.0    1.0
ZD............................    1.0    1.0    0.9    0.9    0.8
Group 5 Asset.................    1.0    0.9    0.9    0.9    0.8
Redemption on August 17, 2002
G and M.......................    4.8    4.0    3.6    2.8    1.9
N.............................    5.0    5.0    5.0    5.0    5.0
ZD............................    5.0    5.0    3.6    3.2    2.1
Group 5 Asset.................    4.8    4.2    3.7    3.1    2.3
No Redemption
G and M.......................   16.6    7.9    5.5    3.3    1.9
N.............................   27.2   24.3   20.0   13.7    8.2
ZD............................   25.8   19.8    5.5    4.0    2.1
Group 5 Asset.................   18.8   10.5    7.4    4.7    2.7

     Group 6

                                  PSA Prepayment Assumption
                               ----------------------------------
                                   0%   100%   165%   300%   500%
                               ------ ------ ------ ------ ------
Q.............................   16.7    7.5    5.1    2.9    1.7
T.............................   14.6    5.3    3.5    2.0    1.1
U.............................   24.4   15.6   11.0    6.3    3.7
V.............................   27.0   23.6   19.7   12.9    7.7
Group 6 Assets................   18.8   10.5    7.8    4.7    2.7

The Assets

     The Group 1 Assets will consist of $1,261,718,750 of Freddie Mac 8.0% per annum 30-year PCs.

     The Group 6 Assets will consist of $115,000,000 of 7.5% per annum 30-year GNMA-Related Securities.

     The other Groups of Assets will have the following characteristics:



                                          Principal Amount
                                             in Related
                    Percentage of Class      Lower-Tier
                        in Related           REMIC Pool
Asset                   Lower-Tier         as of Closing        August 1997      Class      Principal Type/
Group      Class        REMIC Pool              Date            Class Factor     Coupon     Interest Type(1)   Final Payment Date
------    --------  -------------------   ----------------     --------------    ------     ----------------   ------------------
  2       C056-A1      95.6043956044%       $435,000,000         1.0000000         7.5%       Callable/FIX        August 15, 2027
  3       C056-A2     100                     70,000,000         1.0000000         7.0        Callable/FIX        August 15, 2027
  4       1637-U       50.5415280101          75,064,660         1.0000000         (2)        SUP/FLT/DLY       December 15, 2023
          1637-UA      62.0037784239          24,367,147         1.0000000         (2)        SUP/INV/DLY       December 15, 2023
          1637-UB     100                      4,503,879         1.0000000         (2)        SUP/INV/DLY       December 15, 2023
  5       C056-A3     100                     75,000,000         1.0000000         7.5        Callable/FIX        August 17, 2027

---------------

(1) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular and "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular.

(2) Calculated as shown in the Asset Offering Circular for Series 1637. See
    Exhibit II to this Supplement.

     The Group 2, Group 3 and Group 5 Assets (the "Callable Assets") may be redeemed by Freddie Mac at the direction of the holder of the related Call Class of Series C056 on any Payment Date beginning in August 1998 if, as of the date Freddie Mac receives notice of intention to redeem, the market value of the Giant PC or Giant Security, as applicable, underlying such Callable Asset exceeds its principal amount.

     A redemption is most likely to occur if prevailing interest rates have declined. Upon a redemption of a Callable Asset, investors in the related Securities will receive the outstanding principal amount of the investors' Securities, plus interest (if any), calculated as described under "General Information -- Structure of Transaction -- The Callable Assets" in this Supplement.

     See "Payments -- Redemption and Exchange" in the Callable Asset Offering Circular, "General Information -- Structure of Transaction" and "Prepayment and Yield Analysis" in this Supplement and Exhibits I and II to this Supplement.

Mortgage Characteristics (as of August 1, 1997)

     Group 1 through Group 3 Assets, Group 5 Asset and Group 6 Assets -- Assumed Mortgage Characteristics

                                                                                             Per Annum
                                                                                           Interest Rate
                                                                                           of Related PCs
                                      Remaining Term                                          or GNMA-
                                       to Maturity        Loan Age         Per Annum          Related
Asset Group     Principal Balance      (in months)       (in months)     Interest Rate       Securities
-----------     -----------------     --------------     -----------     -------------     --------------
     1           $  1,261,718,750           357                3             8.500%              8.0%
     2                435,000,000           344               12             8.150               7.5
     3                 70,000,000           338               16             7.538               7.0
     5                 75,000,000           335               25             8.000               7.5
     6                115,000,000           335               25             8.000               7.5


     Group 4 Assets -- Mortgage Characteristics

   Weighted
   Average          Weighted         Weighted
Remaining Term       Average          Average           Per Annum
 to Maturity        Loan Age         Per Annum       Interest Rate of
 (in months)       (in months)     Interest Rate       Related PCs
--------------     -----------     -------------     ----------------
   303                  45             7.045%               6.5%

     The actual remaining terms to maturity, loan ages and (except in the case of Asset Groups 5 and 6) interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                     BEAR STEARNS MORTGAGE SECURITIES INC.

                                     SELLER

       This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

       Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

       Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

       The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

       The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

       If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

       Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                 The date of this Prospectus is June 24, 1997.

       Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

       The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date ") for interest and principal payments and, if applicable, the initial and final scheduled
Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                             AVAILABLE INFORMATION

       The Seller has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus
Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450
Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West
Madison Street -- Suite 1400, Chicago, Illinois 60661; and New York Regional
Office, 7 World Trade Center -- 13th Floor, New York, New York 10048.

       No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus
Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related
Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

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       Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this
Prospectus or the related Prospectus Supplement or, if applicable, the
Registration Statement.

       The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus
Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245
Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.

                         REPORTS TO CERTIFICATEHOLDERS

       Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders."

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                                SUMMARY OF TERMS

       THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS
SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF
CERTIFICATES.

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Title of Securities.............................  Mortgage Pass-Through Certificates (Issuable in Series).

Seller..........................................  Bear Stearns Mortgage Securities Inc., a Delaware corporation and a wholly-owned subsidiary of Bear Stearns Mortgage Capital
                                                  Corporation. See "The Seller."

Trustee.........................................  The Trustee for each Series of Certificates will be specified in the related Prospectus Supplement.

Master Servicer.................................  One or more entities named as a Master Servicer in the related
                                                  Prospectus Supplement, which may be an affiliate of the Seller. X
                                                  See "The Pooling and Servicing Agreement-Certain Matters
                                                  Regarding the Master Servicer and the Seller."

Trust Fund Assets...............................  A Trust Fund for a Series of Certificates will include the
                                                  Mortgage Assets consisting of (i) a pool (a "Mortgage Pool") of
                                                  Single Family Loans, Multifamily Loans, Cooperative Loans or
                                                  Contracts (collectively, the "Mortgage Loans"), (ii) Agency
                                                  Securities or (iii) Private Mortgage-Backed Securities,
                                                  together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case X as specified in the related Prospectus Supplement.

A.  Single Family, Cooperative
    and Multi-family Loans......................  Unless otherwise specified in the related Prospectus
                                                  Supplement, Single Family Loans will be secured by first
                                                  mortgage liens on one- to four-family residential properties.
                                                  Unless otherwise specified in the related Prospectus
                                                  Supplement, Cooperative Loans will be secured by security
                                                  interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related
                                                  proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives'
                                                  buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or
                                                  guaranteed by any governmental agency), insured by the Federal
                                                  Housing Authority ("FHA") or partially guaranteed by the
                                                  Veterans Administration ("VA") as specified in the related
                                                  Prospectus Supplement. Unless otherwise specified in the
                                                  related Prospectus Supplement, Single Family Loans and
                                                  Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than
                                                  $1,000,000, and original terms to stated maturity of 15 to 40 years.

                                                  Multifamily Loans will be secured by first mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by
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                                                  Cooperatives. Such loans may be conventional loans or insured by the FHA, as specified in the related Prospectus Supplement.
                                                  Unless otherwise specified in the related Prospectus
                                                  Supplement, Multifamily Loans will all have individual
                                                  principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years.

                                                  The payment terms of the Mortgage Loans to be included in a
                                                  Trust Fund will be described in the related Prospectus
                                                  Supplement and may include any of the following features or combinations thereof or other features described in the related
                                                  Prospectus Supplement:

                                                  (a)     Interest may be payable at a fixed rate, a rate
                                                          adjustable from time to time in relation to an index, a
                                                          rate that is fixed for a period of time or under
                                                          certain circumstances and is followed by an adjustable
                                                          rate, a rate that otherwise varies from time to time,
                                                          or a rate that is convertible from an adjustable rate
                                                          to a fixed rate. Changes to an adjustable rate may be
                                                          subject to periodic limitations, maximum rates, minimum
                                                          rates or a combination of such limitations. Accrued
                                                          interest may be deferred and added to the principal of
                                                          a Mortgage Loan for such periods and under such
                                                          circumstances as may be specified in the related
                                                          Prospectus Supplement. Mortgage Loans may provide for
                                                          the payment of interest at a rate lower than the
                                                          specified interest rate on the Mortgage Loan (the
                                                          "Mortgage Rate") for a period of time or for the life
                                                          of the Mortgage Loan, and the amount of any difference
                                                          may be contributed from funds supplied by the seller of
                                                          the Mortgaged Property or another source ("Buydown
                                                          Loans") or may be treated as accrued interest and added
                                                          to the principal of the Mortgage Loan.

                                                  (b)     Principal may be payable on a level debt service basis
                                                          to fully amortize the Mortgage Loan over its term, may
                                                          be calculated on the basis of an assumed amortization
                                                          schedule that is significantly longer than the original
                                                          term to maturity or on an interest rate that is
                                                          different from the interest rate on the Mortgage Loan
                                                          or may not be amortized during all or a portion of the
                                                          original term. Payment of all or a substantial portion
                                                          of the principal may be due on maturity ("balloon"
                                                          payments). Principal may include interest that has been
                                                          deferred and added to the principal balance of the
                                                          Mortgage Loan.

                                                  (c)     Payments of principal and interest may be fixed for the
                                                          life of the Mortgage Loan, may increase over a
                                                          specified period of time or may change from period to
                                                          period. Mortgage Loans may include limits on periodic
                                                          increases or decreases in the amount of
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                                                          monthly payments and may include maximum or minimum
                                                          amounts of monthly payments.

                                                  (d)     Prepayments of principal may be subject to a prepayment
                                                          fee, which may be fixed for the life of the Mortgage
                                                          Loan or may decline over time, and may be prohibited
                                                          for the life of the Mortgage Loan or for certain
                                                          periods ("lockout periods"). Certain Mortgage Loans may
                                                          permit prepayments after expiration of the applicable
                                                          lockout period and may require the payment of a
                                                          prepayment fee in connection with any such subsequent
                                                          prepayment. Other Mortgage Loans may permit prepayments
                                                          without payment of a fee unless the prepayment occurs
                                                          during specified time periods. The Mortgage Loans may
                                                          include due-on-sale clauses which permit the mortgagee
                                                          to demand payment of the entire Mortgage Loan in
                                                          connection with the sale or certain transfers of the
                                                          related Mortgaged Property. Other Mortgage Loans may be
                                                          assumable by persons meeting the then applicable
                                                          underwriting standards of the Lender.

                                                  Certain Mortgage Loans may be originated or acquired in
                                                  connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of
                                                  Columbia. Unless otherwise specified in the related Prospectus
                                                  Supplement, all of the Mortgage Loans will be covered by
                                                  standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage
                                                  Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B.  Contracts...................................  Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured
                                                  Homes (as defined herein). Contracts may be conventional loans, insured by the FHA or partially guaranteed by the VA, as
                                                  specified in the related Prospectus Supplement. Unless
                                                  otherwise specified in the related Prospectus Supplement, each
                                                  Contract will be fully amortizing and will bear interest at a fixed accrual percentage rate ("APR"). Unless otherwise
                                                  specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

C.  Agency Securities...........................  The Agency Securities will consist of (i) fully modified pass-
                                                  through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                                                  Mortgage Association ("GNMA Certificates"), (ii) Guaranteed
                                                  Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal
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                                                  National Mortgage Association ("FNMA Certificates"), (iii)
                                                  Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of
                                                  principal by the Federal Home Loan Mortgage Corporation ("FHLMC
                                                  Certificates"), (iv) stripped mortgage-backed securities
                                                  representing an undivided interest in all or a part of either the principal distributions (but not the interest
                                                  distributions) or the interest distributions (but not the
                                                  principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                                  distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by
                                                  GNMA, FNMA, FHLMC or another government agency or
                                                  government-sponsored agency and described in the related
                                                  Prospectus Supplement, or (vi) a combination of such Agency
                                                  Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC
                                                  Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency
                                                  Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or
                                                  Guarantor Program or another program specified in the
                                                  Prospectus Supplement. The payment characteristics of the
                                                  Mortgage Loans underlying the Agency Securities will be
                                                  described in the related Prospectus Supplement.

D.  Private Mortgage-Backed
    Securities..................................  Private Mortgage-Backed Securities may include (i) mortgage participations or pass-through certificates representing
                                                  beneficial interests in certain Mortgage Loans or (ii)
                                                  Collateralized Mortgage Obligations ("CMOs") secured by such
                                                  Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions
                                                  (but not the interest distributions) or the interest
                                                  distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions
                                                  (but not all of such distributions) on certain mortgage loans.
                                                  Although individual Mortgage Loans underlying a Private
                                                  Mortgage-Backed Security may be insured or guaranteed by the
                                                  United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities
                                                  themselves will not be so insured or guaranteed. See "The Trust
                                                  Fund-Private Mortgage-Backed Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of
                                                  Certificates, payments on the Private Mortgage-Backed
                                                  Securities will be distributed directly to the Trustee as
                                                  registered owner of such Private Mortgage-Backed Securities.
                                                  See "The Trust Fund-Private Mortgage-Backed Securities."
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                                                  The related Prospectus Supplement for a Series will specify (i)
                                                  the aggregate approximate principal amount and type of any
                                                  Private Mortgage-Backed Securities to be included in the Trust
                                                  Fund for such Series; (ii) certain characteristics of the
                                                  Mortgage Loans which comprise the underlying assets for the
                                                  Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B)
                                                  the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of
                                                  servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed
                                                  Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the
                                                  Private Mortgage-Backed Securities; (vii) the issuer of the
                                                  Private Mortgage-Backed Securities (the "PMBS Issuer"), the
                                                  servicer of the Private Mortgage-Backed Securities (the "PMBS
                                                  Servicer") and the trustee of the Private Mortgage-Backed
                                                  Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance
                                                  policies or third party guarantees, relating to the Mortgage
                                                  Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private
                                                  Mortgage-Backed Securities may, or are required to, be
                                                  repurchased prior to stated maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust
                                                  Fund."

E.  Pre-Funding and
    Capitalized Interest
    Accounts....................................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a
                                                  "Pre-Funding Account") established and maintained with the
                                                  Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded
                                                  Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                                  Prospectus Supplement (the "Pre-Funding Period"). The Primary
                                                  Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement.
                                                  If any Pre-Funded Amount remains on deposit in the Pre-Funding
                                                  Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus
                                                  Supplement to prepay the Certificates of the applicable Series.
                                                  The amount initially deposited in a pre-funding account for a
                                                  Series of Certificates will not exceed
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                                                  fifty percent of the aggregate principal amount of such Series of Certificates.

                                                  If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related
                                                  Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of
                                                  interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest
                                                  available therefor from the Primary Assets in the Trust Fund.
                                                  Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

     Description of the
     Certificates...............................  Each Certificate will represent a beneficial ownership interest in a Trust Fund created by the Seller pursuant to a Pooling and
                                                  Servicing Agreement (each, an "Agreement") among the Seller, the Master Servicer(s) and the Trustee for the related Series.
                                                  The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A
                                                  Series of Certificates may include one or more classes of
                                                  senior Certificates (collectively, the "Senior Certificates")
                                                  which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more
                                                  classes of subordinate Certificates (collectively, the
                                                  "Subordinated Certificates"). Certain Series or classes of
                                                  Certificates may be covered by insurance policies, cash
                                                  accounts, letters of credit, financial guaranty insurance
                                                  policies, third party guarantees or other forms of credit
                                                  enhancement as described herein and in the related Prospectus
                                                  Supplement.

                                                  One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of
                                                  principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal,
                                                  prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such
                                                  distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive
                                                  distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets
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                                                  in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to
                                                  distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such
                                                  distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

     Distributions on the
     Certificates...............................  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on such other Distribution Dates specified in the
                                                  Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, all
                                                  distributions will be made pro rata to Certificateholders of the class entitled thereto, and the aggregate original
                                                  principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus
                                                  Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal
                                                  balance of the Mortgage Assets as of a date specified in the related Prospectus Supplement related to the creation of the
                                                  Trust Fund (the "Cut-off Date") and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans, Agency Securities or Private
                                                  Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the Prospectus Supplement.
                                                  If specified in the Prospectus Supplement, the aggregate
                                                  original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Assets. The Pass-Through Rate at which interest will be passed through to holders of
                                                  Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus
                                                  Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

     Credit Enhancement.........................  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related
                                                  Prospectus upplement. The protection against losses afforded by any such credit support will be limited. Such credit
                                                  enhancement may include one or more of the following types:
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A.  Subordination...............................  The rights of the holders of the Subordinated Certificates of a
                                                  Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection
                                                  afforded to the holders of Senior Certificates of a Series by means of the subordination feature may be accomplished by (i)
                                                  the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                                  Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for
                                                  distribution on such date in the related Certificate Account and, to the extent described in the related Prospectus
                                                  Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the Subordinated
                                                  Certificateholders; (ii) reducing the ownership interest of the related subordinated Certificates; (iii) a combination of
                                                  clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated
                                                  Certificates to the extent described in the related Prospectus
                                                  Supplement.

                                                  If so specified in the related Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement,
                                                  subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions
                                                  allocable to the holders of Subordinated Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of
                                                  subordination of a class or classes of Subordinated
                                                  Certificates in a Series, the circumstances in which such
                                                  subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Certificates or
                                                  released from the related Trust Fund.
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B.  Reserve Accounts............................  One or more Reserve Accounts may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Account and the
                                                  conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

C.  Pool Insurance Policy.......................  A mortgage pool insurance policy or policies (the "Pool
                                                  Insurance Policy") may be obtained and maintained for each
                                                  Series pertaining to Single Family Loans, Cooperative Loans or
                                                  Contracts, limited in scope, covering defaults on the related
                                                  Single Family Loans, Cooperative Loans or Contracts in an
                                                  initial amount equal to a specified percentage of the aggregate principal balance of all Single Family Loans, Cooperative Loans or Contracts included in the Mortgage Pool as of the Cut-off
                                                  Date or such other date as is specified in the related
                                                  Prospectus Supplement.

D.  Special Hazard Insurance
    Policy......................................  In the case of Single Family Loans, Cooperative Loans or
                                                  Contracts, certain physical risks that are not otherwise
                                                  insured against by standard hazard insurance policies may be covered by a special hazard insurance policy or policies (the
                                                  "Special Hazard Insurance Policy"). Unless otherwise specified in the related Prospectus Supplement, each Special Hazard
                                                  Insurance Policy will be limited in scope and will cover losses in an initial amount equal to the greatest of (i) a specified percentage of the aggregate principal balance of the Single
                                                  Family Loans, Cooperative Loans or Contracts as of the related
                                                  Cut-off Date, (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest Single Family Loan,
                                                  Cooperative Loan or Contract in the related Mortgage Pool, or
                                                  (iii) the aggregate principal balance of Single Family Loans,
                                                  Cooperative Loans or Contracts as of the Cut-off Date secured by property in any single zip code concentration.

E.  Bankruptcy Bond.............................  A bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Single
                                                  Family Loan, Cooperative Loan or Contract. The level of
                                                  coverage of each Bankruptcy Bond will be specified in the
                                                  related Prospectus Supplement.

F.  FHA Insurance and VA
    Guarantee...................................  All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance and all or a portion of the Single
                                                  Family Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G.  Other Arrangements..........................  Other arrangements as described in the related Prospectus
                                                  Supplement including, but not limited to, one or more letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps,
                                                  collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in
                                                  addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be
                                                  acceptable to each nationally recognized rating agency that rates the related Series of Certificates (the "Rating Agency").

H.  Cross Support...............................  If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets or separate Trust Funds may be evidenced by separate classes of the related Series of
                                                  Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing beneficial ownership of one or more asset groups or Trust Funds prior to distributions to other Certificates evidencing a beneficial ownership interest in other asset groups or Trust Funds. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the
                                                  identified asset groups or Trust Funds.

    Advances....................................  Unless otherwise specified in the related Prospectus
                                                  Supplement, each Master Servicer and, if applicable, each
                                                  mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-
                                                  Servicer") will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage
                                                  Loan until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any such obligation to make advances may be limited to amounts due holders of Senior Certificates of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related
                                                  Prospectus Supplement. See "Description of the
                                                  Certificates-Advances." Advances will be reimbursable to the extent described herein and in the related Prospectus
                                                  Supplement.

    Optional Termination........................  The Master Servicer, the holders of the residual interests in a
                                                  REMIC, or any other entity specified in the related Prospectus
                                                  Supplement may have the option to effect early retirement of a
                                                  Series of Certificates through the purchase of the Mortgage
                                                  Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and
                                                  Servicing Agreement-Termination; Optional Termination."

    Legal Investment............................  Unless otherwise specified in the related Prospectus
                                                  Supplement, each class of Certificates offered hereby and by the related Prospectus Supplement will constitute "mortgage-
                                                  related securities" for purposes of the Secondary Mortgage
                                                  Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such
                                                  institutional investors. See "Legal Investment."

                                                  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain
                                                  regulatory authorities may be subject to restrictions on
                                                  investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein.

    Certain Federal Income Tax
    Consequences................................  The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust
                                                  Fund (or certain assets of the Trust Fund) as a REMIC under the
                                                  Internal Revenue Code of 1986, as amended (the "Code").

                                                  REMIC. If an election is to be made to treat the Trust Fund for a series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular
                                                  interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual
                                                  interest in the REMIC ("REMIC Residual Certificates").

                                                  For federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such
                                                  Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax
                                                  accounting method. Original issue discount, if any, on REMIC
                                                  Regular Certificates will be includible in the income of the
                                                  Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be
                                                  determined based on a reasonable assumed prepayment rate. The
                                                  REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                                  Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the
                                                  REMIC's taxable income or loss. Certain income of a REMIC
                                                  (referred to as "excess inclusions") generally may not be
                                                  offset by such a holder's net operating loss carryovers or other

                                                  deductions, and in the case of a tax-exempt holder of a REMIC
                                                  Residual Certificate will be treated as "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them.
                                                  "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "CERTAIN FEDERAL
                                                  INCOME TAX CONSEQUENCES-REMIC RESIDUAL CERTIFICATES-TAX ON
                                                  DISPOSITION OF EMIC RESIDUAL CERTIFICATES; RESTRICTION ON
                                                  TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED
                                                  FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC
                                                  RESIDUAL CERTIFICATES. In certain cases, a transfer of a REMIC
                                                  Residual Certificate will not be effective for Federal income tax purposes. See "Certain Federal Income Tax Consequences-
                                                  Transfers of REMIC Residual Certificates" and "-Foreign
                                                  Investors" herein.

                                                  Grantor Trust. If no election is to be made to treat the Trust
                                                  Fund for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association
                                                  taxable as a corporation. Holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Loan and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                                                  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA Considerations............................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income
                                                  Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors
                                                  whether the purchase, holding or disposition of Certificates could give rise to a prohibited transaction under ERISA or the
                                                  Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA Considerations."

                                 THE TRUST FUND

       A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans,
(ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

       The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program-Underwriting Standards."

       The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS-GENERAL

       The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                 (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                 (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                 (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                 (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

       Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (E.G., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

       The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

       No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

       The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

       Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program-Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement-Sub-Servicing by Lenders," "-Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

       Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

       The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

       Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

       Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

       The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

       Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

       The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

       GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

       GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

       The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

       If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

       All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

       Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

       Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

       GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

       If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

       The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

       FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

       FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

       Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

       Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

       FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the

United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

       FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

       The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

       FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

       Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

       FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

       FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

       Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

       Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

       FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

       STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

       OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

       GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

       The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

       Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

       UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

       CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

       ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

       If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

       The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.

                                   THE SELLER

       Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

       The Seller does not have, nor is it expected in the future to have, any significant assets.

                             MORTGAGE LOAN PROGRAM

       The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

       Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

       Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

       In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

       In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

       A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

       In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

       Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

       Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

       Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

       Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

       Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

       Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement-Assignment of Mortgage Assets."

       If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

       The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

       If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

       Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

       Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest"), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

       Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

       The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

       GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

       Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

       AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                       (a) all payments which were due on or before the Cut-off
              Date;

                       (b) all Liquidation Proceeds, all Insurance Proceeds, all
              Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                       (c) all scheduled payments of principal and interest due
              on a date or dates subsequent to the first day of the month of distribution;

                       (d) amounts received on particular Mortgage Loans as late
              payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                       (e) amounts representing reimbursement, to the extent
              permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                       (f) that portion of each collection of interest on a
              particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate Account; and

                (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

       DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

       With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

       DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

       If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement-Subordination."

       UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

       Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

       In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master

Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (E.G., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

       Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                (ii) the amount of such distribution allocable to interest;

                (iii) the amount of any advance by the Master Servicer;

                (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

                (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

                (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

       Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

       In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

       If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

       Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

       Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

       DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

       Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

       Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

       If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

       In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

       If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

       As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement.

POOL INSURANCE POLICIES

       If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

       Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

       A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

       Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

       The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

       If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

       Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

       Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

       To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

       The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

       If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders."

       To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

       The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

       Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

       The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

       HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

       The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

       Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

       The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

       With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

       The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

       There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

       Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

       FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

       If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

       Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

       If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

       If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

       If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

       The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

       The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

       Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement-Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

       When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

       Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement-Termination; Optional Termination."

       The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage

Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

       Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

       The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

       Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

       In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

       Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

       The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

       Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

       ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

       In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

       With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

       The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage

Loan Program-Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

       The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

       ASSIGNMENT OF AGENCY SECURITIES. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

       ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

       Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or Sub-Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

       Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

       (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

       (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

       (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

       (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program-Representations by Lenders; Repurchases" or "-Assignment of Mortgage Assets" above;

       (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

       (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

       (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

       If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

       The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificateholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

       Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

       With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "-Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

       As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses."

       Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

       Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

       The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces.

Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

       The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

       Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans-Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

       With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

       In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

       The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

       In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

       The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies."

       The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

       PRIMARY INSURANCE POLICIES. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

       Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

       Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

       RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

       In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

       If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

       If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

       If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

       Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

       In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the

Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

       Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

       Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

       Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

       One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

       Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

       Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

       Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

       Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

       If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

       Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

       Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

       Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

       Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

       Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

       The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

       The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

       CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

       COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

       The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

       CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

       Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

       As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

       The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

       In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

       If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

       Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

       Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

       Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

       Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

       In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

       COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

       The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

       Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

       In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

       Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

       CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by"self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

       Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

       Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

       SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

       CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

       Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

       In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any

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automatic stay, could result in delays in receiving payments on the Mortgage
Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

       Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

       Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

       Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

       Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

       Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage

Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

       Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

       Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

       Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

       Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

       Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

       To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

       Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

       Under the Code, an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the

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benefit of a Reserve Account and of certain agreements (each, a "Yield
Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates," which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

       With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

       To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

       STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately,"qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

       For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

       Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

       CURRENT INCOME ON REMIC REGULAR CERTIFICATES-GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

       Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis

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
points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

       ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

       Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

       The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

       In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

       The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate,

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
the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

       The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

       The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

       A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

       QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

       PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such

                                     - 68 -

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REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

       PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

       VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

       A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

       An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable

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
Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

       For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

       In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

       Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent"fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

       If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

       INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

       MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

       In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

       Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

       ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

       SINGLE-CLASS REMICS. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

       SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

       Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates-Market Discount."

       REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

       TERMINATION. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

       Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

       Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

       The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

       A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

       As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

       A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (I.E., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

       If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

       The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

       There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

       MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of

REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

       In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

       Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

       The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

       Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

       If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

       The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

       The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

       A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

       Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

       DEALERS' ABILITY TO MARK TO MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

       TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

       If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

       The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701 (i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

       A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

       The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

       TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

       RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (I.E., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

       A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

       The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

       Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

       The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

       A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

       REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the

United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

       REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors-Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

       The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

       Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

       The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC

Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

       Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

       The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

       TAX STATUS OF THE TRUST FUND. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

       A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

       STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) (v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a

Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

       TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

       If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests-Current Income on REMIC Regular Interests-Original Issue Discount" and "-Market Discount" above.

       If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

       In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

       If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

       Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discounts-Variable Rate REMIC Regular Certificates" will be applied.

       TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Original Issue Discount-Variable Rate REMIC Regular Certificates."

       If discount on the Mortgage Loans other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates-Market Discount."

       If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

       It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

       If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

       SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

       FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

       Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997 a FASIT, as defined in Section 860L of the Code), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of

Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

       A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

       In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

       In DOL Regulation '2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

       The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

       For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

       In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

       In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

       Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

       In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

       PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

       If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

       Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

       One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

       Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

       Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA

       Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

       SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
(section mark) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

       The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

       The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

       The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

       A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable.

Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

       In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

       The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

       When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

       Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

       Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

       There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

       The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

       Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

       The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

       In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

       The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

       The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

       A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

       It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

       Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

       A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

       Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

TERM                                                                                                        PAGE
Accounts.................................................................................................     30
APR......................................................................................................      6
ARM......................................................................................................     81
Accrual Certificates.....................................................................................     32
Agency Securities........................................................................................      1
Agreement................................................................................................      9
Available Funds..........................................................................................     31
Basis Risk Shortfall.....................................................................................     64
Bear, Stearns............................................................................................     88
Bankruptcy Bond..........................................................................................     12
Buydown Funds............................................................................................     65
Buydown Loans............................................................................................      5
CMO......................................................................................................      7
Capitalized Interest Account.............................................................................      9
Cede.....................................................................................................     35
Certificateholders.......................................................................................      1
Certificate Account......................................................................................     47
Certificate Register.....................................................................................     31
Certificates.............................................................................................      1
Charter Act..............................................................................................     22
Cleanup Costs............................................................................................     64
Code.....................................................................................................     14
Collateral Value.........................................................................................     18
Commission...............................................................................................      2
Contracts................................................................................................      1
Cooperative Loans........................................................................................      1
Cooperatives.............................................................................................      4
Current Principal Amount.................................................................................     33
Cut-off Date.............................................................................................     10
Definitive Certificates..................................................................................     36
Detailed Description.....................................................................................     16
Determination Date.......................................................................................     31
Distribution Dates.......................................................................................      2
DTC......................................................................................................     35
ERISA....................................................................................................     15
Events of Default........................................................................................     54
FDIC.....................................................................................................     28
FHA......................................................................................................      4
FHA Insurance............................................................................................     30
FHA Loans................................................................................................     20
FHLMC....................................................................................................      1
FHLMC Act................................................................................................     23
FHLMC Certificate group..................................................................................     23
FHLMC Certificates.......................................................................................      7
FNMA.....................................................................................................      1
FNMA Certificates........................................................................................      6

FTC Rule.................................................................................................     62
GNMA.....................................................................................................      1
GNMA Certificates........................................................................................      6
GNMA Issuer..............................................................................................     20
Garn-St Germain Act......................................................................................     62
Guaranty Agreement.......................................................................................     20
HUD......................................................................................................     25
Housing Act..............................................................................................     20
Indirect Participant.....................................................................................     35
Insurance Proceeds.......................................................................................     47
Insured Expenses.........................................................................................     47
Lender...................................................................................................      1
LIBOR....................................................................................................     87
Liquidation Expenses.....................................................................................     47
Liquidation Proceeds.....................................................................................     47
Loan-to-Value Ratio......................................................................................     18
Lower Tier REMIC.........................................................................................     74
Manufactured Homes.......................................................................................     20
Manufacturer's Invoice Price.............................................................................     18
Master Servicer..........................................................................................      1
Mortgage.................................................................................................     45
Mortgage Assets..........................................................................................      1
Mortgage Loans...........................................................................................      4
Mortgage Pool............................................................................................      4
Mortgage Rate............................................................................................      5
Mortgaged Property.......................................................................................     16
Mortgagors...............................................................................................     32
Multifamily Loans........................................................................................      1
Multiple Variable Rate REMIC Regular Certificate.........................................................     70
National Credit Rating Agencies..........................................................................     84
NCUA.....................................................................................................     86
Non-REMIC Certificates...................................................................................     15
OID Regulations..........................................................................................     66
Participants.............................................................................................     35
Pass-Through Rate........................................................................................      2
Plan.....................................................................................................     83
PMBS Agreement...........................................................................................     25
PMBS Issuer..............................................................................................      8
PMBS Servicer............................................................................................      8
PMBS Trustee.............................................................................................      8
Percentage Interests.....................................................................................     54
Permitted Investments....................................................................................     42
Policy Statement.........................................................................................     86
Pool Insurance Policy....................................................................................     12
Pool Insurer.............................................................................................     37
Pre-Funding Account......................................................................................      8
Pre-Funded Amount........................................................................................      8
Pre-Funding Period.......................................................................................      8
Prepayment Assumption....................................................................................     67
Presumed Single Qualified Floating Rate..................................................................     69
Presumed Single Variable Rate............................................................................     70
Primary Insurance Policy.................................................................................     16
Primary Insurer..........................................................................................     51
Principal Prepayments....................................................................................     33
Private Mortgage-Backed Securities.......................................................................      1

Protected Account........................................................................................     46
PTCE 83-1................................................................................................     83
PTE 90-30................................................................................................     84
Purchase Price...........................................................................................     29
REMIC....................................................................................................      1
REMIC Certificates.......................................................................................     65
REMIC Regular Certificates...............................................................................     14
REMIC Regulations........................................................................................     65
REMIC Residual Certificates..............................................................................     14
Rating Agency............................................................................................     13
Record Date..............................................................................................     31
Refinance Loan...........................................................................................     18
Regulation...............................................................................................     83
Relief Act...............................................................................................     63
Reserve Account..........................................................................................      2
Restricted Group.........................................................................................     84
Retained Interest........................................................................................     30
RICs.....................................................................................................     74
REIT.....................................................................................................     74
SMMEA....................................................................................................     13
Seller...................................................................................................      1
Senior Certificates......................................................................................      9
Single Family Loans......................................................................................      1
Single Variable Rate REMIC Regular Certificate...........................................................     70
Special Hazard Insurance Policy..........................................................................     12
Special Hazard Insurer...................................................................................     38
Sub-Servicer.............................................................................................     13
Sub-Servicing Agreement..................................................................................     48
Subordinated Certificates................................................................................      9
Superlien................................................................................................     64
Tiered REMICs............................................................................................     66
Title V..................................................................................................     63
Trust Fund...............................................................................................      1
Trustee..................................................................................................      1
UCC......................................................................................................     35
United States person.....................................................................................     77
VA.......................................................................................................      4
VA Guarantees............................................................................................     30
VA Loans.................................................................................................     20
Variable Rate Non-REMIC Certificates.....................................................................     81
Variable Rate REMIC Regular Certificate..................................................................     69
Yield Supplement Agreement...............................................................................     65

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BSMSI, THE UNDERWRITER OR THE CERTIFICATE INSURER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON, IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                        PAGE
Summary of Terms.....................................    S-2
Description of the Certificates......................    S-10
Description of the Pooled Certificates...............    S-12
Yield and Prepayment Considerations..................    S-18
The Pooling Agreement................................    S-23
Federal Income Tax Considerations....................    S-25
Certain State Tax Considerations.....................    S-27
ERISA Considerations.................................    S-27
Legal Investment.....................................    S-27
Method of Distribution...............................    S-28
Legal Matters........................................    S-28
Certificate Rating...................................    S-28
Glossary.............................................    S-29
Annex 1 -- Pooled Certificate Current Information....   1-1
Annex 2 -- Pooled Certificate Information............   2-1

                         PROSPECTUS
Prospectus Supplement................................     2
Available Information................................     2
Incorporation of Certain Documents By Reference......     2
Reports to Certificateholders........................     3
Summary of Terms.....................................     4
The Trust Fund.......................................    16
Use of Proceeds......................................    26
The Seller...........................................    27
Mortgage Loan Program................................    27
Description of the Certificates......................    30
Credit Enhancement...................................    36
Yield and Prepayment Considerations..................    43
The Pooling and Servicing Agreement..................    45
Certain Legal Aspects of the Mortgage Loans..........    56
Certain Federal Income Tax Consequences..............    64
ERISA Considerations.................................    83
Legal Investment.....................................    85
Method of Distribution...............................    87
Legal Matters........................................    88
Financial Information................................    88
Rating...............................................    88
Glossary.............................................    90

                                  $30,018,528
                                  BEAR STEARNS
                            MORTGAGE SECURITIES INC.
                                  PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1997-5
                             PROSPECTUS SUPPLEMENT
                            BEAR, STEARNS & CO. INC.
                                AUGUST 26, 1997